As filed with the Securities and Exchange Commission on December 14, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MOBILE SYSTEMS CORP.

(Exact name of registrant as specified in its charter)

Delaware	7389	00-0000000
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Richard Sadowsky

Chief Administrative Officer

601 West 26th Street, Suite 415

New York, NY 10001

212-792-9671

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Samuel P. Williams, Esq.

Brown Rudnick LLP

One Financial Center

Boston, MA 02111

617-856-8200

Approximate date of commencement of proposed sale to the public: Upon consummation of the Reorganization described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share	46,172,337(1)	$0.77(2)	$35,552,700	$4,850
Series J Preferred Stock, par value $0.001 per share	1,199,643(3)	$22.09(4)	$26,500,114	$3,615
Warrants to purchase one share of Common Stock at an exercise price of $0.65 per share	10,149,824(5)	$0.78(6)	$7,916,863	$1,080
Total				$9,544

(1)	Based upon an estimate of the maximum number of shares of common stock, $0.001 par value per share, of Mobile Systems Corp. to be issued pursuant to the Reorganization described below.
(2)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, and calculated pursuant to Rule 457(c) and Rule 457(f) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the common stock of Motricity, Inc. as reported on the NASDAQ Global Select Market on December 11, 2012, which was $0.77.
(3)	Based upon an estimate of the maximum number of shares of Series J Preferred Stock, $0.001 par value per share, of Mobile Systems Corp. to be issued pursuant to the Reorganization described below.
(4)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, and calculated pursuant to Rule 457(f) under the Securities Act of 1933, as amended, based upon the book value of such securities computed as of November 30, 2012, which was $22.09 per share.
(5)	Based upon an estimate of the maximum number of common stock warrants of Mobile Systems Corp. to be issued pursuant to the Reorganization described below.
(6)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, and calculated pursuant to Rule 457(f) and Rule 457(i) under the Securities Act of 1933, as amended. The common stock warrants of Mobile Systems Corp. with an exercise price of $0.65 per share are being registered along with the common stock into which the Motricity common stock warrants are convertible. The Mobile Systems Corp. common stock warrants will be issued, for no separate consideration, to the holders of currently-outstanding Motricity common stock warrants on identical terms. By their terms, the currently-outstanding Motricity common stock warrants will automatically convert into Mobile Systems Corp. common stock warrants on a one-for-one basis upon consummation of the Reorganization. The book value of the common stock warrants had a book value of $0.13 per share as of November 30, 2012. Pursuant to Rules 457(f) and 457(i), the registration fee is based upon the book value and the $0.65 exercise price of the common stock warrants.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY CHANGE. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES NOR IS IT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER AND SALE ARE NOT PERMITTED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION.

SUBJECT TO COMPLETION, DATED                     , 2012

601 108th Avenue Northeast

Suite 900

Bellevue, Washington 98004

(425) 957-6200

                    , 2012

Dear Motricity Stockholder:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of Motricity, Inc. (“Motricity” or the “Company”), to be held on January 29, 2013, beginning at [TIME]. Eastern Daylight Time, at [PLACE].

Information about the meeting and the various matters on which the stockholders will vote is included in the Notice of Meeting and proxy statement which follow. Also included is a proxy card and postage-paid return envelope. Please sign, date and mail the enclosed proxy card in the return envelope provided, as promptly as possible, whether or not you plan to attend the meeting.

At the Annual Meeting, you will be asked to consider and act upon the following actions:

(1)	to approve a transaction intended to help protect the long-term value to the Company of our substantial net operating loss carryforwards (“NOLs”) in which Motricity will become a wholly owned subsidiary of Mobile Systems Corp., a newly formed holding company, each outstanding share of common stock of Motricity will be exchanged for one share of common stock of Mobile Systems Corp., each outstanding share of preferred stock of Motricity will be exchanged for one share of preferred stock of Mobile Systems Corp., each outstanding warrant to purchase shares of common stock of Motricity will be exchanged for a warrant to purchase an equivalent number of shares of Mobile Systems Corp, and each option to purchase shares of common stock of Motricity will be assumed by Mobile Systems Corp. and become exercisable for an equivalent number of shares of Mobile Systems Corp. (the “Reorganization”);

(2)	if the Reorganization is approved and consummated, to approve an amendment to Mobile Systems Corp.’s certificate of incorporation to effect a reverse split of Mobile Systems Corp.’s outstanding common stock, to be implemented by the board of directors of Mobile Systems Corp. if it determines that a reverse stock split is appropriate to regain compliance with the minimum bid requirements of the NASDAQ stock market listing standards (the “Mobile Systems Reverse Split”);

(3)	if the Reorganization is not approved or approved but not consummated, to approve an amendment to Motricity’s restated certificate of incorporation to effect a reverse split of Motricity’s outstanding common stock, to be implemented by the board of directors of Motricity if it determines that a reverse stock split is appropriate to regain compliance with the minimum bid requirements of the NASDAQ stock market listing standards, (the “Motricity Reverse Split,” and together with the Mobile Systems Reverse Split, the “Reverse Stock Splits” and each a “Reverse Stock Split”);

(4)	if the Reorganization is not approved or approved but not consummated, to approve an amendment to Motricity’s restated certificate of incorporation to change the Company’s name from Motricity, Inc. to Mobile Systems Corp. (the “Name Change”);

(5)	to elect five (5) directors to serve until the 2013 Annual Meeting of stockholders, or until their respective successors are elected and qualified or until his or her earlier death, resignation or removal;

(6)	to ratify the selection of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012;

(7)	to vote on an advisory resolution to approve the compensation of the Company’s named executive officers as disclosed in this proxy statement/prospectus under “Executive Compensation;” and

(8)	to transact such other business as may properly come before the meeting or any adjournments thereof.

Each of these proposals is described in the attached proxy materials. Please note that holders of Series J preferred stock will, in that capacity only, have the rights to vote on proposals (1) and (4).

In addition to the customary actions of electing the members of the board of directors of Motricity, ratifying the appointment of our independent registered public accounting firm and approving the compensation of the Company’s named executive officers on an advisory basis, at this year’s Annual Meeting we are seeking stockholder approval of a transaction intended to protect the long-term value of our net operating loss carryforwards and thereby help maximize stockholder value and to effect a Reverse Stock Split, for the reasons discussed below.

The Reorganization

As discussed in the attached proxy statement/prospectus, the purpose of the Reorganization is to establish restrictions on transfers of our common stock in excess of amounts that, because of provisions of the Internal Revenue Code of 1986, as amended, (the “Code”) could inhibit our ability to use our net operating loss carryforwards, which we refer to herein as “NOLs,” to reduce our future income tax liability. In addition, (a) the terms of our Series J preferred stock give Series J preferred stockholders the right to require us to redeem their shares of Series J preferred stock if we are not able to implement measures intended to protect our NOLs by April 9, 2013, or if we undergo an ownership change having the effect of limiting our ability to use our NOLs, and (b) the repayment of our term loan could be accelerated if such an ownership change were to occur or if the Series J preferred stockholders’ rights of redemption were to become exercisable. The attached proxy statement/prospectus includes a detailed description of the proposed Reorganization, and on page 27 diagrams of the proposed transaction. To summarize, we have formed two new subsidiaries—Mobile Systems Corp. and Mobile Systems Merger Sub, Inc. They are both Delaware corporations, like Motricity. Under the terms of an agreement, we would complete a merger of Motricity and Mobile Systems Merger Sub that would result in Motricity becoming a wholly owned subsidiary of Mobile Systems Corp. In the merger, each share of your existing Motricity common stock would be exchanged for one share of Mobile Systems Corp. common stock and each share of Motricity Series J preferred stock would be exchanged for one share of Mobile Systems Corp. Series J preferred stock. Similarly, any warrants you hold to purchase Motricity common stock would be exchanged for warrants to purchase an equivalent number of shares of Mobile Systems Corp. Any options you hold to purchase Motricity common stock would be assumed by Mobile Systems Corp. and become exercisable for the same number of shares of Mobile Systems Corp. common stock. The consolidated assets and liabilities of Mobile Systems Corp. immediately after the merger would be the same as the consolidated assets and liabilities of Motricity immediately prior to the merger. This merger (also called the Reorganization) requires the approval of the holders of a majority of our outstanding shares of common stock and Series J preferred stock, voting together as a single class (with each share of common stock having one vote and each share of Series J preferred stock having 40 votes), and we are sending the attached proxy statement/prospectus to you to solicit your support for this transaction.

The Reverse Stock Splits

As we have previously disclosed, on June 14, 2012, Motricity received a letter from The NASDAQ Stock Market (“NASDAQ”) advising that for the prior 30 consecutive trading days, the bid price of the common stock had closed below the minimum $1.00 per share requirement for continued inclusion on The NASDAQ Global Select Market pursuant to NASDAQ Marketplace Rule 5450(a)(1) (the “Minimum Bid Requirement”). Shares of the common stock would be subject to delisting from The NASDAQ Global Select Market if the price of the shares did not close above $1.00 for ten consecutive trading days before December 11, 2012, On December 13, 2012, we received a letter (the “Delisting Notice”) from NASDAQ notifying the us that we have not regained compliance with the Minimum Bid Requirement and, accordingly will be delisted from the NASADAQ Global Select Market. Unless we request an appeal of the determination to delist our common stock, trading of our common stock will be suspended at the opening of business on December 24, 2012, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s common stock from listing on NASDAQ. If we file a request to appeal before 4:00 pm Eastern Time on December 20, 2012, delisting action will be stayed while the appeal is pending. We plan to request an appeal. There can be no assurance that an appeal will be successful. Whether or not the Reorganization is approved and consummated, we are proposing to effect a Reverse Stock Split such that each ten shares of common stock issued and outstanding prior to the reverse stock split will be exchanged for one share of common stock after the Reverse Stock Split (the “Exchange Ratio”). The primary goal of the Reverse Stock Splits is to raise the per share trading price of common stock above the current per share trading price of Motricity’s common stock. You should not expect, however, that the market price for a share of common stock after a reverse stock split would necessarily increase in direct proportion to the Exchange Ratio.

Effects of Reorganization and Reverse Stock Splits.

If the Reorganization is approved and consummated, the only changes you are likely to notice are the following:

•

You would become a stockholder of Mobile Systems Corp. rather than of Motricity. Each share of Motricity common stock that you now own would be exchanged for one share of common stock of Mobile Systems Corp. and each share of Motricity Series J preferred stock would be exchanged for one share of Mobile Systems Corp. Series J preferred stock. Additionally, any warrants you hold to purchase Motricity common stock would be exchanged for warrants to purchase an equivalent number of shares of Mobile Systems Corp. Any options you hold to purchase Motricity common stock would be assumed by Mobile Systems Corp. and become exercisable for the same number of shares of Mobile Systems Corp. common stock, so that your ownership interest in Mobile Systems Corp. would be the same as your ownership interest in Motricity. Following the Reorganization, you would be asked to exchange your Motricity shares for an equal number of shares of common stock of Mobile Systems Corp. If you have certificates for your Motricity shares, you would receive certificates of Mobile Systems Corp.

•

Shares of common stock of Mobile Systems Corp. would be subject to transfer restrictions designed to protect our NOLs. However, as long as you own less than 5% of the outstanding shares of common stock of Mobile Systems Corp., these transfer restrictions generally would not affect you. The shares of Mobile Systems Corp. Series J preferred stock issued upon exchange of your shares of Motricity Series J preferred stock would not be subject to these transfer restrictions. The transfer restrictions are described in detail beginning on page 36 of the attached proxy statement/prospectus, and the complete transfer restrictions are included in Appendix B to the attached proxy statement/prospectus.

•	Please see “Material Federal Income Tax Consequences,” beginning on page 31 for a discussion of the tax effects of the Reorganization.

Immediately following the Reorganization, the only assets of Mobile Systems Corp. would be 100% of the equity of Motricity. Therefore, as stockholders of Mobile Systems Corp., you would own indirectly the same portion of Motricity after the Reorganization that you do directly now. The certificate of incorporation and the by-laws of Mobile Systems Corp. would be virtually identical to Motricity’s current certificate and by-laws, except that they would now include the transfer restrictions with respect to shares of common stock described in detail in the attached proxy statement/prospectus and the name of the Company will be different. The directors and executive officers of Mobile Systems Corp. would be the same as the directors and executive officers of Motricity. In addition, we would remain a publicly traded company, with the Mobile Systems Corp. common stock listed and traded on the NASDAQ Global Select Market under the symbol “MSYC.” Further, we intend to seek quotation of the Mobile Systems Corp. Series J preferred stock and the common stock warrants on the OTCQB inter-dealer over the counter market under the symbol “XXXXP and XXXXW, respectively.”

Whether or not the Reorganization is approved and consummated, we are proposing to effect a Reverse Stock Split, and if a Reverse Stock Split is approved and consummated, the only change you are likely to notice is that for each ten shares of common stock that you own prior to the Reverse Stock Split, you would hold one share of common stock after the Reverse Stock Split. Additionally, in the Reverse Stock Split, any warrants you hold to purchase common stock would become exercisable for that number of shares of common stock as determined by the Exchange Ratio at a correspondingly adjusted price per share, so that your ownership interest in Mobile Systems Corp. or Motricity, as applicable, after the Reverse Stock Split would be the same as your ownership interest in the applicable entity prior to the Reverse Stock Split.

We believe these transactions are important to our company’s future, and we hope you will agree to support them.

Before deciding how to vote, you should review the attached proxy statement/prospectus for a detailed explanation of the Reorganization, the transfer restrictions and the Reverse Stock Splits. You should also review the appendices to the proxy statement/prospectus, which contain the complete terms and conditions of the Reorganization and the complete transfer restrictions. You should also review our annual report on Form 10-K for the year ended December 31, 2011, our Current Report on Form 8-K filed on May 25, 2012, which contains our financial statements recast to present certain information as discontinued operations, both of which are being mailed on or before the date hereof and are available on our website www.motricity.com.

Our board of directors recommends that you vote “FOR” the Reorganization, the Mobile Systems Corp. Reverse Stock Split, the Motricity Reverse Stock Split, the Name Change, the election of the board’s nominees for director, approval of Grant Thornton LLP as our independent registered public accounting firm and approval of the compensation of our named executive officers on an advisory basis.

Whether or not you plan to attend the Annual Meeting, please vote (i) by telephone, (ii) via the internet or (iii) by completing the enclosed proxy card and returning it in the enclosed envelope, which needs no postage if mailed in the United States. Failure to return a properly executed proxy card or to vote at the Annual Meeting will have the same effect as a vote “AGAINST” the Reorganization, each of the Reverse Stock Splits and the Name Change. If you attend the Annual Meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD READ CAREFULLY THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 40 OF THIS PROXY STATEMENT/PROSPECTUS.

On behalf of Motricity, Inc., thank you for your consideration of these proposals.

Regards,

Richard Sadowsky

Chief Administrative Officer

Your Vote is Important.

Please execute and return the enclosed proxy promptly,

whether or not you plan to attend the Annual Meeting.

Neither the Securities and Exchange Commission nor any state securities commissions has approved the common stock, preferred stock or common stock warrants to be issued under this proxy statement/prospectus or has determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated [                    ], 2012 and it first being mailed to stockholders on or about [                    ], 2012.

601 108th Avenue Northeast

Suite 900

Bellevue, Washington 98004

(425) 957-6200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On January 29, 2013

Notice is hereby given that the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of Motricity, Inc., a Delaware corporation (“Motricity” or the “Company”) will be held at                     , on Tuesday, January 29, 2013 at     :00    .m., for the following purposes (as more fully described in the proxy statement/prospectus accompanying this notice):

(1)	To approve a transaction intended to help protect the long-term value to our company of our substantial net operating loss carryforwards, which we refer to herein as “NOLs,” in which Motricity will become a wholly owned subsidiary of Mobile Systems Corp., a newly formed holding company, and each outstanding share of Motricity common stock will be exchanged for one share of common stock of Mobile Systems Corp., each outstanding share of preferred stock of Motricity will be exchanged for one share of preferred stock of Mobile Systems Corp., and each outstanding warrant to purchase shares of Motricity common stock will be exchanged for warrants to purchase an equivalent number of shares of Mobile Systems Corp. Any options you hold to purchase Motricity common stock will be assumed by Mobile Systems Corp. and become exercisable for the equivalent number of shares of common stock of Mobile Systems Corp. (the “Reorganization”);

(2)	If the Reorganization is approved and consummated, to approve an amendment to Mobile Systems Corp.’s certificate of incorporation to effect a reverse split of Mobile Systems Corp.’s outstanding common stock , to be implemented by the board of directors of Mobile Systems Corp. if it determines that a reverse stock split is appropriate to regain compliance with the minimum bid requirements of the NASDAQ stock market listing standards, (the “Mobile Systems Corp. Reverse Stock Split”);

(3)	If the Reorganization is not approved or approved but not consummated, to approve an amendment to Motricity’s restated certificate of incorporation to effect a reverse split of Motricity’s outstanding common stock, to be implemented by the board of directors of Motricity if it determines that a reverse stock split is appropriate to regain compliance with the minimum bid standards of the NASDAQ stock market listing standards (the “Motricity Reverse Stock Split,” and together with the Mobile Systems Reverse Split, the “Reverse Stock Splits” and each a “Reverse Stock Split”);

(4)	If the Reorganization is not approved or approved but not consummated, to approve an amendment to Motricity’s restated certificate of incorporation to change the company’s name from Motricity, Inc. to Mobile Systems Corp. (the “Name Change”);

(5)	To elect five (5) directors to serve until the 2013 Annual Meeting of stockholders, or until their respective successors are elected and qualified or until his or her earlier death, resignation or removal;

(6)	To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012;

(7)	To vote on an advisory resolution to approve the compensation of the Company’s named executive officers as disclosed in this proxy statement under “Executive Compensation”; and

(8)	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only holders of record of common stock and Series J preferred stock as of the close of business on December 31, 2012 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof, provided that the holders of Series J preferred stock are only entitled to vote on the Reorganization (Proposal 1) and the Name Change (Proposal 4).

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on January 29, 2013: The Company’s Annual Report for the fiscal year ended December 31, 2011, our Current Report on Form 8-K filed on May 25, 2012, which contains our financial statements recast to present certain information as discontinued operations, which are being mailed on or before the date hereof and are available at www.motricity.com.

In accordance with Delaware law, a list of the holders of common stock and holders of Series J preferred stock entitled to vote at the Annual Meeting will be available for examination by any stockholder, during ordinary business hours, for at least ten days prior to the Annual Meeting, at the offices of the Company, located at 601 108th Avenue Northeast, Suite 900, Bellevue, Washington 98004.

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE (I) BY TELEPHONE, (II) VIA THE INTERNET OR (III) BY COMPLETING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS EXERCISED.

Regards,

James L. Nelson

Chairman of the board of directors

Bellevue, Washington

                    , 2012

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY; COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE; AND RETURN IT IN THE ENCLOSED ENVELOPE.

QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING AND PROPOSALS

Set forth below are some key questions and answers to provide you with more information about the Annual Meeting. These questions and answers are qualified in their entirety by reference to the more detailed information appearing elsewhere in or accompanying this proxy statement/prospectus. We urge you to review the entire proxy statement/prospectus and accompanying materials carefully.

INTRODUCTION

Q: Why am I receiving this proxy statement/prospectus?

A: You have received this proxy statement/prospectus and the enclosed proxy card from us because you held shares of our common stock or Series J preferred stock on December 31, 2012, the record date for stockholders entitled to vote at the Annual Meeting.

Q: What are the proposals I will be voting on at the Annual Meeting?

A: As a stockholder, you are entitled and requested to:

1.	approve the agreement and plan of reorganization pursuant to which Motricity would become a wholly owned subsidiary of Mobile Systems Corp., a newly formed Delaware corporation, and each outstanding share of Motricity common stock will be exchanged for one share of common stock of Mobile Systems Corp., each outstanding share of preferred stock of Motricity will be exchanged for one share of preferred stock of Mobile Systems Corp., each outstanding warrant to purchase shares of Motricity common stock will be exchanged for a warrant to purchase an equivalent number of shares of Mobile Systems Corp and options to purchase shares of Motricity common stock will be assumed by Mobile Systems Corp. and become exercisable for the equivalent number of shares of common stock of Mobile Systems Corp;

2.	if the Reorganization is approved and consummated, approve an amendment to Mobile Systems Corp.’s certificate of incorporation to effect a reverse split of Mobile Systems Corp.’s outstanding common stock, to be implemented by the board of directors if it determines that a reverse stock split is appropriate to regain compliance with the minimum bid requirements of the NASDAQ stock market listing standards;

3.	if the Reorganization is not approved or approved but not consummated, approve an amendment to Motricity’s restated certificate of incorporation to effect a reverse split of Motricity’s outstanding common stock, to be implemented by the board of directors if it determines that a reverse stock split is appropriate to regain compliance with the minimum bid requirements of the NASDAQ stock market listing standards;

4.	if the Reorganization is not approved or approved but not consummated, approve an amendment to Motricity’s restated certificate of incorporation to change the Company’s name from Motricity, Inc. to Mobile Systems Corp.;

5.	elect five members of the board of directors, each for a one-year term;

6.	ratify appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for fiscal year 2012;

7.	vote on an advisory resolution to approve the compensation of our named executive officers; and

8.	transact such other business as may properly come before the meeting or any adjournments thereof.

Please note that holders of Series J preferred stock will, in that capacity, only have the right to vote on proposals (1) and (4).

Q: Who is entitled to vote?

A: Only holders of record of our shares of common stock or Series J preferred stock on the close of business on December 31, 2012 will be entitled to vote at the Annual Meeting, provided that the holders of Series J preferred stock are only entitled to vote on the Reorganization (Proposal 1) and on the Name Change (Proposal 4). On [                    ], 2012, we began mailing this proxy statement/prospectus to all persons entitled to vote at the Annual Meeting.

Q: When and where is the Annual Meeting being held?

A: The Annual Meeting is being held on January 29, 2013 at the [PLACE], [ADDRESS], at [TIME], local time.

THE REORGANIZATION

Q: Why is Motricity proposing the Reorganization?

A: We are proposing the Reorganization to help protect the long-term value to our Company of our substantial net operating loss carry-forwards (“NOLs”). The availability of the NOLs to reduce our future income tax liability is an important part of our business strategy. If an ownership change for tax purposes were to occur, significant limitations would be imposed on our use of the NOLs. In addition, (a) the terms of our Series J preferred stock give Series J preferred stockholders the right to require us a redeem their shares of Series J preferred stock if we are not able to implement measures intended to protect our NOLs by April 9, 2013, or if we undergo an ownership change having the effect of limiting our ability to use our NOLs, and (b) the repayment of our term loan from High River Limited Partnership (referred to herein as “our term loan”) could be accelerated if such an ownership change were to occur or if the Series J preferred stockholders’ rights of redemption were to become exercisable. In the Reorganization, restrictions on certain transfers of our new common stock would be put in place that would reduce the likelihood of the occurrence of an ownership change for tax purposes. This will, in turn, (i) reduce the risk that our NOLs will be impaired, (ii) prevent the right of redemption of our Series J preferred stock from becoming exercisable, and (iii) prevent the potential acceleration of our term loan on these grounds.

Q: What will I receive in the Reorganization for my shares of common stock?

A: You will receive one share of common stock of Mobile Systems Corp. in exchange for each share of Motricity common stock that you hold at the time of the Reorganization.

Q: What will I receive in the Reorganization for my shares of Series J preferred stock?

A: You will receive one share of Series J preferred stock of Mobile Systems Corp. in exchange for each share of Motricity Series J preferred stock that you hold at the time of the Reorganization. The Series J preferred stock of Mobile Systems Corp. will have the same rights, privileges and designations as the Series J preferred stock of Motricity.

Q: What will I receive in the Reorganization for my warrants to purchase Motricity common stock?

A: In exchange for your warrants to purchase Motricity common stock, you will receive the same number of warrants to purchase shares of Mobile Systems Corp. common stock. For example, if you currently own 10,000 warrants to purchase common stock of Motricity at a price of $0.65 per share, as a result of the Reorganization you will receive 10,000 warrants to purchase Mobile Systems Corp. common stock at a price of $0.65 per share.

Q: What will I receive in the Reorganization for my options to purchase Motricity common stock?

A: Your options to purchase Motricity common stock will be assumed by Mobile Systems Corp. and pursuant to their terms become exercisable for the same number of shares of Mobile Systems Corp. common stock. For example, if you currently own options to purchase 10,000 shares of common stock of Motricity at a price of $0.65 per share, as a result of the Reorganization your options will be exercisable for 10,000 shares of Mobile Systems Corp. common stock at a price of $0.65 per share.

Q: After the Reorganization, will Mobile Systems Corp. have the same directors and executive officers that Motricity currently has?

A: Yes. The executive officers of Mobile Systems Corp. immediately after the Reorganization will be the same as Motricity’s current executive officers, and the directors of Mobile Systems Corp. immediately after the Reorganization will be the directors who are elected at the Annual Meeting.

Q: What will be the business of Mobile Systems Corp. after the Reorganization?

A: The sole activity of Mobile Systems Corp. immediately after the Reorganization will be to hold 100% of the equity of Motricity. The consolidated assets, liabilities and stockholders’ equity of Mobile Systems Corp. immediately following the Reorganization will be the same as the consolidated assets, liabilities and stockholders’ equity of Motricity immediately prior to the Reorganization.

Q: Will I have appraisal rights in connection with the Reorganization?

A: No. With respect your shares of common stock, you are not entitled to appraisal rights under Delaware law. With respect to your shares of Series J preferred stock, the terms of the Series J preferred stock specify that in a transaction such as the Reorganization they are to be exchanged for shares of preferred stock in the successor entity having the same rights and privileges as the shares of Series J preferred stock and that they do not entitle you to any appraisal rights.

Q: What will happen to my shares of common stock, Series J preferred stock and warrants after the Reorganization?

A: If the Reorganization is approved, we will send you a letter of transmittal that will explain how to obtain shares of common stock, shares of Series J preferred stock of Mobile Systems Corp. and/or warrants to purchase common stock of Mobile Systems Corp., as applicable, in exchange for your shares of common stock, shares of Series J preferred stock of Motricity or warrants to purchase common stock of Motricity. Exchange of any book-entry shares, including the warrants to purchase common stock, will be effected in accordance with the transfer agent’s customary procedures with respect to securities represented by book entries.

Q: What if I fail to exchange my Motricity stock for stock of Mobile Systems Corp.?

A: If you fail to surrender your certificates representing Motricity stock, you will not receive certificates representing stock of Mobile Systems Corp. In this case, you will not be entitled to any distributions made with respect to stock of Mobile Systems Corp. and you will not be able to transfer certificated shares of Mobile Systems Corp. stock until the certificates representing your Motricity stock are surrendered.

Exchange of any book-entry shares, including the Series J preferred stock, will be effected in accordance with the transfer agent’s customary procedures with respect to securities represented by book entries and you will not be required to take any action to effect such exchange. Series J preferred stock of Mobile Systems Corp. whether certificated or not will continue to accrue dividends per their terms and be subject to any adjustments to the liquidation preference for such shares.

Q: Will the common stock of Mobile Systems Corp. be publicly traded?

A: Yes. After the Reorganization, the Motricity common stock will no longer be listed on the NASDAQ Global Select Market, but Mobile Systems Corp. common stock will be listed on the NASDAQ Global Select Market for trading under the symbol “MSYC.” We will not complete the Reorganization unless and until the Mobile Systems Corp. common stock is approved for listing on the NASDAQ Global Select Market. See Risk Factors—Shares of common stock of Mobile Systems Corp. could be delisted from NASDAQ.

Q: Will the Series J preferred stock of Mobile Systems Corp. be publicly traded?

A: Yes. We are seeking to have Motricity’s Series J preferred stock quoted on the on the OTCQB inter-dealer over the counter market under the symbol “MOTRP” and are awaiting approval. There can be no assurance that we will receive that approval. If the Reorganization is approved and consummated, we intend to apply for quotation of the Mobile Systems Corp. Series J preferred stock on the OTCQB under the symbol “XXXXP.”

Q: Will the common stock warrants issued in the rights offering be publicly traded (“Rights Offering Warrants”)?

A: Yes. We are seeking to have Motricity’s common stock warrants issued in the rights offering quoted on the on the OTCQB under the symbol “MOTRW” and are awaiting approval. There can be no assurance that we will receive that approval. If the Reorganization is approved and consummated, we intend to apply for quotation of the Mobile Systems Corp. common stock warrants on the OTCQB under the symbol “XXXXW.”

Q: Will my ownership position in Motricity be diluted in the Reorganization?

A: No. You will own indirectly the same portion of Motricity after the Reorganization that you own directly now, except for the effect of eliminating fractional shares.

Q: What if the Reorganization is not approved by the stockholders?

A: There will be no effect on your shares of Motricity stock, but we will not have the ability to prohibit transfers that could lead to or cause an ownership change. An ownership change could severely limit our ability to use our NOLs. Furthermore, if the Reorganization is not approved and we are not able to implement other measures intended to protect our NOLs by April 9, 2013 or if we undergo an ownership change, the holders of our Series J preferred stock may require us to redeem their $28 million of shares of Series J preferred stock and our $20 million term loan may be accelerated. See Certain Relationships, Related Transactions and Director Independence.

If the Reorganization is not approved and we are required to redeem the Series J preferred stock and repay our term loan from High River we may not have sufficient capital to do so or to continue normal operations and you could lose your entire investment.

Q: What are the U.S. federal income tax consequences of the Reorganization on the stockholders of Motricity who own only common stock?

A: If you own only common stock of Motricity, the exchange of your shares of Motricity common stock for Mobile Systems Corp. common stock will be tax-free and the basis and the holding period that you such had in your Motricity common stock will carry over to your Mobile Systems Corp. common stock.

Q: What are the U.S. federal income tax consequences of the Reorganization on the stockholders of Motricity who own only Series J preferred stock?

A: If you own only Series J preferred stock (and you do not own any common stock) of Motricity the exchange of your shares of Motricity Series J preferred stock for Mobile Systems Corp. Series J preferred stock will be a taxable transaction. If the value of the Mobile Systems Series J preferred stock you receive exceeds your tax basis in the Motricity Series J preferred stock surrendered in the exchange, you will recognize gain and have a fair market value basis in you Mobile Systems Corp. Series J preferred stock. The holding period for your Mobile Systems Corp. Series J preferred stock will commence on the day following the exchange. To the extent that your tax basis in Motricity Series J preferred stock exceeds the value of the shares of Mobile Systems Corp. Series J preferred stock received in exchange, you should generally recognize a loss on the exchange.

Q: What are the U.S. federal income tax consequences of the Reorganization on the stockholders of Motricity who own both common stock and Series J preferred stock?

A: If you own both common stock and Series J preferred stock in Motricity, the Company believes that the Reorganization should be treated as two separate exchanges governed by Section 351 of the Code (an exchange of your shares of Motricity common stock for shares of Mobile Systems Corp. common stock and an exchange of your shares of Motricity Series J preferred stock for shares of Mobile Systems Corp. Series J preferred stock) and that (a) the exchange of your shares of Motricity common stock for Mobile Systems Corp. common stock will be tax-free and the basis and the holding period that you had in your Motricity common stock will carry over to your Mobile Systems Corp. common stock, (b) the exchange of your Series J preferred stock for Mobile Systems Corp. Series J preferred stock will result in gain recognition to the extent of the lesser of the gain realized or the fair market value of the Mobile Systems Corp. Series J preferred stock received (to the extent that you realize a loss on the exchange, the loss will not be recognized since the exchange is governed by section 351 of the Code), and (c) you will receive a fair market value basis in your shares of Mobile Systems Corp. Series J preferred stock, and the holding period will commence on the day following the exchange. The IRS may challenge this position and assert that each share of Motricity common stock and Series J preferred stock is being exchanged for a combination of Mobile Systems Corp. common and Series J preferred stock in a proportion equal to the relative value of the of the Mobile Systems Corp. common and Series J preferred stock received. If an IRS challenge were successful, holders of common stock and Series J preferred stock with an ‘unrealized gain in their shares of common stock might have to recognize gain to the extent of the lesser of the gain realized or the proportionately allocable value of the Mobile Systems Corp. Series J preferred stock received, since the Series J preferred stock might be viewed as boot received in the exchange.

Q: What are the U.S. federal income tax consequences of the Reorganization on the holders of warrants being exchanged in the Reorganization?

A: Holders of warrants to purchase Motricity common stock exchanging their warrants for warrants to purchase Mobile Systems common stock will recognize gain, if any, to the extent that the value of the warrants to acquire Mobile Systems common stock exceeds such holder’s basis in their warrants to purchase Motricity common stock. To the extent that a warrant holder realizes a loss on the exchange, such loss can be recognized. Holders of warrants that own Series J preferred stock but do not hold common stock will have similar treatment.

With respect to warrant holders that hold both Series J preferred stock and common stock who exchange those warrants and shares for Mobile Systems common stock, Series J preferred stock, and warrants, the Company believes that the reorganization should be treated as three separate exchanges governed by Section 351 of the Code. The tax consequences in “U.S. Holders Owning Common Stock Only” should apply to the exchange of the common stock. The exchange of Series J preferred stock for Mobile Systems Corp. Series J preferred stock should result in gain recognition to the extent of the lesser of the gain realized or the fair market value of the Mobile Systems Corp. Series J preferred stock received. To the extent that a loss on the exchange is realized, the loss should not be recognized since the exchange is governed by Section 351 of the Code. With respect to the exchange of the warrants, gain, if any, would be recognized to the extent the value of the warrants exceeds the holder’s basis in the warrants. However, a loss on the exchange of the warrants would not be recognized, since the overall transaction is governed by section 351.

The IRS may challenge this position and assert that each share of common stock, each share of Series J preferred stock and each warrant is being exchanged for a combination of Mobile Systems Corp. common stock, Series J preferred stock and warrants in a proportion equal to the relative value of the of the Mobile Systems Corp. common stock, Series J preferred stock and warrants received. If an IRS challenge were successful, holders of common stock with an unrealized gain in their common shares might have to recognize gain to the extent of the lesser of the gain realized or the proportionately allocable value of the Series J preferred stock and warrants received, since the preferred stock and warrants might be viewed as boot received in the exchange.

THE REVERSE STOCK SPLITS

Q: Why is the Company proposing the Reverse Stock Splits?

A: One of the requirements for continued listing on the NASDAQ Global Select Market is that shares maintain a $1.00 minimum closing bid price. On June 14, 2012, we received a notice from NASDAQ advising us that for the prior 30 consecutive business days, the bid price of our shares had closed below the minimum $1.00 per share requirement for continued listing (the “Minimum Bid Requirement”). This requirement and this deadline apply to Motricity’s common stock and will also apply to Mobile Systems Corp. common stock if the Reorganization is approved. Pursuant to NASDAQ rules, we had until December 11, 2012 to regain compliance with the Minimum Bid Requirement. On December 13, 2012, we received a letter (the “Delisting Notice”) from NASDAQ notifying the us that we have not regained compliance the Minimum Bid Requirement and, accordingly, will be delisted from the NASADAQ Global Select Market unless we request an appeal of the determination to delist our common stock, trading of our common stock will be suspended at the opening of business on December 24, 2012, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s common stock from listing on NASDAQ. If we file a request to appeal before 4:00 pm Eastern Time on December 20, 2012, delisting action will be stayed while the appeal is pending. We plan to request an appeal. There can be no assurances that an appeal will be successful. Therefore, whether or not the Reorganization is approved and consummated, we are proposing to effect a Reverse Stock Split such that the shares of common stock issued and outstanding prior to the Reverse Stock Split will be exchanged for shares of common stock at a ratio of one share of common stock for every ten shares the outstanding (the “Exchange Ratio”). We expect that by fixing the Exchange Ratio at one for ten the common stock will be able to meet the requirements for the continued listing on the NASDAQ Global Select Market.

Q: How will the Exchange Ratio accomplish the stated objectives?

A: We believe the Exchange Ratio is likely to result in a market price per share of the common stock of Mobile Systems Corp. above the level necessary to maintain listing on the NASDAQ Global Select Market. You should not expect, however, that the market price for a share of common stock after the Reverse Stock Split will necessarily increase above the price for a share of common stock of Motricity at the rate suggested by the Exchange Ratio or will maintain any such price, if achieved.

Q: Will my ownership position in Motricity be diluted in the Reverse Stock Splits?

A: Generally, no. The number, redemption price, liquidation preference and limited voting rights of the Series J preferred stock will remain the same. The number of outstanding shares of common stock after the applicable Reverse Stock Split would be less than the number of outstanding shares of common stock before the Reverse Stock Split, but because all of the shares of common stock (representing 100% of the common equity interests) are subject to the Reverse Stock Split, you would (except for nominal changes resulting from the elimination of fractional shares) own the same portion of the Company after the applicable Reverse Stock Split that you own directly immediately prior to the Reverse Stock Split.

Q: What if I currently hold fractional shares of Motricity or if the number of shares of common stock I own prior to the applicable Reverse Stock Split is not evenly divisible by the Exchange Ratio?

A: You will not receive any fractional shares in either Reverse Stock Split. In lieu of issuing fractional shares, we will directly pay each stockholder who would otherwise have been entitled to a fraction of a share an amount in cash equal to the closing sale price of our common stock, as quoted by NASDAQ on the date the applicable Reverse Stock Split becomes effective, multiplied by the fractional share amount.

THE TRANSFER RESTRICTIONS

Q: What is the purpose of the transfer restrictions?

A: The purpose of the transfer restrictions is to help preserve the long-term value of our accumulated NOLs. The proposed transfer restrictions are designed to prohibit certain transfers of our common stock in excess of amounts that, because of provisions of the Code, could limit or impair our ability to use our NOLs to reduce our future income tax liability.

Q: What transfers would be restricted by the proposed restrictions?

A: The transfer restrictions would restrict any person from buying or selling our common stock (or any interest in our stock) if the transfer would result in a stockholder (or several stockholders, in the aggregate, who hold their stock as a “group” under the federal securities laws) owning five percent or more of our common stock. The purpose of these restrictions is to limit direct or indirect transfers of common stock of Mobile Systems Corp. that would affect the percentage of stock that is treated as being owned by “5% shareholders” (within the meaning of Section 382 of the Code). Changes in ownership of our common stock by such 5% shareholders can result in limitations on our ability to use our NOLs to reduce our future income tax liability.

Q: Will the transfer restrictions apply to me if I own less than five percent of Mobile Systems Corp.’s common stock?

A: Yes, but there will be no restrictions on the sale of common stock of Mobile Systems Corp. by a stockholder who owns less than five percent of our common stock to a purchaser who, after the sale, would still own less than five percent of our common stock.

Q: How long will the transfer restrictions remain in effect?

A: The transfer restrictions will remain in effect until the board of directors determines that an ownership change would not result in a substantial limitation on our ability to use our NOLs, that no significant value attributable to the NOLs would be preserved by continuing the transfer restrictions or that such restrictions are no longer in our best interests. Our board of directors is required to review and consider the necessity of the transfer restrictions at least once every three years from the Effective Date, or at any other time the board of directors reasonably determines it appropriate. In addition, our board of directors intends to submit the continued existence of the transfer restrictions for advisory review by our stockholders at or within one year prior to December 15, 2015 and the last day of the calendar year of every third anniversary thereafter. We estimate that the latest date of expiration of the NOLs is 2032.

Q: Will the transfer restrictions apply to me if I vote against the Reorganization?

A: Yes, if a majority of holders of our issued and outstanding common stock and issued and outstanding Series J preferred stock, voting together as a single class, approve the Reorganization, your shares of common stock will be subject to the transfer restrictions even if you vote against the Reorganization.

Q: Will the transfer restrictions apply to shares of preferred stock of Mobile Systems Corp. into which the Series J preferred stock of Motricity are exchanged in the Reorganization?

A. No. The company believes, and anticipates obtaining an opinion from Ernst & Young to the effect that, more likely than not the Series J preferred stock is not “stock” for purposes of determining an ownership change under Section 382 of the Code. The shares of Mobile Systems Corp. Series J preferred stock issued upon exchange of your shares of Motricity Series J preferred stock will not be subject to the transfer restrictions.

Q: Can I sell my shares of common stock before the Annual Meeting without being subject to the transfer restrictions?

A: Yes. Transfers of our common stock prior to the completion of the Reorganization will not be subject to the transfer restrictions. If, however, such a transfer triggers an ownership change which limits our ability to use our NOLs, the holders of our Series J preferred stock may exercise their rights of redemption and the payment of our term loan could be accelerated. However, a holder of our Series J preferred stock, who causes an ownership change that results in a substantial limitation on our ability to use our net operating losses and related tax benefits cannot require redemption of his shares upon such a triggering event.

Q: Will the board of directors be able to make exceptions for transfers that would otherwise be restricted?

A: Yes, the board of directors will have the discretion to approve transfers that would otherwise be restricted.

Q: Are there risks that I should consider in deciding on how to vote on the Reorganization?

A: Yes, you should carefully read this proxy statement/prospectus, including the factors discussed in the section titled “Risk Factors” beginning on page 40.

Q: What happens if I own Series J preferred stock and I do not vote for the Reorganization?

A: If the Reorganization is not consummated and an ownership change occurs that results in a substantial limitation on our ability to use our net operating losses, any holder of our Series J preferred stock whose shares were not voted in favor of the Reorganization would not be able to require redemption of his shares as a result of us not being able to implement other measures intended to protect our NOLs by April 9, 2013.

NAME CHANGE

Q: What is the reason for the Name Change?

A: The company has been taking steps to improve brand recognition for its three lines of business, using the name “Motricity” in its carrier business, the name “Serrano” in its enterprise business and the name “Voltari” in its media business. Limiting the use of the name “Motricity” to the carrier business and not as the name of the combined enterprise is intended to help strengthen brand recognition.

VOTING

Q: What vote is required to approve the Reorganization?

A: Under Delaware law, our restated certificate of incorporation (including the certificate of designations for the Series J preferred stock) and our by-laws, the affirmative vote of the holders of a majority of our outstanding shares of common stock and the Series J preferred stock (with each share of common stock having one vote and each share of Series J preferred stock having 40 votes), voting together as a single class, is required to approve the Reorganization.

Q: What vote is required to approve the Mobile Systems Corp. Reverse Stock Split?

A: Under Delaware law, Mobile System Corp.’s certificate of incorporation and by-laws, the affirmative vote of the holders of a majority of Mobile System Corp.’s outstanding shares of common stock is required to approve the Mobile Systems Corp. Reverse Stock Split. Shares of Series J preferred stock are not entitled to vote on the approval of the Mobile Systems Corp. Reverse Stock Split.

Q: What vote is required to approve the Motricity Stock Split?

A: Under Delaware law, Motricity’s restated certificate of incorporation and by-laws, the affirmative vote of the holders of a majority of Motricity’s outstanding shares of common stock is required to approve the Motricity Stock Split. Shares of Series J preferred stock are not entitled to vote on the approval of the Motricity Reverse Stock Split.

Q: What vote is required to approve the Name Change?

A: Under Delaware law, our restated certificate of incorporation and our by-laws, the affirmative vote of the holders of a majority of our outstanding shares of common stock and the Series J preferred stock (with each share of common stock having one vote and each share of Series J preferred stock having 40 votes), voting together as a single class, is required to approve the Name Change.

Q: What vote is required for the election of directors?

A: The five nominees for director who receive the most votes cast by holders of our common stock will be elected to our board of directors. Shares of Series J preferred stock are not entitled to vote on the election of directors.

Q: What vote is required for the ratification of the appointment of Grant Thornton LLP as Motricity’s independent registered public accounting firm for 2012?

A: Grant Thornton LLP will be ratified as our independent registered accounting firm for the 2012 fiscal year if a majority of the shares of common stock represented at the Annual Meeting and eligible to vote ratify the board of director’s appointment of Grant Thornton LLP. Shares of Series J preferred stock are not entitled to vote on the ratification of our auditors.

Q: What vote is required for the approval, on an advisory basis, of the compensation of our named executive officers?

A: The compensation of our named executive officers will be approved, on an advisory basis, if a majority of the shares of common stock represented at the Annual Meeting and eligible to vote thereon vote “FOR” the proposal. This is an advisory resolution and is not binding on Motricity or its board of directors. At our 2011 Annual Meeting of stockholders held on October 28, 2011, stockholders cast an advisory vote on the compensation of our named executive officers. More than 95% of the votes cast on the so-called “say-on-pay” proposal were in favor of our named executive officer compensation. The board of directors and its compensation committee reviewed the final vote results, and we did not make any changes to our executive compensation program as a result of the vote. Further, at our 2011 Annual Meeting, the stockholders cast an advisory vote on whether future say-on-pay votes should occur every one, two or three years. In the proxy statement provided to stockholders in connection with the 2011 Annual Meeting, our board of directors recommended that the stockholders vote in favor of an annual vote on this proposal and our stockholders approved, on an advisory basis, the holding of an advisory vote on executive compensation on an annual basis. Accordingly, we have determined that our stockholders should vote on a “say-on-pay proposal” each year. Shares of Series J preferred stock are not entitled to vote on the approval of the compensation of our named executive officers.

Q: Who is soliciting my proxy?

A: Our board of directors is soliciting your proxy. The board of directors has retained D.F. King & Co., Inc., to aid in the solicitation of proxies and to verify records relating to the solicitation.

Q: How does the board of directors recommend that I vote at the Annual Meeting?

A: Our board of directors recommends that you vote “FOR” the Reorganization, “FOR” each of the other proposals and “FOR” each of the director nominees.

Q: How is my vote counted if I vote by proxy?

A: There are three ways to vote by proxy: (i) by telephone—you can vote by touch tone telephone by calling toll-free 1-800-PROXIES (1-800-776-9437) and following the instructions on our enclosed proxy card; (ii) by Internet—you can vote by Internet by going to the website “www.voteproxy.com” and following the instructions on our enclosed proxy card; or (iii) by mail—You can vote by mail by completing, signing, dating and mailing our enclosed proxy card to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219, at or before the taking of the vote at the Annual Meeting. If you decide to vote by proxy, your proxy card will be valid only if you vote before the Annual Meeting to be held on January 29, 2013. You may vote “FOR,” vote “AGAINST” or “ABSTAIN” from voting on Proposals 1 (the Reorganization), 2 (the Mobile Systems Corp. Reverse Split), 3 (the Motricity Reverse Split), 4 (the Name Change), 6 (ratification of the appointment of Grant Thornton LLP) and 7 (the advisory vote to approve executive compensation). You may vote “FOR” all director nominees (Proposal 5), or to “WITHHOLD” voting authority with respect to one or more director nominees. If you “WITHHOLD” authority with regard to one or more of the director nominees, your vote with respect to that nominee will not be counted in determining its outcome. If you fail to vote “FOR” the Reorganization, either of the Reverse Stock Splits or the Name Change or you “ABSTAIN” from voting on those proposals, it has the same effect as a vote “AGAINST” those proposals. Similarly, if you “ABSTAIN” from voting on the advisory vote on executive compensation or ratification of the appointment of Grant Thornton LLP, this will have the same effect as a vote against those proposals.

Q: If my shares are held in “street name,” will my broker be able to vote my shares?

A: Yes, but only if you provide instructions to your broker on how to vote.

Q: Can I change my vote after I have voted?

A: Yes, you may change your vote at any time before your shares are voted at the Annual Meeting. You may change your vote in one of three ways.

•

You may notify the Secretary of Motricity in writing before the Annual Meeting that you wish to revoke your proxy. In this case, please contact Motricity, Inc., 601 108th Avenue Northeast, Suite 900, Bellevue, WA, 98004, Attention: Secretary.

•	You may submit a proxy dated later than your original proxy.

•

You may attend the Annual Meeting and vote. Merely attending the Annual Meeting will not by itself revoke a proxy; you must obtain a ballot and vote your shares to revoke the previously submitted proxy.

Q: Whom can I contact with questions about the proposals or the Annual Meeting?

A: If you have questions about the Reorganization or the Annual Meeting or would like additional copies of this proxy statement/prospectus, you should contact [                            ], at [                    ].

SUMMARY

This summary highlights selected information from this proxy statement/prospectus regarding the Reorganization and the Reverse Stock Splits and may not contain all of the information that may be important to you in evaluating the proposed Reorganization and the Reverse Stock Splits. The information contained in this summary is qualified in its entirety by, and should be read in conjunction with, the detailed information appearing elsewhere in this proxy statement/prospectus and in the appendices. To understand fully the proposed Reorganization, we strongly encourage you to read this proxy statement/prospectus, the appendices and our most recent annual report on Form 10-K and our Current Report on Form 8-K filed on May 25, 2012, which contains our financial statements recast to present certain information as discontinued operations that accompany this proxy statement/prospectus. We have included page references in this summary to direct you to a more complete discussion in this proxy statement/prospectus.

Motricity (see page 24)	Motricity is a provider of mobile data solutions serving mobile operators, consumer brands and enterprises, and advertising agencies. Our software as a service (“SaaS”) based platform enables our customers to implement marketing, merchandising, commerce, and advertising solutions to engage with their target customers and prospects through mobile devices. Our integrated solutions span mobile optimized websites, mobile applications, mobile merchandising and content management, mobile messaging, mobile advertising and predictive analytics. Our solutions allow our customers to drive loyalty, generate revenue and re-engineer business processes to capture the advantages of a mobile enabled customer base.

Motricity, Inc., a Delaware corporation, was incorporated on March 17, 2004 under the name Power By Hand, Inc. (“PBH, Inc.”). PBH, Inc. was formed as a new entity to be the surviving corporation in the merger of Pinpoint Networks, Inc. (the acquiring corporation for accounting purposes) and Power By Hand Holdings, LLC (“PBH Holdings”), which occurred on April 30, 2004. On October 29, 2004, we changed our name from Power By Hand, Inc. to Motricity, Inc. In 2007, we acquired the assets of the mobile division of InfoSpace, Inc. (“InfoSpace Mobile”). Located in Bellevue, Washington, InfoSpace Mobile was a provider of mobile content solutions and services for the wireless industry. On June 23, 2010, we completed our offering of 6,000,000 shares of common stock in an initial public offering. Our common stock is currently traded publicly on the NASDAQ Global Select Market under the symbol “MOTR.”

On April 14, 2011, we acquired substantially all of the assets of Adenyo Inc. (“Adenyo”) and its subsidiaries and assumed certain of Adenyo’s liabilities (including those of its subsidiaries), pursuant to an Arrangement Agreement, dated as of March 12, 2011, by and among Adenyo Inc., Motricity Canada Inc. (formerly 7761520 Canada Inc.), Motricity, Inc. and the other parties thereto.

On July 24, 2012, we launched a rights offering pursuant to which each stockholder of record at the close of business on July 23, 2012 received a transferable subscription right entitling the holder thereof to subscribe for a unit at a subscription price of $0.65 per unit. Each unit consisting of 0.02599 shares of 13% Redeemable Series J preferred stock and 0.21987 warrants to purchase a share of common stock, as well as an over-subscription privilege. The rights offering was fully subscribed and we received approximately $28 million in net proceeds upon closing of the rights offering on October 11, 2012.

Mobile Systems Corp. (see page 24)	Mobile Systems Corp. is a Delaware corporation and wholly owned subsidiary of Motricity. Mobile Systems Corp. was recently formed for the purpose of effecting the Reorganization. If the Reorganization is approved and consummated, Motricity would become a wholly owned subsidiary of Mobile Systems Corp. after the Reorganization.

Mobile Systems Merger Sub (see page 24)	Mobile Systems Merger Sub, Inc. is a Delaware corporation and a wholly owned subsidiary of Mobile Systems Corp. Mobile Systems Merger Sub was recently formed for the purpose of effecting the Reorganization and will cease to exist if the Reorganization is approved and consummated.

Reasons for the Reorganization (see page 25)	The Reorganization is intended to help Motricity preserve the long-term value of its NOLs, which can be used to reduce our future income tax liability. Under current tax laws, an ownership change could severely limit Motricity’s ability to use these tax benefits. As a result of the Reorganization, shares of common stock of Mobile Systems Corp. (Motricity’s new parent) would be subject to transfer restrictions intended to decrease the risk that an ownership change would occur. We believe the transfer restrictions that will be imposed by the Reorganization will be an effective way to preserve this important resource.

Summary of Reorganization (see page 25)	At the time of the Reorganization,

•	Each share of common stock outstanding will be automatically converted into the right to receive one share of common stock of Mobile Systems Corp.;

•	Each share of Series J preferred stock outstanding will be automatically converted into the right to receive one share of Series J preferred stock of Mobile Systems Corp.;

•	Each warrant to purchase a share of common stock of Motricity will automatically be converted into the right to receive one warrant to purchase a share of common stock of Mobile Systems Corp.;

•	Each option to purchase a share of common stock of Motricity will be assumed by Mobile Systems Corp. and will automatically become exercisable for a share of common stock of Mobile Systems Corp.;

•	Each share of common stock of Mobile Systems Merger Sub held by Mobile Systems Corp. will be automatically converted into one share of common stock of Motricity; and

•	Each share of common stock of Mobile Systems Corp. held by Motricity will be cancelled.

The relative powers, designations, preferences, rights and qualifications of Mobile Systems Corp.’s common stock and Series J preferred stock as in effect immediately prior to the Reorganization will be identical in all respects, except for the transfer restrictions on the common stock described below under the section entitled “Transfer Restrictions.”

Completion of the Reorganization may be deferred by the Company’s board of directors or an authorized officer following the Annual Meeting if the board of directors or an authorized officer determines that deferral would be in the best interests of the Company and its stockholders.

The Agreement and Plan of Reorganization, attached as Appendix A, and incorporated herein by reference, may be terminated and the Reorganization abandoned prior to the filing of the certificate of merger, whether before or after approval by Motricity stockholders, if the board of directors determines that the Reorganization for any reason would not be in the best interests of Motricity and its stockholders.

If the Reorganization is implemented, the number of authorized, issued and outstanding shares of common stock of Mobile Systems Corp. will be 625,000,000 authorized and approximately 46,172,337 issued and outstanding, as compared with 625,000,000 authorized shares and 46,172,337 outstanding shares of common stock of Motricity as of November 30, 2012. Additionally, the number of shares of Series J preferred stock of Mobile Systems Corp. will be 1,200,000 authorized and approximately 1,199,643 outstanding, as compared with 1,200,000 authorized shares and 1,199,643 outstanding shares of Series J preferred stock of Motricity as of November 30, 2012.

Management of Mobile Systems Corp. (see page 25)	Immediately after the Reorganization, the executive officers of Mobile Systems Corp. will be the same persons who currently serve as executive officers of Motricity and the directors of Mobile Systems Corp. will be the directors who are elected at the Annual Meeting. There will be no change in the compensation or benefits of the directors or executive officers of Motricity as a result of the Reorganization. They will continue to receive the same aggregate compensation and benefits as they presently receive from Motricity (unless and until such compensation and benefits are changed at some future time by the board of directors of Mobile Systems Corp.).

Listing of Mobile Systems Corp.’s common stock (see page 26)	After the Reorganization, the Motricity common stock will no longer be listed on the NASDAQ Global Select Market, but Mobile Systems Corp. common stock will be listed on the NASDAQ Global Select Market for trading under the symbol “MSYC.” We will not complete the Reorganization unless and until the Mobile Systems Corp. common stock is approved for listing on the NASDAQ Global Select Market.

Quotation of Mobile Systems Corp.’s preferred stock (see page 26)	After the Reorganization, we intend to seek the quotation of Mobile Systems Corp. Series J preferred stock on the OTCQB under the symbol “XXXXP. There can be no assurance that the Mobile Systems Series J preferred stock will be quoted on the OTCQB. If the Motricity Series J preferred stock is quoted on the OTCQB at the time of the Reorganization, it will no longer be quoted there after the Reorganization.

Quotation of Mobile Systems Corp.’s Rights Offering Warrants (see page 26)	After the Reorganization, we intend to seek quotation of the Mobile Systems Corp. common stock warrants on the OTCQB under the symbol “XXXXW. There can be no assurance that the Mobile Systems common stock warrants will be quoted on the OTCQB. If the Motricity common stock warrants are quoted on the OTCQB at the time of the Reorganization, they will no longer be quoted there after the Reorganization.

Conditions to the Reorganization (see page 29)	The Reorganization is subject to the satisfaction or waiver of the following conditions:

•	receipt by Motricity of any consents, approvals or authorizations that Motricity deems necessary or appropriate;

•	approval of the Reorganization by holders of a majority of the issued and outstanding common stock and Series J preferred stock of Motricity as of December 31, 2012, voting as a single class;

•	approval for listing by The NASDAQ Global Select Market of Mobile Systems Corp.’s common stock to be issued in the Reorganization; and

•	receipt by Mobile Systems Corp. of an opinion from Delaware counsel confirming the enforceability of the transfer restrictions.

Effective Time of the Reorganization (see page 29)	The Reorganization will become effective immediately upon the filing of a certificate of merger with the Secretary of State of Delaware (or at such later time that may be specified in the certificate of merger), which the Company expects to occur promptly following approval of the Reorganization at the Annual Meeting.

Transfer Restrictions (see page 36)	Subject to certain exceptions described elsewhere in this proxy statement/prospectus, the transfer restrictions will prohibit, without prior approval of Mobile Systems Corp.’s board of directors, the direct or indirect sale, transfer, or disposition of any stock of Mobile Systems Corp. (as defined by Section 382 of the Code) by any 5% holder or to any holder. The shares of Mobile Systems Corp. Series J preferred stock issued upon exchange of your shares of Motricity Series J preferred stock will not be subject to the transfer restrictions.

Tax Consequences (see page 31)

The Company’s stockholders owning only common stock will recognize neither gain nor loss for federal income tax purposes as a result of the Reorganization. For the Company’s stockholders owning only Series J preferred stock, the Reorganization will be a taxable transaction and (a) if the value of the Mobile Systems Corp. Series J preferred stock received exceeds the stockholder’s tax basis in the

Motricity Series J preferred stock relinquished, such stockholder will recognize gain, and (b) to the extent that the stockholder’s tax basis in Motricity Series J preferred stock exceeds the value of the Mobile Systems Corp. Series J preferred stock received, the stockholder should generally recognize a loss on the exchange.

For stockholders who own both Motricity common stock and Series J preferred stock, the Company believes that the Reorganization should be treated as two separate exchanges governed by Section 351 of the Code and that (x) the exchange of shares of Motricity common stock for Mobile Systems Corp. common stock will be tax-free, (y) the exchange of Motricity Series J preferred stock for Mobile Systems Corp. Series J preferred stock will result in gain recognition to the extent of the lesser of the gain realized or the fair market value of the Mobile Systems Corp. Series J preferred stock received and (z) to the extent the stockholder realizes a loss on the exchange, it will not be recognized. The IRS may challenge this position and assert that each share of Motricity common stock and Series J preferred stock is being exchanged for a combination of Mobile Systems Corp. common and Series J preferred stock in a proportion equal to the relative value of the of the Mobile Systems Corp. common and Series J preferred stock received. If an IRS challenge were successful, holders of common stock and Series J preferred stock with an unrealized gain in their shares of common stock might have to recognize gain to the extent of the lesser of the gain realized or proportionately allocable value of the Mobile Systems Corp. Series J preferred stock received, since the Mobile Systems Corp. Series J preferred stock might be viewed as boot received in the exchange.

Holders of warrants to purchase Motricity common stock exchanging their warrants for warrants to purchase Mobile Systems common stock will recognize gain, if any, to the extent that the value of the warrants to acquire Mobile Systems common stock exceeds such holder’s basis in their warrants to purchase Motricity common stock. To the extent that a warrant holder realizes a loss on the exchange, such loss can be recognized. Holders of warrants that own Series J preferred stock but do not hold common stock will have similar treatment.

With respect to warrant holders that hold both Series J preferred stock and common stock who exchange those warrants and shares for Mobile Systems common stock, Series J preferred stock, and warrants, the Company believes that the reorganization should be treated as three separate exchanges governed by Section 351 of the Code. The tax consequences in “U.S. Holders Owning Common Stock Only” should apply to the exchange of the common stock. The exchange of Series J preferred stock for Mobile Systems Corp. Series J preferred stock should result in gain recognition to the extent of the lesser of the gain realized or the fair market value of the Mobile Systems Corp. Series J preferred stock received. To the extent that a loss on the exchange is realized, the loss should not be recognized since the exchange is governed by Section 351 of the Code. With respect to the exchange of the warrants, gain, if any, would be recognized to the extent the value of the warrants exceeds the holder’s basis in the warrants. However, a loss on the exchange of the warrants would not be recognized, since the overall transaction is governed by section 351.

The IRS may challenge this position and assert that each share of common stock, each share of Series J preferred stock and each warrant is being exchanged for a combination of Mobile Systems Corp. common stock, Series J preferred stock and warrants in a proportion equal to the relative value of the of the Mobile Systems Corp. common stock, Series J preferred stock and warrants received. If an IRS challenge were successful, holders of common stock with an unrealized gain in their common shares might have to recognize gain to the extent of the lesser of the gain realized or the proportionately allocable value of the Series J preferred stock and warrants received, since the preferred stock and warrants might be viewed as boot received in the exchange.

You should, however, consult your own tax adviser to determine the specific tax consequences of the Reorganization to you.

Accounting Consequences (see page 34)	The consolidated assets and liabilities of Mobile Systems Corp. will be recorded at the historical cost of Motricity as reflected on the consolidated financial statements of Motricity immediately prior to the Reorganization. Accordingly, the consolidated financial statements of Mobile Systems Corp. immediately following the Reorganization will be the same as the consolidated financial statements of Motricity immediately prior to the Reorganization. The Reorganization will have no effect on Motricity’s historical consolidated financial statements.

Rule 144 and Section 13(d) of the Exchange Act (see page 34)	Sales under Rule 144 of securities of Mobile Systems Corp. received in the Reorganization will not be any different than sales of Motricity securities under Rule 144, except that the average weekly reported volume of trading in Motricity the applicable security may not be taken into account by holders of the corresponding new security of Mobile Systems Corp. for purposes of Rule 144(e)(1)(ii) and (iii) and 144(e)(2) (with respect to Rule 144(e)(1)(ii) and (iii)). After the new securities of Mobile Systems Corp. have traded for four calendar weeks after the effective time of the Reorganization, sales under Rule 144(e)(1)(ii) and (iii) and Rule 144(e)(2) (with respect to Rule 144(e)(1)(ii) and (iii)) will be permitted.

In determining Mobile Systems Corp.’s compliance with the current public information requirements of Rule 144(c)(1), Motricity’s prior reports will be taken into account. In addition, for purposes of Rule 144(d) and resales by affiliates, the holding period for Mobile Systems Corp.’s securities received in the Reorganization will commence on the date of acquisition of the corresponding Motricity security.

Exchange of Certificates and the Reorganization (see page 30)	Holders of certificated securities (common stock, and if applicable Series J preferred stock or warrants) will be asked to surrender to the Company’s transfer agent certificates representing those securities, in exchange for certificates representing the applicable securities of Mobile Systems Corp. in accordance with the procedures set forth in a letter of transmittal that will, as soon as practicable after the Reorganization, be mailed by the Company’s transfer agent to the record holders of the certificates representing those securities. Upon proper surrender to the Company’s transfer agent of a certificate representing common stock, Series J preferred stock or common stock warrants for exchange and cancellation, together with a properly completed letter of transmittal, the holder of that certificate will be entitled to receive in exchange therefor a certificate representing the equivalent securities (subject to the cash out of fractional shares). Exchange of any book-entry securities will be effected in accordance with the transfer agent’s customary procedures with respect to securities represented by book entry.

Exchange of Book-entry Shares	Exchange of any book-entry securities (including shares of Series J preferred stock or warrants) will be effected in accordance with the transfer agent’s customary procedures with respect to securities represented by book entry and you will not be required to take any action to effect such exchange. Series J preferred stock of Mobile Systems Corp. whether certificated or not will continue to accrue dividends per their terms and be subject to any adjustments to the liquidation preference for such shares.

Interests of Directors and Executive Officers and Significant Stockholders (see page 34)	Certain of the Company’s executive officers and directors own common stock, and/or options to purchase shares of common stock and, to that extent, their interest in the Reorganization is the same as that of the other holders of the common stock.

Mr. Carl C. Icahn, Motricity’s largest stockholder, who as of November 30, 2012 beneficially owns approximately 30.7% of the our outstanding common stock, controls approximately 14.7% of the voting power of our common stock exercised and owns approximately 95.5% of the outstanding Series J preferred Stock, which class has limited voting rights. As such, Mr. Carl C. Icahn, represents approximately [ %] of the votes entitled to be cast at the Annual Meeting with respect to the Reorganization.

Risk Factors (see page 40)	There are risks and uncertainties related to the occurrence or non-occurrence of the Reorganization that you should carefully consider in deciding how to vote on the Reorganization. If any of these risks occur, the Company’s business and the value of the common stock, Series J preferred stock and common stock warrants could be materially adversely affected.

If you are a holder of Series J preferred stock who does not vote for the Reorganization you (or the transferee of your shares) would not be able to require redemption of your shares as a result of us not being able to implement other measures intended to protect our NOLs by April 9, 2013.

Appraisal Rights (see page 47)	Under Delaware law and the terms of the Series J preferred stock, the Company’s stockholders do not have appraisal rights with respect to the Reorganization.

Expenses (see page 35)	All expenses related to the Reorganization will be paid by the Company, whether or not the Reorganization is approved.

Vote Required for the Reorganization (see page 21)	The affirmative vote of the holders of a majority of our outstanding shares of common stock and the Series J preferred stock (with each share of common stock having one vote and each share of Series J preferred stock having 40 votes), voting together as a single class, is required to approve the Reorganization.

Board Recommendation for the Reorganization (see page 43)	The board of directors of Motricity recommends you vote “FOR” the Reorganization.

Reasons for the Reverse Stock Splits	The primary objective of the Reverse Stock Splits is to raise the per share trading price of the common stock above the current per share trading price of the common stock of Motricity and above the minimum bid price required for continued listing on the NASDAQ Global Select Market. The board of directors believes that the Reverse Stock Splits would, among other things, increase the likelihood that Motricity or Mobile Systems Corp., as applicable, would maintain the listing of its common stock on The NASDAQ Global Select Market.

The number of outstanding shares of common stock prior to the Reverse Stock Split will be less than the number of outstanding shares of common stock after the Reverse Stock Split, but the aggregate economic interests represented by these shares will remain the same as they are today. You should not expect, however, that the market price for a share of common stock after the applicable Reverse Stock Split will necessarily be the same as the market price of common stock prior to the applicable Reverse Stock Split divided by the Exchange Ratio.

Effective Time of the Reverse Stock Splits (see page 29)	The Reverse Stock Split will become effective immediately upon the filing of a certificate of amendment to the certificate of organization with the Secretary of State of Delaware, which the Company expects to occur either promptly following the consummation of the Reorganization or, if the Reorganization is not approved or approved but not otherwise consummated, as soon as practicable following approval of the Motricity Reverse Split.

Board Recommendation for the Reverse Stock Splits (see page 47)	The board of directors of Motricity recommends you vote “FOR” the approval of the Mobile Systems Corp. Reverse Split and the Motricity Reverse Split.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Attending the Annual Meeting

The Annual Meeting will be held on January 29, 2013, at [TIME] Eastern Daylight Time, at the offices of [PLACE], [ADDRESS], to consider the matters set forth in the Notice of Annual Meeting of Stockholders. This proxy statement/prospectus and the form of proxy enclosed are being mailed to stockholders commencing on or about [                    ], 2012.

Stockholders Entitled to Vote

Only stockholders of record of the common stock, par value $0.001 per share, of the Company and stockholders of record of the Series J preferred stock, par value $0.001 per share, of the Company at the close of business on December 31, 2012 will be entitled to vote at the Annual Meeting, provided that the holders of Series J preferred stock are only entitled to vote on the Reorganization (Proposal 1) and the Name Change (Proposal 4). As of that date, a total of [        ] shares of common stock were outstanding, each share being entitled to one vote and a total of 1,199,643 shares of Series J preferred stock were outstanding, each share being entitled to 40 votes. There is no cumulative voting.

Street Name Holders and Record Holders

If you own shares through a broker, the registered holder of those shares is the broker or its nominee. Such shares are often referred to as held in “street name,” and you, as the beneficial owner of those shares, do not appear in our share register. For street name shares, there is a two-step process for distributing our proxy materials and tabulating votes. Brokers inform us how many of their clients own shares in street name, and the broker forwards our proxy materials to those beneficial owners. If you receive our proxy materials, including a voting instruction card, from your broker, you should vote your shares by following the procedures specified on the voting instruction card. Shortly before the Annual Meeting, your broker will tabulate the votes it has received and submit a proxy card to us reflecting the aggregate votes of the street name holders. However, if you do not timely provide directions to you broker, the broker may vote on matters for which it has discretionary voting authority. Brokers will not have discretionary voting authority to vote on the Reorganization. Brokers will have discretionary voting authority to vote only on Proposal 6. If a broker cannot vote on a matter because it does not have discretionary voting authority, this is a “broker non-vote” on that matter.

In order to vote your street name shares in person by attending the annual meeting, as opposed to directing your broker or nominee to vote your shares, you should contact your broker to obtain a broker’s proxy card authorizing you to vote your street name shares and bring it to the Annual Meeting.

If you are the registered holder of shares, you are the record holder of those shares, and you should vote your shares as described below under “How Record Holders Vote.”

How Record Holders Vote

You can vote at the Annual Meeting in person or by proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. You can always attend the Annual Meeting and revoke your proxy by voting in person.

There are three ways to vote by proxy:

•	By telephone—You can vote by touch tone telephone by calling toll-free 1-800-PROXIES (1-800-776-9437) and following the instructions on our enclosed proxy card;

•	By Internet—You can vote by Internet by going to the website “www.voteproxy.com” and following the instructions on our enclosed proxy card; or

•

By mail—You can vote by mail by completing, signing, dating and mailing our enclosed proxy card to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219, at or before the taking of the vote at the Annual Meeting.

By giving us your proxy, you are authorizing the individuals named on our proxy card, the proxies, to vote your shares in the manner you indicate. You may (i) vote “FOR” the election of all of our director nominees, (ii) withhold authority to vote “FOR” all of our director nominees, or (iii) vote “FOR” the election of one or more of our director nominees and withhold authority to vote “FOR” the other nominee(s), by so indicating on the proxy card. You may vote “FOR”, vote “AGAINST” or “ABSTAIN” from voting on (a) the Reorganization, (b) the Mobile Systems Reverse Split, (c) the Motricity Reverse Split, (d) the Name Change, (e) the ratification of the appointment of Grant Thornton as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2012 and (f) the advisory vote to approve the compensation of our named executive officers as described in this proxy statement under “Executive Compensation.”

If you vote by proxy without indicating your instructions, your shares of common stock will be voted FOR each of the below proposals, and your shares of Series J preferred stock will be voted FOR the Reorganization and Name Change:

•	The Reorganization;

•	The Mobile Systems Reverse Split;

•	The Motricity Reverse Split;

•	The Name Change;

•	The election of our five (5) director nominees;

•	The ratification of the appointment of Grant Thornton as our independent registered public accounting firm; and

•	The advisory approval of the compensation of our named executive officers as described in this proxy statement/prospectus under “Executive Compensation.”

Revocation of Proxies

A stockholder may revoke a proxy at any time prior to its exercise (i) by giving to the Company’s Secretary a written notice of revocation of the proxy’s authority, (ii) by submitting a duly elected proxy bearing a later date or (iii) by attending the Annual Meeting and voting in person. Your attendance at the meeting alone will not revoke your proxy.

Quorum and Votes Necessary for Action to be Taken

Quorum and Adjournment. The presence, at the commencement of the Annual Meeting, in person or by proxy of the holders of a majority of the issued and outstanding shares of common stock and Series J preferred stock of the Company will constitute a quorum for the transaction of business at the Annual Meeting. If, however, a quorum is not present or represented at the Annual Meeting, either the person presiding at the Annual Meeting or a majority of the stockholders entitled to vote thereat, present in person or by proxy, may adjourn the Annual Meeting, without notice other than announcement at the Annual Meeting, until a quorum shall be present or represented.

Vote Required for the Reorganization (Proposal 1) and the Name Change (Proposal 4). Approval of the Reorganization and the Name Change requires the affirmative vote of the holders of a majority of the issued and outstanding shares of the Company’s common stock and Series J preferred stock voting together as a single class (with each share of common stock having one vote and each share of Series J preferred stock having 40 votes).

Vote Required for the Mobile Systems Reverse Split (Proposal 2) and the Motricity Reverse Split (Proposal 3). Approval of the Mobile Systems Reverse Split and the Motricity Reverse Split each requires the affirmative vote of the holders of a majority of the issued and outstanding shares of the Company’s common stock. Shares of Series J preferred stock are not entitled to vote on these matters.

Vote Required for Election of Directors (Proposal 5). Election of directors will be determined by a plurality of the votes cast by holders of shares of common stock entitled to vote at the Annual Meeting. Shares of Series J preferred stock are not entitled to vote on the election of directors.

Vote Required for other proposals. On all other matters being submitted to stockholders, the affirmative vote of a majority of the holders of shares of common stock present, in person or represented by proxy, and voting on each such matter at the Annual Meeting is required for approval. Shares of Series J preferred stock are not entitled to vote on these matters.

Abstentions and Broker non-votes. Abstentions and broker “non-votes” are included in the number of shares present or represented for purposes of quorum, but are not considered as shares voting or as votes cast with respect to any matter presented at the Annual Meeting except for the proposal to ratify the appointment of Grant Thornton as our independent registered public accounting firm (Proposal 6). As a result, abstentions and broker “non-votes” will not have any effect on the proposals to elect directors or to approve executive compensation, but will have the effect of a vote against the proposals to approve the Reorganization, the Reverse Stock Splits and the Name Change.

Other Matters

As of the date of this proxy statement/prospectus, our board of directors does not know of any business that will be presented for consideration at the Annual Meeting other than the matters described in this proxy statement/prospectus. If any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will vote the proxies in accordance with their best judgment.

Expenses of Proxy Solicitation

Motricity will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to the stockholders. The principal solicitation method will be by mail. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. Motricity may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone or other means by directors, officers or employees of Motricity without compensation. In addition, Motricity has retained D.F. King to aid in the solicitation of proxies and to verify records relating to the solicitation. D.F. King will receive a fee of $6,500 as well as reimbursement for certain expenses, all of which will be paid for by Motricity.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This proxy statement/prospectus and the documents incorporated by reference in this registration statement include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements regarding various estimates we have made in preparing our financial statements, statements that refer to the effect of the Reorganization or on our ability use our NOLs, the likelihood of continued listing of our common stock on NASDAQ, the sufficiency of our capital resources, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements.

The Company, through its senior management, may from time to time make forward-looking statements about matters described herein or other matters concerning the Company. You should consider our forward-looking statements in light of the risks and uncertainties that could cause the Company’s actual results to differ materially from those which are management’s current expectations or forecasts.

Risks and uncertainties that could adversely affect our business and prospects include, but are not limited to, those discussed herein in “Risk Factors,” which are incorporated herein by reference. The risks included in “Risk Factors” are not exhaustive. Except as required by law, the Company disclaims any intent or obligation to revise or update any forward-looking statements for any reason. You should, however, review the factors and risks we describe in the reports we will file from time to time with the Securities and Exchange Commission, after the date of this proxy statement/prospectus.

PROPOSAL 1—REORGANIZATION

The Parties

Overview

Motricity is a provider of mobile data solutions serving mobile operators, consumer brands and enterprises, and advertising agencies. Our SaaS based platform enables our customers to implement marketing, merchandising, commerce, and advertising solutions to engage with their target customers and prospects through mobile devices. Our integrated solutions span mobile optimized websites, mobile applications, mobile merchandising and content management, mobile messaging, mobile advertising and predictive analytics. Our solutions allow our customers to drive loyalty, generate revenue and re-engineer business processes to capture the advantages of a mobile enabled customer base.

Motricity, Inc., a Delaware corporation, was incorporated on March 17, 2004 under the name Power By Hand, Inc. (“PBH, Inc.”). PBH, Inc. was formed as a new entity to be the surviving corporation in the merger of Pinpoint Networks, Inc. (the acquiring corporation for accounting purposes) and Power By Hand Holdings, LLC (“PBH Holdings”), which occurred on April 30, 2004. On October 29, 2004, we changed our name from Power By Hand, Inc. to Motricity, Inc. In 2007, we acquired the assets of the mobile division of InfoSpace, Inc. (“InfoSpace Mobile”). Located in Bellevue, Washington, InfoSpace Mobile was a provider of mobile content solutions and services for the wireless industry. On June 23, 2010, we completed our offering of 6,000,000 shares of common stock in an initial public offering. Our common stock is currently traded publicly on the NASDAQ Global Select Market under the symbol “MOTR.”

On April 14, 2011, we acquired substantially all of the assets of Adenyo Inc. (“Adenyo”) and its subsidiaries and assumed certain of Adenyo’s liabilities (including those of its subsidiaries), pursuant to an Arrangement Agreement, dated as of March 12, 2011, by and among Adenyo Inc., Motricity Canada Inc. (formerly 7761520 Canada Inc.), Motricity, Inc. and the other parties thereto. The assets include Adenyo’s interest in a subsidiary, equipment, software, accounts receivable, licenses, intellectual property, customer lists, supplier lists and contractual rights.

Mobile Systems Corp.

Mobile Systems Corp. is a newly formed and wholly owned subsidiary of Motricity. Mobile Systems Corp. was formed for the purpose of effecting the Reorganization. Mobile Systems Corp. has no operating history and nominal assets, liabilities and capitalization. After the Reorganization, Motricity will be a wholly owned subsidiary of Mobile Systems Corp.

Mobile Systems Merger Sub

Mobile Systems Merger Sub is a newly formed and wholly owned subsidiary of Mobile Systems Corp. Mobile Systems Merger Sub was formed for the purpose of effecting the Reorganization. Mobile Systems Merger Sub has no operating history and nominal assets, liabilities and capitalization and will cease to exist after the Reorganization.

See the diagrams on page 27 for a depiction of the pre- and post-Reorganization relationship of these parties.

The principal place of business of each of Motricity, Mobile Systems Corp. and Mobile Systems Merger Sub is located at 601 108th Avenue Northeast, Suite 900, Bellevue, Washington 98004, telephone: (425) 957-6200.

Agreement and Plan of Reorganization

As depicted in the diagrams on page 27, pursuant to the terms of the agreement and plan of reorganization:

Reorganization

•	Mobile Systems Merger Sub will be merged with and into Motricity. Motricity will survive and the separate existence of Mobile Systems Merger Sub will cease;

•	Motricity will become a wholly owned subsidiary of Mobile Systems Corp.;

•	Motricity, as the surviving corporation, shall succeed (to the extent permitted by applicable law) to all of the rights, assets, liabilities and obligations of Mobile Systems Merger Sub; and

•

the corporate existence of Motricity will continue unaffected and unimpaired by the Reorganization, except that all of the outstanding shares of common stock of Motricity will be owned by Mobile Systems Corp.

Conversion of Shares

•	each share of Motricity common stock outstanding will be automatically converted into the right to receive one share of common stock of Mobile Systems Corp.;

•	each share of Motricity Series J preferred stock outstanding will be automatically converted into the right to receive one share of Series J preferred stock of Mobile Systems Corp.;

•	each warrant to purchase a share of common stock of Motricity will automatically be converted into the right to receive one warrant to purchase a share of common stock of Mobile Systems Corp.;

•	each option to purchase a share of common stock of Motricity will be assumed by Mobile Systems Corp. and will automatically become exercisable for a share of common stock of Mobile Systems Corp.;

•	each share of common stock of Mobile Systems Merger Sub held by Mobile Systems Corp. will be automatically converted into one share of common stock of Motricity;

•	each share of common stock of Mobile Systems Corp. held by Motricity will be cancelled;

•	Mobile Systems Corp. will assume and continue Motricity’s 2010 Long Term Incentive Plan as amended.

Certificate of Incorporation and By-laws

•	The restated certificate of incorporation of Motricity in effect immediately prior to the merger will remain the certificate of incorporation of Motricity immediately after the merger;

•

the certificate of incorporation of Mobile Systems Corp., attached hereto as Appendix B, will be substantially similar to the current restated certificate of incorporation of Motricity, except that the certificate of incorporation of Mobile Systems Corp. will (i) include the transfer restrictions, (ii) state that the name of the Company is Mobile Systems Corp. and (iii) it will include the designations of the Series J preferred stock; and

•

the by-laws of Mobile Systems Corp., attached hereto as Appendix C, will be substantially similar to the current by-laws of Motricity, except that the by-laws of Mobile Systems Corp. will (i) include a qualification on transfers of common stock to reference the transfer restrictions, and (ii) state that the name of the company is Mobile Systems Corp.

The relative powers, designations, preferences, rights and qualifications of the common stock and the preferred stock of Mobile Systems Corp., as in effect immediately after the Reorganization, will be substantially equivalent in all material respects to the common stock of Motricity, except that the common stock of Mobile Systems Corp. will be subject to the transfer restrictions. Please see “Material Federal Income Tax Consequences,” beginning on page 31 for a discussion of the tax effects of the Reorganization.

After the Reorganization, the certificate of incorporation and by-laws of Motricity will be changed to reflect the fact that Motricity will be a wholly owned subsidiary of Mobile Systems Corp. and will no longer be a publicly traded company.

Pursuant to the Agreement and Plan of Reorganization, the board of directors may abandon the Reorganization at any time prior to filing the certificate of merger with the Secretary of State of the State of Delaware, whether before or after adoption of the Agreement and Plan of Reorganization by the stockholders, if the board of directors determines that the consummation of the Reorganization would not, for any reason, be advisable and in the best interests of the Company and its stockholders.

Listing of Mobile Systems Corp.’s common stock

Approval for listing by The NASDAQ Global Select Market is a condition to closing the Reorganization. Therefore, once consummated, the common stock of Mobile Systems Corp. listed on The NASDAQ Global Select Market prior to the completion of the Reorganization. After the Reorganization, the common stock of Mobile Systems Corp. will be listed for trading on The NASDAQ Global Select Market under the symbol “MSYC.” We will not complete the Reorganization unless and until the Mobile Systems Corp. common stock is approved for listing on the NASDAQ Global Select Market or if this condition has been waived.

After the Reorganization, Motricity’s common stock will be delisted and cease to trade on The NASDAQ Global Select Market.

Quotation of Mobile Systems Corp.’s Series J Preferred Stock

We are seeking to have Motricity’s Series J preferred stock quoted on the on the OTCQB under the symbol “MOTRP” and are awaiting approval. There can be no assurance that we will receive that approval. If the Reorganization is approved and consummated, we intend to seek quotation of the Mobile Systems Corp. Series J preferred stock on the OTCQB under the symbol “XXXXP.”

Quotation of Mobile Systems Corp.’s Rights Offering Warrants

We are seeking to have Motricity’s common stock warrants issued in the rights offering quoted on the on the OTCQB under the symbol “MOTRW” and are awaiting approval. There can be no assurance that we will receive that approval. If the Reorganization is approved and consummated, we intend to seek quotation of the Mobile Systems Corp. common stock warrants on the OTCQB under the symbol “XXXXW.”

Structure Charts

Depicted below are diagrams describing the Reorganization.

Certificate of Incorporation and By-laws

The following is a summary of the material differences between Mobile Systems Corp.’s certificate of incorporation, including the designations for its 13% redeemable Series J preferred stock and by-laws to be in effect immediately after the Reorganization, on the one hand, and Motricity’s restated certificate of incorporation including the certificate of designations for it 13% redeemable Series J preferred stock and by-laws, on the other. The full text of Mobile Systems Corp.’s certificate of incorporation, the designations for its Series J preferred stock and by-laws to be in effect immediately after the Reorganization are attached as Appendices B, C and D, respectively, to this proxy statement/prospectus, and any discussion of Mobile Systems Corp.’s certificate of incorporation, the designations for its Series J preferred stock and by-laws contained in this proxy statement/prospectus, including the discussion below, is qualified in its entirety by reference to the complete text of each of them.

The certificate of incorporation of Mobile Systems Corp. including the designations for its Series J preferred stock is identical to Motricity’s restated certificate of incorporation including the certificate of designations for its Series J preferred stock, with the following exceptions:

•	Motricity’s restated certificate of incorporation does not contain the transfer restrictions that are included in Article Twelfth of the certificate of incorporation of Mobile Systems Corp.; and

•

Article First of Motricity’s restated certificate of incorporation provides that the corporate name is “Motricity, Inc.,” while Article First of the certificate of incorporation of Mobile Systems Corp. provides that the corporate name is “Mobile Systems Corp.”

The by-laws of Mobile Systems Corp. will be identical to Motricity’s by-laws as in effect immediately before the Reorganization, except that they will now include the transfer restrictions with respect to shares of common stock described in detail herein.

Effect of the Reorganization on Stockholders

After the Reorganization, the shares of common stock and preferred stock of Mobile Systems Corp. will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock and preferred stock of Motricity now authorized. Each stockholder’s percentage ownership of Mobile Systems Corp.’s stock will not be altered except for the effect of eliminating fractional shares.

The common stock and Series J preferred stock of Mobile Systems Corp. issued pursuant to the Reorganization will remain fully paid and non-assessable. The Reorganization is not intended as, and will not have the effect of, a “going-private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934. Following the Reorganization, Mobile Systems Corp. will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Please see “Material Federal Income Tax Consequences,” beginning on page 31 for a discussion of the tax effects of the Reorganization.

Board of Directors and Management

Immediately after the Reorganization, the board of directors of Mobile Systems Corp. will consist of the same five individuals who comprise Motricity’s board of directors immediately before completion of the Reorganization, which directors will be elected at the Annual Meeting.

Immediately after the Reorganization, the board of directors of Mobile Systems Corp. will have committees identical to the committees currently established by Motricity’s board of directors, which, after the Reorganization, will have the same members as the current comparable committees of the Motricity board of directors. Each committee of Mobile Systems Corp. will have a charter that is identical to such committee’s charter prior to the Reorganization.

The individuals who are executive officers of Motricity immediately before the completion of the Reorganization will be the only executive officers of Mobile Systems Corp. immediately following the Reorganization, holding corresponding offices.

Conditions to the Reorganization

The consummation of the Reorganization is subject to the satisfaction or waiver of the following conditions:

•	receipt by Motricity of any consents, approvals or authorizations that Motricity deems necessary or appropriate;

•	approval of the Reorganization by holders of a majority of the issued and outstanding common stock and Series J preferred stock of Motricity as of December 31, 2012, voting together as a single class;

•	approval for listing by The NASDAQ Global Select Market of Mobile Systems Corp.’s common stock; and

•	receipt by Motricity of an opinion from Delaware counsel confirming the enforceability of the transfer restrictions.

If the stockholders of Motricity do not approve the Reorganization, Motricity will continue to operate without the transfer restrictions, and Mobile Systems Corp. and Mobile Systems Merger Sub will be dissolved. However, if the Reorganization is not approved and we are not able to implement other measures intended to protect our NOLs by April 9, 2013, the holders of our Series J preferred stock who voted for the Reorganization may require us to redeem their shares of Series J preferred stock and the repayment of our term loan may be accelerated.

Except for compliance with applicable Delaware law and United States securities and tax laws, no regulatory requirements must be complied with and no governmental approvals must be obtained in connection with the Reorganization.

Deferral and Abandonment

Completion of the Reorganization may be deferred by the Company’s board of directors or any authorized officer following the annual meeting if the board of directors or an authorized officer determines that deferral would be in the best interests of Motricity and its stockholders. The Reorganization agreement may be terminated and the Reorganization abandoned prior to the filing of the certificate of merger with the Secretary of State of Delaware, whether before or after approval by the stockholders, if the board of directors determines that consummation of the Reorganization would not, for any reason, be in the best interests of Motricity and its stockholders.

Effective Time

The Reorganization will become effective immediately upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time that may be specified in the certificate of merger). We expect that the certificate of merger will be filed and the Reorganization will be effective promptly following approval by the stockholders at the Annual Meeting.

Appraisal Rights

No holder of common stock will have appraisal rights in connection with the Reorganization because Motricity’s common stock is listed on the NASDAQ Global Select Market and the common stock of Mobile Systems Corp. will be listed on the NASDAQ Global Select Market following the Reorganization. Similarly, no holder of Series J preferred stock will have appraisal rights in connection with the Reorganization because the terms of the Series J preferred stock specify that in a transaction such as the Reorganization they are to be exchanged for shares of preferred stock in the successor entity having the same rights and privileges as the shares of Series J preferred stock and that they do not have any appraisal rights in connection with such a transaction.

Exchange of Stock Certificates

Holders of certificated securities (common stock, and, if applicable, Series J preferred stock or warrants) will be asked to surrender to the Company’s transfer agent certificates representing those securities, in exchange for certificates representing the applicable securities of Mobile Systems Corp. in accordance with the procedures set forth in a letter of transmittal that will, as soon as practicable after the Reorganization, be mailed by the Company’s transfer agent to the record holders of the certificates representing those securities. Upon proper surrender to the Company’s transfer agent of a certificate representing common stock, Series J preferred stock or common stock warrants for exchange and cancellation, together with a properly completed letter of transmittal, the holder of that certificate will be entitled to receive in exchange therefor a certificate representing the equivalent securities (subject to the cash out of fractional shares). Exchange of any book-entry securities will be effected in accordance with the transfer agent’s customary procedures with respect to securities represented by book entry.

Each certificate of Mobile Systems Corp.’s common stock issued in the Reorganization will bear a legend that indicates that subsequent transfers of Mobile Systems Corp.’s common stock will be subject to the transfer restrictions, including the requirements for the forced sale of such stock under certain circumstances as described under the heading “Transfer Restrictions—Summary of Transfer Restrictions.” No such legend will appear on the certificates representing shares of Mobile Systems Corp.’s Series J preferred stock.

Restrictions on Dividends and Distributions for Certificated Shares

Stockholders who fail to exchange their common stock certificates or Series J preferred stock certificates (if such shares are certificated) by surrendering such certificates, together with a properly completed letter of transmittal, to the Company’s transfer agent will not receive stock certificates representing their Mobile Systems Corp. shares. Any dividends declared or distributions made on shares of Mobile Systems Corp.’s stock which such holders have a right to receive will be retained by Mobile Systems Corp. until such holders surrender their certificates in exchange for Mobile Systems Corp.’s certificates or until paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Series J preferred stock of Mobile Systems Corp. whether certificated or not will continue to accrue dividends per their terms and be subject to any adjustments to the liquidation preference for such shares. In no event will the Company’s transfer agent, Motricity or Mobile Systems Corp. be liable to any holder for dividends or distributions on shares of Mobile Systems Corp.’s stock delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

After the effective time of the Reorganization, there shall be no transfers on the stock transfer books of Motricity of the securities that were issued and outstanding immediately prior to the effective time. If, after the effective time, certificates representing shares of Motricity’s common stock or Series J preferred stock are presented for transfer, no transfer shall be effected on the stock transfer books of Mobile Systems Corp. with respect to such Motricity shares and no certificate shall be issued representing the shares of Mobile Systems Corp.’s common stock or Series J preferred stock for which Motricity shares are exchanged unless and until the certificate representing such shares (if certificated) is delivered to the Company’s transfer agent together with a properly completed letter of transmittal (or such other documents as are satisfactory to Mobile Systems Corp. and the Company’s transfer agent in their sole discretion). In addition, it will be a condition to the issuance of any certificate for any shares of Mobile Systems Corp.’s common stock or Series J preferred stock in a name other than the name in which the surrendered common stock certificate or Series J preferred stock is registered that the person requesting the issuance of such certificate either pay to the Company’s transfer agent any transfer or other taxes required by reason of the issuance of a certificate of representing shares of Mobile Systems Corp.’s common stock or Series J preferred stock in a name other than the registered holder of the certificate surrendered or establish to the satisfaction of the Company’s transfer agent that such tax has been paid or is not applicable.

Book-Entry and Uncertificated Shares

Exchange of any book-entry shares, including the Series J preferred stock will be effected in accordance with the transfer agent’s customary procedures with respect to securities represented by book entries and you will not be required to take any action to effect such exchange.

Series J preferred stock of Mobile Systems Corp. whether certificated or not will continue to accrue dividends per their terms and be subject to any adjustments to the liquidation preference for such shares.

Material Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax consequences relating to the Reorganization as of the date hereof. Except where noted, this summary deals only with a stockholder who holds common stock and Series J preferred stock as capital assets. This summary is qualified in its entirety by reference to, and is based upon, laws, regulations, rulings and decisions now in effect, all of which are subject to change, which changes may or may not be retroactive.

For purposes of this summary, a “U.S. holder” means a beneficial owner of Motricity common stock who is any of the following for U.S. federal income tax purposes: (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A non-U.S. holder of common stock is a stockholder who is not a U.S. holder.

This summary is based upon provisions of the Code and regulations, rulings, and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax considerations different from those summarized below.

This summary does not represent a detailed description of the U.S. federal income tax consequences to a stockholder in light of his, her or its particular circumstances. In addition, it does not represent a description of the U.S. federal income tax consequences to a stockholder who is subject to special treatment under the U.S. federal income tax laws and does not address the tax considerations applicable to stockholders who may be subject to special tax rules, such as: partnerships; financial institutions; insurance companies; real estate investment trusts; regulated investment companies; grantor trusts; tax-exempt organizations; dealers or traders in securities or currencies; stockholders who hold Common Stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes or U.S. holders that have a functional currency other than the U.S. dollar; stockholders who actually or constructively own 10 percent or more of the Company’s voting stock; or a non-U.S. holder who is a U.S. expatriate, “controlled foreign corporation” or “passive foreign investment company.”

Moreover, this description does not address the U.S. federal estate and gift tax, alternative minimum tax or other tax consequences of the Reorganization.

If any entity classified as a partnership for U.S. federal income tax purposes holds Motricity common stock, the tax treatment of an owner of such entity will generally depend on the status of the owner and the activities of the entity.

Each stockholder should consult his, her or its own tax advisers concerning the particular U.S. federal tax consequences of the Reorganization, as well as the consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign income tax consequences.

To ensure compliance with Treasury Department Circular 230, each stockholder is hereby notified that: (a) any discussion of U.S. federal tax issues in this proxy statement/prospectus is not intended or written to be used, and cannot be used, by such holder for the purpose of avoiding penalties that may be imposed on such holder under the Code; (b) any such discussion has been included by the Company in furtherance of the Reorganization on the terms described herein; and (c) each such holder should seek advice based on its particular circumstances from an independent tax advisor.

Motricity, Mobile Systems Corp. and Mobile Systems Merger Sub will not, for federal income tax purposes, recognize any taxable gain or loss as a result of the Reorganization and the Reorganization and the adoption of the transfer restrictions will not, for federal income tax purposes, impair the ability of Mobile Systems Corp., Motricity and other members of their affiliated group which file consolidated income tax returns to utilize the NOLs.

U.S. Holders Owning Common Stock Only.

Generally, for stockholders of Motricity who only own common stock, the Reorganization will be a tax-free transaction (except to the extent of cash received in lieu of a fractional share) and the aggregate adjusted basis of shares of Mobile Systems Corp. common stock will be the same as the aggregate adjusted basis of the Motricity common stock exchanged for such shares of Mobile Systems Corp. common stock, reduced by the amount of the adjusted basis of any Common Stock exchanged for such shares of Mobile Systems Corp. common stock that is allocated to the fractional share for which cash is received. The holding period of the new, post-Reorganization shares of Mobile Systems Corp. common stock resulting from implementation of the Reorganization will include a U.S. holder’s holding periods for the pre-Reorganization Motricity common stock. A stockholder who receives cash in lieu of a fractional share of Mobile Systems Corp. common stock, whether in the reorganization or in a Reverse Stock Split, generally will recognize taxable gain or loss equal to the difference, if any, between the amount of cash received and the portion of the stockholder’s aggregate adjusted tax basis in the shares of Motricity Common Stock allocated to the fractional share. If the shares of Motricity common stock allocated to the fractional shares were held by the stockholder as capital assets, the gain or loss resulting from the payment of cash in lieu of the issuance of a fractional share will be taxed as a capital gain or loss. Such capital gain or loss will be short term if the pre-Reorganization shares were held for one year or less and long term if held more than one year.

U.S. Holders Owning Series J Preferred Stock Only.

For holders of Motricity Series J preferred stock who do not own any common stock of Motricity, the Reorganization will be a taxable transaction. If the value of the Mobile Systems Corp. Series J preferred stock received by the stockholder exceeds the stockholder’s tax basis in the relinquished shares of Motricity Series J preferred stock, the stockholder will recognize gain and have a fair market value tax basis in the Mobile Systems Corp. Series J preferred stock. The holding period will of the new, post-Reorganization shares of Mobile Systems Corp. Series J preferred stock will commence on the day following the exchange. To the extent that the stockholder’s tax basis in the relinquished shares of Motricity Series J preferred stock exceeds the value of the shares of Mobile Systems Corp, Series J preferred stock received in the Reorganization, the stockholder should generally recognize a short-term loss on the exchange.

U.S. Holders Owning Common Stock and Series J Preferred Stock

With respect to holders of both Motricity common stock and Series J preferred stock who exchange those shares for Mobile Systems Corp. common stock and Series J preferred stock, the Company believes that the Reorganization should be treated as two separate exchanges governed by Section 351of the Code and the tax consequences in “U.S. Holders Owning Common Stock Only” should apply to the common stock exchange and the exchange of Series J preferred stock will result in gain recognition to the extent of the lesser of the gain realized or the Mobile Systems Corp. Series J preferred stock received. To the extent the stockholder realizes a loss on the exchange of Series J preferred stock, any loss realized will not be recognized. The stockholder will receive a fair market value basis in the Mobile Systems Corp. Series J preferred stock, and the holding period will commence on the day following the exchange.

The IRS may challenge this position and assert that each share of Motricity common stock and Series J preferred stock is being exchanged for a combination of Mobile Systems Corp. common and Series J preferred stock in a proportion equal to the relative value of the of the Mobile Systems Corp. common stock and Series J preferred stock received. If an IRS challenge were successful, holders of common stock with an unrealized gain in their common shares may have to recognize gain to the extent of the lesser of the gain realized or the proportionately allocable value of the Series J preferred stock received, since the preferred stock may be viewed as boot received in the exchange.

U.S. Holders of Warrants to Acquire Motricity Common Stock

Holders of warrants to purchase Motricity common stock exchanging their warrants for warrants to purchase Mobile Systems common stock will recognize gain, if any, to the extent that the value of the warrants to acquire Mobile Systems common stock exceeds such holder’s basis in their warrants to purchase Motricity common stock. To the extent that a warrant holder realizes a loss on the exchange, such loss can be recognized. Holders of warrants that own Series J preferred stock but do not hold common stock will have similar treatment.

With respect to warrant holders that hold both Series J preferred stock and common stock who exchange those warrants and shares for Mobile Systems common stock, Series J preferred stock, and warrants, the Company believes that the reorganization should be treated as three separate exchanges governed by Section 351 of the Code. The tax consequences in “U.S. Holders Owning Common Stock Only” should apply to the exchange of the common stock. The exchange of Series J preferred stock for Mobile Systems Corp. Series J preferred stock should result in gain recognition to the extent of the lesser of the gain realized or the fair market value of the Mobile Systems Corp. Series J preferred stock received. To the extent that a loss on the exchange is realized, the loss should not be recognized since the exchange is governed by Section 351 of the Code. With respect to the exchange of the warrants, gain, if any, would be recognized to the extent the value of the warrants exceeds the holder’s basis in the warrants. However, a loss on the exchange of the warrants would not be recognized, since the overall transaction is governed by section 351.

The IRS may challenge this position and assert that each share of common stock, each share of Series J preferred stock and each warrant is being exchanged for a combination of Mobile Systems Corp. common stock, Series J preferred stock and warrants in a proportion equal to the relative value of the of the Mobile Systems Corp. common stock, Series J preferred stock and warrants received. If an IRS challenge were successful, holders of common stock with an unrealized gain in their common shares might have to recognize gain to the extent of the lesser of the gain realized or the proportionately allocable value of the Series J preferred stock and warrants received, since the preferred stock and warrants might be viewed as boot received in the exchange.

Non U.S. Holders. A non-U.S. holder of the Motricity common stock generally will not be subject to U.S. federal income tax with respect to any gain recognized as a result of cash received in lieu of a fractional share in connection with the Reorganization; provided, however, that gain will be subject to tax if (i) the gain is effectively connected with a trade or business of the non-U.S. holder in the U.S. (in which case, for a non-U.S. holder that is a foreign corporation, the branch profits tax may also apply), and, where a tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. holder, (ii) the gain is recognized by a non-U.S. holder who is present in the United States for 183 or more days in the taxable year of the Reorganization and certain other conditions are met, or (iii) the Company is or has been a “U.S. real property holding corporation” for U.S. federal income tax purposes. The Company believes it currently is not and it does not anticipate becoming a “U.S. real property holding corporation” for U.S. federal income tax purposes.

Information Reporting and Backup Withholding. Payment of cash in lieu of fractional shares within the United States or conducted through certain U.S. related financial intermediaries is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is not a U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S.

holder) or the stockholder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such stockholder’s U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

Accounting Consequences

The consolidated assets and liabilities of Mobile Systems Corp. will be recorded at the historical cost of Motricity as reflected on the consolidated financial statements of Motricity immediately prior to the Reorganization. Accordingly, the consolidated financial statements of Mobile Systems Corp. immediately following the Reorganization will be the same as the consolidated financial statements of Motricity immediately prior to the Reorganization. For this reason, pro forma and comparative financial information regarding Mobile Systems Corp. and its consolidated subsidiaries giving effect to the Reorganization have not been included in this proxy statement/prospectus. Similarly, no selected historical pro forma or other financial data have been included in this proxy statement/prospectus because the Reorganization will have no effect on Motricity’s historical consolidated financial statements.

Interests of Directors, Executive Officers and Significant Stockholders in the Reorganization

All of the Company’s directors and many of its executive officers own Motricity common stock, or options to purchase shares of Motricity common stock, and to that extent, their interest in the Reorganization is the same as the interest in the Reorganization of the Company’s stockholders generally.

As of November 30, 2012, the Company’s directors and executive officers beneficially owned 703,752 shares of Motricity common stock, representing approximately 1.5% of the outstanding shares of common stock. Each director has advised the Company that he or she plans to vote all of his or her shares of common stock and in favor of the Reorganization. The vote of holders of a majority of the shares of Motricity’s common stock and Series J preferred stock, voting together as a single class, outstanding on the record date is required to approve the Reorganization (with each share of common stock having one vote and each share of Series J preferred stock having 40 votes). The Company’s directors and executive officers, in the aggregate, represent approximately 0.7% of the votes entitled to be cast at the Annual Meeting with respect to the Reorganization. Mr. Carl C. Icahn, Motricity’s largest stockholder, who as of November 30, 2012 beneficially owns approximately 30.7% of the our outstanding common stock, controls approximately 14.7% of the voting power of our common stock exercised and owns approximately 95.5% of the outstanding Series J preferred Stock, which class has limited voting rights. As such, Mr. Carl C. Icahn, represents approximately 55.9% of the votes entitled to be cast at the Annual Meeting with respect to the Reorganization. Mr. Brett M. Icahn, a director of the Company, is the son of Mr. Carl C. Icahn, and Mr. Hunter C. Gary, a director of the Company, is married to Mr. Carl C. Icahn’s wife’s daughter.

Transfer of Securities Under Rule 144 and Section 13(d) of the Exchange Act

Sales under Rule 144 of securities of Mobile Systems Corp. received in the Reorganization will not be any different than sales of Motricity securities under Rule 144, except that the average weekly reported volume of trading in Motricity the applicable security may not be taken into account by holders of the corresponding new security of Mobile Systems Corp. for purposes of Rule 144(e)(1)(ii) and (iii) and 144(e)(2) (with respect to Rule 144(e)(1)(ii) and (iii)). After the new securities of Mobile Systems Corp. have traded for four calendar weeks after the effective time of the Reorganization, sales under Rule 144(e)(1)(ii) and (iii) and Rule 144(e)(2) (with respect to Rule 144(e)(1)(ii) and (iii)) will be permitted.

In determining Mobile Systems Corp.’s compliance with the current public information requirements of Rule 144(c)(1), Motricity’s prior reports will be taken into account. In addition, for purposes of Rule 144(d) and resales by affiliates, the holding period for Mobile Systems Corp.’s securities received in the Reorganization will commence on the date of acquisition of the corresponding Motricity security.

Stockholders of Motricity who have filed statements on Schedule 13D or Schedule 13G reporting beneficial ownership of securities of Motricity will not be required to make additional or amended filings of such statements as a result of the Reorganization.

Fractional Shares

Mobile Systems Corp. will not issue fractional certificates for post-Reorganization shares of stock in connection with the Reorganization. In lieu of issuing fractional shares, Mobile Systems Corp. will directly pay each stockholder who would otherwise have been entitled to a fraction of a share an amount in cash equal to the closing sale price of the Motricity stock, as quoted by the NASDAQ Global Select Market on the Effective Date, multiplied by the fractional share amount.

Expenses

All expenses related to the Reorganization, including fees and expenses of the Company’s attorneys and accountants and expenses and costs of preparing, mailing and soliciting proxies pursuant to this proxy statement/prospectus, will be paid by the Company whether or not the Reorganization is approved by the Company’s stockholders.

TRANSFER RESTRICTIONS

Introduction

The Company believes that it has U.S. NOLs (totaling approximately $237.5 million as of December 31, 2011) that the Company may carry forward as potential tax deductions until they expire between 2019 and 2032. The Company also believes that these NOLs are not currently subject to any limitation under Section 382 of the Code.

NOLs benefit the Company by offsetting U.S. federal taxable income dollar-for-dollar by the amount of the NOLs, thereby reducing or eliminating the Company’s U.S. federal corporate income tax (other than the U.S. federal alternative minimum tax) on such income. The maximum U.S. federal corporate income tax rate is currently 35%. However, assuming that the Company can fully use its NOLs to reduce the Company’s U.S. federal corporate income tax, the Company expects to be subject to the U.S. federal alternative minimum tax, which would result in 10% of the Company’s alternative minimum taxable income being subject to the 20% alternative minimum tax. The use of the NOLs is subject to uncertainty because it is dependent upon the amount of taxable income and capital gains generated by the Company. We have not, to date, generated taxable income on an annual basis, and there can be no assurance that Mobile Systems Corp. will have sufficient taxable income or capital gains in future years to use the NOLs before they expire. The benefit of the NOLs to the Company can be reduced or eliminated under Section 382 of the Code if the Company experiences an “ownership change,” as defined in Section 382 of the Code and described in more detail below. An ownership change can occur through one or more acquisitions of the Company’s stock, whether occurring contemporaneously or pursuant to a single plan, by which stockholders or groups of stockholders, each of whom owns or is deemed to own directly or indirectly at least 5% of the Company’s stock, increase their ownership of the Company’s stock by more than 50 percentage points within a three-year period. We intend to take the position that the Series J preferred stock is not “stock” for purposes of determining an ownership change under Section 382 of the Code, as described above. Assuming the Series J preferred stock is not “stock” for purposes of Section 382 of the Code, the transfer of Series J preferred stock of Motricity or Series J preferred stock of Mobile Systems Corp. should not trigger an ownership change with respect to our stock.

Furthermore, the terms of our Series J preferred stock give Series J preferred stockholders the right to require us a redeem their shares of Series J preferred stock if we are not able to implement measures intended to protect our NOLs by April 9, 2013, or if we undergo an ownership change having the effect of limiting our ability to use our NOLs (provided that a holder of Series J preferred stock whose shares were not voted for the Reorganization or who causes such ownership change does not have a right to require such redemption). In addition, the repayment of our term loan could be accelerated if such an ownership change were to occur or if the Series J preferred stockholders were to become exercisable.

The board of directors believes the best interests of Motricity and its stockholders will be served by adopting provisions that are designed to restrict direct and indirect transfers of the Company’s common stock if such transfers will affect the percentage of stock that is treated as owned by a 5% stockholder. In order to implement these transfer restrictions, the Company must consummate the Reorganization so that the transfer restrictions can be included in the certificate of incorporation of Mobile Systems Corp. This proxy statement/prospectus refers to these provisions as the “transfer restrictions.”

As of November 30, 2012, the Company does not believe that it has experienced an ownership change, but calculating whether an ownership change has occurred is subject to inherent uncertainty. This uncertainty results from the complexity and ambiguity of the Section 382 provisions, as well as limitations on the knowledge that any publicly traded company can have about the ownership of and transactions in its securities.

The transfer restrictions will be included as Article Twelfth in the certificate of incorporation of Mobile Systems Corp. Stockholders are urged to read carefully the accompanying Appendix B, which sets forth the complete text of the certificate of incorporation of Mobile Systems Corp. that will be in effect after the Reorganization.

Limitations on use of NOLs

The benefit of the NOLs to the Company can be reduced or eliminated under Section 382 of the Code if the Company experiences an “ownership change,” as defined in Section 382. Generally, an ownership change can occur through one or more acquisitions, whether occurring contemporaneously or pursuant to a single plan, by which one or more stockholders, each of whom owns or is deemed to own directly or indirectly 5% or more in value of a corporation’s stock, increase their aggregate percentage ownership by more than 50 percentage points over the lowest percentage of stock owned by such stockholders (with the lowest percentage measured separately for each stockholder) at any time during the preceding three-year period. The amount of the increase in the percentage of stock ownership of each 5% stockholder is computed separately, and each such increase is then added together with any other such increases to determine whether an ownership change has occurred. For this purpose, all holders who own less than 5% of a corporation’s stock are generally treated together as one 5% stockholder (although in some circumstances these smaller holders may be counted as two or more separate stockholders, with each being a “public group” and a separate 5% stockholder, for purposes of Section 382 of the Code). Transactions in the public markets among stockholders owning less than 5% of the equity securities generally do not affect the calculation of an ownership change (but can if a corporation has more than one public group). In addition, certain constructive ownership rules, which generally attribute ownership of stock owned by estates, trusts, corporations, partnerships or other entities to the ultimate indirect individual owner thereof, or to related individuals, are applied in determining the level of stock ownership of a particular stockholder. Special rules can result in the treatment of options (including warrants) or other similar interests as having been exercised if such treatment would result in an ownership change. All percentage determinations are based on the fair market value of a corporation’s stock.

For example, if a single investor acquired 50.1% of the Company’s common stock in a three-year period, a change of ownership would occur. Similarly, if ten persons, none of whom owned the Company’s common stock, each acquired slightly over 5% of the Company’s common stock within a three-year period (so that such persons owned, in the aggregate, more than 50%), an ownership change would occur.

If the Company were to experience an ownership change, then the amount of taxable income in any year (or portion of a year) subsequent to the ownership change that could be offset by NOLs from periods prior to such ownership change could not exceed the product obtained by multiplying (i) the aggregate value of the Company’s common stock immediately prior to the ownership change (with certain adjustments) by (ii) the then applicable federal long-term tax exempt rate (this resulting product is referred to as the Section 382 limitation). If the Company experiences an ownership change for tax purposes, the Section 382 limitation would be reduced to zero in the event the Company was deemed to fail to continue the business enterprise that the Company engaged in before the ownership change for the two-year period following the ownership change. Any portion of the annual Section 382 limitation amount not utilized in any year may be carried forward and increase the available Section 382 limitation amount for the succeeding tax year. Thus, an ownership change could significantly reduce or eliminate the annual utilization of the Company’s NOLs and cause a substantial portion or all of such NOLs to expire prior to their use.

Summary of Transfer Restrictions

The following is a summary of the proposed transfer restrictions. This summary is qualified in its entirety by reference to the full text of the proposed transfer restrictions, which is contained in Article Twelfth of the certificate of incorporation of Mobile Systems Corp. and set forth in the accompanying Appendix B. Stockholders are urged to read in their entirety the transfer restrictions set forth in the accompanying Appendix B.

Prohibited Transfers. The transfer restrictions generally will restrict any direct or indirect transfer (such as transfers of common stock of Mobile Systems Corp. that result from the transfer of interests in other entities that own common stock of Mobile Systems Corp.) if the effect would be to:

1.	increase the direct or indirect ownership of Mobile Systems Corp. common stock by any person (or public group) from less than 5% to 5% or more of the common stock of Mobile Systems Corp.; or

2.	increase the percentage of Mobile Systems Corp. common stock owned directly or indirectly by any person (or public group) owning or deemed to own 5% or more of the common stock of Mobile Systems Corp.

Transfers included under the transfer restrictions include sales to persons (or public groups) whose resulting percentage ownership (direct or indirect) of stock would exceed the 5% thresholds discussed above. Complicated rules of constructive ownership, aggregation, segregation, combination and other stock ownership rules prescribed by the Code (and related regulations) will apply in determining whether a person or group of persons constitute a 5% stockholder under Section 382 and whether less than 5% stockholders will be treated as one or more “public groups,” each of which is a 5% stockholder under Section 382. Issuances of securities by Mobile Systems Corp. (including securities issued pursuant to exercises of warrants or options) would not be subject to the transfer restrictions.

For purposes of determining the existence and identity of, and the amount of stock owned by, any stockholder, Mobile Systems Corp. will be entitled to rely conclusively on (a) the existence or absence of filings with the SEC of Schedules 13D and 13G (or any similar SEC filings) as of any date and (b) Mobile Systems Corp.’s actual knowledge of the ownership of its stock. The transfer restrictions will include the right to require a proposed transferee, as a condition to registration of a transfer of common stock, to provide all information reasonably requested regarding such person’s direct and indirect ownership of Mobile Systems Corp.’s common stock. The transfer restrictions may result in the delay or refusal of certain requested transfers of Mobile Systems Corp.’s common stock.

As a result of these rules, the transfer restrictions could result in prohibiting ownership (thus requiring dispositions) of common stock of Mobile Systems Corp. as a result of a change in the relationship between two or more persons or entities, or of a transfer of an interest in an entity other than Mobile Systems Corp., such as an interest in an entity that, directly or indirectly, owns stock of Mobile Systems Corp. The transfer restrictions will also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by Section 382) in respect of Mobile Systems Corp. stock to the extent that, in certain circumstances, creation, transfer or exercise of the option would result in a proscribed level of ownership. We intend to take the position that the Series J preferred stock is not “stock” for purposes of determining an ownership change under Section 382 of the Code, as described above. Assuming the Series J preferred stock is not “stock” for purposes of Section 382 of the Code, the transfer of Series J preferred stock or Series J preferred stock of Mobile Systems Corp. should not trigger an ownership change with respect to our stock.

Consequences of Prohibited Transfers. Upon adoption of the transfer restrictions, any direct or indirect transfer attempted in violation of the restrictions would be void as of the date of the purported transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of Mobile Systems Corp.’s common stock would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the shares of common stock owned in violation of the restrictions for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such shares, or in the case of options, receiving stock in respect of their exercise. In this proxy statement/prospectus, stock acquired in violation of the transfer restrictions is referred to as “excess stock.”

In addition to the purported transfer being void as of the date of the purported transfer, upon demand, the purported transferee must transfer the excess stock to Mobile Systems Corp.’s agent along with any dividends or other distributions paid with respect to such excess stock. Mobile Systems Corp.’s agent is required to sell such excess stock in an arms’ length transaction (or series of transactions) that would not constitute a violation under the transfer restrictions. The net proceeds of the sale, together with any other distributions with respect to such excess stock received by Mobile Systems Corp.’s agent, after deduction of all costs incurred by the agent, will be distributed first to the purported transferee in an amount, if any, equal to the cost (or in the case of gift, inheritance or similar transfer, the fair market value of the excess stock on the date of the violative transfer)

incurred by the purported transferee to acquire such excess stock, and the balance of the proceeds, if any, will be distributed to a charitable beneficiary. If the excess stock is sold by the purported transferee, such person will be treated as having sold the excess stock on behalf of the agent, and will be required to remit all proceeds to Mobile Systems Corp.’s agent (except to the extent Mobile Systems Corp. grants written permission to the purported transferee to retain an amount not to exceed the amount such person otherwise would have been entitled to retain had Mobile Systems Corp.’s agent sold such shares).

Any stockholder who knowingly violates the transfer restrictions will be liable for any and all damages suffered by Mobile Systems Corp. as a result of such violation, including damages resulting from a reduction in or elimination of the ability to utilize the NOLs and any professional fees incurred in connection with addressing such violation. With respect to any transfer of stock which does not involve a transfer of “securities” of Mobile Systems Corp. within the meaning of the Delaware General Corporation Law but which would cause any 5% stockholder to violate the transfer restrictions, the following procedure will apply in lieu of those described above. In such case, no such 5% stockholder shall be required to dispose of any interest that is not a security of Mobile Systems Corp., but such 5% stockholder and/or any person whose ownership of securities of Mobile Systems Corp. is attributed to such 5% stockholder will be deemed to have disposed of (and will be required to dispose of) sufficient securities, simultaneously with the transfer, to cause such 5% stockholder not to be in violation of the transfer restrictions, and such securities will be treated as excess stock to be disposed of through the agent under the provisions summarized above, with the maximum amount payable to such 5% stockholder or such other person that was the direct holder of such excess stock from the proceeds of sale by the agent being the fair market value of such excess stock at the time of the prohibited transfer.

Modification and Waiver of Transfer Restrictions. The board of directors of Mobile Systems Corp. will have the discretion to approve a transfer of stock that would otherwise violate the transfer restrictions. If the board of directors of Mobile Systems Corp. decides to permit a transfer that would otherwise violate the transfer restrictions, then that transfer or later transfers may result in an ownership change that could limit the Company’s use of the NOLs. As a condition to granting an exemption from the transfer restrictions, the board of directors may require an opinion of counsel (the cost of which will be borne by the transferor and/or the transferee) that the transfer will not result in a limitation on the use of the NOLs under Section 382.

Expiration of Transfer Restrictions

The transfer restrictions will remain in effect until the board of directors determines that an ownership change would not result in a substantial limitation on our ability to use our NOLs, that no significant value attributable to the NOLs would be preserved by continuing the transfer restrictions or that such restrictions are no longer in our best interests. Our board of directors is required to review and consider the necessity of the transfer restrictions at least once every three years from the Effective Date, or at any other time the board of directors reasonably determines it appropriate. In addition, our board of directors intends to submit the continued existence of the transfer restrictions for advisory review by our stockholders at or within one year prior to December 15, 2015 and the last day of the calendar year of every third anniversary thereafter. We estimate that the latest date of expiration of the NOLs is 2032.

Reasons for Transfer Restrictions

The purpose of the transfer restrictions is solely to help preserve the long-term value of the Company’s accumulated NOLs. The proposed transfer restrictions are designed to prohibit certain transfers of the Company’s stock in excess of amounts that, because of provisions of the Code, could inhibit the Company’s ability to use the Company’s NOLs to reduce future income tax liability.

Furthermore, the terms of our Series J preferred stock give Series J preferred stockholders the right to require us a redeem their shares of Series J preferred stock if we are not able to implement measures intended to protect our NOLs by April 9, 2013, or if we undergo an ownership change having the effect of limiting our ability to use our NOLs, and the repayment of our term loan could be accelerated if such an ownership change were to occur or if the Series J preferred stockholders’ rights of redemption were to become exercisable.

The transfer restrictions may have anti-takeover effects because they will restrict the ability of a person or group from accumulating an aggregate of 5% or more of stock of Mobile Systems Corp. and the ability of persons or groups now owning 5% or more of common stock of Mobile Systems Corp. from acquiring additional common stock. The transfer restrictions are not in response to any effort to accumulate the common stock or to obtain control of Motricity. The Company’s board of directors considers the transfer restrictions to be reasonable and in the best interests of Motricity and its stockholders because the transfer restrictions reduce certain of the risks related to the Company’s future use of the NOLs. In the opinion of the board of directors, the fundamental importance to the Company’s stockholders of maintaining the availability of the NOLs is a more significant consideration than the indirect “anti-takeover” effect the transfer restrictions may have or the cost and expense of preparing this proxy statement/prospectus, soliciting proxies in favor of the Reorganization and holding the annual meeting.

RISK FACTORS RELATED TO THE REORGANIZATION

You should carefully consider the risk factors described below as well as other information provided to you in this proxy statement/prospectus in deciding how to vote on the Reorganization. If any of the following risk factors actually occur, Mobile Systems Corp.’s (or, if the Reorganization does not occur Motricity’s) business and the value of its common stock could be materially adversely affected. You should also consider the other information contained in or mailed with this proxy statement/prospectus, including the Company’s Annual Report on Form 10-K as filed with the SEC on March 10, 2012, our Current Report on Form 8-K filed on May 25, 2012, which contains our financial statements recast to present certain information.

Risks Related to the Reorganization and Transfer Restrictions

The imposition of transfer restrictions may cause the market price of Mobile Systems Corp.’s common stock to decline.

If the Reorganization is approved and completed, you will receive shares of common stock of Mobile Systems Corp. as the parent company of Motricity after the Reorganization. These shares will be subject to the transfer restrictions described in this proxy statement/prospectus. These transfer restrictions currently do not apply to Motricity common stock. It is possible that the transfer restrictions will have an adverse effect on the liquidity and market price of Mobile Systems Corp. common stock. Because of the implementation of the transfer restrictions, we cannot assure you that the market price of the shares of Mobile Systems Corp. common stock will be comparable to the market price of Motricity’s common stock. If the transfer restrictions are approved, they will remain in effect until our stockholders vote to terminate such restrictions or board of directors determines that an ownership change would not result in a substantial limitation on our ability to use our NOLs, that no significant value attributable to the NOLs would be preserved by continuing the transfer restrictions or that such restrictions are no longer in our best interests. Our board of directors is required to review and consider the necessity of the transfer restrictions at least once every three years from the Effective Date, or at any other time the board of directors reasonably determines it appropriate. In addition, our board of directors is required to submit the continued existence of the transfer restrictions for review by our stockholders at or within one year prior to December 31, 2015 and the last day of the calendar year of every third anniversary thereafter. We estimate that the latest date of expiration of the NOLs is 2032.

The IRS could challenge the Company’s position with respect to the Federal Tax Consequences of the Reorganization to Stockholders

If you own both common stock and Series J preferred stock in Motricity, the Company believes that the Reorganization should be treated as two separate exchanges governed by Section 351 of the Code (an exchange of your shares of Motricity common stock for shares of Mobile Systems Corp. common stock and an exchange of your shares of Motricity Series J preferred stock for shares of Mobile Systems Corp. Series J preferred stock) and that (a) the exchange of your shares of Motricity common stock for Mobile Systems Corp. common stock will be tax-free and the basis and the holding period that you had in your Motricity common stock will carry over to your Mobile Systems Corp. common stock, (b) the exchange of your Series J preferred stock for Mobile Systems Corp. Series J preferred stock will result in gain recognition to the extent of the lesser of the gain realized or the fair market value of the Mobile Systems Corp. Series J preferred stock received (to the extent that you realize a loss on the exchange, the loss will not be recognized since the exchange is governed by section 351 of the Code), and (c) you will receive a fair market value basis in your shares of Mobile Systems Corp. Series J preferred stock, and the holding period will commence on the day following the exchange. The IRS may challenge this position and assert that each share of Motricity common stock and Series J preferred stock is being exchanged for a combination of Mobile Systems Corp. common and Series J preferred stock in a proportion equal to the relative value of the of the Mobile Systems Corp. common and Series J preferred stock received. If an IRS challenge were successful, holders of common stock and Series J preferred stock with an ‘unrealized gain in their shares of common stock might have to recognize gain to the extent of the lesser of the gain realized or the proportionately allocable value of the Mobile Systems Corp. Series J preferred stock received, since the Series J preferred stock might be viewed as boot received in the exchange.

If you hold warrants, Series J preferred stock and common stock and exchange those warrants and shares for Mobile Systems Corp. common stock, Series J preferred stock, and warrants, the Company believes that the reorganization should be treated as three separate exchanges governed by Section 351 of the Code (an exchange of your shares of Motricity common stock for shares of Mobile Systems Corp. common stock, an exchange of your shares of Motricity Series J preferred stock for shares of Mobile Systems Corp. Series J preferred stock, and an exchange of your Motricity warrants for Mobile Systems Corp. warrants) and that (a) the exchange of your shares of Motricity common stock for Mobile Systems Corp. common stock will be tax-free and the basis and the holding period that you had in your Motricity common stock will carry over to your Mobile Systems Corp. common stock, (b) the exchange of your Series J preferred stock for Mobile Systems Corp. Series J preferred stock will result in gain recognition to the extent of the lesser of the gain realized or the fair market value of the Mobile Systems Corp. Series J preferred stock received (to the extent that you realize a loss on the exchange, the loss will not be recognized since the exchange is governed by section 351 of the Code), (c) you will receive a fair market value basis in your shares of Mobile Systems Corp. Series J preferred stock, and the holding period will commence on the day following the exchange, (d) the exchange of your warrants for Mobile Systems Corp. warrants will result in gain recognition to the extent of the lesser of the gain realized or the fair market value of the Mobile Systems Corp. Series J preferred stock received (to the extent that you realize a loss on the exchange, the loss will not be recognized since the exchange is governed by section 351 of the Code), and (e) you will receive a fair market value basis in your Mobile Systems Corp. warrants, and the holding period will commence on the day following the exchange.

However, the IRS may challenge the position and assert that each share of common stock, each share of Series J preferred stock and each warrant is being exchanged for a combination of Mobile Systems Corp. common stock, Series J preferred stock and warrants in a proportion equal to the relative value of the of the Mobile Systems Corp. common stock, Series J preferred stock and warrants received. If an IRS challenge were successful, holders of common stock with an unrealized gain in their common shares might have to recognize gain to the extent of the lesser of the gain realized or the proportionately allocable value of the Series J preferred stock and warrants received, since the preferred stock and warrants might be viewed as boot received in the exchange.

The transfer restrictions may impede or discourage efforts by a third party to acquire Mobile Systems Corp., even if doing so would benefit Mobile Systems Corp. stockholders.

Although the transfer restrictions are designed as a protective measure to preserve the NOLs, the transfer restrictions may have the effect of impeding or discouraging a merger, tender offer or proxy contest, even if such a transaction may be favorable to the interests of some or all of the stockholders of Mobile Systems Corp. This effect might prevent stockholders from realizing an opportunity to sell all or a portion of their shares of common stock of Mobile Systems Corp. at a premium above market prices. In addition, the transfer restrictions may delay the assumption of control by a holder of a large block of the common stock of Mobile Systems Corp. and the removal of incumbent directors and management, even if such removal may be beneficial to some or all of the stockholders of Mobile Systems Corp.

The transfer restrictions may not be enforceable, and an ownership change may occur with the result that the ability to use the NOLs could be severely limited.

The transfer restrictions could be challenged, and a court could refuse to enforce them. It also is possible that the United States Internal Revenue Service (the “IRS”) and other tax authorities could take the position that the transfer restrictions were not effective and did not protect the company from an ownership change for tax purposes.

Shares of common stock of Mobile Systems Corp. could be delisted from NASDAQ.

Even if the proposed Mobile Systems Corp. Reverse Stock Split is approved and consummated, the market price per share of the common stock of Mobile Systems Corp. may not rise in proportion to the Exchange Ratio. The market price per share of common stock of Mobile Systems Corp. may not remain in excess of the $1.00 minimum bid price as required by the NASDAQ Global Select Market, or Mobile Systems Corp. may not otherwise meet the additional requirements for continued listing on the NASDAQ Global Select Market. The market price of the common stock of Mobile Systems Corp. will also be based on Mobile Systems Corp.’s performance and other factors, some of which are unrelated to the number of shares outstanding. On June 14, 2012, Motricity received a letter from NASDAQ advising that for the previous 30 consecutive business days, the bid price of the Company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the NASDAQ Global Select Market pursuant to NASDAQ Marketplace Rule 5450(a)(1). Pursuant to NASDAQ rules, we had until December 11, 2012 to regain compliance with the Minimum Bid Requirement. On December 13, 2012, we received a Delisting Notice from NASDAQ notifying the us that we have not regained compliance the Minimum Bid Requirement and, accordingly, will be delisted from the NASADAQ Global Select Market unless we request an appeal of the determination to delist our common stock, trading of our common stock will be suspended at the opening of business on December 24, 2012, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s common stock from listing on NASDAQ. If we file a request to appeal before 4:00 pm Eastern Time on December 20, 2012, delisting action will be stayed while the appeal is pending. We plan to request an appeal. There can be no assurances that an appeal will be successful.

Risks Related to the Mobile Systems Corp.’s Future use of NOLs

Future legislation may result in Mobile Systems Corp. being unable to realize the tax benefits of the NOLs.

It is possible that legislation or regulations will be adopted that would limit Mobile Systems Corp.’s ability to use the tax benefits associated with the NOLs. We are not aware, however, of any proposed changes in the tax laws or regulations that would materially affect the ability of Mobile Systems Corp. to use the NOLs.

Mobile Systems Corp. may not be able to make use of the existing tax benefits of the NOLs because Mobile Systems Corp. may not generate taxable income.

The use of the NOLs is subject to uncertainty because it is dependent upon the amount of taxable income and capital gains generated by Mobile Systems Corp. and its consolidated subsidiaries We have not, to date, generated taxable income on an annual basis, and there can be no assurance that Mobile Systems Corp. will have sufficient taxable income or capital gains in future years to use the NOLs before they expire.

The IRS could challenge the amount of the NOLs or claim that the Company or Mobile Systems Corp. experienced an ownership change, which could reduce the amount of NOLs that Mobile Systems Corp. can use.

The amount of the NOLs has not been audited or otherwise validated by the IRS. The IRS could challenge the amount of the NOLs, which could result in an increase Mobile Systems Corp.’s future income tax liability. In addition, calculating whether an ownership change has occurred is subject to uncertainty, both because of the complexity and ambiguity of Section 382 and because of limitations on a publicly traded company’s knowledge as to the ownership of, and transactions in, its securities. Therefore, we cannot assure you that a governmental authority will not claim that the Company or Mobile Systems Corp. experienced an ownership change and attempt to reduce or eliminate the benefit of the NOLs even though the stock of Mobile Systems Corp. is subject to the transfer restrictions.

The Company’s business could be adversely affected if the Reorganization is not approved.

There are currently no restrictions in place that prohibit transfers of Motricity’s common stock that would jeopardize the NOLs. If the Reorganization is not approved, we will not have the ability to prohibit such transfers. As a result, an ownership change could occur. An ownership change could severely limit our ability to use the NOLs. Our ability to use the NOLs to reduce its future liability to pay federal income tax is an important aspect of our business strategy. If we are not able to implement measures intended to protect our NOLs by April 9, 2013, or if such an ownership change does occur, the repayment of our $20 million term loan may be accelerated and the holders of our $28 million of Series J preferred stock would have the right to redeem their shares. If the Reorganization is not approved and we are required to redeem the Series J preferred stock and repay our term loan, we may not have sufficient capital to do so or to continue normal operations and you could lose your entire investment.

The foregoing description of the Reorganization is qualified by reference to the Agreement and Plan of Reorganization filed as Appendix A hereto, which is incorporated herein by reference.

The affirmative vote majority of holders of our issued and outstanding common stock and issued and outstanding Series J preferred stock, voting together as a single class (with each share of common stock having one vote and each share of Series J preferred stock having 40 votes), is necessary to approve the Reorganization.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE REORGANIZATION.

PROPOSAL NO. 2—PROPOSAL TO AUTHORIZE AMENDMENT OF MOBILE SYSTEMS CORP. CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

Proposal No. 2 for the Annual Meeting is a proposal to authorize an amendment to the Mobile Systems Corp. certificate of incorporation to effect a reverse stock split of the outstanding shares of Mobile Systems Corp. common stock if the proposal to effect the Reorganization (Proposal No. 1) is approved, the Reorganization is consummated and the board of directors determines such Mobile Systems Reverse Split will increase the likelihood that the Mobile Systems Corp. common stock would maintain its listing on the NASDAQ Global Select Market.

Our board of directors has unanimously adopted resolutions approving a proposal to amend the Mobile Systems Corp. certificate of incorporation to effect a reverse stock split of all outstanding shares of Mobile Systems Corp. common stock at the Exchange Ratio. If this proposal is approved, the board of directors will retain the rights to abandon and not effect the Mobile Systems Reverse Split. However, if the board of directors determines to implement the Mobile Systems Reverse Split, it will become effective upon filing the amendment to the Mobile Systems Corp. certificate of incorporation with the Secretary of State of the State of Delaware or at such later date specified therein. The board of directors’ determination of when, if at all, to effect the split will be based upon many factors, including existing and expected marketability and liquidity of the common stock, prevailing market trends and conditions and the likely effect of the Mobile Systems Reverse Split on the market price of Mobile Systems Corp. common stock. If the Mobile Systems Reverse Split is implemented, the number of issued and outstanding shares of Mobile Systems Corp. common stock would be reduced in accordance with the Exchange Ratio.

If the proposed Reorganization contemplated by Proposal No. 1 of this prospectus/proxy statement is not approved or is approved but is otherwise not consummated, and as a result thereof Mobile Systems Corp. is not the parent company of Motricity and is not a public company, we would not implement the Mobile Systems Reverse Split contemplated by Proposal No. 2. In that event, our board of directors is seeking stockholder approval of the Mobile Systems Reverse Split so we have the flexibility to seek to maintain our NASDAQ listing in the event the proposed Reorganization is consummated.

The text of the form of amendment to the Mobile Systems Corp. certificate of incorporation, which would be filed with the Secretary of State of the State of Delaware to effect the Mobile Systems Reverse Split, is set forth in Appendix D to this prospectus/proxy statement.

Purpose of the Mobile Systems Corp. Reverse Stock Split

The purpose of the Mobile Systems Reverse Split is to increase the market price per share of the Mobile Systems Corp. common stock. If the Reorganization is consummated, Mobile Systems Corp.’s common stock will be listed on the NASDAQ Global Select Market. As we have previously disclosed, on June 14, 2012, we received a notice from NASDAQ advising us that for the previous 30 consecutive business days, the bid price of our shares had closed below the minimum $1.00 per share requirement for continued listing. This requirement applies to Motricity’s common stock and will also apply to Mobile Systems Corp. common stock if the Reorganization is approved. Pursuant to NASDAQ rules, we had until December 11, 2012 to regain compliance with the Minimum Bid Requirement. On December 13, 2012, we received a Delisting Notice from NASDAQ notifying the us that we have not regained compliance the Minimum Bid Requirement and, accordingly, that our common stock will be delisted from the NASADAQ Global Select Market. The Delisting Notice states that unless we request an appeal of the determination to delist our common stock, trading of our common stock will be suspended at the opening of business on December 24, 2012, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s common stock from listing on NASDAQ. If we file a request to appeal before 4:00 pm Eastern Time on December 20, 2012, delisting action will be stayed while the appeal is pending. We plan to request an appeal. There can be no assurances that an appeal will be successful. Therefore, if the Reorganization is approved and consummated, we are proposing to effect a the Mobile Systems Reverse Split such that shares of Mobile Systems Corp. common stock issued and outstanding prior to the Mobile Systems Reverse Split will be exchanged for shares of Mobile Systems Corp. common stock at the Exchange Ratio.

The closing sale price of the Motricity common stock on December 13, 2012 was $0.75 per share. The board of directors has considered the potential harm to the Company of a delisting from the NASDAQ Global Select Market and believes that fixing the Exchange Ratio at one for one for ten is necessary to help meet the NASDAQ Global Select Market’s minimum bid price listing standard and maintain its listing on the NASDAQ Global Select Market.

Material Effects of Fixing the Exchange Ratio at One for Ten

Following the effective date of the Mobile Systems Reverse Split, each holder of Mobile Systems Corp. common stock will own a reduced number of shares. However, the Mobile Systems Reverse Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interests, proportionate voting power or other rights, except to the extent that the Mobile Systems Reverse Split results in any of the stockholders owning a fractional share. In lieu of issuing fractional shares of common stock, Mobile Systems Corp. will directly pay each stockholder who would otherwise have been entitled to a fraction of a share an amount in cash equal to the closing sale price of the common stock, as quoted by NASDAQ on the date the Mobile Systems Reverse Split is effected, multiplied by the fractional share amount. The number of Mobile Systems Corp. stockholders of record will not be affected by the Mobile Systems Reverse Split, except to the extent that any Mobile Systems Corp. stockholder holds only a fractional share following the Mobile Systems Reverse Split and receives cash for such fractional share, as described herein.

The amendment to the Mobile Systems Corp. certificate of incorporation to effect the reverse stock split, in and of itself, will not change the number of authorized shares of Mobile Systems Corp. common stock. As a result, one of the effects of the Mobile Systems Reverse Split will be to effectively increase the proportion of authorized shares of Mobile Systems Corp. common stock which are unissued relative to those which are issued. This could result in Mobile Systems Corp. having the ability to issue more shares without further stockholder approval, unless required by NASDAQ to obtain stockholder approval. The increased proportion of unissued authorized shares to issued shares could be used by the Mobile Systems Corp. board of directors to make more difficult, and thereby discourage, delay or prevent, an attempt to acquire control of Mobile Systems Corp. For example, the shares could be privately placed with investors who might support the Mobile Systems Corp. board of directors in opposing a hostile takeover. The issuance of new shares also could be used to dilute the stock ownership and voting power of a third party seeking to effect a change in the composition of the board of directors or contemplating a tender offer or other transaction for the combination of Mobile Systems Corp. with another company. While the amendment to the Mobile Systems Corp. certificate of incorporation to effect a reverse stock split may have potential antitakeover effects, it is not prompted by any specific effort or takeover threat currently perceived by the Mobile Systems Corp. board of directors or management. Mobile Systems Corp. does not have any current plan, commitment, arrangement, understanding, or agreement, written or oral, to issue shares of Mobile Systems Corp. common stock, other than in connection with the Reorganization and to satisfy obligations under outstanding options and warrants to purchase shares of Mobile Systems Corp., each of which will be assumed by Mobile Systems Corp. in connection with the Reorganization (as more fully described elsewhere in this proxy statement/prospectus).

Effective Date

The reverse stock split will become effective on the date of filing of the certificate of amendment to the Mobile Systems Corp. certificate of incorporation with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, on the effective date of the reverse stock split, shares of Mobile Systems Corp. common stock issued and outstanding immediately prior to such effective date will be combined and converted, automatically and without any action on the part of the Mobile Systems Corp. stockholders, into new shares of Mobile Systems Corp. common stock in accordance with the Exchange Ratio.

Fractional Shares

Mobile Systems Corp. will not issue fractional shares in connection with the Mobile Systems Reverse Split. Instead, any fractional share will be paid in cash in an amount equal to the closing sale price of the common stock, as quoted by NASDAQ on the date the Mobile Systems Reverse Split is effected, multiplied by the fractional share amount.

Exchange of Stock Certificates

As soon as practicable following the effective date of the reverse stock split, Mobile Systems Corp. stockholders will be notified that the reverse stock split has been effected. Mobile Systems Corp.’s transfer agent will act as exchange agent for purposes of implementing the exchange of common stock certificates. Holders of pre-reverse stock split shares will be asked to surrender to the exchange agent common stock certificates representing pre-reverse stock split shares in exchange for common stock certificates representing post-reverse stock split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the exchange agent. No new certificates will be issued to a Mobile Systems Corp. stockholder until such stockholder has surrendered such stockholder’s outstanding common stock certificate(s), together with the properly completed and executed letter of transmittal to the exchange agent. Mobile Systems Corp. stockholders should not destroy any Mobile Systems Corp. stock certificates and should not submit any such certificates until requested to do so.

Accounting Consequences

The par value per share of Mobile Systems Corp. common stock will remain unchanged at $0.001 per share following the Mobile Systems Reverse Split. As a result, on the effective date of the Mobile Systems Reverse Split, the stated capital on Mobile Systems Corp.’s balance sheet attributable to Mobile Systems Corp. common stock will be reduced proportionally, based on the Exchange Ratio, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of Mobile Systems Corp. common stock outstanding. Mobile Systems Corp. does not anticipate that any other accounting consequences will arise as a result of the Mobile Systems Reverse Split.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion summarizes the anticipated material U.S. federal income tax consequences of the reverse stock split. This summary is based upon current provisions of the Code, existing Treasury Regulations, and current administrative rulings and court decisions, all of which are subject to change and to differing interpretations, possibly with retroactive effect. Any such change could alter the tax consequences to Mobile Systems Corp. or the Mobile Systems Corp. stockholders, as described in this summary. This summary is not binding on the IRS, and there can be no assurance that the IRS (or a court, in the event of an IRS challenge) will agree with the conclusions stated herein. No ruling has been or will be requested from the IRS in connection with the reverse stock split.

This discussion is not intended to be a complete analysis or description of all potential U.S. federal income tax consequences of the reverse stock split. Moreover, this discussion does not address U.S. federal income tax consequences of the reverse stock split that may vary with individual circumstances. In addition, the discussion set forth below does not address any U.S. federal non-income tax or any state, local or foreign tax consequences of the reverse stock split and does not address the tax consequences of any transaction other than the reverse stock split.

The reverse stock split is expected to qualify as a “recapitalization” within the meaning of Section 368(a) of the Code. Assuming the reverse stock split so qualifies, the following consequences will result:

•	no gain or loss will be recognized by Mobile Systems Corp. as a result of the reverse stock split;

•	a Mobile Systems Corp. stockholder generally will recognize no gain or loss upon the receipt of Mobile Systems Corp. common stock in the reverse stock split;

•

a Mobile Systems Corp. stockholder’s aggregate tax basis in the post-reverse stock split shares of Mobile Systems Corp. common stock received in the reverse stock split will be equal to the aggregate tax basis of the pre-reverse stock split shares of Mobile Systems Corp. common stock exchanged therefor; and

•

a Mobile Systems Corp. stockholder’s holding period of the post-reverse stock split shares of Mobile Systems Corp. common stock received in the reverse stock split will include such stockholder’s holding period of the pre-reverse stock split shares exchanged therefor.

Mobile Systems Corp. stockholders are advised and expected to consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split in light of their personal circumstances and the consequences of the reverse stock split under U.S. federal non-income tax laws and state, local, and foreign tax laws.

No Appraisal Rights

Under Delaware law, Mobile Systems Corp. stockholders are not entitled to appraisal rights with respect to the proposed amendment to the Mobile Systems Corp. certificate of incorporation to effect the reverse stock split and Mobile Systems Corp. will not independently provide the Mobile Systems Corp. stockholders with any such rights.

The affirmative vote of the holders of a majority of the shares of common stock issued and outstanding will be required to approve the Mobile Systems Reverse Split. Holders of shares of Series J preferred stock are not entitled to vote on Proposal 2.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PROPOSAL NO. 3—PROPOSAL TO AUTHORIZE AMENDMENT OF MOTRICITY’S RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT IN THE EVENT THE REORGANIZATION IS NOT CONSUMMATED

Proposal No. 3 for the Annual Meeting is a proposal to authorize an amendment to the Motricity restated certificate of incorporation to effect a reverse stock split of our outstanding shares of common stock if the proposal to effect the Reorganization (Proposal No. 1) is not approved or if it is approved but otherwise not consummated, and the board of directors determines such Motricity Reverse Split will increase the likelihood that our common stock would maintain its listing on the NASDAQ Global Select Market.

Our board of directors has unanimously adopted resolutions approving a proposal to amend the Motricity restated certificate of incorporation to effect a reverse stock split of all our outstanding shares of common stock at the Exchange Ratio. If this proposal is approved, the board of directors may decide not to effect the Motricity Reverse Split. However, if the board of directors determines to implement the Motricity Reverse Split, it will become effective upon filing the amendment to the Motricity restated certificate of incorporation with the Secretary of State of the State of Delaware or at such later date specified therein. The board of directors’ determination of when, if at all, to effect the split will be based upon many factors, including existing and expected marketability and liquidity of the common stock, prevailing market trends and conditions and the likely effect of the Motricity Reverse Split on the market price of our common stock. If the Motricity Reverse Split is implemented, the number of issued and outstanding shares of Mobile Systems Corp. common stock would be reduced in accordance with the Exchange Ratio.

If the proposed Reorganization contemplated by Proposal No. 1 of this prospectus/proxy statement is approved and consummated, and as a result thereof Motricity becomes a wholly owned subsidiary of Mobile Systems Corp. whose stock is not publicly traded, we would not implement the Motricity Reverse Split contemplated by Proposal No. 3. Our board of directors is seeking stockholder approval of the Motricity Reverse Split so we have the flexibility to seek to maintain our NASDAQ listing if the proposed Reorganization is not consummated.

The text of the form of amendment to the Motricity restated certificate of incorporation, which would be filed with the Secretary of State of the State of Delaware to effect the Motricity Reverse Split, is set forth in Appendix E to this prospectus/proxy statement.

Purpose of the Motricity Reverse Stock Split

The purpose of the Motricity Reverse Split is to increase the market price per share of our common stock. As we have previously disclosed, on June 14, 2012, we received a notice from NASDAQ advising us that for the previous 30 consecutive business days, the bid price of our shares had closed below the minimum $1.00 per share requirement for continued listing. Pursuant to NASDAQ rules, we had until December 11, 2012 to regain compliance with the Minimum Bid Requirement. On December 13, 2012, we received a Delisting Notice from NASDAQ notifying the us that we have not regained compliance the Minimum Bid Requirement and, accordingly, that our common stock will be delisted from the NASADAQ Global Select Market. The Delisting Notice states that unless we request an appeal of the determination to delist our common stock, trading of our common stock will be suspended at the opening of business on December 24, 2012, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s common stock from listing on NASDAQ. If we file a request to appeal before 4:00 pm Eastern Time on December 20, 2012, delisting action will be stayed while the appeal is pending. We plan to request an appeal. There can be no assurances that an appeal will be successful. Therefore, if the Reorganization is not approved and or is approved but not consummated, we are proposing to effect the Motricity Reverse Split such that shares of common stock issued and outstanding prior to the Motricity Reverse Split will be exchanged for shares of our common stock at the Exchange Ratio.

The closing sale price of the Motricity common stock on December 13, 2012 was $0.75 per share. The board of directors has considered the potential harm to the Company of a delisting from the NASDAQ Global Select

Market and believes that fixing the Exchange Ratio at one for ten is necessary to help us gain compliance with the NASDAQ Global Select Market’s minimum bid price listing standard and maintain its listing on the NASDAQ Global Select Market.

Material Effects of Fixing the Exchange Ratio at One for Ten

Following the effective date of the Motricity Reverse Split, each holder of Motricity common stock will own a reduced number of shares. However, the Motricity Reverse Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interests, proportionate voting power or other rights, except to the extent that the Motricity Reverse Split results in any of the stockholders owning a fractional share. In lieu of issuing fractional shares of common stock, Motricity will directly pay each stockholder who would otherwise have been entitled to a fraction of a share an amount in cash equal to the closing sale price of the common stock, as quoted by NASDAQ on the date the Motricity Reverse Split is effected, multiplied by the fractional share amount. The number of Motricity stockholders of record will not be affected by the Motricity Reverse Split, except to the extent that any Motricity stockholder holds only a fractional share following the Motricity Reverse Split and receives cash for such fractional share, as described herein.

The amendment to the Motricity certificate of incorporation to effect the reverse stock split, in and of itself, will not change the number of authorized shares of Motricity common stock. As a result, one of the effects of the Motricity Reverse Split will be to effectively increase the proportion of authorized shares of Motricity common stock which are unissued relative to those which are issued. This could result in Motricity having the ability to issue more shares without further stockholder approval, unless required by NASDAQ to obtain stockholder approval. The increased proportion of unissued authorized shares to issued shares could be used by the Motricity board of directors to make more difficult, and thereby discourage, delay or prevent, an attempt to acquire control of Motricity. For example, the shares could be privately placed with investors who might support the Motricity board of directors in opposing a hostile takeover. The issuance of new shares also could be used to dilute the stock ownership and voting power of a third party seeking to effect a change in the composition of the board of directors or contemplating a tender offer or other transaction for the combination of Motricity with another company. While the amendment to the Motricity certificate of incorporation to effect a reverse stock split may have potential antitakeover effects, it is not prompted by any specific effort or takeover threat currently perceived by the Motricity board of directors or management. Motricity does not have any current plan, commitment, arrangement, understanding, or agreement, written or oral, to issue shares of Motricity common stock, other than in connection with obligations under outstanding options and warrants to purchase shares of Motricity.

Effective Date

The reverse stock split will become effective on the date of filing of the certificate of amendment to the Motricity certificate of incorporation with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, on the effective date of the reverse stock split, shares of Motricity common stock issued and outstanding immediately prior to such effective date will be combined and converted, automatically and without any action on the part of the Motricity stockholders, into new shares of Motricity common stock in accordance with the Exchange Ratio.

Fractional Shares

Motricity will not issue fractional shares in connection with the Motricity Reverse Split. Instead, any fractional share will be paid in cash in an amount equal to the closing sale price of the common stock, as quoted by NASDAQ on the date the Motricity is effected, multiplied by the fractional share amount.

Exchange of Stock Certificates

As soon as practicable following the effective date of the reverse stock split, Motricity stockholders will be notified that the reverse stock split has been effected. Motricity transfer agent will act as exchange agent for purposes of implementing the exchange of common stock certificates. Holders of pre-reverse stock split shares will be asked to surrender to the exchange agent common stock certificates representing pre-reverse stock split shares in exchange for certificates representing post-reverse stock split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the exchange agent. No new certificates will be issued to a Motricity stockholder until such stockholder has surrendered such stockholder’s outstanding common stock certificate(s), together with the properly completed and executed letter of transmittal to the exchange agent. Motricity stockholders should not destroy any Motricity stock certificates and should not submit any such certificates until requested to do so.

Accounting Consequences

The par value per share of Motricity common stock will remain unchanged at $0.001 per share following the Motricity Reverse Split. As a result, on the effective date of the Motricity Reverse Split, the stated capital on Motricity balance sheet attributable to Motricity common stock will be reduced proportionally, based on the Exchange Ratio, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of Motricity common stock outstanding. Motricity does not anticipate that any other accounting consequences will arise as a result of the Motricity Reverse Split.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion summarizes the anticipated material U.S. federal income tax consequences of the reverse stock split. This summary is based upon current provisions of the Code, existing Treasury Regulations, and current administrative rulings and court decisions, all of which are subject to change and to differing interpretations, possibly with retroactive effect. Any such change could alter the tax consequences to Motricity or the Motricity stockholders, as described in this summary. This summary is not binding on the IRS, and there can be no assurance that the IRS (or a court, in the event of an IRS challenge) will agree with the conclusions stated herein. No ruling has been or will be requested from the IRS in connection with the reverse stock split.

This discussion is not intended to be a complete analysis or description of all potential U.S. federal income tax consequences of the reverse stock split. Moreover, this discussion does not address U.S. federal income tax consequences of the reverse stock split that may vary with individual circumstances. In addition, the discussion set forth below does not address any U.S. federal non-income tax or any state, local or foreign tax consequences of the reverse stock split and does not address the tax consequences of any transaction other than the reverse stock split.

The reverse stock split is expected to qualify as a “recapitalization” within the meaning of Section 368(a) of the Code. Assuming the reverse stock split so qualifies, the following consequences will result:

•	no gain or loss will be recognized by Motricity as a result of the reverse stock split;

•	a Motricity stockholder generally will recognize no gain or loss upon the receipt of Motricity common stock in the reverse stock split;

•

a Motricity stockholder’s aggregate tax basis in the post-reverse stock split shares of Motricity common stock received in the reverse stock split will be equal to the aggregate tax basis of the pre-reverse stock split shares of Motricity common stock exchanged therefor; and

•

a Motricity stockholder’s holding period of the post-reverse stock split shares of Motricity common stock received in the reverse stock split will include such stockholder’s holding period of the pre-reverse stock split shares exchanged therefor.

Motricity stockholders are advised and expected to consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split in light of their personal circumstances and the consequences of the reverse stock split under U.S. federal non-income tax laws and state, local, and foreign tax laws.

No Appraisal Rights

Under Delaware law, Motricity stockholders are not entitled to appraisal rights with respect to the proposed amendment to the Motricity certificate of incorporation to effect the reverse stock split and Motricity will not independently provide the Motricity stockholders with any such rights.

The affirmative vote of the holders of a majority of the shares of common stock issued and outstanding will be required to approve the Motricity Reverse Split. Holders of shares of Series J preferred stock are not entitled to vote on Proposal 3.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 3.

PROPOSAL NO. 4—PROPOSAL TO CHANGE THE NAME OF THE COMPANY FROM MOTRICITY, INC. TO MOBILE SYSTEMS CORP. IF THE REORGANIZATION IS NOT CONSUMMATED

Motricity’s stockholders will also consider at the Annual Meeting a proposal to approve an amendment to Motricity’s Restated Certificate of Incorporation to change Motricity’s name to Mobile Systems Corp., if the Reorganization is not approved or is approved but not consummated. The Company has been taking steps to improve brand recognition for its three lines of business, using the name “Motricity” in its carrier business, the name “Serrano” in its enterprise business and the name “Voltari” in its media business. Limiting the use of the name “Motricity” to the carrier business and not as the name of the combined enterprise is intended to help strengthen brand recognition.

If the Name Change is approved, and the Reorganization is either not approved or approved but not consummated, the proposed amendment to our Restated Certificate of Incorporation would amend Article I of our Restated Certificate of Incorporation in its entirety and is anticipated to be adopted as follows: “The name of this corporation is Mobile Systems Corp.”

The Name Change will become effective upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware. If this proposal is not approved by the stockholders, the name of the corporation will remain Motricity, Inc. Further, if the Reorganization is approved and consummated, the name of the corporation will change in connection therewith and this proposal will no longer be relevant.

The change of our corporate name to Mobile Systems Corp. will not by itself affect in any way the validity of currently outstanding stock certificates or the trading of our securities. Our stockholders will not be required to surrender or exchange any of our stock certificates that they currently hold. Stockholders with certificated shares may continue to hold their existing certificates or receive new certificates reflecting the name change upon tendering their old certificates to our transfer agent.

If the stockholders approve the Name Change, or the Reorganization is approved and consummated, we also intend to apply for a change to our NASDAQ ticker symbol.

The affirmative vote majority of holders of our issued and outstanding common stock and issued and outstanding Series J preferred stock, voting together as a single class (with each share of common stock having one vote and each share of Series J preferred stock having 40 votes), is necessary to approve the Name Change.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 4.

PROPOSAL 5—ELECTION OF DIRECTORS

The board of directors of the Company is currently composed of five members. There is no limit to the number of terms a director may serve and the term of office of each person elected as a director will continue until the next Annual Meeting of stockholders or until a successor has been duly elected and qualified. The board of directors has approved the nomination of Messrs. Firestone, Gary, Icahn, Nelson and Lewis for election and the five nominees have indicated a willingness to serve. A plurality of the shares of common stock present and voting at the Annual Meeting is necessary to elect the nominees for director. Holders of shares of Series J preferred stock are not entitled to vote on Proposal 5. Lady Barbara Judge has chosen not to stand for reelection to the board of directors.

The persons named as proxy in the enclosed form of proxy will vote the proxies received by them for the election of Messrs. Firestone, Gary, Icahn, Nelson and Lewis unless otherwise directed. In the event that any of the nominees become unavailable for election at the Annual Meeting, the persons named as proxy in the enclosed form of proxy may vote for a substitute nominee in their discretion as recommended by the board of directors.

The following table sets forth the name, age and position of each director nominee who, if elected, will serve on the board of directors until the next annual meeting of stockholders:

Name	Age	Position	Director Since
James L. Nelson (1)(2)	62	Chairman of the Board	2011
Jay A. Firestone (2)(4)	55	Director	2011
Hunter C. Gary (1)(3)(4)	38	Director	2007
Brett M. Icahn (2)(3)(4)	33	Director	2010
Kevin Lewis	41	Director	(5)

(1)	Member of our Compensation Committee
(2)	Member of the Strategic Alternatives Committee
(3)	Member of our Governance and Nominating Committee
(4)	Member of our Audit Committee
(5)	Mr. Lewis has never served on the Company’s board of directors.

The biographies of our nominees for director are as follows:

James L. Nelson has served as one of our directors since June 2011 and as chairman of the board since January 2012. Since April 2010, Mr. Nelson has served as a director of Take-Two Interactive Software, Inc., a publisher, developer, and distributor of video games and video game peripherals. Since March 2010, Mr. Nelson has served as a director of Tropicana Entertainment Inc. From May 2005 until November 2007, Mr. Nelson served as a director of Atlantic Coast Entertainment Holdings, Inc. Since December 2003, Mr. Nelson has served as a director of American Entertainment Properties Corp. From April 2003 through April 2010, Mr. Nelson served as a director of Viskase Companies, Inc., a producer of nonedible cellulose casings and nettings. Since June 2001, Mr. Nelson has also served as a director of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises L.P. With respect to each company mentioned above, Mr. Carl C. Icahn, directly or indirectly, either (i) controls such company or (ii) has an interest in such company through the ownership of securities. From 1986 until 2009, Mr. Nelson was Chairman and Chief Executive Officer of Eaglescliff Corporation, a specialty investment banking, consulting and wealth management company. From March 1998 through 2003, Mr. Nelson was Chairman and Chief Executive Officer of Orbit Aviation, Inc., a company engaged in the acquisition and completion of Boeing Business Jets for private and corporate clients. From August 1995 until July 1999, Mr. Nelson was Chief Executive Officer and Co-Chairman of Orbitex Management, Inc., a financial services company in the mutual fund sector. From August 1995 until March 2001, he was on the board of Orbitex Financial Services Group, a provider of financial services. From January 2008 through June 2008, Mr. Nelson served as a director of Shuffle Master, Inc., a gaming manufacturing company. From March 2008 until March

2010, Mr. Nelson was a director of Pacific Energy Resources Ltd., an energy producer. Since April 2008, Mr. Nelson has served as a director of the board of directors of Cequel Communications, an owner and operator of a large cable television system. Because of Mr. Nelson’s experience as the chief executive officer of multiple companies, as well as his previous service as director of several other publicly reporting companies, he is able to provide the board of directors with the perspective of an experienced executive officer and is able to give insight related to the management and operations of a publicly traded company.

Jay A. Firestone has served as one of our directors since July 2011. Since 2006, Mr. Firestone has served as Chairman and Chief Executive Officer at Prodigy Pictures Inc., a leader in the production of quality film, television and cross-platform media. Previously, Mr. Firestone established Fireworks Entertainment in 1996 to produce, distribute and finance television programs and feature films. In 1998, Fireworks Entertainment was acquired by CanWest Global Communications Corporation and Mr. Firestone was named Chairman and Chief Executive Officer and oversaw the company’s Los Angeles and London based television operations as well as its Los Angeles feature film division, Fireworks Pictures. In addition, Mr. Firestone oversaw the company’s interest in New York based IDP Distribution, an independent distribution and marketing company formed by Fireworks in 2000 as a joint venture with Samuel Goldwyn Films and Stratosphere Entertainment. Mr. Firestone has served on the board of directors for the Academy of Canadian Cinema and Television and the Academy of Television Arts and Sciences International Council in Los Angeles. Mr. Firestone has led two successful initial public offerings and in 1998, was nominated for entrepreneur of the year. Mr. Firestone has extensive experience in dealing with financial reporting, which, in addition to his service on another board, enables him to advise our board on a range of matters including financial matters.

Hunter C. Gary has served as one of our directors since 2007. Mr. Gary has served as Senior Vice President of Icahn Enterprises L.P. (a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion) since November 2010. Prior to that time, Mr. Gary has been employed by Icahn Associates Corporation, an affiliate of Icahn Enterprises L.P., in various roles since June 2003, most recently as the Chief Operating Officer of Icahn Sourcing LLC. From 1997 to 2002, Mr. Gary worked at Kaufhof Warenhaus AG, a subsidiary of the Metro Group AG, most recently as a Managing Director. Mr. Gary has been a director of: Federal-Mogul Corporation, a supplier of automotive powertrain and safety components, since October 2012; Viskase Companies Inc., a meat casing company, since August 2012; PSC Metals Inc., a metal recycling company, since May 2012; XO Holdings, a competitive provider of telecom services, since September 2011; Tropicana Entertainment Inc., a company that is primarily engaged in the business of owning and operating casinos and resorts, since March 2010; Tropicana Entertainment Cayman Holdings Co. Ltd. since January 2011; American Railcar Industries, Inc., a railcar manufacturing company, since January 2008; and WestPoint Home LLC, a home textiles manufacturer, since June 2007. Federal-Mogul, Viskase Companies, PSC Metals, XO Holdings, Tropicana Entertainment, American Railcar Industries and WestPoint Home each are indirectly controlled by Carl C. Icahn. Mr. Icahn also has a non–controlling interest in Motricity through the ownership of securities. Mr. Gary is married to Mr. Carl Icahn’s wife’s daughter. Mr. Gary received his B.S. with senior honors from Georgetown University as well as a certificate of executive development from Columbia Graduate School of Business. Mr. Gary has extensive experience in dealing with operations matters for a variety of companies which, in addition to his service on other boards, enables him to advise our board on a range of matters including operations and oversight.

Brett M. Icahn has served as one of our directors since January 2010. Brett Icahn is currently responsible for co-executing a small/mid-cap investment strategy across all industries as a Portfolio Manager of the Sargon Portfolio for Icahn Capital LP, the entity through which Carl C. Icahn manages investment funds. Prior to April 2010, Mr. Icahn served as an investment analyst for Icahn Capital LP and in a variety of investment advisory roles for Carl Icahn since 2002. Mr. Icahn has been a director of: The Hain Celestial Group, Inc., a natural and organic products company, since July 2010; Take-Two Interactive Software Inc., a publisher of interactive entertainment products, since April 2010; Cadus Corporation, a company engaged in the ownership and licensing of yeast-based drug discovery technologies, since January 2010; and American Railcar Industries, Inc., a railcar manufacturing company, since January 2007. Mr. Icahn was previously a director of HowStuffWorks.com, an internet website, from November 2006 until its acquisition by Discovery Communication in December 2007. American Railcar Industries is indirectly controlled by Carl C. Icahn. Mr. Icahn also has or previously had a non–controlling interest in Hain Celestial, Take-Two Interactive Software, Cadus, Motricity and HowStuffWorks.com through the ownership of securities. Brett Icahn is Carl Icahn’s son. Mr. Icahn received a B.A. from Princeton University. Mr. Brett M. Icahn has experience with technology companies, both as a board member and as a founder. In addition, his experience as a portfolio manager and an investment analyst provides him with strong skills in dealing with financial matters.

Kevin Lewis has served as the Chief Marketing Officer of Blockbuster LLC, a video rental retail chain which is a current subsidiary of Dish Network Corp., since 2011. From 2009 until 2011, Mr. Lewis was employed by Blockbuster Inc. as the Senior Vice President of Digital Entertainment. Blockbuster Inc. voluntarily filed for Chapter 11 bankruptcy protection in September 2010 and subsequently emerged from bankruptcy in March 2011 via a sale of the company to Dish Network Corp. Mr. Lewis was employed by subsidiaries of Koninklijke Philips Electronics, an industrial conglomerate which engages in the healthcare, consumer lifestyle and lighting product business worldwide, as the Chief of Strategy and New Business for Philips Consumer Lifestyle from 2007 until 2009 and the Chief of Strategy and Vice-President, Business Development for Philips Consumer Electronics from 2004 until 2007. From 1993 until 2004, Mr. Lewis was a Manager at Boston Consulting Group, a management consulting company. Mr. Lewis received his B.A. in international relations from Stanford University and an MBA, with distinction, from INSEAD. Mr. Lewis’s management and corporate development experience and his experience with the development, implementation and sale of products relying on emerging digital technology will enable him to provide insight and advice as we develop our plans to grow the Company’s business.

Director Independence

The board of directors has determined that each director is an independent director, as such term is defined in the corporate governance rules of the NASDAQ Stock Market, constituting a majority of independent directors on our board of directors as required by the NASDAQ Stock Market rules. In considering independence, the board of directors considered, in addition to relationships disclosed under “Certain Relationships, Related Transactions and Director Independence,” (i) Mr. Gary’s relationships with entities controlled by Mr. Carl C. Icahn described under “Directors and Executive Officers” and that Mr. Gary is married to Mr. Carl C. Icahn’s wife’s daughter, and (ii) Mr. Brett Icahn’s relationships with entities controlled by Mr. Carl C. Icahn described under “Directors and Executive Officers” and that Mr. Brett Icahn is the son of Mr. Carl C. Icahn.

Composition of Our Board

Pursuant to our restated certificate of incorporation and the certificate of incorporation of Mobile Systems Corp. in the event the Reorganization is approved, the office of President and/or Chief Executive Officer, on the one hand, and the position of the chairperson of the board of directors, on the other hand, generally cannot be held by the same person. However, upon the death, resignation or termination of the chairperson, President and/or Chief Executive Officer, our board of directors has the ability to combine these positions for a limited period of time in order to allow our board of directors time to select a successor.

Risk Oversight

Our board of directors is responsible for overseeing the Company’s risk management process. The board of directors focuses on the Company’s general risk management strategy, the most significant risks facing the Company, and ensures that appropriate risk mitigation strategies are implemented by management. The board of directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters.

The board of directors has delegated to the Audit Committee oversight of certain aspects of the Company’s risk management process. Among its duties, the Audit Committee will periodically review and discuss with management the Company’s major risk exposures with respect to the Company’s accounting and financial reporting policies and procedures and the measures management has taken to monitor, measure and control such exposures and elicit recommendations for the improvement of the Company’s risk assessment and mitigation procedures. Our other board committees also consider and address risk as they perform their respective committee responsibilities. All committees report to the full board as appropriate, including when a matter rises to the level of a material risk. The Company’s management is responsible for day-to-day risk management.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our board leadership structure supports this approach.

Meetings of the board of directors and its Committees

The Board met 17 times during the fiscal year ended December 31, 2011 and each of our directors attended at least 75 percent of the total number of meetings of the Board and all committees of the Board on which he or she served. During fiscal 2011, the independent directors of the Board met in executive session during each of the Board’s quarterly regular meetings and at such other Board and committee meetings as the independent directors elected.

The board of directors has a standing Audit Committee, Compensation Committee, Governance and Nominating Committee and Strategic Alternatives Committee. The Board is composed entirely of “independent” directors, as such term is defined in the NASDAQ Stock Market Rules. In addition, the Audit Committee is composed entirely of “independent” directors as such term is defined in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended.

The board of directors has adopted a charter for each of the three standing committees (other than the strategic alternatives committee) that addresses the make-up and functioning of such committee. The board of directors has also adopted corporate governance guidelines, a code of business conduct that applies to all of our employees, officers and directors and a code of ethics (included in the code of business conduct) that applies specifically to senior financial officers. The charters for each of the three standing committees, the corporate governance guidelines, and the code of business conduct, are all publicly available on our website at www.motricity.com.

Audit Committee

Our board of directors has established a standing Audit Committee. The Audit Committee consists of three members: Jay A. Firestone, Hunter C. Gary and Brett M. Icahn, each of whom is a non-employee member of our board of directors. Mr. Firestone is the chairperson of our Audit Committee. Our board of directors has affirmatively determined that Mr. Firestone, Mr. Gary and Mr. Icahn meet the definition of “independent directors” for purposes of serving on an audit committee under applicable SEC and the NASDAQ Stock Market rules. In addition, Mr. Firestone qualifies as our “audit committee financial expert.” A copy of our Audit Committee Charter can be found on our corporate website at www.motricity.com.

The Audit Committee met 11 times during the fiscal year 2011.

Audit Committee Report

In connection with the issuance of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 the audit committee:

1.	Reviewed and discussed with management the Company’s audited financial statements as of December 31, 2011 and 2010 and for the years ended December 31, 2011, 2010 and 2009;

2.	Discussed with Grant Thornton the matters required to be discussed by the Auditing Standards Board Statement of Auditing Standards (SAS) No. 61, as amended; and

3.	Requested and obtained from Grant Thornton the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the audit committee concerning independence, and has discussed with Grant Thornton its independence.

Based on the review and discussions referred to in paragraphs numbered (1)—(3) above, the audit committee recommended to our board of directors that the audited financial statements as of December 31, 2011 and 2010 and for the years ended December 31, 2011, 2010 and 2009 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the Securities and Exchange Commission.

Respectfully Submitted by the

Audit Committee:

Jay A. Firestone, Chairperson

Hunter C. Gary

Brett M. Icahn

Governance and Nominating Committee and Recommendations of Director Candidates

Our board of directors has established a Governance and Nominating Committee. The Governance and Nominating Committee consists of three members: Mr. Gary, Lady Judge and Mr. Icahn, each of whom is a non-employee member of our board of directors. Mr. Gary is the chairperson of our Governance and Nominating Committee. Our board of directors has affirmatively determined that Mr. Gary, Lady Judge and Mr. Icahn meet the definition of independent directors for purposes of serving on a governance and nominating committee under applicable SEC and the NASDAQ Stock Market rules.

In evaluating potential candidates for director, the Governance and Nominating Committee annually reviews and assesses the appropriate and desirable mix of characteristics, skills (including risk assessment skills), expertise and experience for the full Board and each committee, taking into account both current directors and all nominees for election as directors, as well as any diversity objectives and considerations. The Governance and Nominating Committee will consider stockholder recommendations for candidates for the Board using the same criteria.

The Governance and Nominating Committee met 4 times during fiscal year 2011.

The Governance and Nominating Committee considers nominees for election or appointment to our board of directors that are recommended by stockholders. Such recommendations should be submitted in writing to the attention of the Governance and Nominating Committee, c/o Corporate Secretary, Motricity, Inc., 601 108th Avenue Northeast, Suite 900, Bellevue, Washington 98004.

Compensation Committee

Our board of directors has established a Compensation Committee. The Compensation Committee consists of three members: Mr. Gary, Lady Judge and Mr. Nelson, each of whom is a non-employee member of our board of directors. Mr. Gary is the chairperson of our Compensation Committee. Our board of directors has affirmatively determined that Mr. Gary, Lady Judge and Mr. Nelson meet the definition of “independent directors” for purposes of serving on a compensation committee under applicable SEC and the NASDAQ Stock Market rules.

The Compensation Committee met 10 times during fiscal 2011.

Compensation Committee Interlocks and Insider Participation

Mr. Gary, Lady Judge and Mr. Nelson served as members of our Compensation Committee in the last fiscal year and currently serve as members of our Compensation Committee. None of them is or has at any time been one of our officers or employees. None of our executive officers serves as a member of the Compensation Committee or board of directors of any other entity that has an executive officer serving as a member of our board of directors or Compensation Committee.

For additional information regarding Mr. Gary, Lady Judge and Mr. Nelson see the following sections of this Proxy Statement: “Certain Relationships and Related Party Transactions” and “Proposal 5—Election of Directors.”

For further information about our processes and procedures for the consideration and determination of executive and director compensation, please see “Executive Compensation—Compensation Discussion and Analysis,” below.

Strategic Alternatives Committee

Our board of directors has established a Strategic Alternatives Committee to evaluate possible strategic options, including a spin-off, sale or other transaction involving our carrier business and mobile media and enterprise business. The Strategic Alternatives Committee consists of three members: Mr. Nelson, Mr. Firestone and Mr. Icahn, each of whom is a non-employee member of our board of directors. Mr. Nelson is the chairperson of our Strategic Alternatives Committee.

The Strategic Alternatives Committee met 8 times during fiscal 2011.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other of our equity securities. Specific due dates for these reports have been established, and we are required to disclose any failure to file by these dates during fiscal year 2011. Our officers, directors and greater than 10% stockholders are required by the SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, during the fiscal year 2011, other than one filing by Mr. Smith, our former President and interim Chief Executive Officer, in connection with the vesting of some of his restricted stock, which was filed late, we complied with all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners.

Code of Ethics

We have a Code of Business Conduct and Ethics, which applies to all employees, officers and directors of Motricity and its direct and indirect subsidiaries. Our Code of Business Conduct and Ethics meets the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K, and applies to our Chief Executive Officer, Chief Financial Officer (who is both our principal financial and principal accounting officer), as well as all other employees. Our Code of Business Conduct and Ethics is posted on our website at www.motricity.com in the “Corporate Governance” section of our Investor Relations home page.

Attendance by Directors at the Annual Meeting of Stockholders

Our board of directors has scheduled a Board meeting in conjunction with the Annual Meeting. Our directors are encouraged to attend the Annual Meeting of stockholders on January 29, 2013.

A plurality of the shares of common stock present and voting at the Annual Meeting is required to elect the nominees for directors. Holders of shares of Series J preferred stock are not, in that capacity, entitled to vote on this Proposal 5.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF MESSRS. FIRESTONE, GARY, ICAHN, NELSON AND LEWIS.

PROPOSAL 6—RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITOR

The Audit Committee of our board of directors has selected Grant Thornton as independent registered public accounting firm for the fiscal year ending December 31, 2012 and has further directed that management submit the selection of the independent auditor for ratification by the stockholders at the Annual Meeting. A proposal to ratify the appointment of Grant Thornton will be presented at the Annual Meeting.

Our Audit Committee Charter requires stockholder ratification of the selection of Grant Thornton as our independent auditor for the fiscal year ending December 31, 2012. If the stockholders fail to ratify the selection, the Audit Committee will reconsider its selection of that firm.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Grant Thornton.

Audit Fees

During the years ended December 31, 2011 and 2010, we incurred fees and related expenses for professional services rendered by Grant Thornton LLP and PricewaterhouseCoopers LLP relating to the audit and review of the financial statements of the respective years totaling approximately $0.52 million and $1.63 million, respectively. “Audit Fees” included fees for professional services and expenses relating to the reviews of our quarterly financial statements for the quarters ended June 30, 2010, September 30, 2010, March 31, 2011, June 30, 2011 and September 30, 2011 and our Quarterly Reports on Form 10-Q and the audit of our annual financial statements and our Annual Reports on Form 10-K for the fiscal years 2011 and 2010. “Audit Fees” for the year ended December 31, 2010, also include fees relating to the procedures relating to our Form S-1 and Form S-8 filings with the U.S. Securities and Exchange Commission. “Audit Fees” for the year ended December 31, 2011 also include fees relating to the procedures relating to our Forms S-1 and S-3 filings.

Audit-Related Fees

None.

Tax Fees

None.

All Other Fees

None.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services rendered by our independent auditor. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of our Audit Committee’s approval of the scope of the engagement of the independent auditor. All audit-related and tax services for fiscal years 2011 and 2010 by PricewaterhouseCoopers and Grant Thornton were pre-approved by the Audit Committee of the Company.

The Audit Committee has determined that the rendering of the services, other than the audit services, by Grant Thornton, is compatible with maintaining the principal accountant’s independence.

Representatives of Grant Thornton will be in attendance at the Annual Meeting in person and will have an opportunity to make a statement if they so desire. The representatives will also be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Grant Thornton as our independent registered public accounting firm. Holders of shares of Series J preferred stock are not entitled to vote on this Proposal 6.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 6.

PROPOSAL 7—ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT UNDER “EXECUTIVE COMPENSATION”

As required by Section 14A of the Exchange Act of 1934, the Company is providing its stockholders with the opportunity to cast a non-binding advisory vote to approve the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis (beginning on page 62), the compensation tables (beginning on page 78), and any related information contained in this proxy statement under “Executive Compensation.”

The board of directors believes that the Company’s compensation policies and procedures are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of stockholders. You are urged to read the “Executive Compensation” section of this proxy statement/prospectus for additional details on the Company’s executive compensation, including the Company’s philosophy and objectives and the 2011 compensation of the named executive officers.

The Company believes that the information regarding named executive officer compensation as disclosed within the “Executive Compensation” section of this proxy statement demonstrates that the Company’s executive compensation program was designed appropriately and structured to ensure a strong alignment with the long-term interests of the Company’s stockholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers, as described in this proxy statement. Accordingly, the Company will ask the Company’s stockholders to vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed under “Executive Compensation” pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure, is hereby APPROVED.”

This vote is advisory and therefore, it will not be binding on the Company, the Compensation Committee or the Company’s board of directors, nor will it overrule any prior decision or require the board of directors or the Compensation Committee to take any action. However, the Compensation Committee and the Company’s board of directors value the opinions of the Company’s stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement/prospectus, the Compensation Committee and the Company’s board of directors will consider stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve, on an advisory basis, the compensation of our named executive officers. Holders of shares of Series J preferred stock are not entitled to vote on this Proposal 7.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 7.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The purpose of this compensation discussion and analysis is to provide information about the material elements of compensation for the principal financial officer, and the three other most highly compensated executive officers. At the end of fiscal year 2011, our named executive officers were:

•	James R. Smith, Jr., our former President and Interim Chief Executive Officer;

•	C. Stephen Cordial, our former Interim Chief Financial Officer and Treasurer; and

•	Charles P. Scullion, our former Chief Strategy Officer and Interim President of Mobile Marketing & Advertising (“MMA”).

Information about the material elements of compensation is also included for the following individuals who served as named executive officers earlier in fiscal year 2011, as described below:

•	Ryan K. Wuerch, Chief Executive Officer;

•	Allyn P. Hebner, Chief Financial Officer

•	Richard E. Leigh, Jr., Senior Vice President, General Counsel and Corporate Secretary; and

•	James Ryan, Chief Development Officer.

On August 5, 2011, the employment of each of Messrs. Hebner and Ryan was terminated effective as of August 31, 2011 and August 15, 2011, respectively. On August 15, 2011, the employment of Mr. Leigh was terminated effective as of August 31, 2011. On August 21, 2011, we and Mr. Wuerch mutually agreed to terminate Mr. Wuerch’s employment with the Company effective as of August 20, 2011.

On August 20, 2011, we appointed Mr. Smith, then our President and Chief Operating Officer, to the position of Interim Chief Executive Officer.

We appointed C. Stephen Cordial, a partner at Tatum, a division of SFN Professional Services LLC, a consulting and executive services firm, to the position of Interim Chief Financial Officer effective as of August 24, 2011. Mr. Cordial’s service as our Interim Chief Financial Officer ended in connection with our appointment of Mr. Fong as our Chief Financial Officer as described below.

In January 2012, we hired Richard Stalzer as President of our mobile marketing and advertising business and Mr. Charles Scullion, who was appointed our Chief Strategy and Administrative Officer in May 2011 resigned from his position for good reason.

On May 21, 2012 we entered into an employment offer letter with Nathan Fong pursuant to which Mr. Fong commenced serving as our Chief Financial Officer as of June 12, 2012.

On November 15, 2012, the employment of Mr. Smith was mutually terminated and Mr. Stalzer was appointed Chief Executive Officer. Mr. Fong was appointed Chief Operating Officer and also continues to serve in his position as Chief Financial Officer. Richard Sadowsky who had, since July of 2012, been serving as our General Counsel on secondment from SNR Denton US LLP, was appointed Chief Administrative Officer as well as General Counsel to begin serving as an employee of the Company commencing January 1, 2013. Each of Messrs. Stalzer, Fong and Sadowsky will report directly to Motricity’s Board of Directors.

Compensation Philosophy and Objectives

In accordance with past practice, our Compensation Committee continues to review and approve the compensation of our named executive officers and oversee and administer our executive compensation programs and initiatives. As we gain experience as a public company, the direction, emphasis and components of our executive compensation program will continue to evolve. We favor an empirical-based approach that involves benchmarking as well as consideration of best practices with respect to compensation and benefits.

Our executive compensation program is intended to balance short-term and long-term goals with a combination of cash payments and equity awards that we believe to be appropriate for motivating our executive officers. Our executive compensation program is designed to:

•	align the interests of our executive officers with stockholders by motivating executive officers to increase stockholder value and reward executive officers when stockholder value increases;

•	attract and retain talented and experienced executives that strategically address our short-term and long-term needs;

•	reward executives whose knowledge, skill and performance are critical to our success;

•	ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;

•	foster a shared commitment among executives by aligning their individual goals with the goals of the executive management team and our stockholders; and

•	compensate our executives in a manner that motivates them to manage our business to meet our long-term objectives and create stockholder value.

Our executive compensation program rewards both team and individual accomplishments by emphasizing a combination of corporate results and individual accountability. A portion of total compensation is placed at risk through annual performance bonuses and long-term incentives. In the aggregate, the annual performance bonuses at target generally represent between 3% and 12% of the total target direct compensation (which consists of annual base salary and long-term and short-term incentives) for our named executive officers. Prior to 2012, our historic practice with regard to issuing long-term incentives has been to grant restricted stock at the time of hire or promotion. Long-term incentives, based on grant date fair value, generally represent between 57% and 95% of the total target direct compensation for our named executive officers. In 2011, new long-term incentive grants represented between 0% and 57% of total compensation (base salary, target bonus and long-term equity) for our named executive officers. This combination of incentives is designed to balance annual operating objectives and our earnings performance with longer-term stockholder value creation. In 2011, our named executive officers were not eligible to receive bonus awards under our Amended and Restated 2011 Corporate Incentive Plan (the “2011 CIP”) as a result of the Company not achieving the target performance, in the aggregate, for our revenue, CIP Adjusted Net Income and discretionary performance metrics. On May 17, 2012, the Compensation Committee approved the Company’s Corporate Incentive Plan for 2012 (the “2012 CIP”). The 2012 CIP is intended to aid in the retention of highly qualified employees by providing eligible employees with additional compensation for their contributions to the achievement of our financial objectives. In order to be eligible to participate in the 2012 CIP and receive a bonus award, a participant must be a full-time active employee and working in a bonus eligible position and must be actively employed and in good standing on the actual bonus pay date in order to receive a payout. The Committee set target bonuses that are structured by position or job level as a percentage of an eligible employee’s annual base salary. For all named executive officers and other eligible employees, the 2012 CIP provides that a portion of the target bonus is tied to the achievement of our EBITDA objectives and a portion is tied to the achievement of our revenue objectives and, if the minimum EBITDA and revenue objectives are met, a portion is discretionary as determined by the Compensation Committee and our chief executive officer and chief financial officer, provided that discretionary payouts for our chief executive officer and chief financial officer are determined solely by the Compensation Committee. Furthermore, payouts based on the achievement of EBITDA and revenue objectives cannot exceed 150% of the portion of the target bonus tied to such objective.

We seek to provide competitive compensation that is commensurate with performance. In the past, we have generally targeted compensation at the median for companies of a similar size in the software and mobile data services industry (based on revenues, market capitalization and other financial metrics) and calibrate both annual and long-term incentive opportunities to generate less-than-median awards when goals are not fully achieved and greater-than-median awards when performance goals are exceeded. As the result of and based on performance assessments conveyed to the Compensation Committee by the former Chief Executive Officer and concerns related to executive retention also conveyed to the Compensation Committee by the former Chief Executive Officer, the Compensation Committee approved increases in base compensation and target bonus for Messrs. Hebner, Leigh and Ryan in March 2011 and for Mr. Smith in April 2011 (see the discussion below under the section captioned “Employment Agreements”).

To ensure we maintain our position to market, it has been our historical practice (prior to our initial public offering in June 2010) to review compensation data as well as best practices with respect to compensation and benefits on an annual basis to ensure executive compensation remains within the relative range noted above. See the section captioned “Short-Term Incentives” for a more detailed discussion of our annual bonus program. See the section captioned “Compensation Committee Procedures” for a more detailed discussion of the Compensation Committee’s use of compensation consultants.

We also seek to promote a long-term commitment to us by our executives. We believe that there is great value to us in having a team of long-tenured, seasoned managers. Our team-focused culture and management processes are designed to foster this commitment. In addition, the vesting schedule attached to equity awards is generally based upon continued employment over four years, and is intended to retain our executives and reinforce this long-term orientation. Moreover, the form of non-qualified stock option agreement for senior management under the Amended and Restated 2010 Long Term Incentive Program described below (the “2010 LTIP’) sets forth stock ownership guidelines which require named executive officers to own, within five years of the date of the grant of an option, stock equal in value to at least one and one-half times the executive’s annual base salary (determined as of the last day of the fifth year following the grant date). Failure of an executive to achieve the ownership guidelines within the specified timelines will result, in the discretion of the Compensation Committee, in forfeiture of the option. As of July 19, 2011, this ownership guideline was revised to require named executive officers, other than Chief Executive Officer, to own, within five years of the date of grant of an option, stock equal in value to at least three times the executive’s annual base salary and the other named executive officers to own at least one times the executive’s annual base salary (determined as of the last day of the fifth year following the grant date).

In May 2012, we further updated the ownership guidelines for the named executive officers to require that our chief executive officer is required to own, by September 2016, stock equal in value to at least three times the chief executive officer’s annual base salary and that the other named executive officers are required to own, by September 2016, stock equal in value to at least three times such named executive officer’s annual base salary. Furthermore, under the revised guidelines, no named executive officer shall be permitted to transfer shares of our common stock obtained on vesting in restricted stock or exercise of an option other than to pay applicable federal and state tax withholdings, unless such officer has satisfied the stock ownership guidelines by September 2016 and that any failure to satisfy the guidelines will be treated as a violation of the Company’s policies and procedures and, in the sole discretion of our board of directors, may give rise to termination for cause.

Compensation Committee Procedures

The Compensation Committee’s responsibilities and authorities are specified in the Compensation Committee’s Charter which was approved by the board of directors on April 4, 2010 and revised and restated by the Compensation Committee on September 1, 2011. The Compensation Committee’s functions and authority include, but are not limited to, the review and approval of employment agreements, offer letters, severance and separation agreements, base salary, annual bonus and incentive, option and equity grants and other compensation and employment decisions for the following: employees with a base salary and bonus above a specified threshold, each executive officer of the Company including the named executive officers and such other senior officers as the Compensation Committee deems appropriate. In addition, the Compensation Committee is responsible for the evaluation of the performance of our Chief Executive Officer, oversight and administration of our equity plans and approval of non-customary compensation, equity grants, severance or other plans that are outside of the terms and conditions contained in the applicable plan and have an aggregate dollar value exceeding a specified threshold. The Compensation Committee is also responsible for the review and approval of all our human resources plans such as the 401(k) plan, health and welfare plans, recommending to the Board the compensation for our board of directors and any other matters delegated to the Compensation Committee by our board of directors.

Compensation Committee meetings are expected to be held at least quarterly to review and consider decisions on topics including, but not limited to: review and approval of bonus awards for the prior performance period under our CIP and our Amended and Restated 2010 LTIP (described below). The chairperson of the Compensation Committee reports on Compensation Committee actions and recommendations at full meetings of our board of directors. The Compensation Committee meets outside the presence of all of our executive officers, including our named executive officers, to consider appropriate compensation for our Chief Executive Officer. During 2011, the Compensation Committee met outside the presence of all executive officers when discussing compensation matters pertaining to them and consulted with our Chief Executive Officer. Our Chief Executive Officer reviews annually each other named executive officer’s performance with the Compensation Committee and recommend appropriate base salary, cash performance awards and grants of long-term equity incentive awards for all other executive officers for the Compensation Committee to consider. Based upon the recommendations of our Chief Executive Officer and in consideration of the objectives described above and the elements described below, the Compensation Committee considers the Chief Executive Officer’s recommendations and approves the annual compensation packages of our executive officers. The Compensation Committee also annually analyzes and reviews our Chief Executive Officer’s performance and determines any cash performance awards under the CIP and grants of long-term equity incentive awards based on its assessment of his performance with input from any independent consultants engaged by the Compensation Committee.

In order to ensure that we continue to remunerate our executives appropriately and align our compensation programs with the interest of our stockholders, the Compensation Committee retained Frederic W. Cook & Co. in connection with our IPO and we renewed its retention in February 2011 and April 2012, as our independent compensation consultant to review its policies and procedures with respect to executive compensation in connection with our initial public offering. In addition, the Compensation Committee utilizes the Company’s outside legal counsel, Brown Rudnick LLP, to provide advice and assistance with respect to the terms and conditions of the Company’s executive employment and compensation related agreements and plans. Frederic W. Cook & Co. has assisted the Compensation Committee by providing comparative market data on compensation practices and programs based on an analysis of peer companies and by providing guidance on industry best practices. The Compensation Committee retains the sole discretion to modify or terminate its relationship with Frederic W. Cook & Co., and to retain other outside advisors to assist the Compensation Committee in carrying out its responsibilities. This selection was made without the input or influence of management. Under the terms of its agreement with the Compensation Committee, Frederic W. Cook & Co. will not provide any other services to the Company, unless directed to do so by the Compensation Committee. During fiscal year 2011, Frederic W. Cook & Co. provided no services to the Company other than its advice to the Compensation Committee on executive compensation issues.

Compensation Risk Assessment

In April 2011, our Compensation Committee engaged Frederic W. Cook & Co. to conduct a risk-assessment of the Company’s compensation programs. As part of this assessment, Frederic W. Cook & Co. reviewed both cash incentive compensation plans and individual cash incentive awards for the presence of certain design elements that could incent employees to incur excessive risk, the ratio and level of incentive to fixed compensation, the amount of manager discretion, the percentage of compensation expense as compared to the business units revenues, and the presence of other design features that serve to mitigate potentially excessive risk taking, such as the Company’s clawback policy, stock ownership guidelines, multiple performance metrics, caps on individual or aggregate payments and similar features. After considering the results of the risk assessment, the Compensation Committee, in conjunction with Company management, concluded that the level of risk associated with the Company’s compensation programs is not reasonably likely to have a material adverse effect on the Company.

Elements of Compensation

The Compensation Committee determines all components of executive compensation and considers the following elements (discussed in detail below) to promote our pay-for-performance philosophy and compensation goals and objectives:

•	base salary;

•	annual cash incentive awards linked to our overall performance;

•	grants of long-term equity-based compensation, such as options;

•	termination and change of control provisions; and

•	benefits generally available to employees.

We combine these elements in order to formulate compensation packages that provide competitive pay, reward the achievement of financial, operational and strategic objectives and align the interests of our executive officers and other senior personnel with those of our stockholders.

Pay Mix

We utilize the particular elements of compensation described above because we believe that it provides a well-proportioned mix of secure compensation, retention value and at-risk compensation which produces short-term and long-term performance incentives and rewards. By following this approach, we provide the executive with a measure of financial and job security, while motivating the executive to focus on business metrics that will produce a high level of short-term and long-term performance for the Company and long-term wealth creation for the executive, as well as reducing the risk of recruitment of top executive talent by competitors. The mix of metrics used for our annual performance bonus and long-term incentive program likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance.

For key executives, the mix of compensation is weighted more heavily toward at-risk pay (annual bonus incentives and long-term equity incentives). Initial incentive packages for our key executives were negotiated at the time of the employment offer. Equity incentives were viewed to be a critical element of the total compensation package and have historically been issued at the time of hire or promotion; although additional grants have been issued based upon individual circumstances. All incentives are aligned with our stated compensation philosophy of providing compensation commensurate with performance, while targeting pay, during 2011, at approximately the 50th percentile of our competitive market.

On February 17, 2011, the Compensation Committee approved a peer group consisting of the following companies:

CommVault Systems Inc.	Comscore, Inc.	Concur Technologies, Inc.	Digital River Inc/DE	EBIX Inc.

EPIQ Systems Inc.	LivePerson Inc.	MicroStrategy Inc.	NetSuite Inc.	Neustar Inc.

PegaSystems Inc.	RightNow Technologies Inc.	Smith Miro Software Inc.	SolarWinds, Inc.	SuccessFactors, Inc.

Synchronoss Technologies, Inc.	Taleo Corp.	WebSense, Inc.

On May 2012, taking the Company’s restructuring, which commenced in the fall of 2011, into consideration, the Compensation Committee approved an updated peer group consisting of the following companies:

American Software	AutoByTel	Bsquare	Carbonite	Cinidigm Digital

Digimarc	Egain Comm	Envivio	Local.com	Market Leader

Netsol Tech	Pervasive Software	Scientific Learning	Smith Micro	Soundbite

Synacor	Zix

Base Salary

The primary component of short-term compensation of our executive officers has historically been base salary. The base salary established for each of our executive officers is intended to reflect competitive wages for positions in companies of similar size and stage of development operating in the software and mobile data services industry, representing each individual’s job duties and responsibilities, experience, and other discretionary factors deemed relevant by our Chief Executive Officer and/or board of directors (or Compensation Committee). Base salary is also designed to provide our executive officers with steady cash flow during the course of the fiscal year that is not contingent on short-term variations in our corporate performance. Our Chief Executive Officer makes recommendations for each executive’s base salary (including his own), based on our executives’ experience and with reference to the base salaries of similarly situated executives in the software and mobile data services industry, that are then reviewed and approved by the Compensation Committee.

Base salaries are reviewed during the first half of the fiscal year by our Compensation Committee, and may be recommended for adjustment from time to time based on the results of this review. In past years, the Compensation Committee, with guidance from our Chief Executive Officer, reviewed the performance of all executive officers, and based on this review and any relevant competitive market data (through salary survey information provided by our human resources department, informal discussions with recruiting firms and research), set the executive compensation package for each executive officer for the coming year.

Annual base salary increases have historically been based upon our pay-for-performance philosophy, whereby pre-determined quantitative and qualitative individual goals and objectives are established at the beginning of the performance period for named executive officers below the Chief Executive Officer, and measured and assessed at the end of the performance year. Based upon each individual’s performance rating and compensation range position, individuals are eligible for a merit increase based upon the established guidelines within budget for the performance year. The Compensation Committee determines whether to increase the base salaries of any of our named executive officers based upon its assessment of each named executive officers performance and utilizes recommendations from its independent compensation consultant. The base salaries paid to our named executive officers in fiscal year 2011 are set forth in the Summary Compensation Table below.

In addition, Mr. Smith received a merit increase of his annual salary and equity grants. Mr. Smith’s offer letter was amended on April 19, 2011 to reflect increases in Mr. Smith’s annual base salary and target earnings opportunity percentage under our CIP. Mr. Smith’s annual base salary increased to $400,000, effective April 7, 2011, and his participation in our 2011 CIP increased to a target earnings opportunity of 75% of his annual base salary for 2011. On April 19, 2011 the Compensation Committee approved a 2011 bonus equity grant to Mr. Smith under the 2010 LTIP, pursuant to which he was issued an option to purchase 120,000 shares of common stock under the 2010 LTIP.

Short-Term Incentives

On an annual basis, or at the commencement of an executive officer’s employment with us, the Compensation Committee typically sets a target level of short term incentive compensation that is structured as a percentage of such executive officer’s annual base salary. Our executives participate in our annual CIP which ensures that short-term incentives are tied directly to our financial performance for the fiscal year. Depending upon corporate performance, an executive officer may receive from 0% up to 150% of his target incentive amount. These corporate performance objectives are designed to be challenging but achievable. The performance metrics and objectives are weighted in a specific manner as defined by the Compensation Committee in the CIP.

2011 CIP. In April 2011, the Compensation Committee approved the 2011 CIP, which incorporated several changes to the 2010 CIP, including among others, adjustments to the performance metrics and objectives used and the Compensation Committee’s consideration of certain factors in the calculation thereof. The Compensation Committee and board of directors amended and restated the 2011 CIP on September 1, 2011 (as amended and restated, the “2011 CIP”). In 2011, for all named executive officers, the 2011 CIP was revised and as a result 10% of the annual incentive target opportunity is discretionary and will be determined at the sole and absolute discretion of the Committee; 30% of the annual incentive target is tied directly to the achievement of our revenue objectives; and 60% of the annual incentive target opportunity is tied to achievement of the Company’s Adjusted Net Income objective. The Compensation Committee clarified that (i) the 2011 CIP would exclude the effect that any acquisition (other than one previously initiated acquisition) would have on either achievement of our revenue objectives or achievement of our CIP Adjusted Net Income objectives, and (ii) employees of subsidiaries acquired during a plan fiscal year are not eligible to participate in the 2011 CIP. The 2011 CIP expands the definition of “Cause” relevant to termination of employment and expands the ability of the Company to initiate a clawback and recover the value of an incentive payment awarded under the 2011 CIP.

“CIP Adjusted Net Income” means the Company’s net income (loss) determined in accordance with U.S. generally accepted accounting principles (U.S. GAAP) adjusted to exclude amortization of purchased intangibles, stock-based compensation expense, restructuring expenses, asset impairments and M&A transaction related charges including abandoned transaction charges and non-cash tax expense consistent with the definition used for our public market reporting.

The following tables illustrate the metrics, thresholds and potential awards for our named executive officers under the 2011 CIP. In order for a named executive officer to receive any payment under the 2011 CIP the Company must meet the threshold performance targets for each of the revenue and CIP Adjusted Net Income metrics, as established by the Compensation Committee.

2011 CIP Metrics:

% of CIP Adjusted Net Income Target Achieved: Weighting 60%	CIP Adjusted Net Income Payout % of Target
less than 90%	—%
greater than or equal to 90%	60%
100%	100%
115%	125%
130%	150%

% of Revenue Target Achieved: Weighting 30%	Revenue Payout % of Target
less than 95%	—%
greater than or equal to 95%	60%
100%	100%
105%	125%
110%	150%

At this time, we are not disclosing the specific performance targets for the CIP Adjusted Net Income and revenue metrics set forth above because disclosure of the specific targets under the CIP would signal areas of strategic focus and give competitors harmful insight into the direction of our business. We are committed to the long-term success and growth of our enterprise and disclosing short-term objectives would run counter to both our compensation and business philosophy of focusing on long-term goals and, as a result, could result in confusion for investors. As we gain experience as a public company and expand, we will continue to assess whether the disclosure of specific performance metrics will cause us competitive harm. The 2011 targets above may not be changed from those previously established, except with the written consent of the Compensation Committee. Pursuant to the terms of the CIP, participation in the plan is at the Company’s discretion and the Compensation Committee retains the discretion to alter, modify or amend the plan. These bonuses are intended to annually reward executive officers who have a positive impact on corporate results.

In addition, the Compensation Committee may adjust performance measures, targets and payout ranges due to extraordinary or nonrecurring events, such as significant financings, equity offerings or acquisitions. We believe that establishing competitive cash bonus opportunities helps us attract and retain qualified and highly skilled executives, and allows our executives to fully focus on the business objectives without the burden of considering potential loss of wealth due to extenuating circumstances.

Furthermore, the 2011 CIP provides that if the Compensation Committee determines that the calculations underlying the targets were incorrect (including but not limited to mistakes in the Company’s audited financial statements for the year), then the Compensation Committee may either adjust bonus awards (upward or downward) or, with respect to officers that are reporting persons pursuant to Section 16(a) of the Exchange Act, recover all (or a portion) of a bonus award. This includes stated thresholds for minimum payout for the CIP Adjusted Net Income and revenue financial targets of 90% and 95%, respectively. The 2011 CIP similarly incorporates graduated thresholds for incremental payouts commensurate with the three weighted performance categories ranging from 0% to 150%.

Our named executive officers’ threshold and maximum awards under the CIP are based upon pre-determined quantitative goals and objectives established at the beginning of the performance period, as noted above. Maximum achievement of the CIP was set at a level that significantly exceeded our business plan and had a low probability of payout. These metrics are measured and assessed at the end of the performance year. For fiscal year 2011, Messrs. Smith and Scullion were eligible to receive on-target annual cash bonuses of 75% and 70%, respectively, of their fiscal year 2011 base salaries. Mr. Cordial was not eligible for a bonus award under the 2011 CIP. Additionally, the employment of Messrs. Wuerch, Leigh, Hebner and Ryan was terminated and Mr. Scullion resigned prior to the date of payment of the bonus awards. Consequently, in accordance with Section 3 of the 2011 CIP, they were not entitled to receive any bonus award. For 2011, our named executive officers neither Mr. Smith nor any other eligible participant did not receive any incentive awards under our 2011 CIP as a result of the Company’s failure to achieve, in the aggregate, our revenue, CIP Adjusted Net Income and discretionary performance metrics.

2012 CIP. On May 17, 2012, the Compensation Committee approved the 2012 CIP. The 2012 CIP is intended to aid in the retention of highly qualified employees by providing eligible employees with additional compensation for their contributions to the achievement of our financial objectives. In order to be eligible to participate in the 2012 CIP and receive a bonus award, a participant must be a full-time active employee and working in a bonus eligible position and must be actively employed and in good standing on the actual bonus pay date in order to receive a payout. The Committee set target bonuses that are structured by position or job level as a percentage of an eligible employee’s annual base salary. For all named executive officers and other eligible employees, the 2012 CIP provides that a portion of the target bonus is tied to the achievement of our EBITDA objectives and a portion is tied to the achievement of our revenue objectives and, if the minimum EBITDA and revenue objectives are met, a portion is discretionary as determined by the Committee and our chief executive officer and chief financial officer, provided that discretionary payouts for our chief executive officer and chief financial officer are determined by the Compensation Committee. Furthermore, payouts based on the achievement of EBITDA and revenue objectives cannot exceed 150% of the portion of the target bonus tied to such objective.

Long-Term Equity-Based Compensation

The Compensation Committee believes that equity-based compensation is an important component of our executive compensation program and that providing a significant portion of our executive officers’ total compensation package in equity-based compensation aligns the incentives of our executives with the interests of our stockholders and with our long-term corporate success. Additionally, the Compensation Committee believes that equity-based compensation awards enable us to attract, motivate, retain and adequately compensate executive talent. To that end, we have historically awarded equity-based compensation in the form of restricted stock and stock options. The Compensation Committee believes equity awards provide executives with a significant long-term interest in our success by rewarding the creation of stockholder value over time.

During March and April of 2011, the Compensation Committee approved grants of options to purchase shares of common stock under the 2010 LTIP to each of the named executive officers other than Mr. Wuerch at the request of the Company in connection with the annual evaluation of and retention considerations for each such named executive officer. The Compensation Committee anticipates issuing future annual equity grants to the named executive officers as a combination of market stock units and stock options which will be subject to performance and time vesting requirements.

The Compensation Committee after consideration of its equity compensation program and an evaluation of how best to align our executive’s interests with that of our stockholders adopted a new performance based vesting schedule for all grants of options to purchase our common stock made in October 2012 and after. This new vesting schedule provides for a combination of performance and time based vesting as follows: 25% of the shares subject to an option will vest in four equal installments on each anniversary of the grant date and that 75% of the shares subject to the option will vest, subject to achieving certain price targets for our common stock, on the three year anniversary of the grant date. The price targets provide that the shares subject to the performance based vesting will vest if our common stock achieves three different pre-determined price objectives as determined by the Compensation Committee on the date of grant. The price objective requires that our common stock must achieve an average closing price for a 90 consecutive day period equal to the performance price target over the three year performance period. Once a performance price target is achieved for the requisite period, then the applicable portion of the shares will be vested on the three year anniversary of the grant date. In addition, the Compensation Committee adopted a new policy for employees that prohibits the pledging of shares of Common Stock or any equity award denominated in shares of the Company’s capital stock as collateral for investment purposes or otherwise.

Equity Incentive Plans

2004 Stock Plan

The 2004 Amended and Restated Stock Incentive Plan of Motricity, Inc. (the “2004 Motricity, Inc. Stock Plan”) provided grants of incentive stock options, non-qualified stock options, shares of stock and restricted stock to eligible participants, including executive officers, employees and directors. The purpose of the 2004 Motricity, Inc. Stock Plan was to provide equity incentives to selected participants, thereby creating a means to raise the level of stock ownership by eligible participants, to more closely align the interests of our executives, employees and directors with those of our stockholders.

The Compensation Committee will no longer make further grants under the 2004 Motricity, Inc. Stock Plan as a result of implementing and launching the Motricity, Inc. 2010 Long Term Incentive Plan in April of 2010. For further information about the 2004 Motricity, Inc. Stock Plan, we refer you to the complete copy of the 2004 Motricity, Inc. Stock Plan, which is incorporated by reference into this proxy statement/prospectus.

2010 Long-Term Incentive Plan

The Compensation Committee approved the terms of the Motricity, Inc. Amended and Restated 2010 Long-Term Incentive Plan, or the “2010 LTIP” and recommended it to the board of directors. The board of directors approved the 2010 LTIP on September 26, 2011, and the stockholders approved the 2010 LTIP on October 28, 2011. The 2010 LTIP provides for grants of stock options, stock appreciation rights, restricted stock, other stock-based awards and other cash-based awards. Directors, officers and other employees of us and our subsidiaries, as well as others performing consulting or advisory services for us, will be eligible for grants under the 2010 LTIP. The purpose of the 2010 LTIP is to provide incentives that will attract, retain and motivate highly competent officers, directors, employees and consultants by providing them with appropriate incentives and rewards either through a proprietary interest in our long-term success or compensation based on their performance in fulfilling their personal responsibilities. The following is a summary description of the 2010 LTIP and is qualified in its entirety by reference to the full text of the 2010 LTIP, which is set forth as Appendix A to our Definitive Proxy Statement filed with the SEC on September 27, 2011.

Administration. The 2010 LTIP is administered by the Company’s Compensation Committee and all actions taken with respect to the 2010 LTIP will be made in accordance with the Compensation Committee’s charter. For purposes of the 2010 LTIP, to the extent required by applicable law, it is intended that each member of the Compensation Committee qualify as (a) a “non-employee director” under Rule 16b-3, (b) an “outside director” under Section 162(m) of the Code, and (c) an “independent director” under the rules of the principal U.S. national securities exchange on which our shares are listed. The Compensation Committee has full authority to administer and interpret the 2010 LTIP. Among the Compensation Committee’s powers are to determine the form, amount and other terms and conditions of awards, clarify, construe or resolve any ambiguity in any provision of the 2010 LTIP or any award agreement, amend the terms of outstanding awards and adopt such rules, forms, instruments and guidelines for administering the 2010 LTIP as it deems necessary or proper. All actions, interpretations and determinations by the Compensation Committee or by our board of directors are final and binding.

Available Shares. The aggregate number of shares of common stock which may be issued or used for reference purposes under the 2010 LTIP or with respect to which awards may be granted may not exceed 6,365,621 shares, which may be either authorized and unissued shares of common stock or shares of common stock held in or acquired for our treasury. In general, if awards under the 2010 LTIP are for any reason canceled, or expire or terminate unexercised, or are settled in cash, the shares covered by such awards will again be available for the grant of awards under the 2010 LTIP.

Following the Section 162(m) “transition period” (as described in “Tax and Accounting Considerations” below), the maximum number of shares subject to any award of stock options, or stock appreciation rights (which are referred to herein as “SARs”), or shares of restricted stock, or other stock-based awards subject to the attainment of specified performance goals which may be granted during any fiscal year to any participant will be 266,666 shares per type of award, provided that the maximum number of shares issued in any one year period for all types of awards does not exceed 4% of the Company’s issued and outstanding shares of common stock. Except as otherwise required by the Code, there are no annual individual share limitations applicable to participants for restricted stock or other stock-based awards that are not subject to the attainment of specified performance goals. The maximum number of shares subject to any performance award during any fiscal year to any participant shall be 266,666 shares. The maximum value of a cash payment made under a performance award which may be granted with respect to any fiscal year to any participant shall be $5,440,000. The maximum value of cash payments made under performance awards granted with respect to any fiscal year to all participants shall be $14,104,670.

The foregoing share limitations imposed under the 2010 LTIP are subject to adjustment to the extent the Compensation Committee deems such adjustment appropriate and equitable to prevent dilution or enlargement of participants’ rights.

Eligibility for Participation. Members of our board of directors, as well as employees of, and consultants to, us or any of our subsidiaries and affiliates are eligible to receive awards under the 2010 LTIP. The selection of participants is within the sole discretion of the Compensation Committee.

Award Agreement. Awards granted under the 2010 LTIP shall be evidenced by award agreements (which need not be identical) that provide additional terms, conditions, restrictions and/or limitations covering the grant of the award, including, without limitation, additional terms providing for the acceleration of exercisability, or vesting of awards or conditions regarding the participant’s employment, as determined by the Compensation Committee in its sole discretion. In May 2012, the Compensation Committee adopted a revised form of stock option agreement for our named executive officers which provides that any stock options issued to the named executive officers will vest as follows: (i) twenty-five percent (25%) of the shares subject to an option will vest in four (4) equal tranches on each anniversary of the vesting commencement date (i.e., 6.25%); and (ii) the remaining seventy-five percent (75%) of the shares subject to the option will vest on the third (3rd) anniversary of the applicable vesting commencement date, subject to the achievement of the following performance targets: thirty-three percent (33%) of seventy-five percent (75%) of the shares of our common stock subject to the option must achieve a target price of $2.00; thirty-three percent (33%) of seventy-five percent (75%) of the shares of our common stock subject to the option must achieve a target price of $4.00; and (iii) thirty-three percent (33%) of seventy-five percent (75%) of the shares of our common stock subject to the option must achieve a target price of $6.00. The target price of our common stock will be determined based upon the average of the closing prices of our shares of common stock on a nationally recognized securities exchange over a ninety (90) day period and if the shares are not so listed, the fair market value will be determined by our board of directors.

Awards Under the 2010 LTIP. The following types of awards are available under the 2010 LTIP:

Restricted Stock. The Compensation Committee may award shares of restricted stock. Except as otherwise provided by the Compensation Committee upon the award of restricted stock, the recipient generally has the rights of a stockholder with respect to the shares, including the right to receive dividends, the right to vote the shares of restricted stock and, conditioned upon full vesting of shares of restricted stock, the right to tender such shares, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient’s restricted stock agreement. The Compensation Committee may determine at the time of award that the payment of dividends, if any, will be deferred until the expiration of the applicable restriction period.

Recipients of restricted stock are required to enter into a restricted stock agreement with us that states the restrictions to which the shares are subject, which may include satisfaction of pre-established performance goals, and the criteria or date or dates on which such restrictions will lapse.

If the grant of restricted stock or the lapse of the relevant restrictions is based on the attainment of performance goals, the Compensation Committee will establish for each recipient the applicable performance goals, formulae or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulae or standards while the outcome of the performance goals are substantially uncertain. Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar events or circumstances. The performance goals for performance-based restricted stock will be based on one or more of the objective criteria set forth on Exhibit A to the 2010 LTIP and discussed in general below.

Stock Options. The Compensation Committee may grant non-qualified stock options and incentive stock options (only to eligible employees) to purchase shares of common stock. The Compensation Committee will determine the number of shares of common stock subject to each option, the term of each option (which may not exceed 5 years (or five years in the case of an incentive stock option granted to a 10% stockholder)), the exercise price, the vesting schedule (if any), and the other material terms of each option. No incentive stock option or nonqualified stock option may have an exercise price less than the fair market value of a share of common stock at the time of grant (or, in the case of an incentive stock option granted to a 10% stockholder, 110% of such share’s fair market value). Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Compensation Committee at grant and the exercisability of such options may be accelerated by the Compensation Committee in its sole discretion. The 2010 LTIP specifically provides that an outstanding option may not be modified to reduce the exercise price nor may a new option at a lower price be substituted for a surrendered option, unless such action is approved by the stockholders of the Company. The maximum number of shares of common stock with respect to which incentive stock options may be granted under the 2010 LTIP is 6,365,621 shares.

Stock Appreciation Rights. The Compensation Committee may grant SARs either with a stock option, which may be exercised only at such times and to the extent the related option is exercisable (which is referred to herein as a “Tandem SAR”), or independent of a stock option (which is referred to herein as a “Non-Tandem SAR”). A SAR is a right to receive a payment in shares of common stock or cash (as determined by the Compensation Committee) equal in value to the excess of the fair market value of one share of common stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The term of each SAR may not exceed 10 years. The exercise price per share covered by a SAR will be the exercise price per share of the related option in the case of a Tandem SAR and will be the fair market value of common stock on the date of grant in the case of a Non-Tandem SAR. The Compensation Committee may also grant “limited SARs,” either as Tandem SARs or Non-Tandem SARs, which may become exercisable only upon the occurrence of an event as the Compensation Committee may, in its sole discretion, designate at the time of grant or thereafter.

Other Stock-Based Awards. The Compensation Committee may, subject to limitations under applicable law, make a grant of such other stock-based awards (including, without limitation, stock equivalent units or restricted stock units) under the 2010 LTIP that are payable in cash or denominated or payable in or valued by shares of common stock or factors that influence the value of such shares. The Compensation Committee shall determine the terms and conditions of any such other awards, which may include the achievement of certain minimum performance goals and/or a minimum vesting period. The performance goals for performance-based other stock-based awards will be based on one or more of the objective criteria set forth on Exhibit A to the 2010 LTIP and discussed in general below.

Other Cash-Based Awards. The Compensation Committee, in its discretion, may grant awards payable in cash. Cash-based awards shall be in such form, and dependent on such conditions, as the Compensation Committee shall determine, including, without limitation, being subject to the satisfaction of vesting conditions or awarded purely as a bonus and not subject to restrictions or conditions. If a cash-based award is subject to vesting conditions, the Compensation Committee may accelerate the vesting of such award in its discretion.

Performance Awards. The Compensation Committee may grant a performance award to a participant payable upon the attainment of specific performance goals. The Compensation Committee may grant performance awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, as well as performance awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code. If the performance award is payable in cash, it may be paid upon the attainment of the relevant performance goals either in cash or in shares of restricted stock (based on the then current fair market value of such shares), as determined by the Compensation Committee, in its sole discretion. Based on service, performance and/or such other factors or criteria, if any, as the Compensation Committee may determine, the Compensation Committee may, at or after grant, accelerate the vesting of all or any part of any performance award. The Compensation Committee has “negative discretion” to adjust bonus payments as permitted by Section 162(m) of the Code.

Performance Goals. The Compensation Committee may grant awards of restricted stock, performance awards, and other stock-based awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. These awards may be granted, vest and be paid based on attainment of specified performance goals established by the Compensation Committee. These performance goals will be based on the attainment of a certain target level of, or a specified increase or decrease in, one or more of the following criteria selected by the Compensation Committee: (i) earnings per share; (ii) operating income; (iii) gross income; (iv) net income (before or after taxes); (v) cash flow; (vi) gross profit; (vii) gross profit return on investment; (viii) gross margin return on investment; (ix) gross margin; (x) operating margin; (xi) working capital; (xii) earnings before interest and taxes; (xiii) earnings before interest, tax, depreciation and amortization; (xiv) return on equity; (xv) return on assets; (xvi) return on capital; (xvii) return on invested capital; (xviii) net revenues; (xix) gross revenues; (xx) revenue growth; (xxi) annual recurring revenues; (xxii) recurring revenues; (xxiii) license revenues; (xxiv) sales or market share; (xxv) total stockholder return; (xxvi) economic value added; (xxvii) specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Compensation Committee in its sole discretion; (xxviii) the fair market value of a share of common stock; (xxix) the growth in the value of an investment in common stock assuming the reinvestment of dividends; or (xxx) reduction in operating expenses.

To the extent permitted by law, the Compensation Committee may also exclude the impact of an event or occurrence which the Compensation Committee determines should be appropriately excluded, including: (i) restructurings, discontinued operations, extraordinary items and other unusual or non-recurring charges; (ii) an event either not directly related to our operations or not within the reasonable control of management; or (iii) a change in accounting standards required by generally accepted accounting principles. Performance goals may also be based on an individual participant’s performance goals, as determined by the Compensation Committee, in its sole discretion.

In addition, all performance goals may be based upon the attainment of specified levels of our performance (or subsidiary, division or other operational unit) under one or more of the measures described above relative to the performance of other corporations. The Compensation Committee may designate additional business criteria on which the performance goals may be based or adjust, modify or amend those criteria.

Acquisition Event. In the event of a merger or consolidation in which the Company is not the surviving entity, a transaction that results in the acquisition of substantially all of the Company’s outstanding common stock, or the sale or transfer of all or substantially all of the Company’s assets (collectively, an “Acquisition Event”), then the Compensation Committee may terminate all outstanding and unexercised options, SARs, or any other stock-based award that provides for a participant elected exercise by cashing out such awards upon the date of consummation of the Acquisition Event or by delivering notice of termination to each participant at least 20 days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such participant shall have the right to exercise in full all of his or her outstanding awards contingent on the occurrence of the Acquisition Event.

Stockholder Rights. Except as otherwise provided in the applicable award agreement, and with respect to an award of restricted stock, a participant has no rights as a stockholder with respect to shares of common stock covered by any award until the participant becomes the record holder of such shares.

Forfeiture and Clawback. Unless otherwise provided by the Compensation Committee in the governing award agreement, the 2010 LTIP provides that (a) in the event that the participant’s conduct meets the definition of “Cause” during the later of the 12-month period following exercise of an award or the 24-month period commencing on the date of vesting, distribution, or settlement of an award, the Company shall recover from the participant within the applicable period after such vesting, exercise, settlement, or distribution, an amount equal to any gain realized on such award, and (b) if the participant engages in conduct that meets the definition of “Cause” then all outstanding awards terminate and expire.

Unless otherwise provided by the Compensation Committee in the governing award agreement, the 2010 LTIP also provides that in the event of a restatement of the Company’s financial statements that reduces the amount of any previously awarded performance award, where the performance goals would not otherwise have been met had the results been properly reported, the award will be cancelled and the participant will pay the Company an amount equal to any gain realized on such award within (a) 24 months preceding such financial restatement for any participant who has a position with the Company as a vice president, senior vice president, executive officer or named executive officer or (b) 12 months preceding such financial restatement for all other participants.

Ownership Guidelines and Holding Period. The 2010 LTIP includes ownership guidelines requiring (i) the Chief Executive Officer to own, within five years of the date of grant of an option or restricted stock, stock equal in value to at least six times of such executive’s annual base salary and (ii) the other executive officers to own, within five years of the date of grant of an option or restricted stock, stock equal in value to at least three times of each such executive’s annual base salary. In addition, the 2010 LTIP provides that if the participant has been granted restricted stock, such participant will continue to hold stock equal to 100% of the amount needed to meet the ownership guidelines discussed above for a period of at least 6 months following the termination of his or her employment with the Company for any reason. In May 2012, we further updated the ownership guidelines for the named executive officers to require that our chief executive officer is required to own, by September 2016, stock equal in value to at least one times the chief executive officer’s annual base salary and that the other named executive officers are required to own, by September 2016, stock equal in value to at least three times such named executive officer’s annual base salary. Furthermore under the revised guidelines, no named executive officer shall be permitted to transfer shares of our common stock obtained on vesting in restricted stock or exercise of an option other than to pay applicable federal and state tax withholdings, unless such officer has satisfied the stock ownership guidelines by September 2016 and that any failure to satisfy the guidelines will be treated as a violation of the Company’s policies and procedures and, in the sole discretion of our board of directress, may give rise to termination for cause.

Amendment and Termination. Notwithstanding any other provision of the 2010 LTIP, our board of directors may at any time amend any or all of the provisions of the 2010 LTIP, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided in the 2010 LTIP, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination may not be adversely affected without the consent of such participant.

Transferability. Awards granted under the 2010 LTIP are generally nontransferable (other than by will or the laws of descent and distribution), except that the Compensation Committee may provide for the transferability of non-qualified stock options in an award agreement at the time of grant or thereafter to certain family members.

Our executives are eligible for the following benefits on the same basis as other eligible employees:

•	health insurance;

•	vacation, personal holidays and sick days;

•	life insurance and supplemental life insurance;

•	short-term and long-term disability; and

•	a 401(k) plan with matching contributions.

Moreover, our named executive officers may be eligible for other benefits and perquisites based upon individual circumstances.

We believe these benefits are generally consistent with those offered by other companies and specifically with those companies with which we compete for employees. Our named executive officers will be eligible for those benefits typically available to all of our employees and shall be subject to the terms and conditions of the governing plans. Our Compensation Committee retains the right to amend or terminate such plans.

Policy Regarding Claw Back of Incentive Compensation

In fiscal year 2011, the Compensation Committee incorporated a clawback policy into the Company’s 2011 CIP pursuant to which named executive officers and other 2011 CIP participants will be required to return incentive compensation paid to them if the financial results upon which the awards were based are restated and has further expanded the scope of the clawback through an amendment to the plan. This claw back policy is also incorporated into the 2012 CIP. See “Short-Term Incentives” for a further description of the clawback feature of the 2011 CIP and 2012 CIP. In addition, the 2010 LTIP provides that in the event of a restatement of the Company’s financial statements that reduces the amount of any previously awarded performance award, where the performance goals would not otherwise have been met had the results been properly reported, the award will be canceled and the participant will pay the Company an amount equal to any gain realized on such award. See “2010 Long Term Incentive Plan” for a further description of the clawback feature of the 2010 LTIP.

Employment Agreements and Severance and Change of Control Benefits

We believe that a strong, experienced management team is essential to the best interests of the Company and our stockholders. We recognize that the possibility of a change of control could arise and that such a possibility could result in the departure or distraction of members of the management team to the detriment of our Company and our stockholders. We have entered into employment agreements or offer letters with our named executive officers. Our former executive officers other than Mr. Wuerch, Mr. Scullion and Mr. Cordial had employment agreements that provided for the payment of a sale bonus based upon the price of the transaction to assist in maximizing the sale price and further minimizing employment security concerns arising in the course of negotiating and completing a significant transaction. In connection with his appointment as the Company’s Interim Chief Executive Officer, Mr. Smith’s offer letter was amended on August 21, 2011 to, among other things, remove in its entirety Mr. Smith’s right to a “Sale Completion” bonus upon a sale of the Company. These benefits are quantified in the section captioned “Employment Agreements.”

To focus our executive officers on their duties rather than potential distractions from a change of control of our Company, the Compensation Committee adopted an Executive Officer Severance/Change in Control Plan on March 16, 2011 and amended the plan effective May 30, 2012. Currently, Messrs. Stalzer, Fong and Sadowsky are eligible to participate in the plan if so designated by the Compensation Committee during the two year period following his or her date of initial eligibility for benefits thereunder. Under the plan as amended, any executive who participates in the plan who is terminated by the Company without cause will receive six months of continued base salary payments, and any executive who participates in the plan who is terminated by the Company without cause or by the executive for good reason within 12 months from a change in control will receive six months of continued base salary payments and accelerated vesting as to 75% if any unvested options, restricted stock or performance stock units.

Certain of the Company’s former named executive officers were also entitled to between six and 12 months of severance in the event their employment is terminated by the Company without cause or the named executive officer resigns for good reason not in connection with a change in control. These benefits are described in the section captioned “Employment Agreements.” The employment of each of Messrs. Wuerch, Hebner, Leigh and Ryan was terminated during fiscal year 2011. As a result, they forfeited their sales bonuses, and the actual benefits that were paid out to them are disclosed below in the section captioned “Employment Agreements.” Mr. Scullion resigned effective January 20, 2012, at which time he became entitled to receive his cash severance to be paid in equal installments over nine months and his restricted stock and stock options, all of which were unvested, were forfeited. Mr. Smith’s employment ended effective November 15, 2012, at which time he became entitled to receive his cash severance to be paid in equal installments over nine months and all of his restricted stock vested.

Tax and Accounting Considerations

Section 162(m) of the Code denies a federal income tax deduction for certain compensation in excess of $1 million per year paid to the Chief Executive Officer and the three other most highly paid executive officers (other than a company’s Chief Executive Officer and the Chief Financial Officer) of a publicly-traded corporation. Certain types of compensation, including compensation based on performance criteria that are approved in advance by stockholders, are excluded from the deduction limit. In addition, “grandfather” provisions may apply to certain compensation arrangements that were entered into by the corporation before it was publicly held. The Compensation Committee’s policy will be to qualify compensation paid to executive officers for deductibility for federal income tax purposes to the extent feasible. However, to retain highly skilled executives and remain competitive with other employers, the Compensation Committee will have the right to authorize compensation that would not otherwise be deductible under Section 162(m) or otherwise when it considers it in our best interests to do so.

The Compensation Committee considers the manner in which Section 409A of the Code affects deferred compensation opportunities that we offer to our employees. Section 409A requires, among other things, that “non-qualified deferred compensation” be structured in a way that limits employees’ ability to accelerate or further defer certain kinds of deferred compensation. We intend to operate our existing compensation arrangements that are covered by Section 409A in accordance with the applicable rules thereunder, and we will continue to review and amend our compensation arrangements to comply with Section 409A to the extent deemed necessary by the Compensation Committee.

The Compensation Committee does not believe that tax gross-ups, other than with respect to relocation expenses and other similar perquisites which necessitate a gross-up in order to make the executive whole from a tax perspective, paid by companies to their executive officers are in the best interests of stockholders. As a result, the Compensation Committee will not approve any employment agreement or compensation plan that provides our executive officers with a gross-up for federal and/or state income taxes that may arise under either Section 409A of the Code or the golden parachute excise tax rules of Section 280G of the Code.

Report of the Compensation Committee of the board of directors

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this registration statement.

From the members of the Compensation Committee of Motricity, Inc.:

Hunter C. Gary, Chairman

Lady Barbara Judge CBE

James L. Nelson

Results of Stockholder Advisory Votes on Executive Compensation

Our board of directors, our Compensation Committee, and our management value the opinions of our stockholders. At our 2011 Annual Meeting of stockholders held on October 28, 2011, stockholders cast an advisory vote on the compensation of our named executive officers. More than 95% of the votes cast on the say-on-pay proposal were in favor of our named executive officer compensation. The board of directors and Compensation Committee reviewed the final vote results, and we did not make any changes to our executive compensation program as a result of the vote. Further, at our 2011 Annual Meeting, the stockholders cast an advisory vote on whether future say-on-pay votes should occur every one, two or three years. In the proxy statement provided to stockholders in connection with the 2011 Annual Meeting, our board of directors recommended that the stockholders vote in favor of an annual vote on this proposal and our stockholders approved, on an advisory basis, the holding of an advisory vote on executive compensation on an annual basis. Accordingly, we have determined that our stockholders should vote on a say-on-pay proposal each year.

2011 Summary Compensation Table

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our named executive officers for services provided to us during the year ended, December 31, 2011.

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($) (2)	All Other ($) (3)	Total ($)
James R. Smith, Jr. (4)	2011	381,998	—	—	687,564		—	646,604	1,716,166
Former President &	2010	331,997	—	1,309,987	—		197,206	2,081,091	3,920,281
Interim Chief Executive	2009	329,650	—	4,050,000	—		244,766	91,728	4,716,144
Officer (Former Chief Operating Officer)									0

C. Stephen Cordial (5)	2011	184,922	—	—	—		—	—	184,922
Former Interim Chief	2010	—	—	—	—		—	—	—
Financial Officer and Treasurer	2009	—	—	—	—		—	—	—

Charles P. Scullion (6)	2011	220,932	—	360,000	785,687		—	362,572	1,729,191
Former Chief Strategy	2010	—	—	—	—		—	—	—
Officer and Interim President of MMA	2009	—	—	—	—		—	—	—

Ryan K. Wuerch (7)	2011	364,324	—	—	—		—	890,372	1,254,696
Former Chief Executive Officer	2010	415,622	—	—	3,101,564	(12)	401,615	3,300,518	4,117,755
	2009	365,000	—	—	—		369,563	78,264	812,827

Allyn P. Hebner (8)	2011	239,171	—	—	292,352	(12)	—	554,374	793,545
Former Chief Financial Officer	2010	275,000	—	—	—		163,350	835,032	1,273,382
	2009	279,750	—	2,025,000	n/a		207,714	7,258	2,519,722

Richard E. Leigh, Jr. (9)	2011	230,114	—	—	292,352	(12)	—	558,071	788,185
Former Senior Vice	2010	290,000	—	—	—		156,600	836,082	1,282,682
President, General	2009	290,000	—	—	—		195,750	7,350	493,100
Counsel & Corporate Secretary									—

James Ryan (10)	2011	206,875	—	—	292,352	(12)	—	730,412	937,287
Former Chief Development Officer	2010	275,000	—	—	—		148,500	1,012,384	1,435,884
	2009	160,416	—	3,500,000	n/a		108,281	n/a	3,768,697

(1)	Represents FASB ASC 718 grant date fair value of restricted share awards. Restricted share awards granted under the 2004 Motricity, Inc. Stock Plan were subject to double trigger vesting, where accrued vesting is quarterly over a four-year term, and where a second qualifying event has to trigger the actual vesting of shares. Restricted Share awards granted under the 2010 LTIP were subject to time- based vesting, 25% per annum.
(2)	Executive officers were not eligible to receive bonus awards under our the 2011 CIP as a result of the Company not achieving the target performance, in the aggregate, for our revenue, CIP Adjusted Net Income and discretionary performance metrics.

(3)	All Other Compensation for the years 2011 for our named executive officers consisted of the following:

Name	Year	401(k) Match	Relocation ($)	Medical ($)	Restricted Stock Earnings ($)	Severance ($) (a)	Attorney’s Fees	Total of All Other Comp ($)
James R. Smith	2011	501	—	9,125	636,978	—	—	646,604
C. Stephen Cordial	2011	—	—	—	—	—	—	—
Charles P. Scullion	2011	2,372	350,137	4,563	—	—	5,500	362,572
Ryan K. Wuerch	2011	—	—	6,084	434,288	450,000	—	890,372
Allyn P. Hebner	2011	1,250	—	6,084	322,040	225,000	—	554,374
Richard E. Leigh, Jr.	2011	1,500	—	18,366	238,205	300,000	—	558,071
James Ryan	2011	—	—	6,084	499,328	225,000	—	730,412

(a)	These amounts reflect total severance to be paid to executive officers whose employment with the Company has terminated. Actual payments will be paid monthly over a period of nine to twelve months following the executive officer’s termination date.

(4)	The Company amended Mr. Smith’s offer letter on August 21, 2011 in connection with his appointment as Interim Chief Executive Officer. Mr. Smith’s employment with the company ended effective November 15, 2012.
(5)	In connection with Mr. Cordial’s appointment to the position of Interim Chief Financial Officer, the Company entered into an Interim Services Agreement with SFN Professional Services LLC, parent to Mr. Cordial’s direct employer Tatum. Mr. Cordial is not an employee of the Company and, therefore, he receives a base salary but does not otherwise participate in the Company’s compensation structure. On May 16, 2012 we entered into an employment offer letter with Nathan Fong pursuant to which Mr. Fong will commence serving as our Chief Financial Officer as of June 12, 2012. Mr. Cordial’s employment with the Company terminated on September 13, 2012.
(6)	Mr. Scullion became the Company’s Chief Strategy Officer effective May 12, 2011 and was later appointed Interim President of MMA. Mr. Scullion resigned effective January 20, 2012, at which time his restricted stock and stock options, all of which were unvested, were forfeited. For further discussion, see the section below captioned “-Employment Agreements.”
(7)	Mr. Wuerch’s employment with the Company terminated on August 20, 2011. For further discussion, see the section below captioned “-Employment Agreements.”
(8)	Mr. Hebner’s employment with the Company terminated on August 31, 2011. For further discussion, see the section below captioned “-Employment Agreements.”
(9)	Mr. Leigh’s employment with the Company terminated on August 31, 2011. For further discussion, see the section below captioned “-Employment Agreements.”
(10)	Mr. Ryan’s employment with the Company terminated on August 15, 2011. For further discussion, see the section below captioned “-Employment Agreements.”
(11)	For 2011, we do not expect our named executive officers to receive any incentive awards under our 2011 CIP as a result of the Company’s failure to achieve, in the aggregate, our revenue, CIP Adjusted Net Income and discretionary performance metrics.
(12)	Each of Messrs. Wuerch, Hebner, Leigh and Ryan forfeited all vested stock options because they were not exercised within 90 days of their respective terminations.

2011 Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards for the year ended December 31, 2011 with respect to our named executive officers.

Name (2)	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Awards (1)			Estimated Future Payouts Under Equity Incentive Awards			All other Stock Awards	All other Option Awards: Number of Securities Underlying Options (#)	Exercise Or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units (#)
James R. Smith, Jr. (5)	4/19/2011	145,517	269,476	390,470					120,000	12.70	687,564
C. Stephen Cordial (3)
Charles P. Scullion (4)	5/12/2011	104,965	194,379	281,850				40,000	93,500	9.00	1,145,687

(1)	Amounts shown reflect the threshold, target and maximum payout amounts under the 2011 CIP. The target payout is equal to a percentage of each named executive officer’s eligible earnings (which generally means wages actually paid during the fiscal year). See the section captioned “Short-Term Incentives” for a detailed description of the named executive officer’s target CIP bonus opportunities. At threshold performance under the CIP, the named executive officers will receive 60% of their target payout, at target performance under the CIP the named executive officers will receive 100% of their target payout and at maximum performance the named executive officers will receive 150% of their target payout. No amounts are payable with respect to each metric if performance is below threshold and in order for a named executive officer to receive a bonus under the 2010 CIP, the Company’s actual performance must meet the threshold targets for both the revenue and CIP Adjusted Net Income metrics.
(2)	Names excluded from this table are Messrs. Wuerch, Hebner, Leigh, and Ryan, who received awards of Stock Options in March 2011, all of which were forfeited within 90 days of their respective terminations.
(3)	Mr. Cordial was not an employee of the Company and, therefore, he received a base salary but did not participate in the Company’s compensation structure. On May 16, 2012 we entered into an employment offer letter with Nathan Fong pursuant to which Mr. Fong commenced serving as our Chief Financial Officer as of June 12, 2012. Mr. Cordial’s employment terminated on July 13, 2012.
(4)	Mr. Scullion resigned effective January 20, 2012, at which time his restricted stock and stock options, all of which were unvested, were forfeited.
(5)	Mr. Smith’s employment ended effective November 15, 2012, on which date all of his unvested shares of common stock became vested.

Outstanding Equity Awards at 2011 Fiscal Year End

The following table sets forth certain information with respect to outstanding equity awards of our named executive officers as of December 31, 2011 with respect to the named executive officer. The market value of the shares in the following table is the fair value of such shares at December 31, 2011.

	Option Awards					Stock Awards
Name (1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($) (3)	Option Expiration Date	Number of shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($) (4)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
James R. Smith, Jr. (7)		120,000		12.7	4/19/2021	116,672		105,004
C. Stephen Cordial (5)	—	—	—	—	—	—		—		—	—
Charles P. Scullion (6)		193,500		9	5/12/2021	40,000	(6)	36,000	(6)

(1)	Names excluded from this table are Messrs. Wuerch, Hebner, Leigh, and Ryan, who received awards of Stock Options in March 2011, all of which were forfeited within 90 days of their respective terminations.
(2)	The options vest over a four year period with 25% vesting on the anniversary of the date of grant.

(3)	Represents grant date fair value per share.
(4)	Represents the product of multiplying the number of unvested restricted shares by the value of common stock of $0.90 as of December 31, 2011, the last day of our fiscal year.
(5)	Mr. Cordial was not an employee of the Company and, therefore, he received a base salary but did not otherwise participate in the Company’s compensation structure. On May 16, 2012 we entered into an employment offer letter with Nathan Fong pursuant to which Mr. Fong commenced serving as our Chief Financial Officer as of June 12, 2012. Mr. Cordial’s employment terminated on July 13, 2012.
(6)	Mr. Scullion resigned effective January 20, 2012, at which time his restricted stock and stock options, all of which were unvested, were forfeited.
(7)	Mr. Smith’s employment ended effective November 15, 2012, on which date all of his unvested shares of common stock became vested.

Equity Compensation Plan Information

The following table describes certain information regarding our equity compensation plans as of December 31, 2011.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	4,256,273	$13.03	4,521,626
Equity compensation plans not approved by security holders (1)	4,000	$20.4	—

(1)	Represents one grant to an employee prior to the approval of the 2010 LTIP. The grant is subject to the terms and conditions of the 2010 LTIP.

Options Exercised and Stock Vested

The following table sets forth certain information with respect to the vesting or exercise of stock options during the fiscal year ended December 31, 2011 with respect to our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ryan K. Wuerch	—	—	51,660	434,288
Allyn P. Hebner	—	—	57,293	322,040
Richard E. Leigh, Jr.	—	—	37,501	238,205
James R. Smith, Jr.	—	—	99,999	633,728
James Ryan	—	—	87,500	499,328
C. Stephen Cordial (1)	—	—	—	—
Charles P. Scullion	—	—	—	—

(1)	Mr. Cordial was not an employee of the Company and, therefore, he received a base salary but did not otherwise participate in the Company’s compensation structure. On May 16, 2012 we entered into an employment offer letter with Nathan Fong pursuant to which Mr. Fong commenced serving as our Chief Financial Officer as of June 12, 2012. Mr. Cordial’s employment terminated on July 13, 2012.

Pension Benefits & Non-qualified Deferred Compensation

We sponsor a 401(k) plan, which is a qualified retirement plan offered to all eligible employees, including our named executive officers, that permits eligible employees to elect to defer a portion of their compensation on a pre-tax basis. The Compensation Committee may in its sole discretion determine to approve a performance-based matching contribution, subject to the Company’s achievement of certain financial metrics. For fiscal year 2011, Messrs. Scullion, Hebner, Leigh, and Smith each received matching contributions in the amounts of $2,372, $1,250, $1,500, and $501, respectively. We do not provide and do not intend to provide any non-qualified deferred compensation or defined benefit pension plans to any of our named executive officers or other employees.

Employment Agreements

Richard Stalzer

Mr. Stalzer entered into an offer letter with the Company, effective January 23, 2012, pursuant to which he serves as President of the Company’s mobile marketing and advertising business. Under the terms of the offer letter, Mr. Stalzer is entitled to an annual base salary of $345,000. Additionally, in accordance with the terms of the offer letter and the Company’s 2010 LTIP, the Compensation Committee of the board of directors approved the grant to Mr. Stalzer of options to purchase 190,000 shares of the Company’s common stock effective upon the completion of the Company’s rights offering. Additionally, Mr. Stalzer is eligible to participate in the Company’s 2012 CIP and is subject to non-disclosure, non-competition and non-solicitation covenants. If the Company terminates Mr. Stalzer’s employment without cause prior to two years from the effective date, he will receive 6 months of continued base salary payments. On May 22, 2012, we amended Mr. Stalzer’s offer letter. Pursuant to the amendment, Mr. Stalzer will be entitled to purchase 460,000 shares of the Company’s common stock under the Company’s 2010 LTIP effective upon the completion of the Company’s contemplated rights offering, 25% of which options will vest in equal tranches on each of the first four anniversaries of Mr. Stalzer’s employment date and 75% of which options shall vest on the third anniversary of Mr. Stalzer’s employment date provided that certain stock price targets are achieved. Mr. Stalzer’s offer letter was amended on November 15, 2012 to reflect his appointment to the position of Chief Executive Officer.

Nathan Fong

On May 16, 2012 we entered into an employment offer letter with Nathan Fong, pursuant to which Mr. Fong will commence serving as the Company’s Chief Financial Officer as of June 12, 2012. Under the terms of Mr. Fong’s offer letter, Mr. Fong will be entitled to an annual base salary of $300,000. Additionally, in accordance with the terms of Mr. Fong’s offer letter and the 2010 LTIP, the Compensation Committee approved the grant to Mr. Fong of options to purchase 460,000 shares of our common stock effective upon the completion of this rights offering, 25% of which options will vest in equal tranches on each of the first four anniversaries of Mr. Fong’s employment date and 75% of which options shall vest on the third anniversary of Mr. Fong’s employment date provided that certain stock price targets are achieved. Under the terms of Mr. Fong’s offer letter, Mr. Fong will be eligible to participate in the 2012 CIP and is subject to non-disclosure, non-competition and non-solicitation covenants. Furthermore, under Mr. Fong’s offer letter, if we terminate Mr. Fong’s employment without cause, as defined in our Amended and Restated Executive Severance and Change of Control Plan, as amended, he would receive six months of continued base salary payments if he is terminated within two years of his eligibility thereunder. Mr. Fong’s offer letter was amended on November 15, 2012, to reflect his appointment to the position of Chief Operating Officer as well as Chief Financial Officer. The amendment to Mr. Fong’s offer letter also provides that Mr. Fong’s ceasing to serve as Chief Operating Officer shall not constitute termination for Good Reason under the Company’s Amended and Restated Executive Severance and Change of Control Plan.

Richard Sadowsky

In connection with Mr. Sadowsky’s appointment to the position of General Counsel, the Company entered into a Secondment Agreement, dated July 1, 2012, with SNR Denton US LLP, the law firm in which Mr. Sadowsky is a partner. On November 15, 2012, we appointed Mr. Sadowsky to the position of Chief Administrative Officer and entered into an employment offer letter with Mr. Sadowsky pursuant to which he will become a full-time employee of the Company commencing on January 1, 2013. Under the terms of Mr. Sadowsky’s offer letter, Mr. Sadowsky will be entitled to an annual base salary of $285,000. Additionally, in accordance with the terms of Mr. Sadowsky’s offer letter and the 2010 LTIP, the Compensation Committee approved the grant to Mr. Sadowsky of options to purchase 250,000 shares of our common stock, 25% of which options will vest in equal tranches on each of the first four anniversaries of Mr. Sadowsky’s employment date, subject to continued employment on such dates and 75% of which options shall vest on the third anniversary of Mr. Sadowsky’s employment date provided that certain stock price targets are achieved subject to continued employment on such date. Under the terms of Mr. Sadowsky’s offer letter, Mr. Sadowsky will be eligible to participate in the 2013 Corporate Incentive Plan and is subject to non-disclosure, non-competition and non-solicitation covenants. Furthermore, under Mr. Sadowsky’s offer letter, if we terminate Mr. Sadowsky’s employment without cause, as defined in our Amended and Restated Executive Severance and Change of Control Plan, as amended, he would receive six months of continued base salary payments if he is terminated within two years of his eligibility thereunder.

James R. Smith, Jr.

Mr. Smith’s offer letter was signed and accepted as of January 8, 2009. The offer letter states that Mr. Smith is entitled to an annual base salary of $332,000 payable in equal installments on the 15th and the last day of each month. Under the terms of the offer letter, Mr. Smith was entitled to participate in our CIP with a prorated target earnings opportunity of 55% of his annual base salary. Mr. Smith was also be eligible to participate in our equity incentive plans and is currently provided medical, health and dental insurance coverage for himself and his dependents. Based upon satisfaction of the terms of his relocation commitment, Mr. Smith received a restricted stock award of 333,333 shares under the 2004 Motricity, Inc. Stock Plan. He also received a grant of an additional 66,666 shares on February 9, 2010, because he was an active employee in good standing on January 5, 2010, the one-year anniversary of his start date with the Company. Mr. Smith’s agreement stated that he would be eligible for a “Sale Completion” bonus, should the Company be sold during the term of his employment, but no Sale Completion bonus is payable if he is terminated prior to the sale of the Company. Mr. Smith’s employment was terminated on November 15, 2012, and in accordance with his offer letter, and contingent upon his execution of a release and waiver of claims in favor of the Company, Mr. Smith will receive his monthly base salary in effect at the time of termination, along with continued health coverage, for a period of nine months. The offer letter specifies that, during his employment with us and for nine months thereafter, Mr. Smith will not engage in specified competitive activities or solicit our customers or interfere with our business. Mr. Smith’s offer letter states that he is subject to the terms and conditions of our non-disclosure agreement and that he shall not serve as a member of another board without prior approval from the Chief Executive Officer. Mr. Smith’s offer letter was amended on May 19, 2010 in connection with the Company’s stock becoming publicly traded for purposes of Section 409A of the Code. Mr. Smith’s offer letter was further amended on April 19, 2011 to reflect increases in Mr. Smith’s annual base salary and target earnings opportunity percentage under our CIP. Mr. Smith’s annual base salary increased to $400,000, effective April 7, 2011, and his participation in our 2011 CIP increased to a target earnings opportunity of 75% of his annual base salary for 2011. In 2011, our named executive officers were not eligible to receive bonus awards under our 2011 CIP as a result of the Company not achieving the target performance, in the aggregate, for our revenue, CIP Adjusted Net Income and discretionary performance metrics. On April 19, 2011 the Compensation Committee approved a 2011 bonus equity grant to Mr. Smith under the 2010 LTIP. Mr. Smith was issued an option to purchase 120,000 shares of common stock under the 2010 LTIP.

Mr. Smith’s offer letter was further amended on August 21, 2011 in connection with his appointment as the Company’s Interim Chief Executive Officer, the amendment removes in its entirety Mr. Smith’s right to a “Sale Completion” bonus upon a sale of the Company and provides for a broader definition of “good reason.”

On November 15, 2012, we mutually agreed with Mr. Smith to terminate his employment as Interim Chief Executive Officer. In connection with Mr. Smith’s termination, on November 21, 2012, the Company and Mr. Smith entered into a release agreement (the “Smith Release Agreement”), effective November 15, 2012 setting forth the terms of Mr. Smith’s mutually agreed upon termination. Pursuant to the release agreement, Mr. Smith agreed to unilaterally release the Company from all claims arising out of his employment with the Company or the cessation thereof (other than claims arising pursuant to the Smith Release Agreement). In consideration for such release and in accordance with the terms of his offer letter, the Company agreed to pay Mr. Smith severance equal to the gross amount of $300,000, along with continued health coverage, for a period of nine months. Furthermore, in accordance with the terms of the Smith Release Agreement and the terms of Restricted Stock Grant Agreements dated March 3, 2009 and February 11, 2010, all of Mr. Smith’s restricted shares of the Company’s common stock vested and became non-forfeitable as of November 15, 2012. Following his termination, Mr. Smith remains subject to certain non-disclosure and non-solicitation covenants with the non-solicitation obligations continuing for two years from the date of termination. If there is a breach of the Smith Release Agreement by Mr. Smith, among other things, Mr. Smith would forfeit his rights to the severance payments thereunder.

C. Stephen Cordial

In connection with Mr. Cordial’s appointment to the position of Interim Chief Financial Officer, the Company entered into an Interim Services Agreement with SFN Professional Services LLC, parent to Mr. Cordial’s direct employer Tatum (“SFNPS”), dated August 24, 2011, which sets forth the terms and conditions of the services that Mr. Cordial will provide to the Company. Pursuant to the services agreement, the Company will pay SFNPS a fee of $43,400 per month for Mr. Cordial’s services. The Company or SFNPS may terminate the services agreement at any time, provided that SFNPS must provide the Company with 15 days advance written notice, subject to certain exceptions. Pursuant to the services agreement, SFNPS agrees not to solicit our employees or interfere with our business and agrees to be bound by certain confidentiality terms. A non-disclosure and intellectual property protection agreement executed by Mr. Cordial and attached as an exhibit to the services agreement specifies that during his employment with us Mr. Cordial will not engage in specified competitive activities and for two years following his termination, he agrees not to solicit our customers or interfere with our business. The non-disclosure and intellectual property protection agreement states that Mr. Cordial is further subject to the confidentiality and invention assignment terms and conditions. On May 16, 2012 we entered into an employment offer letter with Nathan Fong pursuant to which Mr. Fong commenced serving as our Chief Financial Officer as of June 12, 2012. Mr. Cordial’s employment terminated on July 13, 2012.

Charles P. Scullion

Effective January 20, 2012, Mr. Scullion resigned for good reason from his employment with the Company. Pursuant to Mr. Scullion’s release agreement, Mr. Scullion agreed to release the Company from all claims arising out of his employment with the Company or the cessation thereof (other than claims arising pursuant to the release agreement). In consideration for such release and in accordance with the terms of Mr. Scullion’s employment agreement, the Company agreed to pay Mr. Scullion severance in the gross amount of $258,750 to be paid in equal installments over nine months following the effective date of the Scullion Release Agreement. Mr. Scullion remains subject to certain non-disclosure and non-solicitation covenants. Further, his restricted stock and stock options, all of which were unvested, were forfeited. Mr. Scullion entered into an employment agreement with the Company effective May 12, 2011 for an initial 2 year term, which automatically renewed for successive one year periods unless either the Company or Mr. Scullion provided at least 90 days prior written notice of intent to terminate the employment agreement earlier. Under the terms of the amended agreement, Mr. Scullion was entitled to an annual base salary of $345,000. Mr. Scullion was entitled to participate in the 2011 CIP, with a target earnings opportunity of 70% of his annual base salary. In 2011, our named executive officers were not eligible to receive bonus awards under our 2011 CIP as a result of the Company not achieving the target performance, in the aggregate, for our revenue, CIP Adjusted Net Income and discretionary performance metrics. In consideration of Mr. Scullion’s relocation from Texas to the state of Washington by July 31, 2011, he received $290,000 as reimbursement of relocation costs subject to forfeiture under the terms of the Company’s relocation program. Mr. Scullion also received commuting expenses for the period from his hire through his permanent relocation. Additionally, in accordance with the terms of his employment agreement, on May 12, 2011, our Compensation Committee approved the grant to Mr. Scullion under the terms of our 2010 LTIP of options to purchase 193,500 shares of common stock at $9.00 per share and 40,000 shares of restricted stock, each award to vest in pro-rata equal installments on each of the first four anniversaries of the effective date of the employment agreement, all of which shares and options were forfeited in connection with Mr. Scullion’s resignation.

Ryan K. Wuerch

On August 21, 2011, the Company and Mr. Wuerch mutually agreed, effective August 20, 2011, to terminate Mr. Wuerch’s employment with the Company and terminate his amended and restated executive employment agreement. Pursuant to the terms of the employment agreement, such termination also effected the immediate resignation of Mr. Wuerch from the board of directors of the Company and from all his positions as an officer of the Company. In connection with Mr. Wuerch’s termination, the Company and Mr. Wuerch entered into a release agreement, effective August 20, 2011, setting forth the terms of Mr. Wuerch’s mutually agreed upon termination. Pursuant to the release agreement, Mr. Wuerch agreed to unilaterally release the Company from all claims arising out of his employment with the Company or the cessation thereof (other than claims arising pursuant to the release agreement and an indemnification agreement with the Company). In consideration for such release and in accordance with the terms of Mr. Wuerch’s employment agreement, the Company agreed to pay Mr. Wuerch severance in the gross amount of $450,000. Pursuant to the terms of Mr. Wuerch’s Non-Qualified Stock Option Agreement, dated March 26, 2010, an option with respect to 125,000 additional shares of common stock vested and became exercisable effective upon Mr. Wuerch’s termination. The option has an exercise price of $20.40 per share and remained exercisable for 90 days from the termination after which time it expires. Mr. Wuerch did not exercise his option prior to its expiration, and the option was forfeited. Furthermore, in accordance with the terms of a Restricted Stock Grant Agreement, dated January 1, 2008, 17,220 of Mr. Wuerch’s restricted shares of common stock vested and became non-forfeitable as of the effective date of Mr. Wuerch’s termination. Following his termination, Mr. Wuerch remains subject to certain non-disclosure and non-solicitation covenants with the non-solicitation obligations continuing for two years from the date of termination. If there is a breach of the release agreement by Mr. Wuerch, among other things, the Company is not obligated to make any more payments under the release agreement.

Mr. Wuerch entered into an amended and restated employment agreement with the Company effective January 19, 2010 for an initial 24-month term, which automatically renewed for successive one year periods unless either the Company or Mr. Wuerch provided at least 90 days prior written notice of intent to terminate the employment agreement earlier. Under the terms of the amended agreement, Mr. Wuerch was entitled to an annual base salary of $375,000; provided that on the effective date of our initial public offering (“initial public offering”), Mr. Wuerch’s annual base salary increased to $450,000. Mr. Wuerch also received “Temporary Adjustment” payments (which represent a COLA adjustment agreed upon in 2008 in connection with his relocation from North Carolina to the state of Washington) prior to our initial public offering in 2010 equal to 20% of his base salary. Mr. Wuerch participated in the 2010 CIP, and had a target earnings opportunity of 75% of his annual base salary until our initial public offering, upon which Mr. Wuerch’s incentive opportunity under the CIP was increased to 100% of his annual base salary. Mr. Wuerch’s 2010 CIP award was prorated for each of the foregoing percentages based upon the date of the initial public offering (June 17, 2010). Mr. Wuerch’s employment agreement also provided that, in the event a “company sale” (as defined in his employment agreement) occurred prior to the earlier of an initial public offering and July 25, 2010, in which the “aggregate value” (as defined in the agreement) is (i) $300,000,000 or less, Mr. Wuerch would have been entitled to receive a lump sum payment equal to $2,000,000 (less the applicable percentage if less than 100% of the Company’s equity is sold), or (ii) greater than $300,000,000, Mr. Wuerch would have been entitled to receive a lump sum payment equal to 1% times the aggregate value of the company sale (less the applicable percentage if less than 100% of the Company’s equity is sold ), in any case such lump sum to be reduced by the aggregate “equity proceeds” (as defined in the agreement); provided, that Mr. Wuerch remained employed by the Company at the time of the company sale or have been terminated without “cause” or have resigned for “good reason” (each as defined in the agreement) within four months prior to such company sale. Since an initial public offering occurred prior to a “company sale”, Mr. Wuerch was not entitled to foregoing “company sale” payment.

Additionally, in accordance with the terms of his employment agreement, on March 26, 2010, our Compensation Committee approved the grant to Mr. Wuerch under the terms of our 2010 LTIP of options to purchase 333,333 shares of common stock at $20.40 per share to vest in pro rata equal installments on each of the first four anniversaries of the effective date of the initial public offering, provided that the initial public offering occurred prior to July 31, 2010, Mr. Wuerch remained an employee in good standing on the applicable vesting dates and the employment agreement had not been previously terminated. With respect to such option, 50% of the outstanding unvested portion of the option immediately vested and became exercisable in the event Mr. Wuerch was terminated by the Company without cause, other than due to death or disability, or Mr. Wuerch resigned for good reason, as such terms are defined in his employment agreement. Under the terms of his employment agreement, in the event Mr. Wuerch was terminated by the Company without cause or he resigned for good reason, as defined in his employment agreement, contingent upon his execution of a release and waiver of claims in favor of the Company, he was to receive (i) 12 months of continued base salary payments, (ii) a pro- rated amount of his annual bonus based on actual performance for the year in which his employment terminated, payable in a lump sum at the time the Company paid such bonuses under the CIP and (iii) accelerated vesting of 50% of all outstanding and unvested options issued in connection with the employment agreement. In the event Mr. Wuerch was terminated by the Company without cause or he resigned for good reason in connection with a change of control (as defined in his employment agreement), contingent upon his execution of a release and waiver of claims in favor of the Company, Mr. Wuerch was to receive (i) an amount equal to two times the sum of (x) his base salary and (y) the average actual annual bonuses received by him over the three-year period prior to the date of his termination, payable in installments over the 12-month period following his termination of employment and (ii) accelerated vesting of 50% of all outstanding and unvested options issued in connection with the employment agreement. The employment agreement specified that during his employment with us and for 12 months thereafter, Mr. Wuerch would not engage in specified competitive activities and for two years following his termination, he agreed not to solicit our customers or interfere with our business. Mr. Wuerch’s agreement stated that he was subject to the terms and conditions of our non-disclosure agreement.

Allyn P. Hebner

On August 31, 2011, the Company entered into a release agreement with Mr. Hebner, effective August 31, 2011, setting forth the terms pursuant to which Mr. Hebner’s employment with the Company was terminated and Mr. Hebner resigned as an officer of the Company. Pursuant to the release agreement, Mr. Hebner agreed to release the Company from all claims arising out of his employment with the Company or the cessation thereof (other than claims arising pursuant to the release agreement and an indemnification agreement with the Company). In consideration for such release and in accordance with the terms of Mr. Hebner’s offer letter, the Company agreed to pay Mr. Hebner severance in the gross amount of $225,000 to be paid in equal installments over nine months following the effective date of the release agreement. In accordance with the terms of a Restricted Stock Grant Agreement, dated May 7, 2009, 36,459 of Mr. Hebner’s restricted shares of common stock vested and became non-forfeitable as of the effective date of Mr. Hebner’s termination. Furthermore, Mr. Hebner remains subject to the non-disclosure, non-competition and non-solicitation covenants described below.

Mr. Hebner served as Interim Chief Financial Officer effective August 4, 2008 and was subsequently offered the position of permanent Chief Financial Officer. Upon the commencement of his service as our permanent Chief Financial Officer on March 6, 2009, Mr. Hebner signed an offer letter which adjusted his annual base salary to equal $275,000 to be payable in equal installments on the 15th and the last day of each month. Under the terms of the offer letter, Mr. Hebner was entitled to participate in our CIP with a prorated target earnings opportunity of 55% of his annual base salary for 2010. Mr. Hebner was also eligible to participate in our equity incentive plans and was provided medical, health and dental insurance coverage for himself and his dependents. Upon commencement of employment, Mr. Hebner received a restricted stock award of 166,666 shares under the 2004 Motricity, Inc. Stock Plan. Mr. Hebner’s offer letter stated he was eligible for a “Sale Completion” bonus, should the Company have been sold during the term of his employment. However, no Sale Completion bonus was payable if the value of Mr. Hebner’s accelerated vesting of equity and share ownership resulting from the sale was greater than the Sale Completion bonus otherwise payable. Additionally, Mr. Hebner’s agreement stated that he was subject to the terms and conditions of our non-disclosure agreement, and that he would not serve as a member of another board without prior approval from the Chief Executive Officer. Additionally, no Sale Completion bonus was payable if he was terminated prior to the sale of the Company. The offer letter specified that Mr. Hebner’s employment was “at will” and could be terminated without cause or notice at any time, but also provided that Mr. Hebner was entitled to severance pay if, as defined in the offer letter, he was terminated without cause or resigned for good reason. Specifically, contingent upon his execution of a release and waiver of claims in favor of the Company, Mr. Hebner was to receive his monthly base salary in effect at the time of termination for a period of nine months. The offer letter specified that, during his employment with us and for nine months thereafter, Mr. Hebner would not engage in specified competitive activities and for two years following his termination solicit our customers or interfere with our business. Mr. Hebner’s offer letter was amended on May 19, 2010 in connection with the Company’s stock becoming publicly traded for purposes of Section 409A of the Code. On March 22, 2011, the Compensation Committee approved increases in Mr. Hebner’s annual base salary and target earnings opportunity percentage under our CIP and a 2011 bonus equity grant under the 2010 LTIP. Mr. Hebner’s annual base salary increased to $300,000, effective March 22, 2011, and his participation in our 2011 CIP was set to increase to a target earnings opportunity of 60% of his annual base salary for 2011. In addition, Mr. Hebner was issued a grant of an option to purchase 45,000 shares of common stock under the 2010 LTIP.

Richard E. Leigh, Jr.

On August 31, 2011, the Company entered into a release agreement with Mr. Leigh, setting forth the terms pursuant to which Mr. Leigh’s employment with the Company was terminated and Mr. Leigh resigned as an officer of the Company effective August 31, 2011. Pursuant to the release agreement, Mr. Leigh agreed to release the Company from all claims arising out of his employment with the Company or the cessation thereof (other than claims arising pursuant to the release agreement and an indemnification agreement with the Company). In consideration for such release and in accordance with the terms of Mr. Leigh’s offer letter, the Company agreed to pay Mr. Leigh severance in the gross amount of $300,000 to be paid in equal installments over twelve months following the effective date of the release agreement, together with continued health coverage. In accordance with the terms of a Restricted Stock Grant Agreement, dated January 30, 2009, 20,835 of Mr. Leigh’s restricted shares of common stock vested and became non-forfeitable as of the effective date of Mr. Leigh’s termination. Furthermore, Mr. Leigh remains subject to the non-disclosure covenants described above.

Mr. Leigh’s offer letter was signed and accepted on August 12, 2008. The offer letter stated that Mr. Leigh was entitled to an annual base salary of $290,000 payable in equal installments on the 15th and the last day of each month. Under the terms of the offer letter, Mr. Leigh was entitled to participate in our CIP with a target earnings opportunity of 50% of his annual base salary for 2010. Mr. Leigh was eligible to participate in our equity incentive plans and was provided medical, health and dental insurance coverage for himself and his dependents. Upon commencement of employment, Mr. Leigh received a restricted stock award of 133,333 shares under the 2004 Motricity, Inc. Stock Plan. Mr. Leigh’s agreement stated he was eligible for a “Sale Completion” bonus, should the Company have been sold during the term of his employment. However, no Sale Completion bonus was payable if the value of Mr. Leigh’s accelerated vesting of equity and share ownership resulting from the sale was greater than the Sale Completion bonus otherwise payable. Additionally, no Sale Completion bonus was payable if he was terminated prior to the sale of the Company. The offer letter specified that Mr. Leigh’s employment was “at will” and could be terminated without cause or notice at any time, but also provided that Mr. Leigh was entitled to severance pay and health insurance benefits if, as defined in the offer letter, he was terminated without cause or resigned for good reason. Specifically, contingent upon his execution of a release and waiver of claims in favor of the Company, Mr. Leigh was to receive his monthly base salary in effect at the time of termination, along with continued health coverage, for a period of 12 months. Mr. Leigh’s offer letter stated that he was subject to the terms and conditions of our non-disclosure agreement. Mr. Leigh’s offer letter was amended on May 19, 2010 in connection with the Company’s stock becoming publicly traded for purposes of Section 409A of the Code. On March 22, 2011, the Compensation Committee approved increases in Mr. Leigh’s annual base salary and target earnings opportunity percentage under our CIP and a 2011 bonus equity grant under the 2010 LTIP. Mr. Leigh’s annual base salary increased to $300,000, effective March 22, 2011, and his participation in our 2011 CIP was set to increase to a target earnings opportunity of 60% of his annual base salary for 2011. In addition, Mr. Leigh was issued a grant of an option to purchase 45,000 shares of common stock under the 2010 LTIP.

James Ryan

On August 12, 2011, the Company entered into a release agreement with Mr. Ryan, effective August 15, 2011, setting forth the terms pursuant to which Mr. Ryan’s employment with the Company was terminated and Mr. Ryan resigned as an officer of the Company. Pursuant to the release agreement, Mr. Ryan agreed to release the Company from all claims arising out of his employment with the Company or the cessation thereof (other than claims arising pursuant to the release agreement and an indemnification agreement with the Company). In consideration for such release and in accordance with the terms of Mr. Ryan’s offer letter, the Company agreed to pay Mr. Ryan severance in the gross amount of $225,000 to be paid in equal installments over nine months following the effective date of the release agreement. In accordance with the terms of a Restricted Stock Grant Agreement, dated August 6, 2009, 58,333 of Mr. Ryan’s restricted shares of common stock vested and became non-forfeitable as of the effective date of Mr. Ryan’s termination. Furthermore, Mr. Ryan remains subject to the non-disclosure, non-competition and non-solicitation covenants described above.

Mr. Ryan’s offer letter was signed and accepted on May 23, 2009. The offer letter stated that Mr. Ryan was entitled to an annual base salary of $275,000 payable in equal installments on the 15th and the last day of each month. Under the terms of the offer letter, Mr. Ryan was entitled to participate in our CIP with a prorated target earnings opportunity of 50% of his annualized base salary for 2010. Mr. Ryan was also eligible to participate in our equity incentive plans and was provided medical, health and dental insurance coverage for himself and his dependents. Upon commencement of employment, Mr. Ryan received a restricted stock award of 233,333 shares under the 2004 Motricity, Inc. Stock Plan. Mr. Ryan’s offer letter also stated that he was eligible for a “Sale Completion” bonus, should the Company have been sold during the term of his employment. However, no Sale Completion bonus was payable if the value of Mr. Ryan’s accelerated vesting of equity and share ownership resulting from the sale was greater than the Sale Completion bonus otherwise payable. Additionally, no Sale Completion bonus was payable if he was terminated prior to the sale of the Company. The offer letter specified that Mr. Ryan’s employment was “at will” and could be terminated without cause or notice at any time, but also provided that Mr. Ryan was entitled to severance pay if, as defined in the offer letter, he was terminated without cause or resigned for good reason. Specifically, contingent upon his execution of a release and waiver of claims in favor of the Company, Mr. Ryan was to receive his monthly base salary in effect at the time of termination for a period of nine months. The offer letter specified that, during his employment with us and for nine months thereafter, Mr. Ryan would not engage in specified competitive activities and for two years following his termination of employment he would not solicit our customers or interfere with our business. Mr. Ryan’s offer letter stated that he was subject to the terms and conditions of our non-disclosure agreement. Mr. Ryan’s offer letter was amended on May 19, 2010 in connection with the Company’s stock becoming publicly traded for purposes of Section 409A of the Code. On March 22, 2011, the Compensation Committee approved increases in Mr. Ryan’s annual base salary and target earnings opportunity percentage under our CIP and a 2011 bonus equity grant under the 2010 LTIP. Mr. Ryan’s annual base salary increased to $300,000, effective March 22, 2011, and his participation in our 2011 CIP was set to increase to a target earnings opportunity of 60% of his annual base salary for 2011. In addition, Mr. Ryan was issued a grant of an option to purchase 45,000 shares of common stock under the 2010 LTIP.

Non-Disclosure Agreements

In addition to the restrictive covenants contained in their offer letters and employment agreements, each of the named executive officers have agreed to comply with our non-disclosure and non-competition agreement (the “Non-Disclosure Agreement”) on the following terms, respectively:

Name	Employment Document	Non- Disclosure Agreement	Non-Compete	Non- Solicitation Period Length	Intellectual Property Protection
James R. Smith, Jr.	Offer Letter	Yes	9 Months	9 Months	1 Year
C. Stephen Cordial	Interim Services Agreement	Yes	N/A	2 Years	1 Year
Richard Stalzer	Offer Letter	Yes	1 Year	2 Years	1 Year
Charles Scullion	Employment Agreement	Yes	1 Year	2 Years	1 Year
Ryan K. Wuerch	Employment Agreement	Yes	1 Year	2 Years	1 Year
Allyn P. Hebner	Offer Letter	Yes	9 Months	2 Years	1 Year
Richard E. Leigh, Jr.	Offer Letter	Yes	N/A	N/A	N/A
James Ryan	Offer Letter	Yes	9 Months	2 Years	1 Year
Nathan Fong	Offer Letter	Yes	1 Year	2 Years	1 Year
Richard Sadowsky	Offer Letter	Yes	1 year	2 Years	1 Year

Each of the named executive officers also agrees that the remedy of damages for any breach by him of the provisions of either the employment agreement, offer letter or the Non-Disclosure Agreement is inadequate and that we may be entitled to injunctive relief, without posting any bond, and each agrees not to oppose granting of such relief on the grounds that the damages would adequately compensate us.

Potential Payments Upon Termination Without Cause or For Good Reason and without a Change of Control

The following table sets forth quantitative estimates of the benefits that would have accrued to each of our named executive officers if his employment had been terminated without cause or had the employee terminated for good reason on December 31, 2011 and a change of control had not occurred on or prior to that date. Amounts below reflect potential payments pursuant to the amended employment agreements and offer letters for such named executive officers. The employment of each of Messrs. Wuerch, Hebner, Leigh and Ryan was terminated during fiscal year 2011 and the actual benefits that were paid out to them are disclosed above in the section captioned “Employment Agreements.”

Name of Executive Officer	Cash Severance Benefits ($)		Continued Health Benefits ($)	Value of Accelerated Equity Awards ($) (2)	Total ($)
James R. Smith, Jr. (5)	300,000	(1)	8,864	52,502	361,366
C. Stephen Cordial (3)	—		—	—	—
Charles Scullion (4)	258,750	(1)	—	18,000	276,750

(1)	Represents severance nine months of base salary for each of Messrs. Smith and Scullion. See the section captioned “Employment Agreements” for a description of the severance payable to the named executive officers.
(2)	Represents accelerated vesting of 50% of each named executive officer’s unvested restricted stock, in accordance with the terms of the restricted share grant agreements where 50% of the unvested restricted shares vest upon a termination without cause or for good reason.
(3)	Mr. Cordial was not an employee of the Company and, therefore, he received a base salary but does not otherwise participate in the Company’s compensation structure. On May 16, 2012 we entered into an employment offer letter with Nathan Fong pursuant to which Mr. Fong commenced serving as our Chief Financial Officer as of June 12, 2012. Mr. Cordial’s employment terminated on July 13, 2012.

(4)	Mr. Scullion resigned effective January 20, 2012, at which time he became entitled to receive his cash severance to be paid in equal installments over nine months and his restricted stock and stock options, all of which were unvested, were forfeited.
(5)	Mr. Smith’s employment ended effective November 15, 2012. The actual benefits that were paid out to his are disclosed above in the section captioned “Employment Agreements.

Potential Payments Upon Termination Without Cause or for Good Reason in connection with a Change of Control

The named executive officers do not receive additional benefits upon a termination due to death or disability (with or without a change of control).

Change of Control with Continued Employment

The following table sets forth the quantitative estimates of the benefits to be received by each named executive officer, if a change of control had occurred on December 31, 2011 and each named executive officer continued his employment with the Company. Amounts below reflect potential payments pursuant to the amended employment agreements and offer letters for such named executive officers. On August 21, 2011, in connection with his appointment as the Company’s Interim Chief Executive Officer, Mr. Smith’s offer letter was further amended, removing in its entirety Mr. Smith’s right to a “Sale Completion” bonus upon a sale of the Company. The employment of each of Messrs. Wuerch, Hebner, Leigh and Ryan was terminated during fiscal year 2011, and the actual benefits that were paid out to them are disclosed above in the section captioned “Employment Agreements.”

Name of Executive Officer	Cash Benefit ($) Sale Bonus	Value of Accelerated Equity Awards ($) (1)	Total ($)
James R. Smith, Jr. (4)	—	52,502	52,502
C. Stephen Cordial (2)	—	—	—
Charles Scullion (3)	—	—	—

(1)	Represents accelerated vesting of 50% of each named executive officer’s unvested restricted stock, in accordance with the terms of the restricted share grant agreements where 50% of the unvested restricted shares vest upon a change of control.
(2)	Mr. Cordial was not an employee of the Company and, therefore, he received a base salary but did not otherwise participate in the Company’s compensation structure. On May 16, 2012 we entered into an employment offer letter with Nathan Fong pursuant to which Mr. Fong commenced serving as our Chief Financial Officer as of June 12, 2012. Mr. Cordial’s employment terminated on July 13, 2012.
(3)	Mr. Scullion resigned effective January 20, 2012.
(4)	Mr. Smith’s employment ended effective November 15, 2012. The actual benefits that were paid out to his are disclosed above in the section captioned “Employment Agreements.

Director Compensation

To date, we have provided cash compensation to non-employee directors for their services as directors or members of committees of the board of directors. We have reimbursed and will continue to reimburse such non-employee directors for their reasonable expenses incurred in attending meetings of our board of directors and committees of the board of directors.

In accordance with our Compensation Committee Charter, our Compensation Committee has adopted a compensation program for such non-employee directors, or the “Non-Employee Director Compensation Policy.”

On April 29, 2011, the Compensation Committee approved and recommended to the board of directors, which subsequently approved board compensation effective through May 1, 2012 that is deemed to be competitive with the market for non-employee director’s compensation. Such non-employee board members shall receive the following cash compensation: $30,000 annually; the chairperson of the board will receive an additional fee earned of $20,000; the chairperson of each of the Audit Committee and Compensation Committee will receive an additional $15,000 and the chairperson of the Governance and Nominating Committee will receive an additional $10,000. Each of the members of the Audit Committee, Compensation Committee and Governance and Nominating Committee, excluding the chair positions, will receive an additional $5,000. In addition, the Compensation Committee approved and recommended to the board of directors, which subsequently approved, the granting of restricted stock equal in value to $140,000 to each non-employee director as part of their annual compensation. In connection with the initial public offering of our common stock, the Compensation Committee approved and recommended to the board of directors, which subsequently approved, the increase of the restricted stock award from $120,000 to $140,000 in value to compensate the non-employee directors for the additional responsibilities associated with the Company’s stock becoming publicly traded. In October 2012 the Compensation Committee recommended and the Board subsequently adopted a reduction in stock based compensation for non-employee board members that provides for an annual grant of $50,000 worth of restricted stock that vests on the 1 year anniversary of issuance. Additionally, non-employee director members of special committees received a one-time special retainer of $10,000 for their service until April 29, 2011, and non-employee directors received a special meeting fee of $1,500 per meeting for attendance at more than eight meetings of 30 minutes of longer of the board of directors or any committee on which they serve between May 1, 2011 and September 30, 2011. Such special meeting fees were eliminated effective September 30, 2011 and the members of the three special committees of the board of directors instead received an annual retainer of $10,000 for 2011 for each such special committee they served on. In January 2012 the board of directors designated its strategic alternatives committee as a standing committee of the board of directors with the chairman receiving an annual cash compensation of $15,000 and each member other than the chairman receiving an annual cash compensation of $5,000. The non-employee director compensation policy also provides that non-employee directors must own shares of the Company equal to four times their cash retainer within five years of joining our board of directors. As of July 19, 2011, this ownership guideline was revised to require our non-employee members of the board to own three times their cash retainer within five years of joining our board of directors.

Subsequent annual grants of equity to such non-employee members of the board, if any, will be made on May 1 of each year in conjunction with the Annual Meeting of the Company’s stockholders. In accordance with our non-employee director compensation policy, on April 29, 2011 active non-employee directors received a grant of restricted stock, subject to a one year vest on the anniversary date of the grant.

Below is a summary table of what our 2011 non-employee board members (other than directors receiving compensation from and appointed by our principal stockholders) have received through December 31, 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (7)	Total ($)
Brett Icahn	57,500	138,025	—	—	186,900	382,425
Barbara Judge (Thomas)	71,500	138,025	—	—	230,532	440,057
Brian Turner (2)	39,162	138,025	—	—	351,520	528,707
Hunter Gary	56,228	138,025	—	—	186,900	381,153
Suzanne King (3)	32,500	138,025	—	—	186,900	357,425
Jeffrey Bowden (4)	—	—	—	—	—	—
James L. Nelson (5)	47,529	35,252	—	—	—	82,781
Jay A. Firestone (6)	51,277	35,252	—	—	35,252	121,781

(1)	The value of Stock Awards represents the grant date fair value of such award. The fair value of Stock Awards, which are restricted stock, is based on the closing price of our common stock on the grant date.
(2)	Mr. Turner resigned from the Board on July 11, 2011.
(3)	Ms. King resigned from the Board on June 30, 2011.
(4)	Mr. Bowden resigned from the Board on February 9, 2011 and did not receive compensation as a director for 2011.
(5)	Mr. Nelson was appointed to the Board on June 29, 2011.

(6)	Mr. Firestone was appointed to the Board on July 11, 2011
(7)	Amounts in this column reflect income received as a result of restricted stock released throughout 2011.

All of our directors are eligible to participate in our 2010 LTIP and their compensatory equity grants will be granted under, and subject to the terms of, the 2010 LTIP.

Limitation of Liability and Indemnification Matters

We have entered into separate indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our Restated Certificate of Incorporation and By-laws. These agreements, among other things, provide for indemnification of our directors and executive officers for expenses, judgments, fines and settlement amounts incurred by this person in any action or proceeding arising out of this person’s services as a director or executive officer or at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, as of November 30, 2012, certain information regarding the ownership of our capital stock, by (1) each person known to us to beneficially own 5% or more of common stock; (2) each of our executive officers named in the 2011 Summary Compensation Table included in our annual report on Form 10-K for the year ended December 31, 2011; (3) each of our current executive officers and directors; and (4) all of our executive officers and directors as a group. With respect to executive officers named in the 2011 Summary Compensation Table, the employment of the following executive officers with Motricity has been terminated on or before the date of this table: Messrs. Wuerch, Hebner, Leigh, Ryan, Scullion and Smith.

Beneficial ownership is determined in accordance with the rules of the SEC and thus represents voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to applicable community property laws. Shares of Common Stock subject to options or warrants or other convertible securities that are currently exercisable or exercisable within 60 days of November 30, 2012 are deemed to be outstanding and to be beneficially owned by the person holding the options or warrants or other convertible securities for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of shares beneficially owned is based upon 46,172,337 shares of common stock outstanding as of November 30, 2012.

Common Stock

Name	Amount and Nature of Beneficial Ownership		Percent of Class
Entities affiliated with Carl C. Icahn (1)	17,466,277		30.7		%
c/o Icahn Associates Corp. 767 Fifth Avenue, 46th Floor New York, NY 10153

Directors and Named Executive Officers:
Ryan K. Wuerch		(2)		(2)	%
James R. Smith, Jr.		(3)			*
Allyn P. Hebner		(4)		(4)	*
Richard E. Leigh, Jr.		(5)		(5)	*
James Ryan		(6)		(6)	*
Charles Scullion (7)		(7)			*
Hunter C. Gary (8)	135,450				*
Brett M. Icahn (9)	140,352				*
Lady Barbara Judge CBE (10)	143,450				*
James L. Nelson (11)	127,978				*
Jay A. Firestone (12)	127,978				*
C. Stephen Cordial (13)	—				*
Richard Stalzer (14)	28,750
Nathan Fong (15)	—				*
All directors and executive officers as a group (8 persons) (16)*	703,752		1.5		%

(1)	Information in the table and this footnote is based upon information contained in a Schedule 13D filed with the SEC on October 19, 2012 by Mr. Carl C. Icahn and includes 10,684,238 shares of Common Stock issuable upon exercise of warrants beneficially owned by entities affiliated with Mr. Carl C. Icahn. As of October 11, 2012, Mr. Carl C. Icahn had shared voting power and shared dispositive power with regard to 6,782,039 shares.
(2)	On August 21, 2011, Motricity and Mr. Wuerch mutually agreed, effective August 20, 2011, to terminate Mr. Wuerch’s employment with Motricity. Therefore, Motricity is unable to confirm Mr. Wuerch’s beneficial ownership.
(3)	On November 15, 2012, Mr. Smith’s employment with Motricity was terminated. Therefore, Motricity is unable to determine Mr. Smith’s beneficial ownership.

(4)	On August 5, 2011, the employment of Mr. Hebner was terminated effective as of August 31, 2011. Therefore, Motricity is unable to confirm Mr. Hebner’s beneficial ownership.
(5)	On August 15, 2011, the employment of Mr. Leigh was terminated effective August 31, 2011. Therefore, Motricity is unable to confirm Mr. Leigh’s beneficial ownership.
(6)	On August 5, 2011, the employment of Mr. Ryan was terminated effective as of August 15, 2011. Therefore, Motricity is unable to confirm Mr. Ryan’s beneficial ownership.
(7)	Effective January 20, 2012, Mr. Scullion resigned from his employment. Therefore, Motricity is unable to confirm Mr. Scullion’s beneficial ownership.
(8)	Includes 10,339 shares of restricted stock (see the section captioned “Executive Compensation—Long-Term Equity-Based Compensation” for a description of the vesting of the restricted stock) and 14,000 shares of Common Stock.
(9)	Includes 10,339 shares of restricted stock (see the section captioned “Executive Compensation—Long-Term Equity-Based Compensation” for a description of the vesting of the restricted stock), 18,696 shares of Common Stock, and 206 shares of Common Stock issuable upon the exercise of a warrant.
(10)	Includes 15,672 shares of restricted stock (see the section captioned “Executive Compensation—Long-Term Equity-Based Compensation” for a description of the vesting of the restricted stock) and 16,667 shares of Common Stock.
(11)	Includes 16,867 shares of restricted stock (see the section captioned “Executive Compensation—Long-Term Equity-Based Compensation” for a description of the vesting of the restricted stock).
(12)	Includes 16,867 shares of restricted stock (see the section captioned “Executive Compensation—Long-Term Equity-Based Compensation” for a description of the vesting of the restricted stock).
(13)	Motricity appointed C. Stephen Cordial, a partner at Tatum, a division of SFN Professional Services LLC, a consulting and executive services firm, to the position of Interim Chief Financial Officer effective August 24, 2011. Mr. Cordial’s employment terminated on July 13, 2012. Therefore, Motricity is unable to confirm Mr. Cordial’s beneficial ownership.
(14)	Motricity appointed Richard Stalzer to the position of President, Mobile Marketing and Advertising effective January 23, 2012.
(15)	Motricity appointed Nathan Fong to the position of Chief Financial Officer effective June 12, 2012.
(16)	All directors and executive officers as a group does not include the following individuals whose employment with Motricity has ended: Messrs. Wuerch, Hebner, Leigh, Ryan, Scullion and Smith.

Series J Preferred Stock

Name	Amount and Nature of Beneficial Ownership		Percent of Class
Entities affiliated with Carl C. Icahn (1)	1,146,131		95.5			%
c/o Icahn Associates Corp. 767 Fifth Avenue, 46th Floor New York, NY 10153

Directors and Named Executive Officers:
Ryan K. Wuerch		(2)		(2)		%
James R. Smith, Jr.		(3)				*
Allyn P. Hebner		(4)		(4)		*
Richard E. Leigh, Jr.		(5)		(5)		*
James Ryan		(6)		(6)		*
Charles Scullion		(7)		(7)		*
Hunter C. Gary	0				0
Brett M. Icahn	0				0
Lady Barbara Judge CBE	0				0
James L. Nelson	0				0
Jay A. Firestone	0				0
C. Stephen Cordial (8)		*				*
Richard Stalzer	—
Nathan Fong	—					*
All directors and executive officers as a group (8 persons) (9)*	1,146,131				95.5%

(1)	Information in the table and this footnote is based upon information contained in a Schedule 13D filed with the SEC on October 19, 2012 by Mr. Carl C. Icahn.
(2)	On August 21, 2011, Motricity and Mr. Wuerch mutually agreed, effective August 20, 2011, to terminate Mr. Wuerch’s employment with Motricity. Therefore, Motricity is unable to confirm Mr. Wuerch’s beneficial ownership.
(3)	On November 15, 2012, Mr. Smith’s employment with Motricity was terminated. Therefore, Motricity is unable to determine Mr. Smith’s beneficial ownership.
(4)	On August 5, 2011, the employment of Mr. Hebner was terminated effective as of August 31, 2011. Therefore, Motricity is unable to confirm Mr. Hebner’s beneficial ownership.
(5)	On August 15, 2011, the employment of Mr. Leigh was terminated effective August 31, 2011. Therefore, Motricity is unable to confirm Mr. Leigh’s beneficial ownership.
(6)	On August 5, 2011, the employment of Mr. Ryan was terminated effective as of August 15, 2011. Therefore, Motricity is unable to confirm Mr. Ryan’s beneficial ownership.
(7)	Effective January 20, 2012, Mr. Scullion resigned from his employment with Motricity. Therefore, Motricity is unable to confirm Mr. Scullion’s beneficial ownership.
(8)	Motricity appointed C. Stephen Cordial, a partner at Tatum, a division of SFN Professional Services LLC, a consulting and executive services firm, to the position of Interim Chief Financial Officer effective August 24, 2011. Mr. Cordial’s employment terminated on July 13, 2012.
(9)	All directors and executive officers as a group does not include the following individuals whose employment with Motricity has ended: Messrs. Wuerch, Hebner, Leigh, Ryan, Scullion and Smith.

CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE.

Relocation Arrangements

In July 2011, in consideration of his relocation to Bellevue, Mr. Charles P. Scullion, our former Chief Strategy Officer and interim President of the Company’s mobile marketing and advertising business who resigned effective January 20, 2012, received $290,000 as reimbursement of relocation costs, subject to forfeiture under the terms of the Company’s relocation program. Mr. Scullion also received commuting expenses for the period from his hire through his permanent relocation.

Arrangement with Icahn Sourcing LLC

Icahn Sourcing LLC (“Icahn Sourcing”) is an entity formed and controlled by Mr. Carl C. Icahn in order to leverage the potential buying power of a group of entities which Mr. Carl C. Icahn either owns or with which he otherwise has a relationship in negotiating with a wide range of suppliers of goods, services, and tangible and intangible property. We are a member of this buying group and, as such, are afforded the opportunity to purchase goods, services and property from vendors with whom Icahn Sourcing has negotiated rates and terms. In return, Icahn Sourcing may disclose certain information to the vendors regarding our historic usage and future needs with respect to particular goods and services. Icahn Sourcing does not guarantee that we will purchase any goods, services or property from any such vendors and we are under no legal obligation to do so. Our agreement with Icahn Sourcing specifies no fees will be paid by either party to the other with respect to the buying group arrangement and that we may terminate our participation in the arrangement at any time. We have purchased a variety of goods and services as a member of the buying group at prices and on terms that we believe are more favorable than those which would be achieved on a stand-alone basis.

Conversion of Series H Preferred Stock

On January 3, 2011, all remaining shares of our Series H preferred stock were, at our option, converted into 2,348,182 shares of our common stock. Approximately 2,343,486 of those shares were issued to Koala Holding LP, an entity controlled by Mr. Carl C. Icahn, and 4,696 of those shares were issued to Mr. Brett M. Icahn, in each case on account of the Series H preferred stock held by them. Pursuant to the terms of our certificate of incorporation, dividends ceased to accrue on the shares of Series H preferred stock and all rights associated with the Series H preferred stock terminated.

Term Loan

We entered into a $20 million term loan with High River Limited Partnership (“High River”) on September 16, 2011 and subsequently amended the terms of the term loan on November 14, 2011 and on February 28, 2012. The term loan accrues interest at 9% per year, which is paid-in-kind quarterly through capitalizing interest and adding it to the principal balance, is secured by a first lien on substantially all of our assets and is guaranteed by two of our subsidiaries, mCore International and Motricity Canada. The principal and interest are due and payable at maturity on August 28, 2013. We used the proceeds of the term loan to pay the amounts outstanding under our credit facility with Silicon Valley Bank and to provide additional working capital. The term loan provides High River with a right to accelerate the payment of the term loan if we experience an ownership change (within the meaning of Section 382 of the Code) that results in a substantial limitation on our ability to use our NOLs and related tax benefits or if the shares of any preferred stock become redeemable at the option of the holders or if we are required to pay the liquidation preference for such shares. On May 10, 2012, we further amended the terms of the term loan and High River agreed to provide us with a $5 million revolving credit facility. No amounts were borrowed under the revolving credit facility which was terminated upon the completion of our recent rights offering on October 11, 2012.

High River is beneficially owned by Mr. Carl C. Icahn, a beneficial holder, as of November 30, 2012, of approximately 30.7% of our outstanding shares of common stock, controls approximately 14.7% of the voting power of our common stock and holds approximately 95.5% of the outstanding shares of our Series J preferred stock, which has limited voting rights. Mr. Brett M. Icahn, a director of the Company, is the son of Mr. Carl C. Icahn, and Mr. Hunter C. Gary, a director of the Company, is married to Mr. Carl C. Icahn’s wife’s daughter. The term loan as amended with High River was unanimously approved by the disinterested directors of the Company’s board of directors.

Corporate Opportunities Waiver

In order to address potential conflicts of interest between us and the funds affiliated with New Enterprise Associates, Inc. and Technology Crossover Ventures, and Koala Holding LP, and any person or entity affiliated with these investors (each, an “Exempted Investor”), our Restated Certificate of Incorporation contains provisions regulating and defining the conduct of our affairs after the completion of our initial public offering as they may involve each Exempted Investor and its officers, directors or employees, and our powers, rights, duties and liabilities and those of our officers, directors and stockholders in connection with our relationship with each such investor.

Our restated certificate of incorporation provides, and if the Reorganization is approved the certificate of incorporation of Mobile Systems Corp. will provide, that no Exempted Investor is under any duty to present any corporate opportunity to us which may be a corporate opportunity for such Exempted Investor or any officer, director or employee thereof and us and each Exempted Investor or any officer, director or employee thereof will not be liable to us or our stockholders for breach of any fiduciary duty as our stockholder or director by reason of the fact that such Exempted Investor pursues or acquires that corporate opportunity for itself, directs that corporate opportunity to another person or does not present that corporate opportunity to us. For purposes of our Restated Certificate of Incorporation, “corporate opportunities” include business opportunities that we are financially able to undertake, that are, from their nature, in our line of business, are of practical advantage to us and are ones in which we have an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of each Exempted Investor or its officers or directors will be brought into conflict with our self-interest. Any person purchasing or otherwise acquiring any interest in any shares of our capital stock will be deemed to have consented to these provisions of our Restated Certificate of Incorporation.

Rights Offering

On July 24, 2012, we launched a rights offering pursuant to which we distributed to holders of record of our common stock at the close of business on July 23, 2012 one transferable subscription right per share of common stock owned. Each subscription right, subject to certain limitations, entitled the holder thereof to subscribe for a unit consisting of 0.02599 shares of 13% Redeemable Series J preferred stock and 0.21987 warrants to purchase a share of common stock at a subscription price of $0.65 as well as an over-subscription privilege. Mr. Carl C. Icahn and his affiliates were given the opportunity to participate in the rights offering on the same terms and conditions as all of our other stockholders. Mr. Carl C. Icahn and his affiliates collectively exercised their basic subscription privilege and over-subscription privilege in full. Immediately following the consummation of the rights offering, Mr. Carl C. Icahn beneficially owned approximately 30.7 % of the Company’s common stock and controlled approximately 14.7% of the voting power of its common stock, and held 1,146,131 shares of Series J Preferred Stock, or approximately 95.5% of that class of stock, which class has limited voting rights.

Policies and Procedures for Related Party Transactions

Our Audit Committee Charter requires the Audit Committee to review and approve in advance any proposed related party transactions. We require our directors and executive officers to report any potential related party transactions. As required under SEC rules, transactions that are determined to be directly or indirectly material to the company or a related person will be disclosed in our periodic filings as appropriate.

Our board of directors has adopted a written policy regarding transactions with related persons, which we refer to as our “related person policy.” Our related person policy, as modified by further delegation from the board of directors to the Audit Committee, requires that a “related person” (any party satisfying the definition of such term as defined as in paragraph (a) of Item 404 of Regulation S-K) since the beginning of the Company’s last fiscal year or during the three year period prior to the date of the “related person transaction” (defined as any transaction that is reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and in which any related person had or will have a direct or indirect material interest) must submit to the Audit Committee for consideration at the next committee meeting any such related person transaction. The Audit Committee will determine whether the transaction is likely to be significant to the assessment of the independence of a director and if it is found to be significant, the Audit Committee shall advise the board of directors of the transaction and any relevant information. No related person transaction will be consummated or will continue without the approval or ratification of the Audit Committee. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. It is our policy that directors interested in a related person transaction will recuse themselves from any vote of a related person transaction in which they have an interest.

DESCRIPTION OF MOTRICITY’S SECURITIES

Capital Stock

We are a Delaware corporation. The rights of our stockholders are governed by our restated certificate of incorporation and our amended and restated bylaws, each of which is incorporated herein by reference, and by the provisions of applicable law, including the Delaware General Corporation Law. Our authorized capital stock consists of 975,000,000 shares, consisting of: (i) 625,000,000 shares of common stock, par value $0.001 per share and (ii) 350,000,000 shares of preferred stock, $0.001 par value per share. As of November 30, 2012, we had outstanding [46,163,685] shares of common stock and [1,199,643] shares of preferred stock.

The following is a summary of the material terms, rights and preferences of our capital stock.

Common Stock

Our common stock trades on the Nasdaq Global Select Market under the symbol “MOTR.” On December 13, 2012, the last quoted sale price of our common stock was $0.75 per share and on June 14, 2012, we received a letter from Nasdaq advising that for the previous 30 consecutive business days, the bid price of our common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Global Select Market pursuant to Nasdaq Marketplace Rule 5450(a)(1). Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board out of funds legally available therefor. Upon the liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to receive their ratable share of the net assets of our company available after payment of all debts and other liabilities, subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription or redemption rights. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

General. Pursuant to our restated certificate of incorporation, we are authorized to issue up to 350,000,000 shares of preferred stock, par value $0.001 per share, 1,200,000 of have been designated 13% Redeemable Series J Preferred Stock, [1,199,643] of which is issued and outstanding. The rights and privileges of the Series J preferred stock are described below.

Series J Preferred Stock

This section describes the general terms and provisions of our Series J preferred stock. You should also read our restated certificate of incorporation, our certificate of designations relating to the Series J preferred stock, and our amended and restated bylaws, each of which is incorporated herein by reference.

General. In connection with the rights offering that closed on October 11, 2012, we issued 1,199,643 shares of our Series J preferred stock. For a complete description of the terms of the Series J preferred stock, please see a copy of the certificate of designations relating to the Series J preferred stock, a copy of which is available from us and is incorporated herein by reference.

Ranking. The Series J preferred stock will rank senior to our common stock with respect to rights to participate in distributions or payments in the event of any voluntary or involuntary liquidation, winding up or dissolution of the Company. We may in the future issue one or more series of preferred stock that ranks senior to, junior to, or pari passu with, our Series J preferred stock.

Dividends. On a quarterly basis, our board of directors may at its sole discretion, to cause a dividend with respect to the Series J preferred stock to be paid in cash to the holders (i) until the fifth year of the anniversary of the issuance of the Series J preferred stock in an amount equal to 3.25% of the liquidation preference, as in effect at such time (initially $25 per share) and (ii) thereafter in an amount equal to 3.5% of the liquidation preference, as in effect at such time. If the dividend is not so paid in cash, the liquidation preference will be adjusted and increased quarterly (i) until the fifth year of the anniversary of the issuance of the Series J preferred stock, by an amount equal to 3.25% of the liquidation preference per share, as in effect at such time, that is not paid in cash to the holders on such date and (ii) thereafter by an amount equal to 3.5% of the liquidation preference per share, as in effect at such time, that is not paid in cash to the holders on such date, provided that dividend payments for the period of time between the date of issuance of the Series J preferred stock and the first dividend payment date, if applicable, shall be prorated. Due to our ability to pay dividends on our Series J preferred shares in kind by increasing the liquidation preference of our Series J shares, the repayment of principal and the payment of accrued dividends in cash may be deferred until the final maturity of the Series J preferred stock. No plan, arrangement or agreement is currently in place that would prevent us from paying dividend with respect to the Series J preferred stock in cash.

Liquidation Preference. The Series J preferred stock will have a preference upon our dissolution, liquidation or winding up of our company in respect of assets available for distribution to our stockholders. The liquidation preference of the Series J preferred stock is initially $25 per share. On a quarterly basis, our board of directors may at its sole discretion, cause a dividend with respect to the Series J preferred stock to be paid in cash to the holders (i) until the fifth year of the anniversary of the issuance of the Series J preferred stock, in an amount equal to 3.25% of the liquidation preference, as in effect at such time, and (ii) thereafter in an amount equal to 3.5% of the liquidation preference, as in effect at such time. If the dividend is not so paid in cash, the liquidation preference will be adjusted quarterly by in kind dividends as described above. The quarterly accretion will continue until the shares are redeemed, or until we liquidate, dissolve or wind-up our affairs.

Conversion Rights. The Series J preferred stock is not convertible into shares of our common stock or any other series or class of our capital stock.

Redemption. We may, at our option, at any time, redeem our shares of Series J preferred stock at a redemption price equal to 100% of the liquidation preference per share in effect at such time. There is no prohibition on the repurchase or redemption of shares by the registrant while there is any arrearage in the payment of dividends or sinking fund installments. The Series J preferred stock is also redeemable at the option of the holders if we (ii) undergo a change in control, which includes a person becoming a beneficial owner of securities representing at least 50% of the voting power of our company, a sale of substantially all of our assets, and certain business combinations and mergers, which cause a change in 20% or more of the voting power of our company; (ii) experience an ownership change (within the meaning of Section 382 of the Code) which results in a substantial limitation on our ability to use our net operating losses and related tax benefits, (iii) do not implement NOL Protective Measures within 180 days from the date the shares of Series J preferred stock are first issued. A holder of our Series J Preferred Stock, who causes an ownership change, which results in a substantial limitation on our ability to use our net operating losses and related tax benefits or whose share were not voted in favor of the measures designed to preserve the use of our net operating losses and related tax benefits, cannot require redemption of his shares upon such a triggering event.

Voting Rights. The shares of Series J preferred stock have limited voting rights. As such, they will have a right to vote as a separate class on any amendment to the designations, rights and preferences of the Series J preferred stock and any transaction requiring stockholder vote in which the shares of Series J preferred stock would receive or be exchanged for consideration other than cash in the amount of the redemption price for such shares or preferred stock with the same designations, rights and preferences, and they will have 40 votes per share and vote together as a single class with the shares of common stock on the NOL Protective Measures and a change of the Company’s name brought before our stockholders for a vote within 180 days from the date on which the shares are issued.

Market. We are seeking to have the Series J preferred stock quoted on the on the OTCQB under the symbol “MOTRP” and are awaiting approval. There can be no assurance that we will receive that approval.

Accounting Treatment. The Series J preferred stock will be considered mezzanine equity and be reported on the balance sheet between total liabilities and stockholders’ equity. The securities must be classified outside of permanent equity because certain redemption features of the Series J preferred stock are outside of our control. The initial carrying amount of the securities will be the issuance date fair value. The dividend accruing on the Series J preferred stock will be charged against additional paid-in-capital while increasing the loss, or as applicable, decreasing net income attributable to common stockholders.

Common Stock Warrants

This section describes the material terms of the common stock warrants issued in the rights offering. These common stock warrants have different terms than the warrants we have previously issued, and there are 10,149,824 of these common stock warrants outstanding. You should also read the warrant agreement and form of common stock warrant which are incorporated herein by reference.

Shares of Common Stock Subject to the Warrant. The common stock warrants are initially exercisable for an aggregate of 10,149,824 shares of our common stock. The number of shares subject to the common stock warrant is subject to adjustment described below.

Exercise of the Common Stock Warrant. The initial exercise price per share is $0.65 and is subject to adjustment as described below. Holders of the common stock warrants may be restricted from exercising their common stock warrants if such exercise would result in the holder becoming the direct or indirect owner of more than 48.75% of the common stock, as determined under Section 382 under the Code and such exercise would result in an ownership change (within the meaning of Section 382 of the Code) which results in a substantial limitation on our ability to use our net operating losses and related tax benefits. Subject to state securities laws, the common stock warrant may be exercised from the date of issuance until any time on or before 5:00 pm, New York City time on or before the fifth anniversary of the closing of this rights offering. If we are not able to list our common stock warrant on the Nasdaq Global Select Market they may be subject to transfer restrictions in certain states, and, for example, the common stock warrants may not be exercised by residents of Florida.

Restrictions on Transfer. The holders of common stock warrants also agree to be bound by any restrictions on transfer generally imposed on our capital stock through NOL Protective Measures.

Voting Rights. The holders of the common stock warrants shall have no voting rights or other rights as a shareholder before (and then only to the extent) the common stock warrants have been exercised.

Market. We are seeking to have the common stock warrants quoted on the on the OTCQB under the symbol “MOTRW” and are awaiting approval. There can be no assurance that we will receive that approval. Further, the exercise of the common stock warrants may be subject to limitations and may not be transferred to, or exercised by, residents of Florida.

Adjustments to the Warrants. The number of shares of common stock issuable upon exercise of the common stock warrants and the exercise price applicable to the common stock warrant are subject to adjustment in certain circumstances, including a stock split, a stock dividend, a subdivision, combination or recapitalization of our common stock.

Fundamental Transactions. Upon a capital reorganization, reclassification of our securities, consolidation or merger of our company resulting in a change of 50% of the voting power of the company, a sale of substantially all of our assets or a similar transaction requiring stockholder approval shall be effected the holders of the common stock warrants shall be required to exercise the common stock warrants immediately prior to the closing of the transaction, or such common stock warrants shall automatically expire.

Registration Statement. We are required to use our reasonable best efforts to maintain an effective registration statement for the issuance of the common stock underlying the common stock warrants.

Accounting Treatment. To the extent the common stock warrants will have a dilutive effect on earnings per share, the common stock warrants will be included in fully diluted shares outstanding using the treasury method.

PROPOSALS FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

Pursuant to federal securities laws, any proposal by a stockholder to be presented at the 2013 Annual Meeting of Stockholders and to be included in the Company’s proxy statement must be received at the Company’s executive offices, no later than the close of business on [                    ], 2013 and no earlier than the close of business on [                    ], 2013 and must otherwise comply with the SEC’s rules, to be considered for inclusion in our proxy materials relating to our 2013 Annual Meeting of Stockholders. Proposals should be sent to the attention of the Corporate Secretary.

If you intend to present a proposal at next year’s Annual Meeting, or if you want to nominate one or more directors, you must give timely notice thereof in writing to the Corporate Secretary at the address above. Pursuant to the Company’s By-laws, in order for business to be properly brought before an Annual Meeting of stockholders by a stockholder, the stockholder must give written notice of such stockholder’s intent to bring a matter before the Annual Meeting no later than ninety days prior to the first anniversary of the preceding year’s Annual Meeting and no earlier than one hundred twenty days prior to the first anniversary of the preceding year’s Annual Meeting; provided, however, that if the Annual Meeting is convened more than thirty days prior to or delayed by more than thirty days after such anniversary date, or if no Annual Meeting was held in the preceding year, notice must be received no later than the close of business on the later of the 90th day prior to the meeting or the 15th day following the day on which public announcement of the date of such meeting is made.

You may contact our Corporate Secretary at our principal executive offices for a copy of the relevant By-Law provisions regarding the requirements for making stockholder proposals and nominating director candidates.

GENERAL

The information set forth in this Proxy Statement under the caption “Report of the Audit Committee of the board of directors” shall not be deemed to be (i) incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that in any such filing the Company expressly incorporates such information by reference, or (ii) “soliciting material” or “filed” with the SEC.

OTHER MATTERS

The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the board of directors

James L. Nelson

Chairman of the board of directors

[DATE]

AVAILABLE INFORMATION

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, including the financial statements and the financial statement schedules thereto, which financial statements were subsequently recast to present certain portions of our business as discontinued operations and filed with the SEC on Current Report on Form 8-K on May 29, 2012, both of which are being mailed on or before the date hereof for your convenience and are available without charge upon written request to: Motricity, Inc., c/o The Blueshirt Group, 456 Montgomery Street, 11th Floor, San Francisco, CA 94104, Attention: Investor Relations Department.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, will be passed upon for us by Brown Rudnick LLP.

Certain tax matters will be passed upon for us by Ernst & Young LLP.

Appendix A

AGREEMENT AND PLAN OF

REORGANIZATION BY AND AMONG

MOTRICITY, INC., MOBILE SYSTEMS MERGER SUB, INC. AND

MOBILE SYSTEMS CORP.

THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”), dated as of December 14, 2012, is by and among Motricity, Inc., a Delaware corporation (the “Company”), Mobile Systems Corp., a Delaware corporation (“Holdings”), and Mobile Systems Merger Sub, Inc., a Delaware corporation (“Merger Sub”).

W I T N E S S E T H:

WHEREAS, the Company has an authorized capital stock consisting of 625,000,000 shares of common stock, par value $0.001 per share (the “Company Common Stock”), of which 46,172,337 shares are issued and outstanding as of the date hereof and 350,000,000 shares of preferred stock, par value $0.001 per share, of which 1,199,643 shares are issued and outstanding on the date hereof (the “Company Preferred Stock”);

WHEREAS, Holdings has an authorized capital stock consisting of 625,000,000 shares of common stock, par value $0.001 per share (the “Holdings Common Stock”), of which 1,000 shares are issued and outstanding and are held by the Company on the date hereof, and 350,000,000 shares of preferred stock, par value $0.001 per share, none of which are outstanding on the date hereof (the “Holdings Preferred Stock”);

WHEREAS, Merger Sub has an authorized capital stock consisting of 100 shares of common stock, par value $0.001 per share, (the “Merger Sub Common Stock”), all of which are issued and outstanding and are held by Holdings on the date hereof;

WHEREAS, the Company, Holdings and Merger Sub desire to effect a reorganization of the Company into a holding company structure (the “Reorganization”) by means of the Merger (as defined below), pursuant to which the Company will become a wholly-owned subsidiary of Holdings and stockholders of the Company will exchange their securities of the Company for securities of Holdings;

WHEREAS, the boards of directors of the Company and Merger Sub each desire that, to facilitate the Reorganization, Merger Sub merge with and into the Company (the “Merger”) pursuant to Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”) on the terms set forth in this Agreement, which is intended to constitute, inter alia, an agreement of merger for the purposes of the DGCL, and the boards of directors of the Company and Merger Sub have each approved this Agreement;

WHEREAS, the board of directors of Holdings has approved this Agreement and authorized Holdings to join and be bound by it;

WHEREAS, the board of directors of the Company has directed that this Agreement be submitted to a vote of the Company’s stockholders at the annual meeting of stockholders (the “Annual Meeting”); and

WHEREAS, Holdings, as the sole stockholder of Merger Sub, and the Company, as the sole stockholder of Holdings, have each adopted this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows.

ARTICLE ONE

THE MERGER

1.1 The Merger; Effect of Merger. At the Effective Time (as defined in Section 1.2 below), Merger Sub shall be merged with and into the Company pursuant to Section 251 of the DGCL, the separate existence of Merger Sub shall cease, and the Company, as the surviving corporation, shall continue its corporate existence under the laws of the State of Delaware, all with the effect provided in the DGCL. The Company, as the surviving corporation, shall succeed, insofar as permitted by law, to all rights, assets, liabilities and obligations of Merger Sub in accordance with the DGCL.

1.2 Effective Time. The Effective Time shall be the time at which a duly executed copy of a Certificate of Merger with respect to the Merger is filed in the office of the Secretary of State of Delaware in accordance with the provisions of the DGCL.

1.3 Company Certificate of Incorporation. The certificate of incorporation, as amended, of the Company, as in effect immediately prior to the Effective Time, shall be and remain the certificate of incorporation, as amended of the Company, as the surviving corporation, following the Effective Time until it shall thereafter be amended as provided by law, except that (i) the first sentence of Article FOURTH thereof shall be deleted and replaced in its entirety with the following: “The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $0.001 per share;” and (ii) the certificate of designations for the Series J Preferred Stock of the Company shall be eliminated.

1.4 Company By-laws. The by-laws of the Company, as in effect immediately prior to the Effective Time, shall be and remain the by-laws of the Company, as the surviving corporation, following the Effective Time until the same shall thereafter be altered, amended or repealed.

1.5 Company’s Directors and Officers. The directors and officers, respectively, of the Company immediately prior to the Effective Time shall continue as the directors and officers, respectively, of the Company following the Effective Time, to hold office until their successors have been duly elected and qualified in accordance with the certificate of incorporation and bylaws of the Company as the surviving corporation.

1.6 Holdings Certificate of Incorporation and By-laws. Prior to the Effective Time, Holdings and the Company shall cause Holdings’ Certificate of Incorporation and by-laws to read in their entirety substantially as set forth in Annex A and B, attached hereto, respectively.

ARTICLE TWO

CONVERSION OF SHARES

2.1 Company Common Stock. At the Effective Time, automatically by virtue of the Merger and without any further action by any of the parties hereto or any other person, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of Holdings Common Stock upon compliance with the procedures specified in Article III of this Agreement. No shares of Company Common Stock shall be issued or outstanding after the Effective Time, except as set forth in Section 2.4 below.

2.2 Company Preferred Stock. At the Effective Time, automatically by virtue of the Merger and without any further action by any of the parties hereto or any other person, each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of Holdings Preferred Stock upon compliance with the procedures specified in Article III of this Agreement. No shares of Company Preferred Stock shall be issued or outstanding after the Effective Time.

2.3 Company Common Stock Warrants. At the Effective Time, automatically by virtue of the Merger and without any further action by any of the parties hereto or any other person, any warrant to purchase Company Common Stock (the “Company Common Stock Warrants”) outstanding immediately prior to the Effective Time shall be converted into a warrant to purchase Holdings Common Stock and Holdings will assume such Warrant on the same contractual terms and conditions as were in effect immediately prior to the Effective Time. No Company Common Stock Warrants shall be outstanding after the Effective Time.

2.4 Merger Sub Common Stock. At the Effective Time, automatically by virtue of the Merger and without any further action by any of the parties hereto or any other person, each share of Merger Sub Common Stock outstanding immediately prior to the Effective Time shall be converted into one share of Company Common Stock and, as a result thereof, Holdings shall become the sole stockholder of the Company.

2.5 Holdings Common Stock. At the Effective Time, automatically by virtue of the Merger and without any further action by any of the parties hereto or any other person, each share of Holdings Common Stock issued and outstanding and held by the Company immediately prior to the Effective Time shall be cancelled and cease to be issued or outstanding.

2.6 Stock Plans. At the Effective Time, Holdings shall assume and continue the Company’s Amended and Restated 2010 Long-Term Incentive Plan (the “Incentive Plan”) and shall be substituted as the “Company” under the terms and provisions of the Incentive Plan and assume all rights and obligations of the Company under the Incentive Plan as theretofore in effect and all stock options and other awards outstanding thereunder (the “Outstanding Options”). The Incentive Plan and the Outstanding Options shall, pursuant to their terms, thereafter apply to shares of Holdings Common Stock in the same manner as they theretofore applied to shares of Company Common Stock. Prior to the Effective Time, the Company shall take such action with respect to the Incentive Plan as is appropriate to facilitate performance of the foregoing provisions of this Section 2.6.

ARTICLE THREE

EXCHANGE OF STOCK CERTIFICATES

3.1 Appointment of Exchange Agent. At or prior to the Effective Time, Holdings shall appoint an exchange agent (“Exchange Agent”) for the purpose of facilitating the exchange of securities of the Company for securities of Holdings including certificates evidencing shares of Company Common Stock and Company Preferred Stock (“Company Certificates”) for certificates evidencing such shares of Holdings Common Stock and Holdings Preferred Stock (“Holdings Certificates”).

3.2 Exchange Procedures for certificated shares. As promptly as reasonably practicable after the Effective Time, Holdings and the Company shall cause the Exchange Agent to mail to each person who was, at the Effective Time, a holder of record of certificated shares of Company Common Stock or certificated shares of Company Preferred Stock: (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such shares of Company Certificates shall pass, only upon proper delivery of the Company Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Company Certificates pursuant to such letter of transmittal. Upon surrender to the Exchange Agent of a Company Certificate for cancellation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Company Certificate shall be entitled to receive in exchange therefor, as applicable (a) a Holdings Certificate representing that number of shares of Holdings Common Stock as the number of shares of Company Common Stock represented by the surrendered Company Certificate and any dividends or other distributions to which such holder is entitled pursuant to Section 3.3 or (b) a Holdings Certificate representing that number of shares of Holdings Preferred Stock as the number of shares of Company Preferred Stock represented by the surrendered Company Certificate and any dividends or other distributions to which such holder is entitled pursuant to Section 3.3 (other than dividend accrued and to be paid in kind), and the Company Certificate so surrendered shall forthwith be cancelled and the Company Certificates so surrendered shall forthwith be cancelled.

3.3 Restriction on Payment of Dividends and Distributions. No dividends or other distributions declared after the Effective Time with respect to Holdings Common Stock shall be paid to the holder of any unsurrendered Company Certificate until the holder thereof shall surrender such Company Certificate in accordance with Section 3.2. After the surrender of a Company Certificate in accordance with Section 3.2, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Holdings Common Stock or Holdings Preferred Stock represented by such Company Certificate. Notwithstanding the foregoing, to the fullest extent permitted by law, none of Holdings, the Company, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock or Company Preferred Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. Company Preferred Stock whether certificated or not will continue to accrue dividends per their terms and be subject to any adjustments to the liquidation preference for such shares.

3.4 Issuance of Holdings Certificate in a Different Name. If any Holdings Certificate is to be issued pursuant to Section 3.2 in a name other than that in which the Company Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Company Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of any Holdings Certificate in any name other than that of the registered holder of the Company Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

3.5 No Transfers of Company’s Common Stock or Company Preferred Stock after the Effective Time. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock or Company Preferred Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates representing such shares are presented for transfer, no transfer shall be effected on the stock transfer books of Holdings with respect to such shares and no Holdings Certificates shall be issued in exchange for such shares of Company Common Stock or Company Preferred Stock unless and until such Company Certificate is delivered to the Exchange Agent together with properly completed and duly executed copies of all documents required by Section 3.2 (or such other documents as are satisfactory to Holdings and the Exchange Agent in their sole discretion).

3.6 Lost Certificates. In the event any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Certificate to be lost, stolen or destroyed and, if required by Holdings, the posting by such person of a bond in such amount as Holdings may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Company Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Company Certificate a Holdings Certificate representing the shares of Holdings Common Stock or Holdings Preferred Stock to which the holders thereof is entitled pursuant to Section 2.1 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 3.3.

3.7 Uncertificated Shares. In the case of each share of Company Common Stock, each share of Company Preferred Stock and each Company Common Stock Warrant that is not represented by a certificate, the Exchange Agent shall issue at the Effective Time one share of Holdings Common Stock, one share of Holdings Preferred Stock or one warrant to purchase a share of Holdings Common Stock to the holders of such security without any action by such holder, and in the case of Company Common Stock and Company Preferred Stock such holder shall be deemed to have surrendered Company Certificates in accordance with Section 3.2.

ARTICLE FOUR

CONDITIONS TO REORGANIZATION

4.1 Conditions to Reorganization. The consummation of the Reorganization is subject to the satisfaction, or (to the extent permitted by law) waiver by the Company, of the following conditions prior to the Effective Time:

a)	Consents. Any consents, approvals or authorizations that the Company deems necessary or appropriate to be obtained in connection with the consummation of the Reorganization shall have been obtained;

b)	Stockholder Approval. This Agreement shall have been adopted by holders of a majority of the issued and outstanding shares of Company Common Stock and Company Preferred Stock, voting together as a single class in accordance with the DGCL; and

c)	Listing. Holdings Common Stock to be issued and reserved for issuance in connection with the Reorganization shall have been approved for listing by the Nasdaq Global Select Market.

ARTICLE FIVE

AMENDMENT, DEFERRAL AND TERMINATION

5.1 Amendment. Subject to Section 251(d) of the DGCL, the parties hereto, by mutual consent of their respective boards of directors, may amend this Agreement prior to the filing of the Certificate of Merger with the Secretary of State of Delaware.

5.2 Deferral. Consummation of the Reorganization may be deferred by the board of directors of the Company or any authorized officer of the Company following the Annual Meeting if said board of directors or authorized officer determines that such deferral would be advisable and in the best interests of the Company and its stockholders.

5.3 Termination. This Agreement may be terminated and the Reorganization abandoned at any time prior to the filing of the Certificate of Merger with the Secretary of State of Delaware, whether before or after adoption of this Agreement by the stockholders of the Company or, by action of the board of directors of the Company, if the board of directors determines that the consummation of the Reorganization would not, for any reason, be advisable and in the best interests of the Company and its stockholders.

ARTICLE SIX

MISCELLANEOUS

6.1 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

6.2 Further Assurances. From time to time on and after the Effective Time, each party hereto agrees that it will execute and deliver or cause to be executed and delivered all such further assignments, assurances or other instruments, and shall take or cause to be taken all such further actions, as may be necessary or desirable to consummate the Reorganization. Merger Sub hereby authorizes and empowers the Company, as the surviving corporation, to execute and deliver all such assignments, assurances and other instruments and to take all such further actions in the name of Merger Sub following the Effective Time.

6.3 Counterparts. This Agreement may be executed in one or more counterparts and each such counterpart hereof shall be deemed to be an original instrument but all such counterparts together shall constitute but one agreement.

6.4 Description Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement on the date first written above.

MOTRICITY, INC., a Delaware corporation

By:	/s/ Richard Sadowsky
Name: Richard Sadowsky
Title: Chief Administrative Officer

MOBILE SYSTEMS MERGER SUB, INC., a Delaware corporation

By:	/s/ Richard Sadowsky
Name: Richard Sadowsky
Title: President

MOBILE SYSTEMS CORP., a Delaware corporation

By:	/s/ Richard Sadowsky
Name: Richard Sadowsky Title: Secretary

[Agreement and Plan of Reorganization]

ANNEX A

Mobile System Corp.’s Certificate of Incorporation

See attached.

ANNEX B

Mobile System Corp.’s By-laws

See attached.

Appendix B

CERTIFICATE OF INCORPORATION

OF

MOBILE SYSTEMS CORP.

The undersigned, a natural person, for the purposes of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies that:

FIRST: The name of the corporation (hereinafter called the “Corporation”) is Mobile Systems Corp.

SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, 19801; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 975,000,000, consisting of 625,000,000 shares of common stock, par value one-tenth of one cent ($.001) per share (“Common Stock”), and 350,000,000 shares of preferred stock, par value one-tenth of one cent ($.001) per share (“Preferred Stock”). 1,200,000 shares of Series J Preferred Stock have been authorized, the voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions therefor being such as are stated and expressed in Exhibit A attached hereto and incorporated herein by reference. The voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, in respect of the classes of stock of the Corporation are as follows:

I.	Preferred Stock

A. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of Section 242(b)(2) of the DGCL, unless a vote of the holders of the Preferred Stock, or any series thereof, is required pursuant to the terms thereof; provided that so long as any Series J Preferred Stock is outstanding, the authorized shares of Series J Preferred Stock may not be decreased without the consent of holders of a majority of the then outstanding Series J Preferred Stock.

B. Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation (the “Board of Directors”) as hereinafter provided.

C. Authority is hereby vested in the Board of Directors from time to time to authorize the issuance of shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series and to fix by resolution or resolutions of the Board of Directors the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock (a “Preferred Stock Designation”) may provide, without limitation, the following:

1.	the maximum number of shares to constitute such series, which may subsequently be increased or decreased (but not below the number of shares of that series then outstanding) by resolution of the Board of Directors, the distinctive designation thereof and the stated value thereof if different than the par value thereof;

2.	whether the shares of such series shall have voting powers, full or limited, or no voting powers, and if any, the terms of such voting powers;

3.	the dividend rate, if any, on the shares of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of capital stock and whether such dividend shall be cumulative or noncumulative;

4.	whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to redemption, the times, prices and other terms, limitations, restrictions or conditions of such redemption;

5.	the relative amounts, and the relative rights or preference, if any, of payment in respect of shares of such series, which the holders of shares of such series shall be entitled to receive upon the liquidation, dissolution or winding-up of the Corporation;

6.	whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

7.	whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class, classes or series, or other securities, whether or not issued by the Corporation, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting same;

8.	the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or any other class or classes of stock of the Corporation ranking junior to the shares of such series either as to dividends or upon liquidation, dissolution or winding-up;

9.	the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issuance of any additional stock (including additional shares of such series or of any other series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or distributions of assets upon liquidation, dissolution or winding-up; and

10.	any other preference and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall not be inconsistent with law, this ARTICLE FOURTH or any resolution of the Board of Directors pursuant hereto.

II.	Common Stock

A. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares then outstanding and/or reserved for issuance by the Corporation pursuant to any existing agreement including with respect to any preferred stock, option, or warrant) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of Section 242(b)(2) of the DGCL.

B. Unless expressly provided by the Board of Directors of the Corporation in fixing the voting rights of any series of Preferred Stock, the holders of the outstanding shares of Common Stock shall exclusively possess all voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of such stock standing in his name on the books of the Corporation; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation relating to any series of Preferred Stock).

C. Subject to the prior rights of the holders of Preferred Stock now or hereafter granted pursuant to this ARTICLE FOURTH, the holders of Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for that purpose, dividends payable either in cash, stock or otherwise.

D. In the event of any liquidation, dissolution or winding-up of the Corporation, either voluntary or involuntary, after payment shall have been made in full to the holders of Preferred Stock of any amounts to which they may be entitled and subject to the rights of the holders of Preferred Stock now or hereafter granted pursuant to this ARTICLE FOURTH, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to share, ratably accordingly to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

1.	The number of directors which shall constitute the Board of Directors shall be fixed by, and in the manner provided in, the Bylaws; provided, that in no event shall the number of directors constituting the entire Board of Directors be greater than seven directors, except that upon the approval of at least all but one of the directors then in office, such number may be increased to up to nine directors.

2.	Subject to the limitations set forth in this Certificate of Incorporation, the Board of Directors of the Corporation may adopt, enact, rescind, alter, amend or repeal the Bylaws of the Corporation; provided, however, that the Board shall have no power to rescind, alter, amend or repeal any by-law adopted, enacted, altered or amended by the stockholders or to adopt or enact any by-law that was previously rescinded or repealed by the stockholders. The stockholders shall have the power to adopt, amend or repeal the by-laws of the Corporation; provided, first, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to adopt, amend or repeal the by-laws of the Corporation; and provided, second, that the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to amend or repeal ARTICLE VII or Section 9.2 of the Bylaws.

3.	The Corporation shall not adopt or approve the classification of directors of the Corporation for staggered terms pursuant to the provisions of Section 141 of the DGCL, other than by amendment to this Certificate of Incorporation approved by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon. For the avoidance of doubt, the right, preferences and privileges of one or more series of Preferred Stock may permit holders of such series of Preferred Stock, voting separately as a series, to designate and elect one or more directors to the Board of Directors to serve for such terms as set forth in the terms of such series of Preferred Stock, provided that any such directors are up for reelection annually and shall not serve staggered or classified terms.

4.

Without the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting as a single class, the Corporation shall not authorize or establish any Poison Pill.

For purposes of this Certificate of Incorporation, a “Poison Pill” shall mean any plan or arrangement of the sort commonly referred to as a “stockholder rights plan” or “shareholder rights plan” or “poison pill” including, without limitation, any issuance of securities or other distribution to stockholders of the Corporation, whether or not pursuant to any plan that includes conversion rights, exchange rights, warrants, options or any other rights of any kind, any of which would entitle the holders thereof to acquire, or provides for the holders thereof to receive, any securities of the Corporation (but for the avoidance of doubt excluding any equity incentive plan, option plan or similar plan for the benefit of employees, directors and consultants) (i) at an exercise, option, conversion or exchange price that is less than the Fair Market Value (as defined below) of the underlying securities on the date of grant, (ii) at an exercise, option, conversion or exchange price that is determined by reference to the Fair Market Value of the underlying securities at the time of exercise and which either explicitly or implicitly by its terms would entitle the holders thereof to acquire, or provide for the holder thereof to receive, the underlying securities at a price other than the Fair Market Value of such securities on the date of grant or (iii) that is designed to prevent or make more difficult a hostile takeover of the Corporation by increasing the cost to a potential acquirer of such a takeover either through the issuance of new rights, shares of common stock or preferred stock or any other security or device that may be issued to stockholders of the Corporation other than all stockholders of the Corporation that carry severe redemption provisions, favorable purchase provisions or otherwise. For purposes of this paragraph, “Fair Market Value” means (1) as to any class of securities traded on a national securities exchange or quoted on the recognized over-the-counter market, or any class of securities convertible by its terms into such securities, the last closing price on such exchange or last sale price so reported, in each case as to such traded or reported class of securities on the date nearest preceding the date of determination of the Fair Market Value and (ii) as to all other securities, the fair market value determined by the Board of Directors in the exercise of its good faith and reasonable best judgment.

SIXTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article SIXTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

SEVENTH: The Corporation may, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which a person indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

EIGHTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws with the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote thereon, voting together as a single class, in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by this Certificate of Incorporation, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article EIGHTH; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to amend or repeal this Article EIGHTH, Article SIXTH, or Article SEVENTH.

NINTH: The Corporation expressly elects not be governed by Section 203 of the DGCL.

TENTH: To the fullest extent permitted by the DGCL, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are presented to any of (i) New Enterprise Associates, Inc., (ii) Koala Holding LP, (iii) TCV V L.P. (each, a “Securities Holder”), (iv) any of the respective Affiliates of any Security Holder and/or (v) any officer, director, equity holder or employee of the Corporation who is an employee of a Securities Holder or any of its Affiliates (each, a “Specified Director”). Without limiting the generality of the foregoing, the Corporation specifically renounces any rights the Corporation might have in any business venture or business opportunity of any Securities Holder or any of their respective Affiliates, and none of the Specified Directors or Securities Holders or any of their respective Affiliates shall have any obligation to offer any interest in any such business venture or business opportunity to the Corporation or otherwise account to the Corporation in respect of any such business ventures or opportunities. Furthermore, it shall not be deemed a breach of any fiduciary or other duties, if any, whether express or implied, for any Specified Director or Securities Holder to permit itself or one of its Affiliates to engage in a business opportunity in preference or to the exclusion of the Corporation. As used in this Article TENTH, an “Affiliate” (a) of any person shall mean any other person controlling, controlled by or under common control with such person, (b) in the case of any Securities Holder, includes any investment fund sponsored by an Affiliate of the Securities Holder and (c) in all cases shall not include the Corporation or its subsidiaries.

ELEVENTH: The office of President and/or Chief Executive Officer, on the one hand, and the position of the Chairman of the Board of Directors, on the other hand, shall not be held by the same person, except that upon the death, resignation or termination of the Chairman, President and/or Chief Executive Officer (1) the Board of Directors may combine the positions of Chairman and President and/or Chief Executive Officer for a period not to exceed four months at any one time and (2) in addition to any other vote then required by law, upon the approval of at least all but one of the directors then in office, such positions may be combined for a period in excess of four months but in no event beyond the annual meeting of stockholders immediately following the combination of such positions, unless the stockholders at such annual meeting agree to extend the period during which such positions may be combined.

TWELFTH:

(a) Definitions. For purposes of this Article TWELFTH, the following terms shall have the following meanings:

“Agent” shall mean an agent designated by the Board of Directors of the Corporation.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Corporation Securities” shall mean (i) shares of Common Stock, (ii) shares of Preferred Stock (other than preferred stock described in Section 1504(a)(4) of the Code), (iii) warrants, rights, options or similar interests (within the meaning of Treasury Regulation Section 1.382-4(d)(9)) to purchase stock of the Corporation (other than preferred stock described in Section 1504(a)(4) of the Code), and (iv) any other interests that would be treated as “stock” of the Corporation pursuant to Treasury Regulation Section 1.382-2T(f)(18), or any successor provision.

“Effective Date” shall mean December 15, 2012.

“Excess Securities” shall mean the Corporation Securities which are the subject of the Prohibited Transfer.

“Five-Percent Shareholder” shall mean (i) a Person or group of Persons that is identified as a “5-percent shareholder” of the Corporation pursuant to Treasury Regulation Section 1.382-2T(g) or (ii) a Person that is a “first tier entity” or “higher tier entity” (as such terms are defined in Section 1.382-2T(f) of the Treasury Regulations) of the Corporation if that Person has a “public group” or individual, or a “higher tier entity” of that Person has a “public group” or individual, that is treated as a “5-percent shareholder” of the Corporation pursuant to Section 1.382-2T(g) of the Treasury Regulations. Section 1.382-2T(h) shall apply in determining whether any Person or group of Persons owning warrants, rights, options or similar interests (within the meaning of Treasury Regulation Section 1.382-4(d)(9)) is a Five-Percent Shareholder and such interests shall be deemed to have been exercised in full (whether or not currently exercisable) for purposes of this definition.

“Percentage Stock Ownership” shall mean the percentage stock ownership interest as determined in accordance with Treasury Regulation promulgated under Section 382 of the Code, including but not limited to Treasury Regulation Sections 1.382-2(a)(3), 1.382-2T(g), (h), (j) and (k), and 1.382-3(a).

“Person” shall mean any individual, firm, corporation, partnership, limited liability company, limited liability partnership, trust, syndicate, estate, association, joint venture or similar organization, other entity, or group of persons making a “coordinated acquisition” of Corporation Securities or otherwise treated as an “entity” within the meaning of Treasury Regulation Section 1.382-3(a)(1) or otherwise, and includes, without limitation, an unincorporated group of persons who, by formal or informal agreement or arrangement (whether or not in writing), have embarked on a common purpose or act, and also includes any successor (by merger or otherwise) of any such individual or entity.

“Pre-existing 5% Stockholder” shall mean a Five-Percent Shareholder identified by the Corporation on or before the Effective Date.

“Prohibited Distributions” shall mean any dividends or other distributions that were paid by the Corporation and received by a Purported Transferee with respect to the Excess Securities.

“Prohibited Transfer” shall mean any purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Article TWELFTH.

“Purported Transferee” shall mean the purported transferee of a Prohibited Transfer.

“Restriction Release Date” shall have the meaning set forth in Section 12(n) of this Article TWELFTH.

“Tax Benefits” shall mean the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any “net unrealized built-in loss” within the meaning of Section 382 of the Code, of the Corporation or any direct or indirect subsidiary thereof.

“Transfer” shall mean, subject to the last sentence of this definition, any direct or indirect sale, transfer, assignment, conveyance, pledge, or other disposition. A Transfer also shall include the creation or grant of an option (within the meaning of Treasury Regulation Section 1.382-4(d)(9)) other than the grant of an option by the Corporation or the modification, amendment or adjustment of an existing option granted by the Corporation. A Transfer shall not include (i) an issuance or grant of Corporation Securities by the Corporation, (ii) the modification, amendment or adjustment of an existing option by the Corporation, (iii) the exercise by an employee of the Corporation of any option to purchase Corporation Securities granted to such employee, pursuant to contract or any stock option plan or other equity compensation plan of the Corporation, and (iv) the issuance by the Corporation of Corporation Securities pursuant to the exercise of warrants.

“Treasury Regulation” shall mean the income tax regulations (whether temporary, proposed or final) promulgated under the Code and any successor regulations. References to any subsection of such regulations include references to any successor subsection thereof.

(b) Restrictions on Transfer. In order to preserve the Tax Benefits, subject to Section 12(c) of this Article TWELFTH, any attempted Transfer of Corporation Securities prior to the Restriction Release Date, or any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Restriction Release Date, shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (i) any Person or group of Persons shall become a Five-Percent Shareholder or (ii) the Percentage Stock Ownership interest in the Corporation of any Five-Percent Shareholder shall be increased.

(c) Certain Exceptions.

(i)	The restrictions set forth in Section 12(b) of this Article TWELFTH shall not apply to a proposed Transfer if the transferor or the transferee, upon providing at least 15 days prior written notice of such proposed Transfer to the Board of Directors of the Corporation, obtains the written consent to the proposed Transfer from the Board of Directors, or a committee of directors appointed by the Board of Directors (the “Review Committee”). The Review Committee (or Board of Directors) shall consent to such proposed Transfer within 10 business days of receiving such written notice and all additional information that the Review Committee (or Board of Directors) may have requested from the transferor or the transferee relating to the proposed Transfer, (a) with respect to a proposed Transfer involving, or to, a Pre-Existing 5% Stockholder, if the Board of Directors reasonably determines that the proposed Transfer is likely not to cause an ownership change pursuant to Code Section 382, and (b) in all other cases, unless the Review Committee (or Board of Directors) determines in good faith based on its reasonable assessment that the proposed Transfer could jeopardize realization of the full benefits of unrestricted use of the Tax Benefits; provided that the Review Committee (or Board of Directors) may consent to such proposed Transfer notwithstanding the effect of such consent on the Tax Benefits if it determines that the consent is in the best interests of the Corporation. As a condition to granting its consent, the Review Committee (or Board of Directors) may, in its sole discretion, require (at the expense of the transferor and/or transferee) such representations from the transferor and/or transferee or such opinions of counsel to be rendered by counsel selected by the Review Committee (or Board of Directors), in each case as to such matters as the Review Committee (or Board of Directors) determines. Any notice provided pursuant to this paragraph shall be mailed or delivered to the Secretary of the Corporation at the Corporation’s principal place of business, or telecopied to the Corporation’s telecopier number at its principal place of business. Such notice shall be deemed to have been received by the Corporation when actually received by the Corporation.

(ii)	The Review Committee (or the Board of Directors) may impose any conditions that it deems reasonable and appropriate in connection with its consent to a proposed Transfer, including, without limitation, restrictions on the ability of any transferee to Transfer Corporation Securities acquired through a Transfer. Consents of the Review Committee (or the Board of Directors) hereunder may be given prospectively or retroactively. The Review Committee (or the Board of Directors), to the fullest extent permitted by law, may exercise the authority granted by this Section 12(c) of Article TWELFTH through duly authorized officers or agents of the Corporation. Nothing in this Section 12(c) of Article TWELFTH shall be construed to limit or restrict the Review Committee (or the Board of Directors) in the exercise of its fiduciary duties under applicable law.

(iii)

Any transferee and/or transferor who makes a request to the Review Committee (or Board of Directors) shall reimburse the Corporation, on demand, for all costs and expenses incurred by the Corporation with respect to any proposed Transfer of Corporation Securities, including, without limitation, the Corporation’s costs and expenses incurred in determining whether to consent to the proposed Transfer, which costs may include, but are not limited to, any expenses of counsel and/or tax advisors engaged by the Review Committee (or the Board of Directors) to advise the Review Committee (or the Board of Directors) or deliver an opinion thereto.

(d) Treatment of Excess Securities.

(i)	No officer, director, employee or agent of the Corporation shall knowingly record any Prohibited Transfer, and a Purported Transferee shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of Excess Securities. Until the Excess Securities are acquired by another Person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to Section 12(d)(iii) or until approval is obtained under Section 12(c) of this Article TWELFTH . Once the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provision of this Section 12(d)(i) or Section 12(d)(iii) shall also be a Prohibited Transfer.

(ii)	The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed transferee or payee furnish the Corporation all information reasonably requested by the Corporation with respect to all the direct and indirect ownership interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement Article TWELFTH , including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of Corporation Securities and other evidence that a Transfer will not be prohibited by Section 12(b) of this Article TWELFTH as a condition to registering any Transfer.

(iii)	If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with Prohibited Distributions, to the Agent. The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which the Corporation Securities may be traded, if possible, or otherwise privately); provided, however, that any such sale must not be to a Person that is or as a result would become a Five-Percent Shareholder (except that for this purpose only a Five-Percent Shareholder does not include an existing public group, as defined in the Treasury Regulations promulgated under Section 382 of the Code) and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender the Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 12(d)(iv) of this Article TWELFTH if the Agent rather than the Purported Transferee had resold the Excess Securities.

(iv)	The Agent shall apply any proceeds of a sale by it of Excess Securities, and if the Purported Transferee had previously resold the Excess Securities, any amounts received by the Agent from a Purported Transferee, as follows: (A) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (B) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or their fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance, or similar Transfer) which amount shall be determined at the discretion of the Board of Directors; and (C) third, any remaining amounts, subject to the limitations imposed by the following proviso, shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Code (or any comparable or successor provision) selected by the Board of Directors. The Purported Transferee’s sole right with respect to such Corporation Securities shall be limited to the amount payable to the Purported Transferee pursuant to this Section 12(d)(iv). In no event shall the proceeds of any sale of Excess Securities pursuant to this Article TWELFTH inure to the benefit of the Corporation.

(v)	In the event of any Transfer which does not involve a transfer of securities of the Corporation within the meaning of Delaware law (“Securities,” and individually, a “Security”) but which would cause a Five-Percent Shareholder to violate a restriction on Transfers provided for in this Article TWELFTH, the application of Section 12(d)(iii) and Section 12(d)(iv) shall be modified as described in this Section 12(d)(v). In such case, no such Five-Percent Shareholder shall be required to dispose of any interest that is not a Security, but such Five-Percent Shareholder and/or any Person whose ownership of Securities is attributed to such Five-Percent Shareholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such Five-Percent Shareholder, following such disposition, not to be in violation of this Article TWELFTH. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Sections 12(d)(iii) and 12(d)(iv), except that the maximum aggregate amount payable either to such Five-Percent Shareholder, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Securities shall be paid out of any amounts due such Five-Percent Shareholder or such other Person. The purpose of this Section 12(d)(v) is to extend the restrictions in Sections 12(b) and 12(d)(iii) to situations in which there is a Prohibited Transfer without a direct Transfer of Securities, and this Section 12(d)(v), along with the other provisions of this Article TWELFTH, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.

(e) Board of Directors Determinations.

(i)	The Board of Directors of the Corporation shall have the power to determine all matters necessary for determining compliance with this Article TWELFTH, including, without limitation: (A) the identification of Five-Percent Shareholders; (B) whether a Transfer is a Prohibited Transfer; (C) the Percentage Stock Ownership in the Corporation of any Five-Percent Shareholder; (D) whether an instrument constitutes a Corporation Security; (E) the amount (or fair market value) due to a Purported Transferee pursuant to clause (ii) of Section 12(d)(iv) of this Article TWELFTH; (F) whether compliance with any restriction or limitation on stock ownership and transfers set forth in this Article TWELFTH is no longer required; and (G) any other matters which the Board of Directors determines to be relevant; and the determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article TWELFTH.

(ii)	Nothing contained in this Article TWELFTH shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its stockholders in preserving the Tax Benefits prior to the Restriction Release Date. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, subject to Section 242(b) of the DGCL, by adopting a written resolution, (A) modify the ownership interest percentage in the Corporation or the Persons or groups covered by this Article TWELFTH, provided that, such ownership interest percentages may only be modified to the extent necessary to reflect changes to Section 382 and the applicable Treasury Regulations (B) modify the definitions or any terms set forth in this Article TWELFTH, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits; and provided further that the Board of Directors may not amend or otherwise modify the provisions of Section 12(n) of this Article TWELFTH to the extent that such amendment or modification would adversely affect the right of the Corporation’s stockholders to cause a Restriction Release Date to occur pursuant to a Stockholder Review. Stockholders of the Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Board of Directors shall deem appropriate.

(iii)	In the case of an ambiguity in the application of any of the provisions of this Article TWELFTH, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this Article TWELFTH requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article TWELFTH. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all other purposes of this Article TWELFTH. The Board of Directors may delegate all or any portion of its duties and powers under this Article TWELFTH to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this Article TWELFTH through duly authorized officers or agents of the Corporation. Nothing in this Article TWELFTH shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

(f) Securities Exchange Transactions. Nothing in this Article TWELFTH (including, without limitation, any determinations made, or actions taken, by the Board of Directors pursuant to Section 12 shall preclude the settlement of any transaction entered into through the facilities of a national securities exchange or any national securities quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article TWELFTH and any Purported Transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article TWELFTH.

(g) Legal Proceedings; Prompt Enforcement. If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty days from the date on which the Corporation makes a written demand, pursuant to Section 12(d)(iii) then the Corporation shall promptly take all actions which it believes are appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this section shall (a) be deemed inconsistent with any Transfer of the Excess Securities provided in this Article TWELFTH being void ab initio or (b) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this Article TWELFTH.

(h) Liability. To the fullest extent permitted by law, any stockholder subject to the provisions of this Article TWELFTH who knowingly violates the provisions of this Article TWELFTH and any Persons controlling, controlled by or under common control with such stockholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.

(i) Notice to Corporation. Any Person who acquires or attempts to acquire Corporation Securities in excess of the limitations set forth in this Article TWELFTH shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Prohibited Transfer on the preservation and usage of the Tax Benefits. As a condition to the registration of the Transfer of any Corporation Securities, any Person who is a beneficial, legal, or record holder of Corporation Securities, and any proposed transferee and any Person controlling, controlled by, or under common control with the proposed transferee, shall provide such information as the Corporation may request from time to time in order to determine compliance with this Article TWELFTH or the status of the Tax Benefits of the Corporation.

(j) Bylaws. The Bylaws may make appropriate provisions to effectuate the requirements of this Article TWELFTH.

(k) Certificates. All certificates representing Corporation Securities on or after the Effective Date shall, until the Restriction Release Date, bear a conspicuous legend in substantially the following form:

THE TRANSFER OF SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTION PURSUANT TO ARTICLE TWEFLTH OF THE CERTIFICATE OF INCORPORATION OF MOBILE SYSTEMS CORP., AS AMENDED AND IN EFFECT FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED FROM THE CORPORATION UPON REQUEST.

(l) Reliance. To the fullest extent permitted by law, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the Corporation or of the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article TWELFTH, and the members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Corporation Securities owned by any stockholder, the Corporation is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities and Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Corporation Securities.

(m) Benefits of Article TWELFTH. Nothing in this Article TWELFTH shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Article TWELFTH. This Article TWELFTH shall be for the sole and exclusive benefit of the Corporation and the Agent.

(n) Sunset; Board Review. Notwithstanding any other provision of this Article TWELFTH, the Board of Directors shall review and consider the necessity of the Transfer restrictions imposed by this Article TWELFTH at least once every three years from the Effective Date, or at any other time the Board of Directors reasonably determines it appropriate (“Board Review”). If, at any time, the Board of Directors determines that (1) an ownership change (within the meaning of Section 382 of the Code) would not result in a substantial limitation on the ability of the Corporation (or a direct or indirect subsidiary of the Corporation) to use otherwise available Tax Benefits, (2) no significant value attributable to the Tax Benefits would be preserved by continuing the Transfer restrictions herein, or (3) the restrictions in this Article TWELFTH are no longer in the best interests of the Corporation; then the Board of Directors may provide that the restrictions on Transfer of the Corporation Securities under this Article TWELFTH shall terminate, such termination to be effective as of the date the Board of Directors makes such determination. The Transfer restrictions under this Article TWELFTH shall also terminate upon the effective date of the repeal of Section 382 of the Code (and any comparable successor provision). From and after the date on which the Transfer restrictions under this Article TWELFTH shall no longer be effective as provided herein (the “Restriction Release Date”), no further Board Reviews shall be required.

(o) Severability. The purpose of this Article TWELFTH is to facilitate the Corporation’s ability to maintain or preserve its Tax Benefits. If any provision of this Article TWELFTH or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article TWELFTH.

(p) Waiver. With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this Article TWELFTH, (i) no waiver will be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

In witness whereof, this Certificate of Incorporation, which has been duly adopted in accordance with the DGCL, has been executed this 14th day of December 2012.

/s/ Richard Sadowsky
Richard Sadowsky, Incorporator

EXHIBIT A

Rights, Preferences and Restrictions of Series J Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Series J Preferred Stock are as set forth below in this Exhibit A.

1. Designation.

There is hereby created out of the shares of authorized and unissued preferred stock of the Company (the “Preferred Stock”) a series of 13% Redeemable Series J Preferred Stock designated as the “Series J Preferred Stock”. The number of shares constituting such series shall not exceed 1,200,000. The liquidation preference at any date of the Series J Preferred Stock shall be determined as provided in Section 4(i) hereof (the “Liquidation Preference”).

2. Ranking.

(i) With respect to rights to participate in dividends, distributions or payments in the event of any voluntary or involuntary liquidation, winding up or dissolution of the Company or a Change in Control, the Series J Preferred Stock shall rank senior to the common stock of the Company, par value $0.001 per share (the “Common Stock”).

(ii) The Board of Directors may in the future issue one or more series of preferred stock that ranks senior to, junior to, or pari passu with, our Series J Preferred Stock (the “Additional Series”) with respect to dividends, distributions or payments in the event of any voluntary or involuntary liquidation, winding up or dissolution of the Company or a Change in Control. In the case of the future issuance of Additional Series, the Series J Preferred Stock shall, with respect to rights to participate in dividends, distributions or payments in the event of any voluntary or involuntary liquidation, winding up or dissolution of the Company or a Change in Control, rank (A) senior to each other class or series of capital stock the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Series J Preferred Stock as to rights on any voluntary or involuntary liquidation, winding up, dissolution or Change in Control of the Company (together with the Common Stock, “Junior Shares”); (B) on a parity with each other class or series of preferred stock the terms of which expressly provide that such class or series will rank on a parity with the Series J Preferred Stock as to rights on any voluntary or involuntary liquidation, winding up or dissolution of the Company or a Change in Control (“Parity Shares”); and (C) junior to each other class or series of preferred stock the terms of which expressly provide that such class or series will rank senior to the Series J Preferred Stock as to rights on any voluntary or involuntary liquidation, winding up or dissolution of the Company or a Change in Control (“Senior Shares”).

3. Dividends.

(i) On March 31, June 30, September 30 and December 31 of each year during which any shares of Series J Preferred Stock are outstanding (each a “Dividend Payment Date”), the Board of Directors may, at its sole discretion, cause a dividend with respect to the Series J Preferred Stock to be paid in cash to the Holders (A) until the first Dividend Payment Date following the fifth anniversary of the Issue Date, in an amount equal to 3.25% of the Liquidation Preference per share, as in effect at such time (initially $25 per share) and (B) thereafter, in an amount equal to 3.5% of the Liquidation Preference per share, as in effect at such time (the “Dividend Payment”); provided that Dividend Payment for the period of time between the Issue Date and the first Dividend Payment Date, if applicable, shall be prorated. On any such Dividend Payment Date, if the Dividend Payment is not so paid in cash, the Liquidation Preference per share shall be adjusted pursuant to Section 4(i) below for each such Dividend Payment Date (the “Liquidation Preference Adjustment”). For the avoidance of doubt, in no event shall the Board of Directors cause a partial Dividend Payment to be made on any Dividend Payment Date.

(ii) If any shares of Series J Preferred Stock are outstanding, unless the full amount of the next Dividend Payment has been declared and a sum sufficient to pay it in full in cash has been set apart for payment, no dividends shall be declared or set apart for payment on any Junior Shares.

(iii) Except as expressly provided in Section 3(i) and/or 3(ii), nothing herein contained shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare, or the Company to pay or set apart for payment, any payment of any dividend on the Series J Preferred Stock at any time.

4. Liquidation Preference.

(i) Liquidation Preference. On the Issue Date the Liquidation Preference shall be $25 per share and thereafter the Liquidation Preference per share shall be adjusted as provided in this Section 4(i). On each Dividend Payment Date for which a Dividend Payment is not paid in cash to the Holders as provided in Section 3(i) above, the Liquidation Preference per share shall be increased (A) until the first Dividend Payment Date following the fifth anniversary of the Issue Date, by an amount equal to 3.25% of the then current Liquidation Preference per share and (B) thereafter, by an amount equal to 3.5% of the then current Liquidation Preference per share; provided that the Liquidation Preference Adjustment for the period of time between the Issue Date and the first Dividend Payment Date, if applicable, shall be pro rated.

(ii) Liquidation, Winding Up or Dissolution. In the event of any voluntary or involuntary liquidation, or winding up or dissolution of the Company, the Holders of shares of Series J Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, an amount in cash equal to the Liquidation Preference per share (as adjusted in Section 4(i)) at such time before any payment shall be made or any assets distributed to the holders of any of the Junior Shares but only after any applicable payment shall be made or any applicable assets distributed to the holders of any of the Senior Shares in respect of any applicable liquidation payments payable in respect of such Senior Shares in connection with such liquidation, winding up, or dissolution. If the available assets of the Company are not sufficient to pay in full the liquidation payments payable to the holders of outstanding Senior Shares, if any, then the holders of all Series J Preferred Stock and all Parity Shares, if any, and all Junior Shares shall not be entitled to any distribution of any available assets of the Company. If the available assets of the Company are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of Series J Preferred Stock and all Parity Shares, if any, then the holders of all such shares shall share equally and ratably in such distribution of assets in proportion to the full applicable Liquidation Preference at such time and the full applicable liquidation preferences of all Parity Shares at such time.

5. Redemption.

(i)	No Mandatory Redemption. The Company shall not be required to redeem any outstanding shares of Series J Preferred Stock other than as specifically provided for in this Section 5.

(ii)	Upon a Redemption Event—at Holder’s Option.

(A)	Right to Require Redemption. If a Redemption Event occurs at any time the Series J Preferred Stock is outstanding, then each Holder shall have the right, at such Holder’s option, to require the Company to redeem at the Redemption Price on the Holder Redemption Date all or a portion of such Holder’s shares of Series J Preferred Stock for which the Redemption Requirements have been met.

(B)	Redemption Event Notice by Company. The Company shall give written notice (the “Redemption Event Notice”) promptly, and in no event later than the applicable Holder Redemption Notice Date, to all Holders of record of the shares of Series J Preferred Stock. Each Redemption Event Notice shall specify:

1.	the events causing the Redemption Event;

2.	the Redemption Price;

3.	the Holder Redemption Date; and

4.	the procedures that Holders must follow in order to require the Company to repurchase the shares of Series J Preferred Stock, which shall include a form of Demand Notice and delivery instructions for the same.

(C)	Redemption Mechanism. Redemption of shares of Series J Preferred Stock pursuant to this Section 5(ii) shall be made, at the option of the Holder upon written notice (a “Demand Notice”) delivered to the Company prior to the Holder Redemption Date that the Company redeem in cash all or a portion of the shares of Series J Preferred Stock held by such Holder, provided that the Redemption Requirements with respect to such shares have been met. As promptly as practicable following the date of the applicable Demand Notice (but in no event later than the applicable Holder Redemption Date), each Holder shall, to the extent Series J Preferred Stock are certificated, surrender the certificate or certificates representing the shares of Series J Preferred Stock requested to be redeemed by such Holder, duly endorsed (or otherwise in proper form for transfer, as determined by the Company), in the manner and at the place designated in the Redemption Event Notice. On the applicable Holder Redemption Date the full Redemption Price for the shares requested to be redeemed shall be paid by the Company in cash to the Holder as indicated on the Demand Notice and each surrendered certificate shall be canceled and retired. If on any Holder Redemption Date, Delaware law governing distributions to stockholders prevents the Company from redeeming all shares of Series J Preferred Stock to be redeemed, the Company shall ratably redeem the maximum number of shares that it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law, provided that from the date following the applicable Redemption Date until the Company shall have paid the Redemption Price in full, the Company shall be deemed to be in default of its redemption obligations hereunder. If, prior to the Holder Redemption Date with respect to a Redemption Event caused solely by a NOL Protection Failure Event, such NOL Protection Failure Event is cured, the Company may rescind the Redemption Event Notice. In such event, each Demand Notice shall be deemed null and void and the Company shall immediately send notice of such rescission, together with any certificates surrendered by a Holder to each Holder to the extent Series J Preferred Stock are certificated. In the event that the shares of Series J Preferred Stock to be redeemed are uncertificated, such shares shall be redeemed in accordance with the notice and the applicable procedures of any depository and no further action on the part of the holders of such stock shall be required.

(D)	Redemption Requirements. In order for a Holder to require that shares of Series J Preferred Stock be redeemed pursuant to this Section 5(ii), the following requirements shall have been met (the “Redemption Requirements”):

(x) in the event of a NOL Protection Failure Event, the shares of Series J Preferred Stock requested to be redeemed by such Holder shall have been affirmatively voted to approve a NOL Protective Measure if a vote of the Company’s stockholders was sought by the Company and required to approve such NOL Protective Measure and

(y) in the event of a NOL Ownership Change, such NOL Ownership Change shall not have been directly caused by the trading activities in Company’s securities of the beneficial holder (or its Affiliates) of the shares of Series J Preferred Stock requested to be redeemed by such holder (or such Affiliates) unless such NOL Ownership Change occurs (i) at a time when, based on filings on Schedule 13D or 13G under the Exchange Act that have been filed as of such time, it would not have appeared that a NOL Ownership Change would have resulted from such trading activity, or (ii) if such beneficial holder (or such Affiliates) has provided written notice to the Company of such possible trading activities at least 5 days prior thereto (a “Trading Notice”), and such beneficial holder (or such Affiliates), as applicable, does not receive a written notice from the Company to such beneficial holder (or such Affiliates), as applicable, within 5 days following the delivery of such Trading Notice, that the possible trading activity described in the Trading Notice would trigger such a NOL Ownership Change (a “Trading Response”). For the avoidance of doubt, trading activities of such beneficial holder (or such Affiliates) that make it more likely that another owner shift (within the meaning of Section 382) would result in a NOL Ownership Change, where such trading activities did not themselves ultimately trigger the NOL Ownership Change, shall be deemed not to have directly caused such NOL Ownership Change).

(iii)	At the Company’s Option.

(A)	Optional Redemption. The Company may, at any time, in whole or in part, redeem for cash all or a portion of the shares of Series J Preferred Stock at the Redemption Price from funds legally available for such purpose. If less than all outstanding shares of Series J Preferred Stock are to be redeemed, the shares to be redeemed shall be determined by lot, pro rata, or by such other method as the Board of Directors in its sole discretion determines to be equitable.

(B)	Redemption Mechanisms. At least thirty (30) days and not more than sixty (60) days prior to the redemption date fixed by the Board of Directors (the “Optional Redemption Date”), the Company shall give written notice (each, an “Optional Redemption Notice”) to the Holders of record of the shares of Series J Preferred Stock to be redeemed. The Optional Redemption Notice shall state:

(1) the Redemption Price;

(2) the Optional Redemption Date;

(3) that dividends on the shares of Series J Preferred Stock redeemed will cease to accrue on such redemption date; and

(4) that the Holder is to surrender to the Company, in the manner, at the place or places and at the price designated, its certificate or certificates representing the shares of Series J Preferred Stock to be redeemed, or if the shares of Series J Preferred Stock are uncertificated that such shares shall be redeemed in accordance with the notice and the applicable procedures of any applicable depository.

If fewer than all of the shares of Series J Preferred Stock held by any holder are to be redeemed, the Optional Redemption Notice shall also specify the number of shares of Series J Preferred Stock held by such holder to be redeemed

(C)	Surrender of Certificates. Each Holder of shares of Series J Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Company, duly endorsed (or otherwise in proper form for transfer, as determined by the Company), in the manner and at the place designated in the Optional Redemption Notice, and on the Optional Redemption Date the full redemption price for such shares shall be payable in cash to the Holder, and upon receipt of such payment by the applicable Holder, each surrendered certificate shall be canceled and retired. In the event that the shares of Series J Preferred Stock to be redeemed are uncertificated, such shares shall be redeemed in accordance with the notice and the applicable procedures of any depository and no further action on the part of the holders of such stock shall be required.

(iv)	Notices and Surrender of Shares. Any notice mailed as provided in this Section 5 shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice, and failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series J Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any shares of Series J Preferred Stock other than those shares to which the failure pertains. Notwithstanding the foregoing, if shares of Series J Preferred Stock are issued in uncertificated form, notice of redemption may be given to the holders of Series J Preferred Stock at such time and in any manner permitted by the applicable depository and the surrender of shares in connection with a redemption may be accomplished in any manner permitted by such depository.

(v)

Rights of Series J Preferred Stock After the Redemption Date. On and after a Redemption Date, all rights of the redeemed shares and the rights of the Holder of such shares with respect to such redeemed shares shall terminate with respect thereto on such Redemption Date, other than the right to receive the Redemption Price, without interest, as provided herein, unless the Company defaults in the payment in full on such Redemption Date of the applicable Redemption Price of any such shares of Series J Preferred Stock, in which case, all such shares of Series J Preferred Stock for which the Company so defaulted in the payment in full of the applicable Redemption Price shall for all purposes remain outstanding and the Holder thereof will be entitled to all rights as a Holder of shares of Series J Preferred Stock hereunder, including without limitation, the dividend rights set forth in Section 3 hereof and the voting rights set forth in Section 6 hereof, in each case until payment in full of the applicable Redemption Price is made. For the avoidance of doubt, notwithstanding that such shares of Series J Preferred Stock shall remain outstanding as provided above, the Holder of any such shares shall be entitled to enforce its rights against the Company (or any successor thereto) to have its shares of Series J Preferred Stock redeemed in exchange for payment of the applicable redemption price in any court of competent jurisdiction in addition to any and all other rights and remedies such Holder may have at law or in equity.

(vi)	Compliance with Securities Law. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 5 with respect to (i) the time period within which notices, including Holder Redemption Notices and Optional Redemption Notices, are required to be made, (ii) the time periods specified with respect to Redemption Dates, and (iii) the requirements to make filings with the Securities and Exchange Commission, the Company’s compliance with applicable securities laws and regulations as to such provisions shall not in itself cause a breach of its obligations under this Section 5 as long as the Company otherwise is in compliance with its obligations hereunder and is otherwise using its commercially reasonable efforts to promptly comply with the applicable securities laws and regulations.

6. Voting Rights.

Except as specifically provided in this Section 6, or as otherwise required by law, shares of Series J preferred stock shall not be entitled to vote on any matter on which the stockholders of the Company shall be entitled to vote; provided, however that the Series J Preferred Stock shall have the right to vote as a separate class on any (i) amendment to this certificate of designations, or (ii) merger or consolidation of the Company with or into another entity or entities, or any recapitalization or reorganization, in which shares of Series J Preferred Stock would receive or be exchanged for consideration other than cash in the amount of the Redemption Price, or preferred stock with the same designations, rights and preferences as set forth herein or (iii) as otherwise expressly provided by law; provided further that each share of Series J preferred stock shall have 40 votes per share and shall vote together as a single class with the holders of Common Stock, subject to any voting rights which may be granted to holders of any other class or series of Preferred Stock, on any of the following matters presented to the stockholders of the Company for vote by a proxy distributed to the stockholders within 180 days from the Issue Date: (A) a NOL Protective Measure, and (B) a change of the Company’s name; provided, further, notwithstanding anything to the contrary herein, the Series J Preferred Stock shall not be entitled to vote for members of the Company’s board of directors.

7. Reissuance of Series J Preferred Stock.

Shares of Series J Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock; provided that such reacquired shares shall not be reissued as shares of Series J Preferred Stock.

8. Consideration in Holding Company Merger.

In the event the Company implements the NOL Protective Measures by way of a Holding Company Merger, the sole consideration for the shares of Series J Preferred Stock in such a NOL Merger shall be that the shares of Series J Preferred Stock shall be converted into shares of preferred stock of the Holding Company with the same designations, rights and preferences as set forth herein. For the avoidance of doubt, no appraisal rights may be asserted or perfected with respect to the shares of Series J Preferred Stock in connection with a Holding Company Merger.

9. Uncertificated Shares.

The shares of Series J Preferred Stock shall be uncertificated unless a holder of shares of Series J Preferred Stock requests certificated shares, in which case such certificate shall be substantially in the form set forth in Exhibit A to this Certificate of Designations.

10. Business Day.

If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

11. Definitions.

(i) Defined Terms.

As used in this Certificate of Designations, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Borough of Manhattan, The City of New York, New York are authorized or obligated by law or executive order to close.

“Change in Control” a “Change in Control” shall be deemed to occur if:

(A)	any Person becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Company’s Board of Directors (the “Company Voting Securities”); provided, however, that the event described in this definition of a Change in Control shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (x) by the Company or any of its subsidiaries, or (y) pursuant to a Non-Qualifying Transaction, as defined in subsection (C) of this definition;

(B)	the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its direct or indirect subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination” which, for the avoidance of doubt shall not include a reverse stock split), provided, that such Business Combination shall not be deemed a Change in Control and shall be a “Non-Qualifying Transaction, if immediately following such Business Combination: more than 80% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by the Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such the Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination; or

(C)	the consummation of a sale of all or substantially all of Company’s assets;

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred solely because any Person acquired beneficial ownership of more than 50% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of the Company Voting

Securities outstanding, unless after such acquisition by the Company such Person becomes the beneficial owner of additional Company Voting Securities by acquiring additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such Person.

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.

“Holder” means a holder of shares of Series J Preferred Stock as reflected in the share books of the Company.

“Holder Redemption Date” shall be the date specified by the Company in the Redemption Event Notice, which date shall be no earlier than five Business Days following the date the Redemption Notice is given and no later than ten Business Days following such date.

“Holder Redemption Notice Date” shall be the date on which the Company is required to give notice of a Redemption Event, which date with respect to a Redemption Event:

(A)	caused by a Change in Control, shall be the date which is no later than five Business Days following the Company becoming aware of a Change of Control;

(B)	caused by a NOL Protection Failure Event shall be the date which is no later than five Business Days following such occurrence; and

(C)	caused by a NOL Ownership Change shall be the date which is no later than five Business Days following the date the Company became aware of such NOL Ownership Change.

“Issue Date” means the first date on which there are shares of Series J preferred stock issued and outstanding.

“NOL Protection Failure Event” shall mean a failure by the Company, which has not been cured by the applicable Holder Redemption Date, to implement a NOL Protective Measure within 180 days from the Issue Date.

“NOL Protective Measure” means an amendment to the Company’s Certificate of Incorporation in a manner designed to preserve the use of the Company’s net operating losses and related Tax Benefits by restricting direct or indirect transfers of its Common Stock to the extent such transfers would affect the percentage of stock that is treated as owned by a five percent stockholder and/or any additional measures intended to preserve the use of the Company’s net operating losses, including (i) a merger of the Company with a subsidiary or a holding company in which merger the stockholders of the Company immediately prior to such merger will become stockholder of a holding company, the sole activity of which immediately after merger will be to hold 100% of the stock of the Company and the consolidated assets, liabilities and stockholders’ equity of which immediately following the merger will be the same as the consolidated assets, liabilities and stockholders’ equity of the Company immediately prior to the merger (“Holding Company Merger”) or (ii) a tax preservation plan.

“NOL Ownership Change” means an “ownership change,” within the meaning of Section 382 of the U.S. Internal Revenue Code of 1986, as amended, or any successor provision thereof, which results in a substantial limitation on the ability of the Company (or a Subsidiary of the Company) to use otherwise available Tax Benefits in the current year or any future year, provided that if at the time of such ownership change the Tax Benefits otherwise available for use by the Company (or a Subsidiary of the Company) in the current year or any future year are greater than $25,000,000, then such ownership change shall, notwithstanding anything to the contrary herein, be deemed to result in a substantial limitation.

“Person” means any individual, company, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

“Redemption Date” shall mean the Holder Redemption Date or Optional Redemption Date, as applicable.

“Redemption Event” shall mean a Change of Control, a NOL Ownership Change or a NOL Protection Failure Event.

“Redemption Price” shall mean the redemption price for the shares of Series J Preferred Stock which shall equal (1) 100% of the Liquidation Preference per share (as adjusted in Section 4(i)) as of the Redemption Date plus (2) if the Redemption Date does not fall on a Dividend Payment Date, the prorated portion of the Dividend Payment to which such redeemed share would have been entitled on the next Dividend Payment Date following the Redemption Date (assuming the Board of Directors would have caused a Dividend Payment in lieu of a Liquidation Preference Adjustment as provided in Section 3(i)), calculated by dividing the Dividend Payment by the number of days following the immediately preceding Dividend Payment Date up to and including the next Dividend Payment Date and multiplying such amount by the number of days the Redemption Date falls after the immediately preceding Dividend Payment Date, plus (3) if the Redemption Price is not paid in full on the Redemption Date, the prorated portion of the Dividend Payment to which such redeemed share would have been entitled on each Dividend Payment Date following the Redemption Date until payment in full of the Redemption Price (assuming the Board of Directors would have caused a Dividend Payment in lieu of a Liquidation Preference Adjustment as provided in Section 3(i)), calculated by dividing the Dividend Payment by the number of days following the immediately preceding Dividend Payment Date up to and including the next Dividend Payment Date and multiplying such amount by the number of days the date of payment in full of the Redemption Price falls after the immediately preceding Dividend Payment Date.

“Tax Benefits” shall mean net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers, foreign tax credit carryovers, or any “net unrealized built-in loss” within the meaning of Section 382 of the U.S. Internal Revenue Code of 1986, as amended, or any successor provision thereof, of Company or any Subsidiary thereof, provided, further, that for purposes of determining the amount of Tax Benefits, as used in the definition of NOL Ownership Change, the portion of Tax Benefits relating to (i) general business credit carryovers, (ii) alternative minimum tax credit carryovers and (iii) foreign tax credit carryovers, shall be calculated by dividing any such tax credit carryovers by 35% provided that the absence of taxable income in the year of such ownership change shall not be deemed to mean there are no otherwise available Tax Benefits.

(ii) Table of Defined Terms

Term	Section Number
Additional Series	Section 2
Board of Directors	Recitals
Business Combination	Definition of Change in Control

Certificate of Incorporation	Recitals
Common Stock	Section 2
Company	Recitals
Company Voting Securities	Definition of Change in Control

Demand Notice	Section 5(i)
DCGL	Recitals
Dividend Payment	Section 3(i)
Dividend Payment Date	Section 3(i)
Holding Company Merger	Definition of NOL Protective Measure
Junior Shares	Section 2
Liquidation Preference	Section 1
Liquidation Preference Adjustment	Section 3(i)
Non-Qualifying Transaction	Definition of Change in Control
Optional Redemption Date	Section 5(ii)

Term	Section Number
Optional Redemption Notice	Section 5(ii)
Parent Corporation	Definition of Change in Control
Parity Shares	Section 2
Preferred Stock	Section 1
Redemption Event Notice	Section 5(i)
Redemption Requirements	Section 5(i)
Resolutions	Recitals
Senior Shares	Section 2
Surviving Corporation	Definition of Change in Control
Trading Notice	Section 5(ii)(D)(y)
Trading Response	Section 5(ii)(D)(y)

12. Amendment.

Without the Consent of any Holders, the Company, when authorized by board resolution may amend the provisions hereof to cure any ambiguity; provided that such action pursuant to this Section 10 shall not adversely affect the legal rights of any Holder. Any other amendments hereto must be authorized by the Board of Directors of the Company and also require the consent of the Holders of a majority of shares of Series J Preferred Stock then outstanding.

13. No Inconsistent Agreements; No Impairment.

Without the approval of a majority of the shares of Series J Preferred Stock then outstanding, voting as a separate class: the Company will not, on or after the date hereof, (i) enter into any agreement with respect to its securities which conflicts with the rights granted to the Holders hereunder or the provisions hereof, (ii) by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company. The Company will at all times in good faith assist in the carrying out of all the provisions of the Series J Preferred Stock. The Company represents and warrants to the Holders that the rights granted hereunder do not in any way conflict with the rights granted to holders of the Company’s securities under any other agreements.

Appendix C

BY-LAWS

OF

MOBILE SYSTEMS CORP.

A Delaware Corporation

BY-LAWS

C-(i)

C-(ii)

BY-LAWS

OF

MOBILE SYSTEMS CORP.

ARTICLE I.

STOCKHOLDERS

Section 1.1 Annual Meeting. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such time and place within or without the State of Delaware as shall be fixed by the Board of Directors of the Corporation (the “Board”). The Board may, in its sole discretion, determine that the annual meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the General Corporation Law of the State of Delaware (the “DGCL”). The annual meeting shall not be held on a legal holiday.

Section 1.2 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the DGCL or by the Corporation’s Restated Certificate of Incorporation (the “Certificate of Incorporation”), may be called by the Board, the Chairman of the Board, the Vice Chairman of the Board (if any), or the Chief Executive Officer and shall be called by the Chief Executive Officer or the Secretary at the request (any such request, a “Stockholder Request”) in writing of the holders of twenty percent (20%) or more of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors; provided that the stockholders shall not have the right to call a special meeting within 30 days of the date of the regularly scheduled annual meeting of stockholders for such year, or if no such date has been published (at the time the request is made), then within 30 days of the anniversary of the preceding year’s annual meeting of stockholders. The Stockholder Request shall include the information required by Section 1.10(c) with respect to the stockholders proposing such special meeting and the items to be considered at the special meeting. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of such meeting given in accordance with these By-laws. Special meetings of the stockholders shall be held at such time, date and place within or without the State of Delaware as may be designated in the notice of such meeting; provided, that, in the case of a meeting called pursuant to a Stockholder Request, the Board shall set a date for such meeting no earlier than 20 days and no later than 60 days following receipt of such Stockholder Request. The Board may, in its sole discretion, determine that a special meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the DGCL.

Section 1.3 Notice of Meeting. A written notice stating the place, if any, date, and hour of each meeting of the stockholders, the means of remote communication, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears upon the books of the Corporation or by giving notice by electronic transmission as permitted by Section 8.10 of these By-laws, at least ten (10) days and not more than sixty (60) days before the meeting, or for such other notice period as may be required by the DGCL. Such notice and the effective date thereof shall be determined as provided in the DGCL. Such notice shall be given by the Secretary, an Assistant Secretary, or any other officer or person designated either by the Secretary or by the person or persons calling the meeting.

The requirement of notice to any stockholder may be waived (i) by a written waiver of notice, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether executed or transmitted before or after the meeting by the stockholder or his attorney thereunto duly authorized, and filed with the records of the meeting, (ii) by attendance at the meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the meeting not being lawfully called or convened, or (iii) as otherwise permitted by law. A waiver of notice need not specify the business to be transacted or the purposes of the meeting unless so required by the Certificate of Incorporation or these By-laws.

If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken, except that, if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, then notice of the adjourned meeting shall be given to each stockholder in conformity herewith. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.

Section 1.4 Quorum. The holders of a majority of the voting power of all of the shares entitled to vote at a meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Any meeting at which a quorum shall fail may be adjourned to another place, if any, date or time by either the person presiding at the meeting or a majority of the votes properly cast upon the question.

Section 1.5 Voting and Proxies. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the Corporation, unless otherwise provided by law or by the Certificate of Incorporation. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.

Section 1.6 Action at Meeting. When a quorum is present at any meeting, a plurality of the votes properly cast for election of director shall be sufficient to elect a person to such office, and a majority of the votes properly cast affirmatively or negatively upon any question (other than election to director) shall decide such question, except where a larger vote is required by law, the Certificate of Incorporation or these By-laws. Stockholders shall not have any rights to vote cumulatively. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding if the withdrawal of enough stockholders leaves less than a quorum.

Section 1.7 Action Without Meeting.

(a) Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and copies are delivered to the Corporation in the manner prescribed by law.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting (including by telegram, cablegram or other electronic transmission as permitted by law), the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have the stockholders authorize or take corporate action by consent shall, by written notice to the Secretary, request the Board to fix a record date. The Board shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the board of directors pursuant to the first sentence of this Section 1.7(b)). If no record date has been fixed by the Board within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action without a meeting, when no prior action by the Board is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date for determining stockholders entitled to consent to corporate action without a meeting shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

Section 1.8 Stockholder Lists. The Secretary (or the Corporation’s transfer agent or other person authorized by these By-laws or by law) shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours, at the Corporation’s principal place of business. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible network, and the information required to access such list shall be provided with the notice of the meeting.

Section 1.9 Conduct of Meetings. The Chairman of the Board or, in his absence, the Vice-Chairman of the Board, if any, or in his absence, the Chief Executive Officer or other officer designated by the Chairman of the Board, shall preside at all annual or special meetings of stockholders. To the maximum extent permitted by law, such presiding person shall have the power to set procedural rules, including but not limited to rules respecting the time allotted to stockholders to speak, governing all aspects of the conduct of such meetings. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the person presiding at such meeting appoints. The person presiding at such meeting shall have the power to adjourn the meeting to another place, if any, date and time.

Section 1.10 Notice of Nominations and Stockholder Business at an Annual or Special Meeting.

(a) Nominations of persons for election to the Board and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s proxy materials with respect to such meeting, (ii) by or at the direction of the Board, or (iii) by any stockholder of record of the Corporation who (x) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf any nomination or proposal is made, only if such beneficial owner was the beneficial owner of shares of capital stock of the Corporation) both at the time of giving of notice provided for in this Section 1.10, and at the time of the meeting, (y) is entitled to vote at the meeting, and (z) has complied with the notice procedures in this Section 1.10 as to such nominations or other business. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to make nominations or propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)) at an annual meeting of stockholders. Nominations of persons for election to the Board at a special meeting of stockholders at which directors are to be elected may be made (i) by or at the direction of the Board, (ii) by any stockholder of record of the Corporation (other than the stockholders who submitted the Stockholder Request) who (x) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf any nomination or proposal is made, only if such beneficial owner was the beneficial owner of shares of capital stock of the Corporation) both at the time of giving of notice provided for in this Section 1.10, and at the time of the meeting, (y) is entitled to vote at the meeting, and (z) has complied with the notice procedures in this Section 1.10 as to such nominations, or (iii) by the stockholders who have submitted the Stockholder Request, provided that they were stockholders of record both at the time of the making of the Stockholder Request and at the time of the meeting, are entitled to vote at the meeting, complied with the notice requirements of Section 1.2 hereof and the nominations are set forth in the Stockholder Request contemplated by Section 1.2 hereof. The proposal of business to be transacted by stockholders at a special meeting shall be only such business as has been proposed by or at the direction of the Board, other than those special meetings called by the stockholders pursuant to and in accordance with Section 1.2 hereof. The proposal of business to be transacted by stockholders at a special meeting requested by the stockholders pursuant to Section 1.2 hereof, may be made only (i) by or at the direction of the Board or (ii) by the stockholders requesting the meeting pursuant to Section 1.2 hereof, provided that they were stockholders of record both at the time of the making of the Stockholder Request and at the time of the meeting, are entitled to vote at the meeting, complied with the notice requirements of Section 1.2 hereof and the business proposed to be transacted is set forth in the Stockholder Request contemplated by Section 1.2 hereof. For purposes of this Section 1.10, the term “Proposing Person” means (i) the stockholder providing the notice of a proposed nomination or other business proposed to be brought before a meeting under this Section 1.10 (including the stockholders who have submitted the Stockholder Request), (ii) the beneficial owner or beneficial owners, if different, on whose behalf the proposed nomination or other business proposed to be brought before a meeting is made, and (iii) any affiliate (for purposes of these By-laws, each within the meaning of Rule 12b-2 under the Exchange Act of such stockholder or beneficial owner.

(b) For nominations or business to be properly brought before an annual or special meeting by a Proposing Person pursuant to the foregoing paragraph (a), (i) the Proposing Person must have given timely notice thereof in writing to the Secretary of the Corporation and (ii) any such business must be a proper matter for stockholder action under Delaware law.

(i) To be timely for nominations or business to be properly brought before an annual meeting, a Proposing Person’s notice shall be received by the Secretary at the principal executive offices of the Corporation (A) no later than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting and (B) no earlier than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that, subject to the last sentence of this Section 1.11(b), if the meeting is convened more than thirty (30) days prior to or delayed by more than 30 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the Proposing Person to be timely must be received no later than the close of business on the later of (x) the 90th day prior to the meeting or (y) the 15th day after public announcement of the meeting date was first made by the Corporation. In no event shall an adjournment, or postponement of an annual meeting for which notice has been given, commence a new time period for the giving of a stockholder of record’s notice.

(ii) Except for nominations to be made by a stockholder of record as set forth in the Stockholder Request for the special meeting pursuant to Section 1.2 hereof, nominations by a Proposing Person for election to the Board may be made at a special meeting of stockholders at which directors are to be elected only if such Proposing Person’s notice required by this Section 1.10 shall be received by the Secretary at the principal executive offices of the Corporation not later than the 15th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall an adjournment, or postponement of a special meeting for which notice has been given, commence a new time period for the giving of a stockholder of record’s notice. A person shall not be eligible for election or reelection as a director at a special meeting unless the person is nominated (i) by or at the direction of the Board or (ii) by a stockholder of record in accordance with the notice procedures set forth in this Article I.

(iii) Notwithstanding anything in Section 1.10(b)(i) or Section 1.10(b)(ii) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the Board of Directors made by the Corporation at least 10 days before the last day a Proposing Person may deliver a notice of nomination in accordance with Section 1.10(b)(i) or Section 1.10(b)(ii), a Proposing Person’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 15th day following the day on which such public announcement is first made by the Corporation.

(c) To be in proper form, a stockholder’s notice (whether given for the purpose of an annual or special meeting) shall set forth:

(i) if such notice pertains to the nomination of directors, as to each person whom the Proposing Person proposes to nominate for election or reelection as a director, the name of such nominee and the information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Item 401(e) of Regulation S-K (or comparable provisions if Regulation S-K is amended after the date of these By-laws), and such person’s written consent to serve as a director if elected;

(ii) as to any business that the Proposing Person proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting, the text of such proposal and any material interest in such business of such Proposing Person and the beneficial owner, if any, on whose behalf the proposal is made; and

(iii) as to (1) the Proposing Person giving the notice and (2) the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(A)	the name and address of each such party;

(B)

(A) the class, series, and number of shares of the Corporation that are owned, directly or indirectly, beneficially and of record by each such party, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any shares of any security of the Corporation, and (D) any short interest in any security of the Corporation held by each such party (which information set forth in this paragraph shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than ten (10) days after the record date for determining stockholders entitled to notice of the meeting to disclose such ownership as of such record date); and

(C)	description of all arrangements or understandings between the Proposing Person and any other person or entity in connection with the ownership of the capital stock of the Corporation and the proposal of such business by such Proposing Person, and any material interest of such Proposing Person in such business.

(d) A person shall not be eligible for election or re-election as a director at an annual or special meeting unless (i) the person is nominated by a Proposing Person in accordance with Section 1.10(a) or (ii) the person is nominated by or at the direction of the Board. Only such business shall be conducted at an annual or special meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. The person presiding at the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before any such meeting has been made in accordance with the procedures set forth in these By-laws and, if any proposed nomination or business is not in compliance with these By-laws, to declare that such defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

(e) For purposes of these By-laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(f) Notwithstanding the foregoing provisions of this Section 1.10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 1.10. For the avoidance of doubt, the provisions of this Section 1.10 apply to both proposals and nominations a stockholder wishes to have included in the corporation’s proxy materials and to any and all other stockholder proposals and nominations, including those made outside of the context of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Nothing in this Section 1.10 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE II.

BOARD OF DIRECTORS

Section 2.1 Powers. Except as reserved to the stockholders by law, by the Certificate of Incorporation or by these By-laws, the business of the Corporation shall be managed under the direction of the Board, who shall have and may exercise all of the powers of the Corporation. In particular, and without limiting the foregoing, the Board shall have the power to issue or reserve for issuance from time to time the whole or any part of the capital stock of the Corporation that may be authorized from time to time to such person, for such consideration and upon such terms and conditions as they shall determine, including the granting of options, warrants or conversion or other rights to stock.

Section 2.2 Number of Directors; Qualifications. The Board shall consist of such number of directors as shall be fixed by the Board from time to time; provided, that in no event shall the number of directors constituting the entire Board be greater than seven directors, except that upon the approval of at least all but one of the directors then in office, such number may be increased to up to nine directors. No director need be a stockholder.

Section 2.3 Election of Directors. Directors shall be elected by the stockholders at their annual meeting or at any special meeting the notice of which specifies the election of directors as an item of business for such meeting.

Section 2.4 Vacancies. Newly created directorships resulting from an increase in the authorized number of directors in accordance with Section 2.2 or any vacancies in the Board resulting from death, resignation, retirement, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board, be filled by vote of a majority of the directors then in office, whether or not constituting a quorum, or by the stockholders. Any director thus elected in accordance with the preceding sentence shall hold office until the election of his successor or until his earlier death, resignation, retirement or removal from office. For the avoidance of doubt, in no event shall the number of directors exceed the number specified in Section 2.2.

Section 2.5 Change in Size of the Board. Subject to Section 2.2, the number of directors constituting the Board may be increased or decreased by vote of the Board, except that the number of directors shall not be changed at a time when the Board has received notice in accordance with the procedures set forth in Section 1.10 that there will be a contested election of directors at the next annual or special meeting of stockholders. For the avoidance of doubt, in no event shall the number of directors exceed the number specified in Section 2.2.

Section 2.6 Tenure and Resignation. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws, directors shall hold office until the next annual meeting of stockholders and thereafter until their successors are chosen and qualified. Any director may resign by delivering or mailing postage prepaid a written resignation to the Corporation at its principal office or to the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the Chief Executive Officer, Secretary or Assistant Secretary, if any. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Section 2.7 Removal. Subject to the rights of all holders of any series of Preferred Stock then outstanding, all or any number of the directors may be removed, with or without cause, at a meeting expressly called for that purpose by a vote of the holders of the majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote at an election of directors.

Section 2.8 Meetings. Regular meetings of the Board may be held at such times and such places within or without the State of Delaware as the Board may, from time to time, determine. A regular meeting of the Board shall be held immediately after the annual meeting of the stockholders, unless a quorum of the directors is not then present. Special meetings of the Board may be held at any time and at any place designated in the call of the meeting when called by the Chairman of the Board, the Chief Executive Officer, or a majority of the directors then in office. Members of the Board or any committee elected thereby may participate in a meeting of such Board or committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at the meeting.

Section 2.9 Notice of Meeting. Notice of the place, date and time of each special meeting shall be given to each director (i) by mail at least seventy-two (72) hours before the meeting addressed to such person at his usual or last known business or residence address or (ii) in person, by telephone, facsimile or electronic transmission at least forty-eight (48) hours before the meeting. Notice shall be given by the Secretary, or in his absence or unavailability, may be given by any Assistant Secretary, if any, or by the officer or directors calling the meeting. The requirement of notice to any director may be waived by a written waiver of notice signed by the person entitled to notice or a waiver by electronic transmission by the person entitled to notice, executed or transmitted by such person before or after the meeting or meetings, and filed with the records of the meeting, or by attendance at the meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the meeting not being lawfully called or convened. A notice or waiver of notice or any waiver of electronic transmission of a directors’ meeting need not specify the purposes of the meeting.

Section 2.10 Agenda. Any lawful business may be transacted at a meeting of the Board, notwithstanding the fact that the nature of the business may not have been specified in the notice of the meeting.

Section 2.11 Quorum. At any meeting of the Board, a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships) shall constitute a quorum for the transaction of business. Any meeting may be adjourned by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

Section 2.12 Action at Meeting. Any motion adopted by vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board, except where a different vote is required by law, by the Certificate of Incorporation or by these By-laws.

Section 2.13 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board, or any committee thereof, may be taken without a meeting if all of the members of the Board or committee, as the case may be, consent to the action in writing or by electronic transmission and the writing(s) or electronic transmission(s) are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such consent shall be treated for all purposes as a vote of the Board or committee, as the case may be, at a meeting.

Section 2.14 Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board (and each meeting of any committee of the Board) and may be paid a fixed sum for attendance at each meeting of the Board (and each meeting of any committee of the Board) or paid a stated salary or paid other compensation as director (or any combination thereof). No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 2.15 Committees. Subject to the requirements of applicable law, the Board may appoint an executive committee or other committees consisting of one or more directors, and may by vote delegate to any such committee some or all of their powers except those which by law, the Certificate of Incorporation or these By-laws they may not delegate. The Board may designate other directors as alternate members who may replace an absent or disqualified member of a committee. A committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to such subcommittee any or all of the powers of the committee. Unless the Board shall otherwise provide, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board or such rules, its meetings shall be called, notice given or waived, its business conducted or its action taken as nearly as may be in the same manner as is provided in these By-laws with respect to meetings or for the conduct of business or the taking of actions by the Board. The Board shall have power at any time to fill vacancies in, change the membership of, or discharge any such committee at any time. The Board shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

ARTICLE III.

OFFICERS

Section 3.1 Enumeration. The officers shall consist of a Chief Executive Officer, a Treasurer, a Secretary and, subject to Section 3.10, such other officers and agents (including a President, one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries), as the Board may, in its discretion, determine.

Section 3.2 Election. The Chief Executive Officer, Treasurer and Secretary shall be elected annually by the Board at their first meeting following the annual meeting of the stockholders or any special meeting held in lieu of the annual meeting. Other officers may be chosen by the Board at such meeting or at any other meeting.

Section 3.3 Qualification. An officer may, but need not, be a director or stockholder. Any two or more offices may be held by the same person; provided, that, except as otherwise provided in the Certificate of Incorporation, in no event shall the office of President and/or Chief Executive Officer, on the one hand, and the Chairman of the Board, on the other hand, be held by the same person. Any officer may be required by the Board to give bond for the faithful performance of his duties to the Corporation in such amount and with such sureties as the Board may determine. The premiums for such bonds may be paid by the Corporation.

Section 3.4 Tenure. Except as otherwise provided by the Certificate of Incorporation or these By-laws, the term of office of each officer shall be for one year or until his successor is elected and qualified or until his earlier resignation or removal.

Section 3.5 Removal. Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 3.6 Resignation. Any officer may resign by delivering or mailing postage prepaid a written resignation to the Corporation at its principal office or to the Chief Executive Officer, Secretary or Assistant Secretary, if any, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some event, but such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

Section 3.7 Vacancies. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board.

Section 3.8 Chairman of the Board. The Board may appoint a Chairman of the Board; provided, that, except as otherwise provided in the Certificate of Incorporation, in no event shall the Chairman of the Board serve as an executive officer of the Corporation. Subject to the foregoing, if the Board appoints a Chairman of the Board, he shall perform such duties and possess such powers as are assigned to him by the Board.

Section 3.9 Vice-Chairman of the Board. The Board may appoint a Vice-Chairman of the Board. If the Board appoints a Vice-Chairman of the Board, he shall perform such duties and possess such powers as are assigned to him by the Board.

Section 3.10 Chief Executive Officer. The Chief Executive Officer shall have general charge and control of the affairs of the Corporation subject to the direction of the Board; perform all duties required by the By-laws of the Corporation, and as may be assigned from time to time by the Board; and shall make such reports to the Board and stockholders as may be required.

Section 3.11 President. The President, if any, shall have such powers and perform such duties as the Board may from time to time determine.

Section 3.12 Vice President(s). The Vice President(s), if any, shall have such powers and perform such duties as the Board may from time to time determine. In the event there is more than one Vice President, the Board may designate one or more of the Vice Presidents as Executive Vice Presidents, who shall perform such duties as shall be assigned by the Board.

Section 3.13 Treasurer and Assistant Treasurers. The Treasurer, subject to the direction and under the supervision and control of the Board, shall have general charge of the financial affairs of the Corporation. The Treasurer shall have custody of all funds, securities and valuable papers of the Corporation, except as the Board may otherwise provide. The Treasurer shall keep or cause to be kept full and accurate records of account which shall be the property of the Corporation, and which shall be always open to the inspection of each elected officer and director of the Corporation. The Treasurer shall deposit or cause to be deposited all funds of the Corporation in such depository or depositories as may be authorized by the Board. The Treasurer shall have the power to endorse for deposit or collection all notes, checks, drafts, and other negotiable instruments payable to the Corporation. The Treasurer shall perform such other duties as are incidental to the office, and such other duties as may be assigned by the Board. Assistant Treasurers, if any, shall have such powers and perform such duties as the Board may from time to time determine.

Section 3.14 Secretary and Assistant Secretaries. The Secretary shall record, or cause to be recorded, all proceedings of the meetings of the stockholders and of the Board (including committees thereof) in the book of records of this Corporation. The record books shall be open at reasonable times to the inspection of any stockholder, director, or officer. The Secretary shall notify the stockholders and directors, when required by law or by these By-laws, of their respective meetings, sign all certificates of stock of the Corporation, make such reports to the Board and stockholders as may be required and shall perform such other duties as the Board and/or stockholders may from time to time prescribe. The Secretary shall have the custody and charge of the corporate seal, and shall affix the seal of the Corporation to all instruments requiring such seal, and shall certify under the corporate seal the proceedings of the Board and of the stockholders, when required. In the absence of the Secretary at any such meeting, a temporary secretary shall be chosen who shall record the proceedings of the meeting in the aforesaid books. Assistant Secretaries, if any, shall have such powers and perform such duties as the Board may from time to time designate.

Section 3.15 Other Powers and Duties. Subject to these By-laws and to such limitations as the Board may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board.

ARTICLE IV.

CAPITAL STOCK

Section 4.1 Shares of Stock. The shares of stock of the Corporation shall be evidenced by an entry in the stock transfer books of the Corporation and shall be represented by a stock certificate, unless and until the Board of the Corporation adopts a resolution permitting shares to be uncertificated. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Certificates shall be consecutively numbered by class, shall be signed by the Chairman or Vice Chairman, the President or one of the Vice Presidents, and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer or such other officers designated by the Board from time to time as permitted by law, shall bear the seal of the Corporation, if any, and shall express on its face its number, date of issue, class, the number of shares for which, and the name of the holder to whom, it is issued. The corporate seal and any or all of the signatures of Corporation officers may be facsimile if the stock certificate is manually counter-signed by an authorized person on behalf of a transfer agent or registrar other than the Corporation or its employee. If an officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed on, a certificate shall have ceased to be such before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the time of its issue.

Section 4.2 Transfers. Subject to Article Twelfth of the Certificate of Incorporation, stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these By-laws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Canceled,” with the date of cancellation, by the Secretary or an Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 4.3 Record Holders. Except as otherwise may be required by law, by the Certificate of Incorporation or by these By-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-laws. It shall be the duty of each stockholder to notify the Corporation of his post office address.

Section 4.4 Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournments thereof, the Board may, except as otherwise required by law, fix a record date, which date shall not precede the date on which the resolution fixing the record date is adopted by the Board and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to receive notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than 60 days prior to such action. If no record date is fixed, the record date shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of and to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 4.5 Transfer Agent and Registrar for Shares of Corporation. The Board may appoint a transfer agent or registrar or both and may require all certificates of stock to bear the signature of either or both. Any transfer agent so appointed shall maintain, among other records, a stockholders’ ledger, setting forth the names and addresses of the holders of all issued shares of stock of the Corporation, the number of shares held by each and, in the case of certificated shares of stock, the certificate numbers and the date of issue of any certificates representing such shares. Any registrar so appointed shall maintain, among other records, a share register, setting forth the total number of shares of each class of shares that the Corporation is authorized to issue and the total number of shares actually issued. The stockholders’ ledger and the share register are hereby identified as the stock transfer books of the Corporation; but as between the stockholders’ ledger and the share register, the names and addresses of stockholders, as they appear on the stockholders’ ledger maintained by the transfer agent shall be the official list of stockholders of record of the Corporation. The name and address of each stockholder of record, as they appear upon the stockholders’ ledger, shall, to the fullest extent required by law, be conclusive evidence of who are the stockholders entitled to receive notice of the meetings of stockholders, to vote at such meetings, to examine a complete list of the stockholders entitled to vote at meetings, and to own, enjoy and exercise any other property or rights deriving from such shares against the Corporation. Stockholders, but not the Corporation, its directors, officers, agents or attorneys, shall be responsible for notifying the transfer agent, in writing, of any changes in their names or addresses from time to time, and failure to do so will relieve the Corporation, its other stockholders, directors, officers, agents and attorneys, and its transfer agent and registrar, of liability for failure to direct notices or other documents, or pay over or transfer dividends or other property or rights, to a name or address other than the name and address appearing in the stockholders’ ledger maintained by the transfer agent.

Section 4.6 Loss of Certificates. In case of the loss, destruction or mutilation of a certificate of stock, a replacement certificate or uncertificated shares may be issued in place thereof upon such terms as the Board may prescribe, including, in the discretion of the Board, a requirement of bond and indemnity to the Corporation.

Section 4.7 Restrictions on Transfer. Any certificate representing shares of stock that are subject to any restriction on transfer, whether pursuant to the Certificate of Incorporation, these By-laws or any agreement to which the Corporation is a party, shall have the fact of the restriction noted conspicuously on the certificate and shall also set forth on the face or back of such certificate either the full text of the restriction or a statement that the Corporation will furnish a copy of the full text of the restriction to the holder of such certificate upon written request and without charge. In the case of uncertificated shares of stock that are subject to any restriction on transfer, the Corporation shall take all such actions as are prescribed by law and shall send to the registered owner thereof any written notice prescribed by the DGCL within a reasonable time after the issuance or transfer of any such uncertificated shares.

Section 4.8 Multiple Classes of Stock. The amount and classes of the capital stock and the par value, if any, of the shares of the Corporation shall be as fixed in the Certificate of Incorporation. At all times when there are two or more classes of stock, the several classes of stock shall conform to the description and the terms and have the respective preferences, voting powers, restrictions and qualifications set forth in the Certificate of Incorporation and these By-laws.

Any certificate issued when the Corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either (i) the full text of the powers, designations, preferences and relative participating, optional or special rights of each class of stock or series thereof and the qualifications, limitations and restrictions of such preferences and rights, or (ii) a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. In the case of uncertificated shares of stock issued when the Corporation is authorized to issue more than one class or series of stock, the Corporation shall take all such actions as are prescribed by law and shall send to the registered owner thereof any written notice prescribed by the DGCL within a reasonable time after the issuance or transfer of any such uncertificated shares.

ARTICLE V.

DIVIDENDS

Section 5.1 Declaration of Dividends. Except as otherwise required by law or by the Certificate of Incorporation, the Board may, in its discretion, declare what, if any, dividends shall be paid from the surplus or from the net profits of the Corporation for the current or preceding fiscal year, or as otherwise permitted by law. Dividends may be paid in cash, in property, in shares of the Corporation’s stock, or in any combination thereof. Dividends shall be payable upon such dates as the Board may designate.

Section 5.2 Reserves. Before the payment of any dividend and before making any distribution of profits, the Board, from time to time and in its absolute discretion, shall have power to set aside out of the surplus or net profits of the Corporation such sum or sums as the Board deems proper and sufficient as a reserve fund to meet contingencies or for such other purpose as the Board shall deem to be in the best interests of the Corporation, and the Board may modify or abolish any such reserve.

ARTICLE VI.

POWERS OF DIRECTORS AND OFFICERS TO CONTRACT

WITH THE CORPORATION

Any and all of the directors and officers of the Corporation, notwithstanding their official relations to it, may enter into and perform any contract or agreement of any nature between the Corporation and themselves, or any and all of the individuals from time to time constituting the Board, or any firm or Corporation in which any such director may be interested, directly or indirectly, whether such individual, firm or Corporation thus contracting with the Corporation shall thereby derive personal or corporate profits or benefits or otherwise; provided, that (i) the material facts of such interest are disclosed or are known to the Board or committee thereof and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) if the material facts as to such person’s relationship or interest are disclosed or are known to the stockholders entitled to vote thereon, and the contract is specifically approved in good faith by a vote of the stockholders; or (iii) the contract or agreement is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof, or the stockholders. Any director who is interested in any transaction as aforesaid may nevertheless be counted in determining the existence of a quorum at any meeting of the Board which shall authorize or ratify any such transaction. This Article shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common or statutory law applicable thereto.

ARTICLE VII.

INDEMNIFICATION

Section 7.1 Third-Party Actions. The Corporation shall indemnify to the fullest extent authorized or permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such a proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director, officer or trustee, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that, except as provided in Section 7.10 of this Article VII with respect to proceedings to enforce rights to indemnification and advancement, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful.

Section 7.2 Derivative Actions. The Corporation shall indemnify to the fullest extent authorized or permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer or trustee, of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such a proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director, officer or trustee, against all expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery of Delaware or such other court shall deem proper.

Section 7.3 Determination Of Indemnification. Any indemnification under Section 7.1 or 7.2 of this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 7.1 or 7.2 of this Article VII. Such determination shall be made (i) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

Section 7.4 Right To Indemnification. Notwithstanding the other provisions of this Article VII, to the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.1 or 7.2 of this Article VII, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 7.5 Advance Of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation on behalf of a director or officer in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation as authorized in this Article VII.

Section 7.6 Indemnification Not Exclusive. The rights to indemnification and to the advancement of expenses provided by this Article VII shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any law, any agreement, the Certificate of Incorporation, any vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 7.7 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against liability under the provisions of this Article VII.

Section 7.8 Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 7.9 Continuity. The indemnification and advancement of expenses provided for in this Article VII shall be contract rights and such rights shall continue as to any person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person. Any amendment, alteration or repeal of this Article VII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

Section 7.10 Right of Indemnitee to Bring Suit. If a claim under Section 7.1, 7.2 or 7.5 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.

ARTICLE VIII.

MISCELLANEOUS PROVISIONS

Section 8.1 Certificate of Incorporation. All references in these By-laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time.

Section 8.2 Fiscal Year. Except as from time to time otherwise provided by the Board, the fiscal year of the Corporation shall end on December 31 of each year.

Section 8.3 Corporate Seal. The Board shall have the power to adopt and alter the seal of the Corporation or to decide that there shall be no seal.

Section 8.4 Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes, and other obligations authorized to be executed by an officer of the Corporation on its behalf shall be signed by the Chief Executive Officer, the President, any Vice President, the Treasurer, or any Assistant Treasurer, except as the Board may generally or in particular cases otherwise determine.

Section 8.5 Voting of Securities. Unless the Board otherwise provides, the Chief Executive Officer or the Treasurer may waive notice of and act on behalf of this Corporation, or appoint another person or persons to act as proxy or attorney in fact for this Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by this corporation.

Section 8.6 Evidence of Authority. A certificate by the Secretary or any Assistant Secretary as to any action taken by the stockholders, directors or any officer or representative of the Corporation shall, as to all persons who rely thereon in good faith, be conclusive evidence of such action. The exercise of any power which by law, by the Certificate of Incorporation, or by these By-laws, or under any vote of the stockholders or the Board, may be exercised by an officer of the Corporation only in the event of absence of another officer or any other contingency shall bind the Corporation in favor of anyone relying thereon in good faith, whether or not such absence or contingency existed.

Section 8.7 Corporate Records. The original, or attested copies, of the Certificate of Incorporation, these By-laws, records of all meetings of the incorporators and stockholders, and the stock transfer books shall be kept in Delaware at the registered office of the Corporation, at the principal office of the Corporation, or at another office of the Corporation, or at an office of its transfer agent or of the Secretary or of the Assistant Secretary, if any. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to inspection of any stockholder for any purpose but not to secure a list of stockholders for the purpose of selling said list or copies thereof or for using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the Corporation.

Section 8.8 Charitable Contributions. The Board from time to time may authorize contributions to be made by the Corporation in such amounts as it may determine to be reasonable to corporations, trusts, funds or foundations organized and operated exclusively for charitable, scientific or educational purposes, so long as such organization is a bona fide organization for which no executive officer or director of the Corporation receives a direct personal benefit.

Section 8.9 Communications of Notices. Any notice required to be given under these By-laws may be given by (i) delivery in person, (ii) mailing it, postage prepaid, first class, (iii) mailing it by nationally or internationally recognized second day or faster courier service, or (iv) electronic transmission, in each case, to the addressee; provided, however, that facsimile transmission or electronic transmission may only be used if the addressee has consented to such means. Notwithstanding any reference in these By-laws to written instruments, all notices, meetings, consents and other communications contemplated by these By-laws may be conducted by means of an electronic transmission, to the extent permitted by law, if specifically authorized by the Board.

ARTICLE IX.

AMENDMENTS

Section 9.1 Amendments by the Board. Subject to (i) the provisions of the Certificate of Incorporation as in effect from time to time and (ii) the rights of stockholders pursuant to Section 9.2 of these By-laws to adopt, enact, alter, amend, rescind and repeal by-laws made by the Board, the Board may enact, adopt, alter, amend, and repeal from time to time these By-laws and enact from time to time new by-laws of the Corporation; provided, however, that the Board shall have no power to rescind, alter, amend or repeal any by-law adopted, enacted, altered or amended by the stockholders or to enact any by-law that was previously rescinded or repealed by the stockholders.

Section 9.2 Amendments by the Stockholders. Subject to the provisions of the Certificate of Incorporation as in effect from time to time, the stockholders of the Corporation may adopt, alter, amend, rescind or repeal by-laws made by the Board or enact new by-laws; provided, first, that, with respect to the power of holders of capital stock to adopt, amend and repeal By-laws of the Corporation, notwithstanding any other provision of these By-laws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, these By-laws or any preferred stock, the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to adopt, amend or repeal these By-laws; and, provided, second that the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to amend or repeal this ARTICLE VII or this Section 9.2.

Appendix D

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

MOBILE SYSTEMS CORP.

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

Mobile Systems Corp. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Corporation is Mobile Systems Corp. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 14, 2012 under this same name.

SECOND: This Certificate of Amendment was duly adopted in accordance with the provisions of Sections 211, 222 and 242 of the General Corporation Law of the State of Delaware (the “DGCL”). The Board of Directors of the Corporation, on December 14, 2012, duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendment be considered by the stockholders of the Corporation. A meeting of stockholders was duly called upon notice in accordance with Section 222 of the DGCL and held in accordance with the provisions of Section 211 of the DGCL on [                    ], 2012, at which meeting the necessary number of shares were voted in favor of the proposed amendment. The stockholders of the Corporation duly adopted this Certificate of Amendment.

THIRD: The Certificate of Incorporation is hereby amended by adding a new Section III to ARTICLE FOURTH to read as follows:

“III. Upon this Certificate of Amendment to the Certificate of Incorporation of the Corporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Amendment Effective Time”), every ten (10) shares of the Corporation’s Common Stock (the “Old Common Stock”), issued and outstanding immediately prior to the Amendment Effective Time, will be automatically reclassified as and converted into one share of common stock, par value $0.001 per share, of the Corporation (the “New Common Stock”).

Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock. In lieu of issuing fractional shares, the Corporation will pay each stockholder who would otherwise have been entitled to a fraction of a share an amount in cash equal to the closing sale price of the Old Common Stock, as quoted on the Nasdaq Stock Market on the date this certificate becomes effective, multiplied by the fractional share amount.

Each stock certificate that, immediately prior to the Amendment Effective Time, represented shares of Old Common Stock shall, from and after the Amendment Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any fractional shares of New Common Stock as set forth above), provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any cash in lieu of fractional shares of New Common Stock to which such holder may be entitled pursuant to the immediately preceding paragraph.”

FOURTH: This Certificate of Amendment shall become effective as of [    p.m.] on the date of filing.

[Signature page follows]

D-1

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of this Corporation on this         day of                    , 201    .

MOBILE SYSTEMS CORP.

By:
Name:
Title:

D-2

Appendix E

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

MOTRICITY, INC.

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

Motricity, Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Corporation is Motricity, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 17, 2004 under the name Power By Hand, Inc. and was restated on June 23, 2010.

SECOND: This Certificate of Amendment was duly adopted in accordance with the provisions of Sections 211, 222 and 242 of the General Corporation Law of the State of Delaware (the “DGCL”). The Board of Directors of the Corporation, on December 14, 2012, duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendment be considered by the stockholders of the Corporation. A meeting of stockholders was duly called upon notice in accordance with Section 222 of the DGCL and held in accordance with the provisions of Section 211 of the DGCL on [                    ], 2012, at which meeting the necessary number of shares were voted in favor of the proposed amendment. The stockholders of the Corporation duly adopted this Certificate of Amendment.

THIRD: The Certificate of Incorporation is hereby amended by adding a new Section III to ARTICLE FOURTH to read as follows:

“III. Upon this Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Amendment Effective Time”), every ten (10) shares of the Corporation’s Common Stock (the “Old Common Stock”), issued and outstanding immediately prior to the Amendment Effective Time, will be automatically reclassified as and converted into one share of common stock, par value $0.001 per share, of the Corporation (the “New Common Stock”).

Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock. In lieu of issuing fractional shares, the Corporation will pay each stockholder who would otherwise have been entitled to a fraction of a share an amount in cash equal to the closing sale price of the Old Common Stock, as quoted on the Nasdaq Stock Market on the date this certificate becomes effective, multiplied by the fractional share amount.

Each stock certificate that, immediately prior to the Amendment Effective Time, represented shares of Old Common Stock shall, from and after the Amendment Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any fractional shares of New Common Stock as set forth above), provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any cash in lieu of fractional shares of NewCommon Stock to which such holder may be entitled pursuant to the immediately preceding paragraph.”

FOURTH: This Certificate of Amendment shall become effective as of [     p.m.] on the date of filing.

[Signature page follows]

E-1

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of this Corporation on this      day of                     , 201    .

MOTRICITY, INC.

By:
Name:
Title:

E-2

Until [                    ], 2013 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PRELIMINARY PROSPECTUS

                    , 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

We are incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware, or DGCL, provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, for any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

A Delaware corporation may indemnify officers and directors against expenses (including attorneys’ fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

In accordance with Section 102 of the DGCL, our restated certificate of incorporation contains, and if the Reorganization is approved the certificate of incorporation of Mobile Systems Corp. will provide, a provision to limit the personal liability of our director’s violations of their fiduciary duty. This provision eliminates each director’s liability to us and our stockholders for monetary damages except (i) for any breach of the director’s duty of loyalty to us or to our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit.

We have also entered into indemnification agreements with certain of our officers and directors, substantially in the form of the indemnification agreement filed by us as an exhibit to the registration statement on Form S-1 filed with the SEC on January 22, 2010. These indemnification agreements provide contractual indemnification to our officers and directors in addition to the indemnification provided in our restated certificate of incorporation and bylaws. We currently have directors’ and officers’ liability insurance policies to insure our directors and officers against liability for actions or omissions occurring in their capacity as a director or officer, subject to certain exclusions and limitations.

Item 21.	Exhibits and Financial Statement Schedules.

Exhibit Number	Incorporated by Reference	Description of Documents

3.1	A	Restated Certificate of Incorporation

3.2	B	Bylaws

3.3	OO	Amended and Restated Certificate of Designations relating to the 13% Series J Preferred Stock

4.1	EE	Form of the Company’s Common Stock Certificate

4.2	OO	Form of the Company’s Series J Preferred Stock Certificate

4.3	NN	Form of Subscription Rights Certificate for original subscription rights

4.4	PP	Form of Subscription Rights Certificate

4.5	QQ	Warrant Agreement by and between the Company and American Stock Transfer & Trust Company

5.1		Opinion of Brown Rudnick LLP regarding legality of securities registered*

8.1		Opinion of Ernst & Young LLP regarding tax matters**

10.1	D	Master Services Agreement, dated as of December 30, 2008, between GlobalLogic, Inc. and Motricity, Inc.‡

10.2	D	Second Amended and Restated Wireless Services Agreement #00014249, dated as of July 22, 2005, between InfoSpace Mobile, Inc. and Cingular Wireless LLC, as amended‡

10.3	D	WAP 2.0 Hosting Agreement, dated as of June 24, 2004, between Premium Wireless Services USA, Inc. d/b/a InfoSpace Mobile and Cellco Partnership d/b/a Verizon Wireless, as amended‡

10.4	E	Amendment Number 9 to WAP 2.0 Hosting Agreement, dated as of June 24, 2004, dated as of November 8, 2010, between Motricity, Inc. and Cellco Partnership d/b/a Verizon Wireless‡

10.5	F	Amendment Number 8 to WAP 2.0 Hosting Agreement, dated as of June 24, 2004, dated as of June 30, 2010, between Motricity, Inc. and Cellco Partnership d/b/a Verizon Wireless‡

10.6	F	Amendment Number 7 to WAP 2.0 Hosting Agreement, dated as of June 24, 2004, dated as of March 29, 2010, between Motricity, Inc. and Cellco Partnership d/b/a Verizon Wireless‡

10.7	B	Office Lease, dated as of December 21, 2007, between WA-Three Bellevue Center, LLC and Motricity, Inc.‡

10.8	C	Employment Offer Letter, dated as of May 22, 2009, between Motricity, Inc. and Jim Ryan

10.9	C	Employment Offer Letter, dated as of January 7, 2009, between Motricity, Inc. and James R. Smith, Jr.

10.10	C	Employment Offer Letter, dated as of March 6, 2009, between Motricity, Inc. and Allyn P. Hebner

Exhibit Number	Incorporated by Reference	Description of Documents

10.11	C	Employment Offer Letter, dated as of August 8, 2008, between Motricity, Inc. and Richard E. Leigh, Jr.

10.12	C	Second Amended and Restated Employment Agreement, as amended, dated as of January 1, 2008, between Motricity, Inc. and Ryan K. Wuerch

10.13	C	Amended and Restated Executive Employment Agreement, dated as of January 19, 2010, between Motricity, Inc. and Ryan K. Wuerch

10.14	D	Option Agreement, dated as of March 26, 2010, between Motricity, Inc. and Ryan K. Wuerch

10.15	D	Form of First Amendment to Employment Offer Letter Agreement of Executive Officers

10.16	C	Amended and Restated 2004 Stock Incentive Plan of Motricity, Inc., as amended through August 4, 2005

10.17	D	Motricity, Inc. 2010 Amended and Restated Corporate Incentive Plan‡

10.18	B	Motricity, Inc. 2010 Long-Term Incentive Plan

10.19	B	Form of Stock Option Agreement under 2004 Plan

10.20	B	Form of Restricted Stock Grant Agreement under 2004 Plan

10.21	C	Form of Motricity, Inc. Indemnification Agreement

10.22	D	Form of Stock Option Agreement under the 2010 Long-Term Incentive Plan

10.23	D	Certificate of Amendment to the 2004 Stock Incentive Plan of Motricity, Inc.

10.24	E	Master Service Agreement, dated as of October 1, 2010, between Motricity Inc. and AT&T Services, Inc.

10.25	E	Service Exhibit No. 20100607.090.S.002, dated as of October 1, 2010, between Motricity, Inc. and AT&T Services, Inc.‡

10.26	F	Form of Restricted Stock Agreement under the 2010 Long-Term Incentive Plan

10.27	H	Advisory Agreement, dated May 5, 2010, between Motricity, Inc. and Advanced Equities, Inc.

10.28	A	Amendment to Advisory Agreement dated May 5, 2010, dated June 14, 2010, between Motricity, Inc. and Advanced Equities, Inc.

10.29	I	Omnibus Amendment Agreement, dated January 20, 2010, between Motricity, Inc. and Advanced Equities, Inc.

10.30	J	Arrangement Agreement, dated January 30, 2011, among Adenyo Inc., 7761520 Canada Inc. and Motricity, Inc. and Michael Orr, as shareholder representative

10.31	K	Development Work Agreement, dated as of May 18, 2010, between PT XL Axiata Tbk., and Motricity, Inc.‡

10.32	K	Software License and Maintenance Agreement, dated as of May 18, 2010, between PT XL Axiata Tbk., and Motricity, Inc.‡

10.33	K	System Supply, Integration and Managed Services Agreement, dated as of May 18, 2010, between PT XL Axiata Tbk., and Motricity, Inc.‡

Exhibit Number	Incorporated by Reference	Description of Documents

10.34	M	Second Amendment to Letter Agreement, dated as of April 19, 2011, by and between James R. Smith, Jr. and Motricity, Inc.

10.35	BB	Amendment Number 10 to Agreement Number 750-67761-2004 Between Cellco Partnership D/B/A Verizon Wireless and Motricity, Inc.‡

10.36	N	2011 Corporate Incentive Plan

10.37	O	Agreement by and between Brian Turner and Motricity, Inc. dated July 11, 2011

10.38	Q	Release Agreement between Motricity, Inc. and James Ryan, dated August 12, 2011

10.39	R	Release Agreement between Motricity, Inc. and Ryan K. Wuerch, dated August 21, 2011

10.40	R	Third Amendment to Letter Agreement between Motricity, Inc. and James R. Smith, Jr., dated August 21, 2011

10.41	S	Interim Services Agreement between Motricity, Inc. and SFN Professional Services LLC, dated August 24, 2011

10.42	T	Release Agreement between Motricity, Inc. and Allyn P. Hebner, dated August 31, 2011

10.43	T	Release Agreement between Motricity, Inc. and Richard E. Leigh, Jr., dated August 31, 2011

10.44	U	Promissory Note issued by Motricity, Inc. in favor of High River Limited Partnership, dated September 16, 2011

10.45	U	Security Agreement between Motricity, Inc. and High River Limited Partnership, dated September 16, 2011

10.46	V	Executive Employment Agreement between Motricity, Inc. and Charles Scullion, dated May 12, 2011

10.47	V	Letter Agreement between Motricity, Inc. and Charles Scullion, dated September 29, 2011

10.48	V	Motricity, Inc. Executive Officer Severance/Change in Control Plan

10.49	W	Motricity, Inc. 2010 Long-Term Incentive Plan, as amended

10.50	X	First Amendment to Service Exhibit No. 20100607.090.S.002 between Motricity, Inc. and AT&T Services, Inc., dated September 1, 2011‡

10.51	X	Fourth Amendment to the Second Amended and Restated Wireless Services Agreement #00014249 between Motricity, Inc. (formerly known as InfoSpace Mobile, Inc.) and AT&T Mobility LLC (formerly known as Cingular Wireless LLC), dated September 1, 2011‡

10.52	X	Motricity, Inc. Amended and Restated 2011 Corporate Incentive Plan‡

10.53	X	First Amendment to the System Supply, Integration and Managed Services Agreement between PT XL Axiata Tbk. and PT Motricity Indonesia, dated June 30, 2011

10.54	Y	First Amendment to Promissory Note by and between Motricity, Inc. and High River Limited Partnership, dated November 14, 2011

10.55	CC	Employment Offer Letter, between Motricity, Inc. and Richard Stalzer

Exhibit Number	Incorporated by Reference	Description of Documents

10.56	CC	Release Agreement, dated as of January 22, 2012 between Motricity, Inc. and Charles Scullion

10.57	DD	Amended and Restated Promissory Note issued by Motricity, Inc. in favor of High River Limited Partnership, dated February 28, 2012

10.58	DD	Amended and Restated Security Agreement by and between Motricity, Inc. and mCore International, Inc. with and in favor of High River Limited Partnership dated February 28, 2012

10.59	GG	First Amendment to Amended and Restated Promissory Note by and between High River Limited Partnership and Motricity, Inc., dated May 10, 2012

10.60	HH	2012 Corporate Incentive Plan‡

10.61	II	Employment Offer Letter, between the Motricity, Inc. and Nathan Fong, dated May 21, 2012

10.62	II	Amendment to Employment Offer Letter, between the Motricity, Inc. and Richard Stalzer, dated May 22, 2012

10.63	KK	Motricity, Inc. Amended and Restated Severance/Change in Control Plan, as amended

10.64	JJ	2012 Form of Named Executive Officer Option Agreement under the 2012 Long-Term Incentive Plan

10.65	MM	Lease Termination Agreement, by and between Kilroy Realty, L.P. and Motricity, Inc., dated June 12, 2012

10.66	RR	Limited Waiver from High River Limited Partnership, dated September 12, 2012

10.67	RR	Fifth Amendment, dated as of September 17, 2012, to the Second Amended and Restated Wireless Service Agreement between Motricity, Inc. and AT&T Mobility.#

10.68	RR	Second Amendment, dated as of September 19, 2012, to the Appcenter Service Exhibit No. 20100607.090.S.002#

10.69	SS	Release Agreement by and between Motricity, Inc. and James R. Smith, Jr., dated November 21, 2012

10.70	SS	Second Amendment to the Offer Letter by and between Motricity, Inc. and Richard Stalzer, as of November 15, 2012

10.71	SS	Amendment to the Offer Letter by and between Motricity, Inc. and Nathan Fong, as of November 15, 2012

10.72	SS	Offer Letter by and between Motricity, Inc. and Richard Sadowsky, dated November 15, 2012

16.1	U	Letter from PricewaterhouseCoopers LLP dated September 22, 2011

23.1		Consent of Brown Rudnick LLP (included in Exhibit 5.1)

23.2		Consent of Ernst & Young LLP (included in Exhibit 8.1)

*	Filed herewith.
**	To be filed by amendment.

‡	Confidential treatment was granted for certain provisions of this Exhibit pursuant to Exchange Act Rule 24b-2. These provisions have been omitted from the filing and submitted separately to the Securities and Exchange Commission.
#	Confidential treatment was requested for certain provisions of this Exhibit pursuant to Exchange Act Rule 24b-2. These provisions have been omitted from the filing and submitted separately to the Securities and Exchange Commission.
(1)	If not filed herewith, filed as an exhibit to the document referred to by letter as follows:
A	Registration Statement on Form S-1/A, File No. 333-164471, filed on June 15, 2010
B	Registration Statement on Form S-1/A, File No. 333-164471, filed on April 26, 2010
C	Registration Statement on Form S-1, File No. 333-164471, filed January 22, 2010
D	Registration Statement on Form S-1/A, File No. 333-164471, filed June 2, 2010
E	Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010, filed on November 3, 2010
F	Quarterly Report on Form 10-Q, for the quarterly period ended June 30, 2010, filed on August 6, 2010
G	Registration Statement on Form S-1/A, File No. 333-164471, filed June 16, 2010
H	Registration Statement on Form S-1/A, File No. 333-164471, filed on June 7, 2010
I	Registration Statement on Form S-1/A, File No. 333-164471, filed on March 8, 2010
J	Current Report on Form 8-K, filed February 1, 2011
K	Amendment No. 2 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed on January 18, 2012
L	Current Report on Form 8-K, filed on April 15, 2011
M	Current Report on Form 8-K, filed on April 22, 2011
N	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011, filed on May 5, 2011
O	Current Report on Form 8-K, filed on July 15, 2011
P	Current Report on Form 8-K, filed on August 9, 2011
Q	Current Report on Form 8-K, filed on August 17, 2011
R	Current Report on Form 8-K, filed on August 22, 2011
S	Current Report on Form 8-K, filed on August 25, 2011
T	Current Report on Form 8-K, filed on September 7, 2011
U	Current Report on Form 8-K, filed on September 22, 2011
V	Current Report on Form 8-K, filed on October 5, 2011
W	Current Report on Form 8-K, filed on November 2, 2011
X	Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011, filed on November 21, 2011
Y	Current Report on Form 8-K, filed on November 14, 2011
Z	Registration Statement on Form S-3, filed on December 2, 2011
AA	Amendment No. 1 Registration Statement on Form S-3 on Form S-1, filed on January 10, 2012
BB	Amendment No. 1 Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011, filed on January 18, 2012
CC	Current Report on Form 8-K, filed on January 23, 2012
DD	Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on March 13, 2012
EE	Registration Statement on Form S-1, File No. 333-164471, filed with the Commission on May 14, 2010
FF	Amendment No. 2 to Registration Statement on Form S-3 on Form S-1, filed on March 20, 2012
GG	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012, filed on May 10, 2012
HH	Amendment to Current Report on Form 8-K, originally filed on May 23, 2012, filed on Form 8-K/A on June 21, 2012
II	Current Report on Form 8-K, filed on May 29, 2012
JJ	Current Report on Form 8-K filed on May 31, 2012
KK	Amendment No. 4 to Registration Statement on Form S-3 on Form S-1, filed on June 21, 2012
LL	Current Report on Form 8-K filed on June 19, 2012
MM	Current Report on Form 8-K, filed on June 27, 2012
NN	Amendment No. 5 to Registration Statement on Form S-3 on Form S-1, filed on July 9, 2012

OO	Registration Statement on Form S-1 filed on August 22, 2012
PP	Amendment No. 1 to Registration Statement on Form S-1 filed on September 13, 2012
QQ	Current Report on Form 8-K filed on October 12, 2012
RR	Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012, filed on November 8, 2012
SS	Current Report on Form 8-K filed on November 21, 2012

Item 22.	Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the option of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

The undersigned Registrant hereby undertakes:

(1)	to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective;

(2)	to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of the receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and

(3)	that, for the purpose of determining liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, in the State of New York, on December     , 2012

December 14, 2012	MOTRICITY, INC.

	By:	/s/ Richard Sadowsky
Richard Sadowsky Chief Administrative Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned, hereby severally constitute and appoint Mr. Richard Sadowsky our true and lawful attorney, with full power to him, to sign for us in our names in the capacities indicated below, all amendments to this report, and generally to do all things in our names and on our behalf in such capacities to enable Motricity, Inc. to comply with the provisions of the Securities Exchange Act of 1934, as amended and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name and Signature	Title(s)	Date

/s/ Richard Stalzer Richard Stalzer	Chief Executive Officer, Principal Executive Officer	December 14, 2012

/s/ Nathan Fong Nathan Fong	Chief Financial Officer, Chief Operating Officer, Principal Financial Officer, Treasurer, Principal Accounting Officer	December 14, 2012

/s/ Hunter C. Gary Hunter C. Gary	Director	December 14, 2012

/s/ Brett M. Icahn Brett M. Icahn	Director	December 14, 2012

/s/ Lady Barbara Judge CBE Lady Barbara Judge CBE	Director	December 14, 2012

/s/ James L. Nelson James L. Nelson	Director	December 14, 2012

/s/ Jaffrey A. Firestone Jaffrey A. Firestone	Director	December 14, 2012